Filed Pursuant to Rule 424(b)(5)
Registration No. 333-220257

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 2, 2018

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated January 2, 2018)

$1,500,000,000

    % Mandatory Convertible Preferred Stock, Series A

We are offering $1,500,000,000 of shares of our     % Mandatory Convertible Preferred Stock, Series A (“Mandatory Convertible Preferred Stock”).

Dividends on the Mandatory Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by our board of directors at an annual rate of     % on the liquidation preference of $100.00 per share. We may pay declared dividends in cash or, subject to certain limitations, in shares of our common stock, no par value, or by delivery, at our election, of any combination of cash and shares of our common stock on January 15, April 15, July 15 and October 15 of each year, commencing on April 15, 2018, and to, and including, January 15, 2021.

Unless earlier converted or redeemed, each share of the Mandatory Convertible Preferred Stock will automatically convert on the second business day immediately following the last trading day of the settlement period into between              and              shares of our common stock, subject to anti-dilution adjustments. The number of shares of our common stock issuable on conversion of the Mandatory Convertible Preferred Stock will be determined based on the average VWAP (as defined herein) per share of our common stock over the 20 consecutive trading day period beginning on and including the 21st scheduled trading day immediately preceding January 15, 2021, which we refer to as the “settlement period.” At any time prior to January 15, 2021, holders may elect to convert each share of the Mandatory Convertible Preferred Stock into shares of our common stock at the minimum conversion rate of              shares of our common stock per share of the Mandatory Convertible Preferred Stock, subject to anti-dilution adjustments; provided, however, that if holders elect to convert any shares of the Mandatory Convertible Preferred Stock during a specified period beginning on the effective date of a fundamental change (as defined herein), such shares of the Mandatory Convertible Preferred Stock will be converted into shares of our common stock at the fundamental change conversion rate (as defined herein), and the holders will also be entitled to receive a fundamental change dividend make-whole amount and accumulated dividend amount (each as defined herein).

We intend to use the net proceeds from this offering to finance a portion of the cost of our proposed merger (the “Merger”) with Energy Future Holdings Corp., as described herein under the heading “Summary Information – Recent Developments – Proposed Acquisition of Energy Future Holdings Corp.” and to pay related fees and expenses. If for any reason the Merger has not closed on or prior to December 1, 2018 or if an Acquisition Termination Event (as defined herein) occurs, then we expect to use the net proceeds from this offering for general corporate purposes, which may include, in our sole discretion, the voluntary redemption of the Mandatory Convertible Preferred Stock as further described herein, debt repayment, including repayment of commercial paper, capital expenditures, investments and possibly, repurchases of our common stock at the discretion of our board of directors. See “Summary Information” and “Use of Proceeds.”

Concurrently with this offering, we have commenced an offering (the “Concurrent Offering”) of $2,500,000,000 of shares of our common stock pursuant to forward sale agreements we expect to enter into with the forward purchasers identified in the prospectus supplement for the Concurrent Offering. The Concurrent Offering is being made by means of a separate prospectus supplement and not by means of this prospectus supplement. The completion of this offering is not contingent on completion of either the Concurrent Offering or the Merger, and the completion of the Concurrent Offering is not contingent on the completion of either this offering or the Merger.

Prior to this offering, there has been no public market for the Mandatory Convertible Preferred Stock. We intend to apply to have the Mandatory Convertible Preferred Stock listed on the New York Stock Exchange under the symbol “SREPRA.” Our common stock is listed on the New York Stock Exchange under the symbol “SRE.” On December 27, 2017, the last reported sale price of our common stock on the New York Stock Exchange was $107.83 per share.

Investing in the Mandatory Convertible Preferred Stock involves risks. See the “Risk Factors” section on page S-33 of this prospectus supplement.

	Per Share	Total
Public Offering Price	$	$
Underwriting Discount	$	$
Proceeds to Sempra Energy (before expenses)	$	$

We have granted the underwriters the option, exercisable in whole or from time to time in part, to purchase up to an additional $225,000,000 of shares of our Mandatory Convertible Preferred Stock from us solely to cover over-allotments, if any, at the public offering price per share shown above, less the underwriting discount as described under “Underwriting,” exercisable for 30 days after the date of this prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Mandatory Convertible Preferred Stock to purchasers on or about                     , 2018.

Joint Book-Running Managers

Morgan Stanley	RBC Capital Markets	Barclays

                    , 2018

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of our Mandatory Convertible Preferred Stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to our Mandatory Convertible Preferred Stock. If the description of our Mandatory Convertible Preferred Stock or the offering of our Mandatory Convertible Preferred Stock varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus issued by us. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell our Mandatory Convertible Preferred Stock and seeking offers to buy our Mandatory Convertible Preferred Stock only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any such free writing prospectus is accurate only as of their respective dates and the information contained in documents incorporated by reference is accurate only as of the respective dates of those documents, in each case regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any such free writing prospectus or any sale of our Mandatory Convertible Preferred Stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus supplement, the accompanying prospectus and any related free writing prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) and the offering of our Mandatory Convertible Preferred Stock in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement, the accompanying prospectus and any such free writing prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying prospectus and any such free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting.”

This prospectus supplement and the accompanying prospectus are not prospectuses for the purpose of the Prospectus Directive as implemented in Member States of the European Economic Area (the “EEA”). Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of our Mandatory Convertible Preferred Stock through any financial intermediary, other than offers made by underwriters or any dealers involved in the offering and sale of our Mandatory Convertible Preferred Stock which constitute the final placement of our Mandatory Convertible Preferred Stock contemplated in this prospectus supplement and the accompanying prospectus.

The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of our Mandatory Convertible Preferred Stock offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”)), or within Article 49(2)(a) to (d) of the Financial Promotion Order, or to any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the Mandatory Convertible Preferred Stock offered hereby is only available to, and any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.

CERTAIN DEFINITIONS; BASIS OF PRESENTATION

In this prospectus supplement, unless otherwise expressly stated or the context requires otherwise:

•	“Sempra,” “Sempra Energy,” “we,” “us,” “our” and similar references refer to Sempra Energy and its subsidiaries prior to the proposed Merger;

•	“Oncor” refers to Oncor Electric Delivery Company LLC;

•	“Oncor Holdings” refers to Oncor Electric Delivery Holdings Company LLC;

•	“EFH” refers to Energy Future Holdings Corp.;

•	“EFIH” refers to Energy Future Intermediate Holding Company LLC;

•	“Acquisition Termination Event” means either (1) the Merger Agreement (as defined herein) is terminated or (2) we determine in our reasonable judgment that the Merger will not occur;

•	“Additional Financing” means the indebtedness that we expect to incur (which may include debt securities, commercial paper supported by our revolving credit facilities and/or borrowings under our revolving credit facilities), cash on hand and any common stock or other equity securities (other than the Mandatory Convertible Preferred Stock we are offering in this offering and the common stock that we are planning to sell to the forward purchasers in connection with the Concurrent Offering) that we may issue, incur or apply to finance a portion of the Merger Consideration (as defined herein) and to pay related costs and expenses, including, as described, following the closing date of the Merger.

Unless otherwise expressly stated or the context otherwise requires, for purposes of this prospectus supplement, we have assumed that the Additional Financing used to pay a portion of the Merger Consideration on the closing date of the Merger, if completed, and related fees and expenses will consist of the proceeds we receive from the sale of our debt securities, commercial paper supported by our revolving credit facilities and borrowings under our revolving credit facilities. References herein to the “initial” Additional Financing (and similar references) refer to such debt securities, commercial paper supported by our revolving credit facilities and borrowings under our revolving credit facilities. We plan to issue shares of our common stock (including shares we expect to issue upon full physical settlement of a portion of the forward sale agreements in connection with the Concurrent Offering subsequent to the closing date of the Merger, if completed) and, possibly, other equity securities subsequent to the closing of the Merger, if completed, and to use the proceeds therefrom to, among other possible uses, repay a portion of the indebtedness incurred as part of the initial Additional Financing and pay related fees and expenses. We may also use cash on hand and proceeds from asset sales to repay indebtedness incurred as part of the initial Additional Financing;

•	“combined company” refers to Sempra Energy and its subsidiaries after completion of the Transactions referred to below, including the Merger;

•	“Common Stock Offering” or “Concurrent Offering” means the concurrent offering of $2,500,000,000 of shares of our common stock, if any, pursuant to the forward sale agreements and up to an additional $375,000,000 of shares of our common stock that the underwriters in such offering have the option to purchase directly from us solely to cover over-allotments, if any;

•	“Financing Transactions” means this offering, the Concurrent Offering and any Additional Financing, and “initial Financing Transactions” means this offering, the Concurrent Offering and any initial Additional Financing;

•	“Mandatory Convertible Preferred Stock” means our % Mandatory Convertible Preferred Stock, Series A;

•	“Merger” refers to the proposed Merger of EFH with an indirect, wholly owned subsidiary of Sempra Energy, with EFH continuing as the surviving company and an indirect, wholly owned subsidiary of Sempra Energy;

•	“Merger Consideration” means the $9.45 billion in cash we will be required to pay as consideration for the Merger, subject to possible adjustment based on the timing of dividends paid by Oncor to Oncor Holdings and the consummation of the Merger;

•	“this offering” means our issuance and sale of shares of our Mandatory Convertible Preferred Stock and the additional shares of the Mandatory Convertible Preferred Stock that the underwriters have the option to purchase from us solely to cover over-allotments, if any; and

•	“Transactions” refers to the Merger, the Financing Transactions and the application of the net proceeds from the Financing Transactions to pay the Merger Consideration and related fees and expenses.

Unless otherwise specified or the context requires otherwise, information in this prospectus supplement assumes that (1) the option we have granted to the underwriters in this offering to purchase additional shares of our Mandatory Convertible Preferred Stock from us solely to cover over-allotments, if any, and the option we have granted to the underwriters in the Concurrent Offering to purchase additional shares of our common stock from us solely to cover over-allotments, if any, are not exercised, (2) we effect full physical settlement of the forward sale agreements that we enter into in connection with the Concurrent Offering, (3) there is no adjustment to the Merger Consideration of $9.45 billion, and (4) we elect to pay all dividends with respect to the Mandatory Convertible Preferred Stock, if issued, in cash.

Although the Merger has not yet occurred and, if completed, will not occur until after the closing of this offering, the Concurrent Offering and the initial Additional Financing and although none of the initial Financing Transactions are contingent upon the completion of the other initial Financing Transactions or the Merger, the pro forma and as adjusted information included and incorporated by reference in this prospectus supplement and the accompanying prospectus gives pro forma effect to some or all of the Merger and the initial Financing Transactions as if we had completed all such transactions as of September 30, 2017, in the case of balance sheet data, and as of January 1, 2016, in the case of statement of operations data, unless otherwise specified. As a result, purchasers of our Mandatory Preferred Stock in this offering should not place undue reliance on the pro forma and as adjusted information included and incorporated by reference in this prospectus supplement and the accompanying prospectus because this offering is not contingent upon completion of any of the other transactions reflected in that information. If the Merger does not occur, we will have the option to redeem the Mandatory Convertible Preferred Stock, if issued, and we may be required or elect to redeem or repay some or all of the debt securities we plan to issue and borrowings, if any, we plan to incur as part of the Additional Financing.

All references to currency amounts included in this prospectus supplement are in U.S. dollars unless specifically noted otherwise.

FORWARD-LOOKING STATEMENTS AND MARKET DATA

This prospectus supplement, the accompanying prospectus and the documents they incorporate by reference contain, and any related free writing prospectus issued by us may contain, statements that are not historical fact and constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon assumptions with respect to the future, involve risks and uncertainties, and are not guarantees of performance. Future results may differ materially from those expressed in the forward-looking statements. Unless otherwise expressly stated, these forward-looking statements represent our estimates and assumptions only as of the respective dates of the documents in which such forward-looking statements appear. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.

When we use words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “contemplates,” “assumes,” “depends,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “target,” “pursue,” “outlook,” “maintain,” or similar expressions, or when we discuss our guidance, strategy, plans, goals, opportunities, projections, initiatives, objectives or intentions, we are making forward-looking statements.

Factors, among others, that could cause our actual results and future actions to differ materially from those described in any forward-looking statements include risks and uncertainties relating to:

•	actions and the timing of actions, including decisions, new regulations, and issuances of permits and other authorizations by the California Public Utilities Commission, U.S. Department of Energy, California Division of Oil, Gas, and Geothermal Resources, Federal Energy Regulatory Commission, U.S. Environmental Protection Agency, Pipeline and Hazardous Materials Safety Administration, Los Angeles County Department of Public Health, states, cities and counties, and other regulatory and governmental bodies in the United States and other countries in which we operate;

•	the timing and success of business development efforts and construction projects, including risks in obtaining or maintaining permits and other authorizations on a timely basis, risks in completing construction projects on schedule and on budget, and risks in obtaining the consent and participation of partners;

•	the resolution of civil and criminal litigation and regulatory investigations;

•	deviations from regulatory precedent or practice that result in a reallocation of benefits or burdens among shareholders and ratepayers; modifications of settlements; and delays in, or disallowance or denial of, regulatory agency authorizations to recover costs in rates from customers (including with respect to regulatory assets associated with the San Onofre Nuclear Generating Station facility and 2007 wildfires) or regulatory agency approval for projects required to enhance safety and reliability;

•	the availability of electric power, natural gas and liquefied natural gas, and natural gas pipeline and storage capacity, including disruptions caused by failures in the transmission grid, moratoriums or limitations on the withdrawal or injection of natural gas from or into storage facilities, and equipment failures;

•	changes in energy markets; volatility in commodity prices; moves to reduce or eliminate reliance on natural gas; and the impact on the value of our investment in natural gas storage and related assets from low natural gas prices, low volatility of natural gas prices and the inability to procure favorable long-term contracts for storage services;

•	risks posed by actions of third parties who control the operations of our investments, and risks that our partners or counterparties will be unable or unwilling to fulfill their contractual commitments;

•	weather conditions, natural disasters, accidents, equipment failures, computer system outages, explosions, terrorist attacks and other events that disrupt our operations, damage our facilities and systems, cause the release of greenhouse gases, radioactive materials and harmful emissions, cause wildfires and subject us to third-party liability for property damage or personal injuries, fines and penalties, some of which may not be covered by insurance (including costs in excess of applicable policy limits) or may be disputed by insurers;

•	cybersecurity threats to the energy grid, storage and pipeline infrastructure, the information and systems used to operate our businesses and the confidentiality of our proprietary information and the personal information of our customers and employees;

•	capital markets and economic conditions, including the availability of credit and the liquidity of our investments; and fluctuations in inflation, interest and currency exchange rates and our ability to effectively hedge the risk of such fluctuations;

•	the impact of changes in the tax code as a result of recent federal tax reform and uncertainty as to how certain of those changes may be applied;

•	actions by rating agencies to downgrade credit ratings of us or our subsidiaries or to place these ratings on negative outlook;

•	changes in foreign and domestic trade policies and laws, including border tariffs, revisions to international trade agreements, such as the North American Free Trade Agreement, and changes that make our exports less competitive or otherwise restrict our ability to export or resolve trade disputes;

•	the ability to win competitively bid infrastructure projects against a number of strong and aggressive competitors;

•	expropriation of assets by foreign governments and title and other property disputes;

•	the impact on reliability of San Diego Gas & Electric Company’s (“SDG&E”) electric transmission and distribution system due to increased amount and variability of power supply from renewable energy sources;

•	the impact on competitive customer rates due to the growth in distributed and local power generation and the corresponding decrease in demand for power delivered through SDG&E’s electric transmission and distribution system and from possible departing retail load resulting from customers transferring to Direct Access and Community Choice Aggregation or other forms of distributed and local power generation and the potential risk of nonrecovery for stranded assets and contractual obligations; and

•	other uncertainties, some of which may be difficult to predict and are beyond our control.

Forward-looking statements also include statements about the anticipated benefits of the proposed Merger involving Sempra Energy, EFH, and EFH’s indirect interest in Oncor, including future financial or operating results of Sempra Energy or Oncor, Sempra Energy’s, EFH’s or Oncor’s plans, objectives, expectations or intentions, the expected financing plans for the Merger, the anticipated impact of the Merger, if consummated, on the credit ratings of Sempra or Oncor, the expected timing of completion of the Merger, plans regarding future capital investments by Sempra Energy or Oncor, the projected growth in gross domestic product and population in Texas and the United States as a whole, future return on equity or capital structure of Sempra Energy or Oncor, and other statements that are not historical facts. Additional factors that could cause actual results and future actions to differ materially from those described in any forward-looking statements include risks and uncertainties relating to:

•	the risk that Sempra Energy, EFH or Oncor may be unable to obtain bankruptcy court and governmental and regulatory approvals required for the Merger, or that required bankruptcy court and governmental and regulatory approvals may delay the Merger or result in the imposition of conditions that could cause the parties to abandon the Merger or be onerous to Sempra Energy;

•	the risk that a condition to closing of the Merger may not be satisfied;

•	the risk that the Merger may not be completed for other reasons, or may not be completed on the terms or timing currently contemplated;

•	the risk that the anticipated benefits from the Merger may not be fully realized or may take longer to realize than expected;

•	the risk that Sempra Energy may be unable to obtain the external financing necessary to pay the consideration and expenses related to the Merger on terms favorable to Sempra Energy, if at all;

•	the risk that, if the Merger is completed, Oncor’s results of operations after the Merger will not be consistent with our expectations or that its capital investment spending will be less than anticipated;

•	disruption from the Merger making it more difficult to maintain relationships with customers, employees or suppliers;

•	the diversion of management time and attention to Merger-related issues and related legal, accounting and other costs, whether or not the Merger is completed; and

•	the risk that Oncor will eliminate or reduce its quarterly dividends due to its requirement to meet and maintain its new regulatory capital structure, or because any of the three major rating agencies rates its senior secured debt securities below BBB (or its equivalent) or its independent directors determine it is in the best interest of Oncor to retain such amounts to meet future capital expenditures.

Investing in our Mandatory Convertible Preferred Stock involves risk. You should review and consider carefully the risks, uncertainties and other factors that affect our business as described herein and in the “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and other sections in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. These risks, uncertainties and other factors could cause you to suffer a loss of all or part of your investment in our Mandatory Convertible Preferred Stock. Before making an investment decision, you should carefully consider these factors and risks as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus issued by us. Risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of our Mandatory Convertible Preferred Stock.

We caution you not to rely unduly on any forward-looking statements. You should review and consider carefully the risks, uncertainties and other factors that affect our business as described herein and in our reports and other documents on file with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus and any related free writing prospectus issued by us. You may obtain copies of these reports and documents as described under “Where You Can Find More Information” in the accompanying prospectus.

This prospectus supplement, the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference in the accompanying prospectus include, and any free writing prospectus we provide you in connection with this offering may include, market, demographic and industry data and forecasts that are based on or derived from sources such as independent industry publications, publicly available information, government data and other information from third parties or that have been compiled or prepared by our management or employees, as well as information regarding Oncor and the markets in which it operates. We do not guarantee the accuracy or completeness of any of this information, and we have not independently verified any of the information provided by third party sources or any of the information regarding Oncor or its markets. In addition, market, demographic and industry data and forecasts involve estimates, assumptions and other uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement and under similar headings in documents that are incorporated or deemed to be incorporated by reference in the accompanying prospectus. In that regard, we understand that statements that Oncor operates the largest distribution and transmission system in Texas are based upon the number of customers. Accordingly, you should not place undue reliance on any of this information.

SUMMARY INFORMATION

The following information supplements, and should be read together with, the information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. You should carefully read this prospectus supplement and the accompanying prospectus, as well as the documents they incorporate by reference and any related free writing prospectus issued by us, before making an investment decision. Unless we state otherwise or the context otherwise requires, references appearing in this prospectus supplement to “we,” “us” and “our” should be read to refer to Sempra Energy and its subsidiaries.

Sempra Energy

Sempra Energy, based in San Diego, California, is a Fortune 500 energy-services holding company whose operating units invest in, develop and operate energy infrastructure, and provide gas and electricity services to their customers in North and South America. Our operating units are Sempra Utilities, which includes our Southern California Gas Company, San Diego Gas & Electric Company and Sempra South American Utilities reportable segments; and Sempra Infrastructure, which includes our Sempra Mexico, Sempra LNG & Midstream and Sempra Renewables reportable segments.

Our California utility subsidiaries, Southern California Gas Company and San Diego Gas & Electric Company, serve a population of approximately 25 million. Natural gas service is provided throughout Southern California and portions of Central California through approximately 6.8 million meters. Electric service is provided throughout San Diego County and an adjacent portion of Orange County, both in Southern California, through approximately 1.4 million meters. Our California utilities had a combined rate base of approximately $14 billion as of September 30, 2017, with the California Public Utilities Commission (“CPUC”) authorized returns on equity of 10.05% for Southern California Gas Company and 10.2% for San Diego Gas & Electric Company effective as of January 1, 2018, in each case as calculated for regulatory purposes.

Our principal executive offices are located at 488 8th Avenue, San Diego, California 92101, and our telephone number is (619) 696-2000.

Recent Developments

Proposed Acquisition of Energy Future Holdings Corp.

On August 21, 2017, Sempra Energy, along with an indirect, wholly owned subsidiary (“Merger Sub”), entered into an Agreement and Plan of Merger, as supplemented by a Waiver Agreement dated October 3, 2017 (together referred to as the “Merger Agreement”), with Energy Future Holdings Corp. (“EFH”), the indirect owner of 80.03% of the outstanding membership interests in Oncor Electric Delivery Company LLC (“Oncor”), and EFH’s subsidiary Energy Future Intermediate Holding Company LLC (“EFIH”). Oncor is a regulated electric distribution and transmission business that operates the largest distribution and transmission system in Texas.

Pursuant to the Merger Agreement and subject to the satisfaction of certain closing conditions described below, EFH will be merged with Merger Sub, with EFH continuing as the surviving company and an indirect, wholly owned subsidiary of Sempra Energy (the “Merger”), as follows:

The foregoing is a simplified ownership structure that does not show all the subsidiaries of, or other equity interests owned by, these entities.

Texas Transmission Investment LLC (“TTI”), an investment vehicle indirectly owned by third parties unaffiliated with EFH or Sempra Energy, owns 19.75% of Oncor’s outstanding membership interests, and certain current and former directors and officers of Oncor indirectly beneficially own 0.22% of Oncor’s outstanding membership interests through their ownership of Class B membership interests in Oncor Management Investment LLC (“OMI”). On October 3, 2017, Sempra Energy provided written confirmation to Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”) and Oncor that, contemporaneously with the closing of the Merger, equivalent value (approximately $25.9 million) will be provided in exchange for the Class B membership interests in OMI in the form of cash or, if mutually agreed by the parties, alternative benefit and/or incentive plans. The consummation of the Merger is not conditioned on the acquisition of the interests in OMI, and there has been no formal agreement by us or the owners of these interests to accept the terms of our written confirmation.

On August 25, 2017, Sempra Energy and Merger Sub entered into a letter agreement (the “Oncor Letter Agreement”) with Oncor Holdings and Oncor providing for, among other things, certain rights and obligations of the parties to cooperate with respect to regulatory filings and appearances made in connection with the transactions contemplated by the Merger Agreement and with respect to Sempra Energy’s arrangement of any debt or equity issuance contemplated by the Merger Agreement.

Strategic Rationale for the Merger. Oncor is a regulated electricity transmission and distribution company with no ownership of power generating assets. Oncor is principally engaged in supplying electricity delivery services to retail electric providers that sell power in the north-central, eastern and western parts of Texas. As of September 30, 2017, Oncor served 91 counties in Texas through its more than 122,000 miles of transmission and distribution lines.

We believe that the acquisition of EFH and its indirect ownership interest in Oncor will provide meaningful strategic benefits to us, including:

•	Expanding our U.S. regulated utility footprint

The Merger represents an opportunity for us to expand our U.S. regulated utility footprint, consistent with our strategy of targeting operations with stable, visible earnings streams. As a pure-play electric transmission and distribution utility, with a history of paying dividends, Oncor is expected to generate predictable revenues from its regulated utility business without subjecting us to incremental electricity generation-related risk. Oncor’s results of operations are supported by its substantial regulatory rate base of approximately $11 billion as of December 31, 2016, and Oncor’s current rate case provides for equity capitalization of 42.5% and authorized return on equity of 9.80%, in each case as calculated for regulatory purposes. This further complements the $14 billion combined regulatory rate base of our California utilities subsidiaries, San Diego Gas & Electric Company and Southern California Gas Company as of September 30, 2017, and their CPUC authorized return on equity of 10.2% and 10.05%, respectively, in each case as calculated for regulatory purposes, effective as of January 1, 2018. The expansion of our U.S. utility exposure is expected to bolster the stability and visibility of our operating results and reflects our strategy of meaningfully increasing the U.S. and utility contributions to our earnings mix.

•	Providing exposure to the attractively positioned Texas market

Oncor is a regulated electric distribution and transmission business located in the attractively positioned Texas market. Oncor served 91 counties in Texas as of September 30, 2017, including the Dallas / Fort Worth area. In 2016, Texas generated approximately $1.6 trillion in gross state product and approximately $233 billion in annual exports, according to data from the U.S. Bureau of Economic Analysis. Texas was also the top energy producing and consuming state in the United States for 2016, according to information from the Energy Information Administration. The estimated 2.8% compound annual growth rate in Texas’ gross state product and its estimated 1.3% compound annual population growth rate from 2016 through 2030 outpaces the estimated 1.8% compound annual growth in gross domestic product and estimated 0.5% compound annual population growth rate for the United States as a whole over that period, according to data from Information Handling Service Markit. We believe that the diversification of our U.S. utility business into a state with these attractive fundamentals positions us for future growth.

•	Serving as a regional growth platform for Sempra Energy’s operations in the Gulf Coast

Oncor’s ownership of the largest electric transmission and distribution business in Texas (according to data from S&P Global Market Intelligence), together with our existing investments and development projects in the Gulf Coast area, is expected to strengthen our competitive position in that region, consistent with our strategy of expanding our investment and overall presence in this attractive market. We have a substantial footprint of operational assets in the region, including our approximately 42 billion cubic feet (“Bcf”) of natural gas storage facilities and through our 66.4% ownership interest in IEnova, which owns or has investments in the region, including natural gas pipelines with approximately 6.3 Bcf of capacity under contract and a wind power generation facility with capacity of approximately 252 megawatts. Additionally, our 50.2% joint venture interest in the Cameron Louisiana regasification terminal and liquefied natural gas (“LNG”) liquefaction project under construction and the ongoing regulatory and design activities for a potential LNG liquefaction facility at our Port Arthur, Texas site, reflect the core strategy of expanding operations within the Gulf Coast.

•	Offering highly visible path to future growth

As a key element in our growth plan, we seek to identify and execute on new, attractive investment opportunities that fall within our core business strategy of growing earnings from regulated businesses. With its

$8.4 billion of planned investment spending during years 2018 through 2022, we believe that Oncor offers attractive intermediate-term opportunities for growing its regulated businesses, fitting squarely within our broader growth strategy.

Merger Consideration and Financing. Under the Merger Agreement, Sempra Energy will pay total Merger consideration of $9.45 billion in cash, subject to possible adjustment based on the timing of dividends paid by Oncor to Oncor Holdings and the consummation of the Merger (the “Merger Consideration”).

We currently intend to initially finance the Merger Consideration, as well as associated transaction costs, with the net proceeds from debt and equity issuances, consisting of the Mandatory Convertible Preferred Stock to be sold in this offering, the common stock to be sold pursuant to the forward sale agreements in connection with the Concurrent Offering, and initial Additional Financing consisting of our debt securities, commercial paper supported by our revolving credit facilities and borrowings under our revolving credit facilities, although we could also utilize cash on hand. We expect to ultimately fund approximately 65% of the total Merger Consideration with the net proceeds from sales of Sempra Energy common stock (including the common stock to be sold pursuant to the forward sale agreements in connection with the Concurrent Offering) and other equity securities (including the Mandatory Convertible Preferred Stock to be sold in this offering), although we may use cash on hand and proceeds from asset sales in place of some of this equity financing, and approximately 35% with the net proceeds from issuances of Sempra Energy debt securities. Some of these equity issuances will likely occur following the Merger (including the issuance of some of the shares we expect to issue upon full physical settlement of the forward sale agreements that we enter into in connection with the Concurrent Offering) to repay outstanding indebtedness, including indebtedness we expect to incur to initially finance the Merger Consideration and associated transaction costs. We may also use cash on hand and proceeds from asset sales to repay indebtedness initially incurred to pay a portion of the Merger Consideration and related fees and expenses. We have entered into a commitment letter with a syndicate of banks providing, subject to customary conditions, for a $4.0 billion, 364-day senior unsecured bridge facility (the “Bridge Facility”) to backstop a portion of our obligation to pay the Merger Consideration. However, the $4.0 billion commitment is reduced by the amount of funds received through our sales of equity securities and debt securities, subject to certain exceptions (which exceptions are inapplicable to the Mandatory Convertible Preferred Stock to be sold in this offering, the common stock to be sold pursuant to the forward sale agreements that we enter into in connection with the Concurrent Offering, and the debt securities we currently intend to issue as part of the initial Additional Financing), and by increases in our borrowing capacity under our existing revolving credit facilities. If this offering, the Concurrent Offering and the initial Additional Financing are completed on the terms that we currently contemplate, we anticipate that there will be no remaining borrowing capacity under the Bridge Facility. In addition, our revolving credit facilities for Sempra Energy and Sempra Global (which is guaranteed by Sempra Energy), a wholly owned subsidiary of Sempra Energy, contain provisions that allow us to increase, in one or more requests, the lenders’ commitments thereunder (“accordion feature”) by an aggregate amount of approximately $1.1 billion, subject to customary conditions and consent of the lenders. On December 4, 2017, we notified the lenders under these revolving credit facilities of our request to increase our borrowing capacity thereunder by an aggregate amount of approximately $1.1 billion. Upon the effectiveness of this increase, this additional borrowing capacity would be available to us for working capital, capital expenditures and other general corporate purposes. This additional borrowing capacity is intended to provide us with additional liquidity and to support commercial paper that we may utilize from time to time to fund our strategic and growth initiatives, separate and apart from the Merger. If we successfully exercise the accordion feature, the borrowing capacity increase under our revolving credit facilities will reduce our borrowing capacity under the Bridge Facility.

Ring-Fencing. In April 2014, EFH and the substantial majority of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware. The bankruptcy does not include Oncor Holdings or Oncor. Certain existing “ring-fencing” measures, governance mechanisms and restrictions will remain in effect following the Merger, which are intended to enhance Oncor Holdings’ and Oncor’s separateness from their owners and to mitigate the risk that these entities would be negatively impacted by the bankruptcy of, or other adverse financial developments affecting, EFH or its other subsidiaries or the owners of EFH. In accordance with the ring-fencing measures and commitments made by us as part of the joint application (the “Joint Application”) with Oncor to the Public Utility Commission of Texas (the “PUCT”) for regulatory approval of the Merger, we will be subject to certain restrictions following the Merger. We will not control Oncor Holdings or Oncor, and the ring-fencing measures, governance mechanisms and restrictions, as well as the Stipulation referred to below, will limit our ability to direct the management, policies and operations of Oncor Holdings and Oncor, including the deployment or disposition of their assets, declarations of dividends, strategic planning and other important corporate issues and actions. These limitations include limited representation on the Oncor Holdings and Oncor boards of directors. Following consummation of the Merger, the board of directors of Oncor is expected to consist of thirteen members and be constituted as follows:

•	seven members will be independent directors in all material respects under the rules of the New York Stock Exchange in relation to Sempra Energy and its subsidiaries and affiliated entities and any entity with a direct or indirect ownership interest in Oncor or Oncor Holdings (and those directors must have no material relationship with Sempra Energy or its affiliates or any entity with a direct or indirect ownership interest in Oncor or Oncor Holdings at the time of the Merger or within the previous ten years) (“independent directors”),

•	two members will be designated by Sempra Energy,

•	two members will be appointed by TTI, and

•	two members will be current or former officers of Oncor (the “Oncor Officer Directors”), initially Robert S. Shapard and E. Allen Nye, Jr., who no later than the closing of the Merger will be the chair of the Oncor board and chief executive officer of Oncor, respectively (in order for a current or former officer of Oncor to be eligible to serve as an Oncor Officer Director, such officer cannot have worked for Sempra or any of its affiliates (excluding Oncor Holdings and Oncor) or any other entity with a direct or indirect ownership interest in Oncor or Oncor Holdings in the ten years prior to such officer being employed by Oncor). Oncor Holdings, at the direction of EFIH (a subsidiary of EFH, which will be a wholly owned indirect subsidiary of, and controlled by, Sempra Energy following the Merger), will have the right to nominate and/or seek the removal of the Oncor Officer Directors, with such nomination or removal subject to approval by a majority of the Oncor board of directors.

The composition of the Oncor board of directors described above must be maintained subsequent to the Merger, unless we were to acquire TTI’s ownership interest in Oncor, in which case the two members of the Oncor board of directors appointed by TTI would be eliminated and the size of the Oncor board of directors reduced by two members. In addition, following consummation of the Merger, Oncor Holdings must have a board comprised of 10 members, six of which must be independent directors, two of which must be current or former officers of Oncor Holdings (the “Oncor Holdings Officer Directors”) (which initially will be the same two Oncor officers who will be the initial Oncor Officer Directors described above), and two of which shall be designated by us. The eligibility requirements for serving as an Oncor Holdings Officer Director are the same as the eligibility requirements for serving as an Oncor Officer Director as described in the preceding paragraph. EFIH will have the right to nominate and/or seek the removal of the Oncor Holdings Officer Directors, subject to approval by a majority of the Oncor Holdings board of directors. Thus, Oncor Holdings and Oncor will continue to be managed independently (i.e., ring-fenced). Upon consummation of the Merger, we will consolidate EFH, and EFH will continue to account for its ownership in Oncor Holdings as an equity method investment.

On December 14, 2017, Sempra Energy and Oncor entered into a comprehensive stipulation (the “Stipulation”) with the staff of the PUCT and three other key stakeholders in the PUCT proceeding regarding the Joint Application. Pursuant to the Stipulation, the parties have agreed that Sempra Energy’s acquisition of EFH is in the public interest and will bring substantial benefits. The parties to the Stipulation have also agreed to ask the

PUCT to approve the Merger, consistent with governance, regulatory and operating commitments outlined in the Stipulation, most of which are similar to regulatory commitments made by Sempra Energy as part of the Joint Application and are consistent with the ring-fencing measures currently in place. In addition, the Stipulation requires, among other things, that within 60 days after the Merger, Sempra Energy contribute its proportionate share (i.e., 80.03%) of the aggregate equity investment in Oncor in an amount necessary for Oncor to achieve a capital structure consisting of 57.5% long-term debt and 42.5% equity, as calculated for regulatory purposes (until recently Oncor’s regulatory capital structure required 40% equity, with the remaining 60% as debt).

For additional information on these ring-fencing measures and the terms of the Stipulation, see our Current Report on Form 8-K, filed with the SEC on December 15, 2017, and incorporated herein by reference, and which may be obtained as described under “Where You Can Find More Information,” in the accompanying prospectus.

On December 27, 2017, Sempra Energy and Oncor announced that two additional stakeholders in the PUCT proceeding, The Alliance for Retail Markets and the Texas Energy Association for Marketers, joined as parties to the Stipulation. Sempra Energy and Oncor are continuing to engage in settlement discussions regarding the Joint Application with the remaining stakeholders in the PUCT proceeding, and it is possible that Sempra Energy may be required to agree to additional commitments and restrictions in order to successfully conclude those discussions.

Closing Conditions to Merger. The Merger is subject to customary closing conditions, including the approval of EFH’s Chapter 11 bankruptcy proceedings by the U.S. Bankruptcy Court for the District of Delaware and the approval of the Merger by the PUCT, the Federal Energy Regulatory Commission (the “FERC”) and the Vermont Department of Financial Regulation, among others, as well as receipt of a supplemental private letter ruling from the U.S. Internal Revenue Service (the “IRS”) and the issuance of certain tax opinions regarding the transaction. On November 2, 2017, EFH received a supplemental private letter ruling from the IRS that provides that the Merger will not affect the tax-free treatment of the 2016 Vistra Energy Corp. (formerly TCEH Corp.) spinoff from EFH. On November 29, 2017, Sempra Energy received the necessary approval from the Vermont Department of Financial Regulation and on December 11, 2017, the FERC issued an order authorizing the transaction whereby Sempra Energy will indirectly acquire 80.03% of the ownership interest in Oncor, subject to customary conditions. The Merger Agreement provides that it will terminate if the Merger is not consummated by April 18, 2018, subject to limited exceptions. One of those exceptions provides that, if the Merger is not consummated because the requisite PUCT approval has not been obtained by April 18, 2018 but such approval is still capable of being obtained within 90 days thereafter, the April 18, 2018 date shall be extended for 90 days for purposes of continuing to pursue such approval unless otherwise agreed by EFH and EFIH (acting together) and Sempra Energy. The Merger Agreement may also be terminated by the respective parties thereto under other specified circumstances.

On September 6, 2017, the U.S. Bankruptcy Court for the District of Delaware approved EFH’s and EFIH’s entry into the Merger Agreement. Under the terms of the Merger Agreement, a $190 million termination fee would be owed to Sempra Energy if EFH or EFIH terminates the Merger Agreement in certain circumstances and consummates an alternative proposal with a third party.

On October 5, 2017, Sempra Energy and Oncor filed the Joint Application with the PUCT and an application with the FERC seeking approval of the Merger. On October 12, 2017, the administrative law judge in the PUCT proceeding issued an order deeming the Joint Application sufficient. On October 16, 2017, the PUCT set a procedural schedule to complete a review of Sempra Energy’s and Oncor’s change-in-control request within 180 days of the filing of the Joint Application on October 5, 2017, although the 180-day period is subject to possible 60-day extension under certain conditions. As noted above, we received the necessary approval from the FERC on December 11, 2017. We currently expect that the Merger will close in the first half of 2018, although completion of the Merger is subject to various conditions, regulatory approvals and other uncertainties, and there can be no assurance that the Merger will be completed on that timetable, or at all.

On October 3, 2017, Sempra Energy, Merger Sub, EFH and EFIH entered into a Waiver Agreement to the Merger Agreement (the “Waiver Agreement”), pursuant to which Sempra Energy and Merger Sub are no longer required or permitted to pursue or obtain the debt financing by Merger Sub (or any alternative financing in lieu thereof) that was to have provided a portion of the Merger Consideration, as was originally contemplated in the Merger Agreement, and the satisfaction of that requirement is no longer a condition to the obligations of EFH and EFIH to consummate the Merger. Also, Sempra Energy and Merger Sub agreed that their obligations to consummate the Merger are not conditioned upon receipt by Sempra Energy of the external financing that will be required to pay the Merger Consideration. In addition, the parties to the Merger Agreement agreed they were not required to obtain, and as a result, have not pursued a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the expiration or earlier termination of the waiting period under the HSR Act is no longer a condition of any party to consummate the Merger.

On October 5 and 9, 2017, Fitch Ratings and Standard & Poor’s, respectively, affirmed Sempra Energy’s long-term issuer credit rating following our announcement to acquire 100% of EFH with the currently contemplated financing structure (i.e., ultimately funding approximately 65% of the total Merger Consideration with the proceeds from the sale of our equity securities and approximately 35% with the proceeds from the issuance of our debt securities). On December 20, 2017, Moody’s Investors Service (“Moody’s”) placed Sempra Energy’s credit ratings on negative outlook. Moody’s indicated that this action was triggered by our having entered into the Stipulation with the staff of the PUCT and other key stakeholders, which Moody’s described as a significant milestone in our attaining regulatory approval for the Merger. In addition, Moody’s indicated that a downgrade of our credit ratings over the 12 to 18 months after December 20, 2017 is likely if they anticipate that our consolidated credit metrics will remain weak, relative to our current credit rating, beyond 2019, specifically if our consolidated ratio of cash flow from operations before changes in working capital to debt remains below 18% (assuming successful completion of the Merger) for an extended period of time. Moody’s also indicated that a downgrade could also be considered if there is a further delay in the completion of our Cameron LNG project.

Moody’s also issued a public comment on December 20, 2017 regarding recent wildfires in northern California and Ventura County, California and how the application of the doctrine of inverse condemnation under California law (which is a form of strict liability) may expose California investor-owned utilities, like SDG&E, to substantial liabilities if they are unable to recover costs from wildfires even when they have acted prudently. While Moody’s has not changed its assessment regarding California’s supportive regulatory environment, it did determine that the December 6, 2017 decision issued by the CPUC denying SDG&E’s request to recover approximately $379 million of pretax costs associated with the 2007 wildfires (based on the CPUC’s finding that SDG&E did not reasonably operate the facilities involved in the wildfires) is credit negative for SDG&E, for Sempra Energy and for other California utilities seeking to recover costs from wildfires. Moody’s further indicated that it may reassess its view of the California regulatory framework if it determines that the credit supportiveness of California’s regulatory environment has weakened (including as a result of the CPUC’s discretion in denying recovery of wildfire costs), which would also be credit negative and could lead to a downgrade of the credit ratings of California investor-owned utilities, including SDG&E, or those ratings being placed on negative outlook.

In addition, unrelated to the Merger, Standard & Poor’s revised its debt ratings criteria, “Reflecting Subordination Risk in Corporate Issue Ratings,” on September 21, 2017, and as a result of this new methodology, has indicated that it could downgrade its rating of our senior unsecured debt securities (which would include any debt securities issued to finance a portion of the Merger Consideration) within the 12 months following its October 9, 2017 announcement if we do not complete the Merger or if the aggregate indebtedness of our subsidiaries continues to exceed 50% of our total consolidated debt. Also unrelated to the Merger, recently enacted U.S. tax legislation could have an adverse impact on our credit ratings. See “Risk Factors – Risks Related to the Mandatory Convertible Preferred Stock and Common Stock – Recent U.S. tax legislation may materially adversely affect our financial condition, results of operations and cash flows, the value of investments in our common stock, Mandatory Convertible Preferred Stock and debt securities, and our credit ratings.”

The negative outlook by Moody’s, any downgrade of our credit ratings by Standard & Poor’s, Fitch Ratings, Moody’s or any other rating agency, or any additional negative outlook on our credit ratings may adversely affect the market price of our Mandatory Convertible Preferred Stock, our debt securities and our common stock and could make it more costly for us to issue debt securities, to borrow under our credit facilities and to raise certain other types of financing.

There can be no assurance that the Merger will be consummated on the terms or by the time currently contemplated, or at all, or, if consummated, that the terms of the Merger, including the financing thereof and the closing date, will not differ, perhaps substantially, from those currently contemplated or described in this prospectus supplement or the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus.

The Merger, the Merger Agreement, the Oncor Letter Agreement, the Waiver Agreement and the Stipulation are described in more detail in our Current Reports on Form 8-K filed with the SEC on August 25, 2017, August 28, 2017, October 6, 2017 and December 15, 2017 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 filed with the SEC on October 30, 2017, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. The foregoing summary description does not purport to be complete and is qualified in its entirety by reference to such Current Reports on Form 8-K and Quarterly Report on Form 10-Q and the exhibits attached thereto.

The Merger Agreement, the Oncor Letter Agreement, the Waiver Agreement and the Stipulation (collectively, “Agreements”) have been filed as exhibits to the Current Reports on Form 8-K mentioned in the preceding paragraph to provide information to current and prospective investors and security holders regarding their terms. The Agreements are not intended to provide any other factual information about EFH, EFIH, Oncor Holdings, Oncor, Sempra Energy or Merger Sub, their respective businesses, or the actual or future conduct of their respective businesses or to modify or supplement any factual disclosures about EFH, EFIH, Oncor Holdings, Oncor or Sempra Energy included in this prospectus supplement, the accompanying prospectus or the documents incorporated or deemed to be incorporated by reference therein or in their respective public reports, if any, filed with the SEC. The Agreements and the description of certain terms of the Agreements appearing in this prospectus supplement and some of the documents incorporated or deemed to be incorporated by reference in the accompanying prospectus should not be relied upon as disclosure, representations or warranties about EFH, EFIH, Oncor Holdings, Oncor, Sempra Energy or Merger Sub. No one should rely on the representations, warranties and covenants in any of the Agreements or any descriptions thereof as characterizations of the actual state of facts or conditions of EFH, EFIH, Oncor Holdings, Oncor, Sempra Energy or Merger Sub or any of their respective subsidiaries or affiliates. The representations and warranties contained in the Agreements are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered in connection with the Agreements. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the Agreements instead of establishing these matters as facts, and may be subject to standards of materiality used by the contracting parties that differ from those applicable to investors and security holders. Moreover, information concerning the subject matter of the representations and warranties may change after the dates of the Agreements, which subsequent information may or may not be reflected in this prospectus supplement or the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus or in Sempra Energy’s other public reports. The Agreements should not be read alone, but should instead be read in conjunction with the other information regarding Sempra Energy, EFH, EFIH, Merger Sub, Oncor Holdings or Oncor that is contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference herein and therein.

Financing Transactions

In addition to the sale of our Mandatory Convertible Preferred Stock in this offering, we expect to obtain additional financing to pay for the Merger Consideration and related costs and expenses as described below.

Common Stock Offering. Concurrently with this offering, the forward sellers referred to below are offering, by means of a separate prospectus supplement and subject to market and other conditions, $2,500,000,000 of shares of our common stock, no par value (the “Common Stock Offering” or the “Concurrent Offering”). In addition, we have granted an option to the underwriters in the Concurrent Offering to purchase up to $375,000,000 of shares of our common stock directly from us to cover over-allotments, if any. In connection with the Concurrent Offering, we expect to enter into forward sale agreements with each of Morgan Stanley & Co. LLC, an affiliate of RBC Capital Markets, LLC and an affiliate of Barclays Capital Inc., whom we refer to in such capacity as the “forward purchasers” with respect to $2,500,000,000 of shares of our common stock. In connection with these forward sale agreements, the forward purchasers or their affiliates, whom we refer to in such capacity as the “forward sellers,” at our request, are borrowing from third parties and selling to the underwriters for resale in the Concurrent Offering an aggregate of $2,500,000,000 of shares of our common stock. If the forward purchasers determine in good faith, after using commercially reasonable efforts, that the forward sellers are unable to borrow and deliver for sale on the anticipated closing date for the Concurrent Offering such number of shares of our common stock or that the forward sellers are unable to borrow, at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date for the Concurrent Offering such number of shares of our common stock, then we will issue and sell to the underwriters for the Concurrent Offering a number of shares equal to the number of shares that the forward sellers do not borrow and sell. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy the securities being offered in the Concurrent Offering. The completion of this offering is not contingent on completion of either the Concurrent Offering or the Merger and the completion of the Concurrent Offering is not contingent on the completion of either this offering or the Merger. In addition, the actual dollar amount of shares of our Mandatory Convertible Preferred Stock sold in this offering, and the actual dollar amount of our common stock sold in the Concurrent Offering and under the forward sale agreements in connection with the Concurrent Offering, may differ from the assumed amounts reflected in this prospectus supplement.

We will not initially receive any proceeds from the sale of shares of our common stock offered in the Concurrent Offering, unless (i) an event occurs that requires us to sell such shares to the underwriters in the Concurrent Offering in lieu of the forward sellers selling such shares to such underwriters, or (ii) such underwriters exercise their over-allotment option to purchase additional shares of our common stock, in which case we will sell all of the additional shares of our common stock covered by such option to the underwriters rather than requiring the forward sellers to borrow and sell such additional shares to the underwriters.

Although we expect to settle a portion of the forward sale agreements concurrently with, or prior to, the closing of the proposed Merger, we expect to settle the remaining portions of the forward sale agreements after the Merger, if completed, in multiple settlements on or prior to December 15, 2019 and although we expect to settle the forward sale agreements entirely by the physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreements. If we elect to cash settle the forward sale agreements, we would expect to receive an amount of cash proceeds that is significantly lower than the amount we would have received upon full physical settlement and we may not receive any cash proceeds (or may owe cash, which could be a significant amount, to the forward purchasers). If we elect to net share settle the forward sale agreements in full, we would not receive any cash proceeds from the forward purchasers (and we may be required to deliver shares of our common stock to the forward purchasers). The amount of cash or shares of our common stock we receive upon settlement of the forward sale agreements, if any, will depend on the relevant settlement method, the time of settlement, market interest rates and, if applicable under cash or net share settlement, the market price of our common stock during the period in which a forward counterparty unwinds its hedge positions with respect to the forward sale agreements. Settlement will occur on or prior to one or more dates specified by us under the forward sale agreements. The forward sale agreements are subject to acceleration by the forward purchasers upon the occurrence of certain events. See “Description of the Forward Sale Agreements” in this prospectus supplement for a description of certain terms of the forward sale agreements. In addition, the forward sale price is subject to adjustment pursuant to the forward sale agreements and the actual proceeds, if any, will be calculated as described under the foregoing caption. As a result, the actual amount of cash we receive upon settlement of the forward sale agreements may be less, perhaps substantially, than the amounts reflected in this prospectus supplement or we may not receive any cash from that settlement.

Additional Financing. Subsequent to this offering and, if completed, the Concurrent Offering, we intend to initially finance the remaining portion of the Merger Consideration and related costs and expenses with the net proceeds from the issuance of our debt securities, commercial paper supported by our revolving credit facilities and borrowings under our revolving credit facilities, which we refer to as the “initial Additional Financing,” although we could also utilize cash on hand. We expect to ultimately fund approximately 65% of the total Merger Consideration with net proceeds from sales of our equity securities, although we may use cash on hand and proceeds from asset sales in place of some of this equity financing, and approximately 35% of the total Merger Consideration with net proceeds from the issuance of our debt securities, although some of the equity issuances necessary to achieve this 65% equity component will likely occur after the Merger to repay outstanding indebtedness, including indebtedness we expect to incur to initially finance the Merger Consideration and associated transaction costs. We anticipate that any such equity securities we issue after the Merger to repay indebtedness incurred to pay the Merger Consideration and related fees and expenses will be in the form of shares of our common stock, although we may also issue other types of equity securities. We may also use cash on hand and proceeds from asset sales to repay indebtedness initially incurred to pay a portion of the Merger Consideration and related fees and expenses. We refer to the initial Additional Financing, together with any such issuances of our equity securities and, if applicable, cash on hand, in each case applied to pay the Merger Consideration and related transaction costs or to repay indebtedness incurred to initially finance the Merger Consideration and related transaction costs, as, collectively, the “Additional Financing.” See “– Sources and Uses” below. If and to the extent this offering and/or the Concurrent Offering are not completed or are completed for less proceeds than anticipated, then we expect to fund any shortfall with the proceeds from the Additional Financing. This offering, the Common Stock Offering and the Additional Financing are sometimes referred to, collectively, as the “Financing Transactions.”

Transactions not Contingent. Completion of this offering is not contingent upon the completion of the Concurrent Offering or the Merger. Accordingly, even if the Merger or the other Financing Transactions do not occur, the shares of Mandatory Convertible Preferred Stock sold in this offering may remain outstanding if we do not exercise our option to redeem them and the common stock issued upon settlement of the forward sale agreements pursuant to the Common Stock Offering will remain outstanding. If the Merger is not completed on or before December 1, 2018 or if an Acquisition Termination Event occurs (which includes our determination in our reasonable judgment that the Merger will not occur), we will have the option of redeeming the Mandatory Convertible Preferred Stock, in whole but not in part, at a make-whole redemption price per share that includes a make-whole adjustment which could provide a redemption price that exceeds the anticipated public offering price of the Mandatory Convertible Preferred Stock of $100.00 per share plus accrued and unpaid dividends. See “Description of Mandatory Convertible Preferred Stock – Acquisition Termination Redemption” in this prospectus supplement for more information. In addition, if, as planned, we issue debt securities to finance a portion of the Merger Consideration and related costs and expenses, the terms of those debt securities may require that we redeem them, or we may elect to redeem them, if the Merger does not occur or events similar to an Acquisition Termination Event occur.

We cannot assure you that we will complete any of the Financing Transactions on the terms contemplated by this prospectus supplement or at all. Purchasers of our Mandatory Convertible Preferred Stock in this offering should not place undue reliance on the pro forma and as adjusted information included and incorporated by reference in this prospectus supplement and the accompanying prospectus because this offering is not contingent upon the completion of any of the other transactions reflected in the adjustments included in that information and because the actual amount of proceeds we receive from the sale of the Mandatory Convertible Preferred Stock in this offering and from the Concurrent Offering and any Additional Financing may differ, perhaps substantially, from the amounts reflected in this prospectus supplement.

Sources and Uses

The following table sets forth the assumed sources and uses of funds to pay the Merger Consideration and related fees and expenses. The table assumes that the Merger, this offering, the full physical settlement of the forward sale agreements that we enter into in connection with the Concurrent Offering and the initial Additional Financing are completed simultaneously, although this offering, the Concurrent Offering and the initial Additional Financing are expected to occur before completion of the Merger. In addition, although we expect to settle a portion of the forward sale agreements in connection with the Concurrent Offering concurrently with, or prior to, the closing of the proposed Merger, we expect to settle the remaining portion of the forward sale agreements after the Merger, if completed, in multiple settlements on or prior to December 15, 2019. As a result, at the time that the Merger is completed, the actual amount of equity financing will be lower, and the actual amount of debt financing will be higher, than the amounts reflected in the table below. Based on the assumptions set forth under this caption “– Sources and Uses” and the amounts set forth in the following table, on a pro forma basis, the initial financing used to pay the Merger Consideration and related fees and expenses would consist of approximately 42% equity and approximately 58% debt. However, we plan to ultimately repay some of the indebtedness we initially incur in connection with the Merger, if completed, with proceeds from the issue and sale of our common stock (including pursuant to the forward sale agreements) and, possibly, other equity securities, proceeds from asset sales and cash on hand, subsequent to the Merger.

The forward sale price will initially be $         per share, which is equal to the initial public offering price per share of our common stock in the Concurrent Offering less the underwriting discount. Although we expect to settle the forward sale agreements in connection with the Concurrent Offering entirely by full physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreements, and it is possible that we may not receive any proceeds, or may be required to make payments or deliver shares of our common stock to the forward sellers, in connection with settlement of the forward sale agreements. In addition, the forward sale price is subject to adjustment pursuant to the forward sale agreements and the actual proceeds, if any, will be calculated as described in this prospectus supplement. See “Description of the Forward Sale Agreements.” As a result, the actual amount of cash we receive upon settlement of the forward sale agreements may be less, perhaps substantially, than the amount reflected in the following table or we may not receive any cash from that settlement. Information in the following table assumes no exercise by the underwriters in this offering or the Concurrent Offering of their options to purchase additional shares of our Mandatory Convertible Preferred Stock and additional shares of our common stock, respectively, to cover over-allotments, if any.

The following table assumes that we complete the Transactions on the terms and in accordance with the assumptions set forth under “Unaudited Pro Forma Condensed Combined Financial Information” in this prospectus supplement.

We intend to use the net proceeds from this offering and, if completed, the sale of our common stock pursuant to forward sale agreements entered into in connection with the Concurrent Offering and the initial Additional Financing to finance the Merger Consideration and to pay related fees and expenses. However, if any of the Financing Transactions is not completed or the aggregate proceeds from the Financing Transactions are less than the amount we have assumed for purposes of the following table, we may be required to obtain additional financing, which we may not be able to obtain on terms that are acceptable to us, or at all.

All of the amounts in the following table are assumed and are presented for illustrative and informational purposes only. The information in the following table is based on numerous assumptions and estimates (including the assumptions described above) and is subject to other uncertainties and our actual sources and uses of financing may differ, perhaps substantially, from those reflected in the following table. In addition, the actual amount of proceeds we receive from this offering, the assumed full physical settlement of the forward sale agreements in connection with the Concurrent Offering and the initial Additional Financing, the actual amount of fees and expenses (including discounts) payable in connection with the Transactions, and the relative mix of short-term and long-term debt included in the initial Additional Financing may differ, perhaps substantially, from the amounts reflected in the following table and elsewhere in this prospectus supplement. The following table reflects the assumptions of our management at the time that the unaudited pro forma condensed combined financial information included and incorporated by reference in the prospectus supplement and accompanying prospectus was initially prepared, and therefore does not purport to reflect the actual number of shares of Mandatory Convertible Preferred Stock or common stock, or the respective public offering prices of those shares, in this offering or the Concurrent Offering, if completed, the actual forward sale price of the shares or number of shares of our common stock that may be sold pursuant to the forward sale agreements in connection with the Concurrent Offering, or the actual size and terms of the initial Additional Financing, if obtained, or the relative mix of debt securities, commercial paper and revolving credit facility borrowings included in the initial Additional Financing. Accordingly, investors should not place undue reliance on the information in the following table or on our unaudited pro forma condensed combined financial information included and incorporated by reference in this prospectus supplement and the accompanying prospectus.

Sources of funds(1)		Uses of funds
	(Dollars in millions)
Common stock sales under forward sale agreements, assuming full physical settlement	$2,500	Merger Consideration	$9,450
Mandatory Convertible Preferred Stock	1,500	Fees and expenses(2)	150
Initial Additional Financing:
Long-term debt	5,000
Short-term debt	600

Total sources of funds	$9,600	Total uses of funds	$9,600

(1)	All dollar amounts in this column are calculated before deducting estimated underwriting discounts and other fees or expenses. In that regard, the initial sale price per share under the forward sale agreements will be an amount equal to the initial public offering price per share of our common stock in the Concurrent Offering less an amount per share (the “forward sale discount”) equal to the underwriting discount per share of our common stock in the Concurrent Offering, although the forward sale price is subject to adjustment as described in this prospectus supplement. The assumed dollar amount of gross proceeds from the sale of our common stock under forward sale agreements reflected in this column has been calculated before deducting the aggregate forward sale discount and assuming no such subsequent adjustment in the forward sale price.
(2)	The assumed amount of fees and expenses includes (i) the assumed underwriting discount payable in connection with this offering and (ii) the assumed aggregate forward sale discount payable in connection with the forward sale agreements in connection with the Concurrent Offering. In addition, the underwriters have agreed to reimburse us for certain expenses incurred in connection with this offering and the Concurrent Offering. See “Underwriting.” The amount of fees and expenses in this table reflects the assumed receipt of that reimbursement.

For more information, see “Unaudited Pro Forma Condensed Combined Financial Information” included and incorporated by reference in this prospectus supplement.

The Offering

The following summary contains basic information about this offering. It does not contain all of the information that is important to you. You should read this prospectus supplement and the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus we may provide you in connection with this offering carefully before making an investment decision.

As used in this section, references to “Sempra Energy,” “we,” “us” and “our” mean Sempra Energy excluding its subsidiaries and affiliates.

Issuer	Sempra Energy

Securities Offered	$1,500,000,000 of shares of our % Mandatory Convertible Preferred Stock, Series A (“Mandatory Convertible Preferred Stock”).

Public Offering Price	$100.00 per share of the Mandatory Convertible Preferred Stock.

Underwriters’ Option	We have granted the underwriters a 30-day option to purchase up to $225,000,000 of additional shares of the Mandatory Convertible Preferred Stock from us solely to cover overallotments, if any, at the public offering price, less the underwriting discount.

Dividends	% of the liquidation preference of $100.00 per share of the Mandatory Convertible Preferred Stock per annum. Dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the first original issue date, whether or not in any dividend period or periods there have been funds legally available for the payment of such dividends, and, to the extent that we are legally permitted to pay dividends and our board of directors (which term, as used in this summary, includes an authorized committee of the board) declares a dividend with respect to the Mandatory Convertible Preferred Stock, we will pay such dividend in cash or, subject to certain limitations, in shares of our common stock or by delivery of any combination of cash and shares of our common stock, as determined by us in our sole discretion, on each dividend payment date; provided, however, that any undeclared and unpaid dividends will continue to accumulate. Dividends that are declared will be payable on the dividend payment dates to holders of record of the Mandatory Convertible Preferred Stock on the immediately preceding January 1, April 1, July 1 and October 1 (each a “record date”), whether or not such holders convert their shares, or such shares are automatically converted, after a record date and on or prior to the immediately succeeding dividend payment date. The expected dividend payable on the first dividend payment date is approximately $ per share. Each subsequent dividend is expected to be approximately $ per share. See “Description of Mandatory Convertible Preferred Stock – Dividends.”

If we elect to make any payment of a declared dividend, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at 97% of the average VWAP (as defined under “Description of Mandatory Convertible Preferred Stock – Definitions”) per share of our common stock over the five consecutive trading day period beginning on and including the sixth scheduled trading day prior to the applicable dividend payment date (such average, the “average price”). In no event will the number of shares of our common stock delivered in connection with any declared dividend, including any declared dividend payable in connection with a conversion, exceed a number equal to the total dividend payment divided by $             , which amount represents approximately 35% of the initial price (as defined below) (subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each fixed conversion rate as described below) (such dollar amount, as adjusted, “floor price”). To the extent that the amount of the declared dividend exceeds the product of the number of shares of our common stock delivered in connection with such declared dividend and 97% of the average price, we will, if we are legally able to do so, pay such excess amount in cash.

The initial price is $ , which equals the per share public offering price of our common stock in the Common Stock Offering (“initial price”).

Dividend Payment Dates	January 15, April 15, July 15 and October 15 of each year, commencing on April 15, 2018 and to, and including, January 15, 2021.

Acquisition Termination Redemption	If the proposed Merger has not closed on or before 5:00 p.m. (New York City time) on December 1, 2018, the Merger Agreement is terminated or if we determine in our reasonable judgment that the proposed Merger will not occur, we may, at our option, give notice of acquisition termination redemption to the holders of the Mandatory Convertible Preferred Stock. If we provide such notice, then, on the acquisition termination redemption date (as defined herein), we will be required to redeem the Mandatory Convertible Preferred Stock, in whole but not in part, at a redemption amount per share of Mandatory Convertible Preferred Stock equal to the acquisition termination make-whole amount described herein.

If we call the Mandatory Convertible Preferred Stock for redemption, we will pay a redemption price equal to the acquisition termination make-whole amount (as defined herein) in cash. However, if the acquisition termination share price (as defined herein) exceeds the initial price, then, subject to certain limitations, we may pay part or all of the redemption price in shares of our common stock. See “Description of Mandatory Convertible Preferred Stock – Acquisition Termination Redemption.”

Other than pursuant to the provisions described in this prospectus supplement, the Mandatory Convertible Preferred Stock will not be redeemable by us. See “Description of Mandatory Convertible Preferred Stock – Acquisition Termination Redemption.”

Mandatory Conversion Date	The second business day immediately following the last trading day of the settlement period (as defined below). The mandatory conversion date is expected to be January 15, 2021.

Mandatory Conversion	On the mandatory conversion date, each share of the Mandatory Convertible Preferred Stock, unless previously converted or redeemed, will automatically convert into shares of our common stock based on the conversion rate as described below.

If we declare a dividend for the dividend period ending on January 15, 2021, we will pay such dividend to the holders of record as of the close of business on the record date immediately preceding such date, as described above. If, prior to the mandatory conversion date we have not declared all or any portion of the accumulated dividends on the Mandatory Convertible Preferred Stock, the conversion rate will be adjusted so that holders receive an additional number of shares of our common stock equal to the amount of such undeclared, accumulated and unpaid dividends (such amount, “additional conversion amount”) divided by the greater of the floor price and 97% of the average price. To the extent that the additional conversion amount exceeds the product of the number of additional shares and 97% of the average price, we will, if we are legally able to do so, declare and pay such excess amount in cash pro rata to the holders of the Mandatory Convertible Preferred Stock.

Conversion Rate	The conversion rate for each share of the Mandatory Convertible Preferred Stock will be not more than shares of our common stock and not less than shares of our common stock (“minimum conversion rate”), depending on the applicable market value of our common stock, as described below and subject to certain anti-dilution adjustments.

The “applicable market value” of our common stock is the average VWAP per share of our common stock over the settlement period. The “settlement period” is the 20 consecutive trading day period beginning on and including the 21st scheduled trading day immediately preceding January 15, 2021. The conversion rate will be calculated as described under “Description of Mandatory Convertible Preferred Stock – Mandatory Conversion,” and the following table illustrates the conversion rate per share of the Mandatory Convertible Preferred Stock, subject to certain anti-dilution adjustments.

Applicable market value of our common stock	Conversion rate (number of shares of our common stock to be received upon conversion of each share of the Mandatory Convertible Preferred Stock)
Greater than $ (which is the threshold appreciation price)	shares (approximately equal to $100.00 divided by the threshold appreciation price).

Equal to or less than $ but greater than or equal to $	Between and shares, determined by dividing $100.00 by the applicable market value of our common stock.

Less than $ (which is the initial price)	shares (approximately equal to $100.00 divided by the initial price).

Conversion at the Option of the Holder	At any time prior to January 15, 2021, other than during a fundamental change conversion period (as defined below), holders of the Mandatory Convertible Preferred Stock have the option to elect to convert their shares of the Mandatory Convertible Preferred Stock in whole or in part (but in no event less than one share of the Mandatory Convertible Preferred Stock), into shares of our common stock at the minimum conversion rate of shares of our common stock per share of the Mandatory Convertible Preferred Stock as described under “Description of Mandatory Convertible Preferred Stock – Conversion at the Option of the Holder.” This minimum conversion rate is subject to certain anti-dilution adjustments.

If, as of the effective date of any early conversion (“early conversion date”), we have not declared all or any portion of the accumulated dividends for all dividend periods ending on a dividend payment date prior to such early conversion date, the conversion rate for such early conversion will be adjusted so that holders converting their Mandatory Convertible Preferred Stock at such time receive an additional number of shares of our common stock equal to such amount of undeclared, accumulated and unpaid dividends for such prior dividend periods, divided by the greater of the floor price and the average VWAP per share of our common stock over the 20 consecutive trading day period commencing on and including the 21st scheduled trading day immediately preceding the early conversion date (“early conversion average price”). To the extent that the cash amount of the undeclared, accumulated and unpaid dividends for all dividend periods ending on a dividend payment date prior to the relevant early conversion date exceeds the value of the product of the number of additional shares added to the conversion rate and the early conversion average price, we will not have any obligation to pay the shortfall in cash.

Conversion at the Option of the Holder Upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount	If a “fundamental change” (as defined under “Description of Mandatory Convertible Preferred Stock – Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”) occurs on or prior to January 15, 2021, holders of the Mandatory Convertible Preferred Stock will have the option to convert their shares of Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of the Mandatory Convertible Preferred Stock), into common stock at the “fundamental change conversion rate” during the period (“fundamental change conversion period”) beginning on the effective date of such fundamental change and ending on the date that is 20 calendar days after the effective date of such fundamental change (or, if earlier, January 15, 2021). The fundamental change conversion rate will be determined based on the effective date of the fundamental change and the price paid or deemed paid per share of our common stock in such fundamental change.

Holders who convert their Mandatory Convertible Preferred Stock within the fundamental change conversion period will also receive a “fundamental change dividend make-whole amount,” in cash or in shares of our common stock or any combination thereof, equal to the present value (computed using a discount rate of % per annum) of all remaining dividend payments on their shares of the Mandatory Convertible Preferred Stock (excluding any accumulated dividend amount (as defined under “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount—Fundamental Change Dividend Make-Whole Amount and Accumulated Dividend Amount”)) from and after such effective date to, but excluding, January 15, 2021. If we elect to pay the fundamental change dividend make-whole amount in shares of our common stock in lieu of cash, the number of shares of our common stock that we will deliver will equal (x) the fundamental change dividend make-whole amount divided by (y) the greater of the floor price and 97% of the price paid, or deemed paid, per share of our common stock in the fundamental change.

In addition, to the extent that the accumulated dividend amount exists as of the effective date of the fundamental change, holders who convert their Mandatory Convertible Preferred Stock within the fundamental change conversion period will be entitled to receive such accumulated dividend amount in cash (to the extent we are legally permitted to make such payment in cash) or shares of our common stock or any combination thereof, at our election, upon conversion. If we elect to pay the accumulated dividend amount in shares of our common stock in lieu of cash, the number of shares of our common stock that we will deliver will equal (x) the accumulated dividend amount divided by (y) the greater of the floor price and 97% of the price paid, or deemed paid, per share of our common stock in the transaction resulting in such fundamental change.

To the extent that the sum of the fundamental change dividend make-whole amount and accumulated dividend amount or any portion thereof paid in shares of our common stock exceeds the product of the number of additional shares we deliver in respect thereof and 97% of the price paid or deemed paid, we will, if we are legally able to do so, pay such excess amount in cash. See “Description of Mandatory Convertible Preferred Stock – Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount.”

Anti-Dilution Adjustments	The conversion rate may be adjusted in the event of, among other things: (1) share dividends or share distributions; (2) certain issuances of common stock rights or warrants to purchase our common stock; (3) subdivisions or combinations of our common stock; (4) certain distributions of evidences of our indebtedness, shares of capital stock, securities, rights to acquire shares of our capital stock, cash or other assets, including spin-offs; (5) certain dividends or other distributions consisting exclusively of cash other than in connection with certain reorganization events, a voluntary or involuntary liquidation, dissolution or winding-up, or a third party tender or exchange offer; and (6) certain self-tender or exchange offers for our common stock. See “Description of Mandatory Convertible Preferred Stock – Anti-Dilution Adjustments.”

Liquidation Preference	$100.00 per share of the Mandatory Convertible Preferred Stock.

Voting Rights	Except as specifically required by California law or our Amended and Restated Articles of Incorporation (“Charter”), which will include the Certificate of Determination (as defined below) for the Mandatory Convertible Preferred Stock, the holders of Mandatory Convertible Preferred Stock will have no voting rights.

Whenever dividends on shares of the Mandatory Convertible Preferred Stock (i) have not been declared and paid, or (ii) have been declared but a sum of cash or number of shares of our common stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable record date, for six or more dividend periods, whether or not consecutive, the authorized number of directors on our board of directors will, at the next annual meeting of shareholders or at a special meeting of shareholders as provided below, automatically be increased by two and the holders of the Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other preferred stock of equal rank having similar voting rights then outstanding, will be entitled, at our next annual meeting or at a special meeting of shareholders, to elect two directors to fill such newly created directorships created thereby, subject to certain limitations. We will not, without the affirmative vote or consent of holders of at least two-thirds of the outstanding shares of the Mandatory Convertible Preferred Stock and all other preferred stock of equal rank having similar voting rights, voting together as a single class (1) amend or alter the provisions of our Charter or the Certificate of Determination so as to authorize or create, or increase the authorized amount of, any specific class or series of senior stock (as defined below); (2) amend, alter or repeal the provisions of our Charter or the Certificate of Determination so as to adversely affect the special rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock; or (3) consummate a binding share exchange or reclassification involving the shares of the Mandatory Convertible Preferred Stock or a merger or consolidation of us with another entity, unless in each case the Mandatory Convertible Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, is replaced by preferred stock of the surviving or resulting entity, and the Mandatory Convertible Preferred Stock or such preferred stock, as the case may be, has terms, taken as a whole, not materially less favorable to holders, in each case subject to certain exceptions. For more information about voting rights, see “Description of Mandatory Convertible Preferred Stock – Voting Rights.”

Ranking	The Mandatory Convertible Preferred Stock will rank with respect to dividend rights and distribution rights upon our liquidation, winding-up or dissolution:

•	senior to our common stock and each class or series of our capital stock established in the future unless the terms of such stock expressly provide that it will rank senior to, or on parity with, the Mandatory Convertible Preferred Stock;

•	on parity with each class or series of our capital stock established in the future the terms of which expressly provide that it will rank on parity with the Mandatory Convertible Preferred Stock;

•	junior to each class or series of our capital stock established in the future, the terms of which expressly provide that it will rank senior to the Mandatory Convertible Preferred Stock (“senior stock”);

•	junior to our existing and future indebtedness and other liabilities; and

•	structurally subordinated to any existing and future indebtedness and other liabilities of our subsidiaries and capital stock of our subsidiaries held by third parties.

For information concerning the ranking of the Mandatory Convertible Preferred Stock, see “Description of Mandatory Convertible Preferred Stock – Ranking.”

At September 30, 2017, we had total outstanding consolidated debt of approximately $18.7 billion and no outstanding shares of preferred stock. At that date, after giving pro forma effect to the consummation of the Merger, this offering (assuming no exercise of the over-allotment option granted to the underwriters in this offering), the Common Stock Offering (assuming full physical settlement of the forward sale agreements and no exercise of the over-allotment option granted to the underwriters in the Common Stock Offering), our assumed incurrence of approximately $5.6 billion of additional indebtedness to pay a portion of the Merger Consideration and related fees and expenses, and the other adjustments and assumptions reflected in our unaudited pro forma condensed combined balance sheet as of September 30, 2017 and the notes thereto included elsewhere in this preliminary prospectus supplement, as if all of those transactions had occurred as of September 30, 2017, our total debt would have been approximately $24.3 billion. For additional information see “Unaudited Pro Forma Condensed Combined Financial Information” in this prospectus supplement.

Use of Proceeds	We estimate that the net proceeds to us from this offering, after deducting the underwriting discount but before deducting estimated offering expenses payable by us, will be approximately $ billion (or approximately $ billion if the underwriters exercise their over-allotment option to purchase additional shares of our Mandatory Convertible Preferred Stock in full).

We intend to use the net proceeds from this offering and, if applicable, upon any exercise by the underwriters of their option to purchase additional shares of Mandatory Convertible Preferred Stock and, if completed, the Common Stock Offering and the initial Additional Financing to fund the Merger Consideration and to pay related fees and expenses or, in the case of any proceeds received from settlements under the forward sale agreements that occur after the closing of the proposed Merger, to repay indebtedness incurred to finance a portion of the cost of the proposed Merger and to pay related fees and expenses. See “– Recent Developments – Proposed Acquisition of Energy Future Holdings Corp.”

However, this offering is not contingent on the consummation of the Merger or the Concurrent Offering, and there can be no assurance that the Merger, the Concurrent Offering or any Additional Financing will be consummated on the terms described herein or at all. If for any reason the proposed Merger is not consummated on or prior to December 1, 2018, or the Merger Agreement is terminated at any time prior to such date, then we expect to use the net proceeds from this offering for general corporate purposes, which may include, in our sole discretion, the redemption of the Mandatory Convertible Preferred Stock, debt repayment, including repayment of commercial paper, capital expenditures, investments and possibly repurchases of our common stock at the discretion of our board of directors. See “Use of Proceeds” and “Description of Mandatory Convertible Preferred Stock – Acquisition Termination Redemption.”

Concurrent Common Stock Offering	Concurrently with this offering, we are offering, by means of a separate prospectus supplement, $2,500,000,000 of shares of our common stock pursuant to forward sale agreements we expect to enter into with the forward purchasers identified in the prospectus supplement for the Concurrent Offering. Pursuant to the forward sale agreements, the forward sellers identified in the prospectus supplement for the Concurrent Offering, at our request, are borrowing from third parties and selling to the underwriters in such offering an aggregate of $2,500,000,000 of shares of our common stock. If the forward purchasers identified in that prospectus supplement determine in good faith, after using commercially reasonable efforts, that the forward sellers are unable to borrow and deliver for sale on the anticipated closing date such number of shares of our common stock or that the forward sellers are unable to borrow, at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date such number of shares of our common stock, then we will issue and sell to the underwriters for the Concurrent Offering a number of shares equal to the number of shares that the forward sellers do not borrow and sell. We have granted such underwriters the option to purchase up to an additional $375,000,000 of shares of our common stock in the Concurrent Offering, exercisable within 30 days from the date of the prospectus supplement for the Concurrent Offering solely to cover over-allotments.

The forward sale price will initially be $ per share, which is equal to the public offering price per share of our common stock less the underwriting discount in the Common Stock Offering. We will not initially receive any proceeds from the sale of shares of our common stock offered in the Common Stock Offering, unless (i) an event occurs that requires us to sell such shares to the underwriters in the Common Stock Offering in lieu of the forward sellers selling such shares to the underwriters, or (ii) the underwriters for the Common Stock Offering exercise their over-allotment option to purchase additional shares of our common stock, in which case we will sell all of the additional shares of our common stock covered by such option to the underwriters rather than requiring the forward sellers to borrow and sell such additional shares to the underwriters for the Common Stock Offering.

The forward sale price is subject to adjustment pursuant to the forward sale agreements, and the actual proceeds are subject to settlement of the forward sale agreements. If the overnight bank funding rate decreases substantially prior to the settlement of the forward sale agreements, we may receive less than the initial forward sale price per share upon physical settlement of the forward sale agreements. Although we expect to settle the forward sale agreements entirely by the physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreements. If we elect to cash settle the forward sale agreements, we would expect to receive an amount of net proceeds that is significantly lower than the estimate set forth in the table under “– Sources and Uses” above, and we may not receive any net proceeds (or may owe cash, which could be a significant amount, to the forward purchasers). If we elect to net share settle the forward sale agreements in full, we would not receive any cash proceeds from the forward purchasers (and we may be required to deliver shares of our common stock to the forward purchasers). The forward sale agreements are also subject to acceleration by the forward purchasers upon the occurrence of certain events. See “Description of the Forward Sale Agreements.”

Material United States Federal Income Tax Considerations	The material United States federal income tax considerations of purchasing, owning and disposing of the Mandatory Convertible Preferred Stock and any common stock received upon conversion are described in “Material United States Federal Income Tax Considerations.”

Listing	We intend to apply to have the Mandatory Convertible Preferred Stock listed on the New York Stock Exchange (“NYSE”) under the symbol “SREPRA.”

NYSE Symbol for Our Common Stock	Our common stock is listed on the NYSE under the symbol “SRE.”

Transfer Agent and Registrar	American Stock Transfer & Trust Company, LLC is the transfer agent and registrar for the Mandatory Convertible Preferred Stock.

Payment and Settlement	The Mandatory Convertible Preferred Stock is expected to be delivered against payment on January , 2018. The shares of the Mandatory Convertible Preferred Stock will be registered in the name of a nominee of The Depository Trust Company (“DTC”) in New York, New York. In general, beneficial ownership interests in the Mandatory Convertible Preferred Stock will be shown on, and transfers of these beneficial ownership interests will be effected only through, records maintained by DTC and its direct and indirect participants.

Limitation on Common Stock Ownership

Applicable U.S. federal law generally prohibits (absent an appropriate authorization, approval or exemption) any person, together with its associates and affiliates, from acquiring an amount of our common stock which is sufficient to give them direct or indirect “control” over any of our U.S. public utility subsidiaries. Under applicable regulations and precedent, ownership of 10% or more of our outstanding common stock would be presumed to give a person “control” for that purpose. Accordingly, investors should consult their own legal advisors before acquiring Mandatory Convertible Preferred Stock in this offering if, upon receipt of any shares of common stock upon conversion or redemption of the Mandatory Convertible Preferred Stock, or upon receipt of any shares of common stock that we may elect to distribute in lieu of cash dividends on the Mandatory Convertible Preferred Stock, the acquisition of those shares would result in their owning more than 10% of our outstanding common stock or would otherwise give them direct or indirect control over any of our public utility subsidiaries. For additional information, see “Risk Factors – Risks Related to the Mandatory Convertible Preferred Stock and Common Stock – As a result of the Federal Power Act and the U.S. Federal Energy Regulatory Commission’s regulations of transfers of control over public utilities, certain investors could be required to obtain regulatory approval to acquire shares of our common stock.”

Risk Factors	See “Risk Factors” in this prospectus supplement and the accompanying prospectus and other information incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of some of the risks and other factors you should carefully consider before deciding to invest in shares of our Mandatory Convertible Preferred Stock.

Shares Outstanding Following the Offerings

Immediately after the consummation of this offering, we will have                shares of Mandatory Convertible Preferred Stock issued and outstanding (or                 shares if the underwriters’ over-allotment option to purchase additional shares of Mandatory Convertible Preferred Stock is exercised in full). Immediately after the completion of the Common Stock Offering, we will have 251,139,573 shares (or approximately 254,617,269 shares if the underwriters exercise their over-allotment option to purchase additional shares of our common stock in full in the Common Stock Offering) of our common stock issued and outstanding. Immediately after the completion of the Common Stock Offering and the related settlement of the forward sale agreements (assuming full physical settlement of the forward sale agreements) we will have approximately 274,324,215 shares (or approximately 277,801,911 shares if the underwriters exercise their over-allotment option to purchase additional shares of our common stock in full in the Common Stock Offering) issued and outstanding. Such numbers of shares of common stock to be outstanding immediately after the Common Stock Offering and outstanding immediately after the Common Stock Offering and the related settlement of the forward sale agreements are based on 251,139,573 shares of our common stock outstanding as of September 30, 2017, and assume, as applicable, that we will receive total proceeds of $2.5 billion from the sale of shares of our common stock pursuant to the forward sale agreements and additional proceeds of $375.0 million if the underwriters’ over-allotment option in the Concurrent Offering is exercised in full (in each case before deducting discounts and expenses), and further assume that the forward sale price under the forward sale agreements and the public offering price in the Concurrent Offering (in each case before deducting discounts and expenses) will be $107.83 per share of our common stock, which is equal to the last reported sale price of our common stock on the New York Stock Exchange appearing on the cover page of this prospectus supplement; but such numbers of shares of common stock exclude:

(a)	up to shares of our common stock (including up to shares of our common stock if the underwriters in this offering exercise their over-allotment option to purchase additional shares of Mandatory Convertible Preferred Stock in full) that would initially be issuable upon conversion of Mandatory Convertible Preferred Stock issued in this offering, in each case assuming mandatory conversion based on an applicable market value of our common stock equal to the threshold appreciation price of $ (which is approximately % above the price at which the shares of our common stock are being offered in the Concurrent Offering) subject to anti-dilution, make-whole and other possible adjustments;

(b)	(i) 232,951 shares of our common stock reserved for issuance upon exercise of stock options outstanding as of September 30, 2017, (ii) 304,892 shares of our common stock reserved for issuance upon vesting of our time based restricted stock units (including reinvested dividends) outstanding as of September 30, 2017, (iii) 3,630,438 shares of our common stock reserved for issuance upon the vesting of our performance based restricted stock units (including reinvested dividends), assuming the maximum payout was achieved, outstanding as of September 30, 2017 under our various equity compensation plans, and (iv) shares reserved for issuance upon the vesting of any awards we may have issued under such plans subsequent to September 30, 2017;

(c)	any additional shares of common stock we may issue from and after January , 2018 through final settlement of the forward sale agreements; and

(d)	any additional shares we have issued or may issue under our dividend reinvestment program, direct stock purchase plan or 401(k) savings plans subsequent to September 30, 2017.

Under our dividend reinvestment program, direct stock purchase plan and 401(k) savings plans, we are currently delivering newly issued shares of our common stock to settle shares purchased under those plans. Over the 12 months ended September 30, 2017, approximately 856,000 shares of our common stock were issued in connection with those plans. The number of additional shares issued under those plans going forward is dependent on whether Sempra Energy continues to deliver newly issued shares under these plans, Sempra Energy’s stock price and the elections by plan participants to purchase Sempra Energy common stock in the future.

The number of shares of our common stock to be outstanding immediately after the Concurrent Offering, prior to any settlement of the forward sale agreements, also assumes no event will occur that would require us to sell shares of our common stock to the underwriters in the Concurrent Offering in lieu of the forward sellers selling shares of our common stock to the underwriters in the Concurrent Offering. If such an event occurs, (i) the number of shares of our common stock to be outstanding immediately after the Concurrent Offering would be increased by such number of shares and (ii) the number of shares of our common stock issuable pursuant to physical settlement of the forward sale agreements would be reduced by such number of shares.

RISK FACTORS

Investment in our Mandatory Convertible Preferred Stock involves risks. You should carefully consider the risks described below and the risk factors incorporated into this prospectus supplement and the accompanying prospectus by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, as well as any free writing prospectus we may provide you in connection with this offering, before acquiring any of our Mandatory Convertible Preferred Stock. The occurrence of any of these risks might cause you to lose all or part of your investment in the shares. See also “Forward-Looking Statements and Market Data.” In particular, you should review the information appearing in Part II of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 under the caption “Item 1A. Risk Factors,” which discusses some of the risks we face in connection with the proposed Merger and Financing Transactions, as well as the information appearing in our Current Report on Form 8-K filed with the SEC on December 15, 2017, which discusses certain ring-fencing measures and other regulatory commitments and governance mechanisms under the Stipulation. In that regard, unless otherwise expressly stated or the context otherwise requires, references to our “equity securities” or “debt securities” that appear under such caption of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 include, without limitation, the Mandatory Convertible Preferred Stock offered hereby, the common stock being offered in the Concurrent Offering and any commercial paper or other debt or equity securities that may be offered or sold in the Additional Financing.

Risks Related to the Mandatory Convertible Preferred Stock and Common Stock

You will bear the risk of a decline in the market price of our common stock between the pricing date for the Mandatory Convertible Preferred Stock and the mandatory conversion date.

The number of shares of our common stock that you will receive upon mandatory conversion of the Mandatory Convertible Preferred Stock is not fixed but instead will depend on the applicable market value of our common stock, which is the average VWAP per share of our common stock over the 20 consecutive trading day period beginning on and including the 21st scheduled trading day immediately preceding January 15, 2021. The aggregate market value of our common stock that you would receive upon mandatory conversion may be less than the aggregate liquidation preference of the Mandatory Convertible Preferred Stock. Specifically, if the applicable market value of our common stock is less than the initial price of $            , the market value of our common stock that you would receive upon mandatory conversion of each share of the Mandatory Convertible Preferred Stock will be less than the $100.00 liquidation preference, and an investment in the Mandatory Convertible Preferred Stock would result in a loss, without taking into consideration the payment of dividends. Accordingly, you will bear the risk of a decline in the market price of our common stock. Any such decline could be substantial.

The opportunity for equity appreciation provided by your investment in the Mandatory Convertible Preferred Stock is less than that provided by a direct investment in our common stock.

The market value of each share of our common stock that you would receive upon mandatory conversion of each share of the Mandatory Convertible Preferred Stock on the mandatory conversion date will only exceed the liquidation preference of $100.00 per share of the Mandatory Convertible Preferred Stock if the applicable market value of our common stock exceeds the threshold appreciation price of $            . The threshold appreciation price represents an appreciation of            % over the initial price. In this event, you would receive on the mandatory conversion date approximately            % (which percentage is equal to the initial price divided by the threshold appreciation price) of the value of our common stock that you would have received if you had made a direct investment in our common stock on the date of this prospectus supplement. This means that the opportunity for equity appreciation provided by an investment in the Mandatory Convertible Preferred Stock is less than that provided by a direct investment in our common stock.

In addition, if the market value of our common stock appreciates and the applicable market value of our common stock is equal to or greater than the initial price but less than or equal to the threshold appreciation price, the aggregate market value of our common stock that you would receive upon mandatory conversion will only be equal to the aggregate liquidation preference of the Mandatory Convertible Preferred Stock, and you will realize no equity appreciation on our common stock.

Recent regulatory actions may adversely affect the trading price and liquidity of the Mandatory Convertible Preferred Stock.

Investors in, and potential purchasers of, the Mandatory Convertible Preferred Stock who employ, or seek to employ, a convertible arbitrage strategy with respect to the Mandatory Convertible Preferred Stock may be adversely impacted by regulatory developments that may limit or restrict such a strategy. The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that restrict and otherwise regulate short selling and over-the-counter swaps and security-based swaps, which restrictions and regulations may adversely affect the ability of investors in, or potential purchasers of, the Mandatory Convertible Preferred Stock to conduct a convertible arbitrage strategy with respect to the Mandatory Convertible Preferred Stock. This could, in turn, adversely affect the trading price and liquidity of the Mandatory Convertible Preferred Stock.

The adjustment to the conversion rate and the payment of the fundamental change dividend make-whole amount upon the occurrence of certain fundamental changes may not adequately compensate you.

If a fundamental change (as defined in “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”) occurs on or prior to the mandatory conversion date, holders will be entitled to convert their Mandatory Convertible Preferred Stock during the fundamental change conversion period at the fundamental change conversion rate (in each case as defined in “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”). The fundamental change conversion rate represents an adjustment to the conversion rate otherwise applicable unless the share price is less than $             or above $             (in each case, subject to adjustment). In addition, with respect to Mandatory Convertible Preferred Stock converted during the fundamental change conversion period, you will also receive, among other considerations, a fundamental change dividend make-whole amount. Although this adjustment to the conversion rate and the payment of the fundamental change dividend make-whole amount are designed to compensate you for the lost option value of the Mandatory Convertible Preferred Stock and lost dividends as a result of a fundamental change, they are only an approximation of such lost value and lost dividends and may not adequately compensate you for your actual loss. Furthermore, our obligation to adjust the conversion rate in connection with a fundamental change and pay the fundamental change dividend make-whole amount (whether in cash or shares of our common stock or any combination thereof) could possibly be considered a penalty under state law, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies and therefore may not be enforceable in whole or in part.

The Mandatory Convertible Preferred Stock is subject to redemption at our option upon the occurrence of an Acquisition Termination Event or if the proposed Merger is not completed on or prior to 5:00 p.m. (New York City time) on December 1, 2018.

If the proposed Merger is not completed on or before 5:00 p.m. (New York City time) on December 1, 2018, or if an Acquisition Termination Event (as defined herein) occurs, we will be entitled, but not required, to redeem the Mandatory Convertible Preferred Stock, in whole but not in part, at a redemption price equal to $100.00 per share of Mandatory Convertible Preferred Stock plus accumulated and unpaid dividends to the date of redemption or, in certain circumstances, at an early redemption price that includes a make-whole adjustment. The redemption price may not adequately compensate you for the value of the Mandatory Convertible Preferred Stock being redeemed.

Although we will have the option to redeem the Mandatory Convertible Preferred Stock if an Acquisition Termination Event occurs or the Merger is not completed prior to 5:00 p.m., New York City time, on December 1, 2018, we are not obligated to do so. Moreover, even if we deem it desirable for us to redeem the Mandatory Convertible Preferred Stock, we may not have the funds necessary to do so, or may otherwise be precluded by the terms of our then existing indebtedness from doing so. If the Merger does not occur and we do not redeem the Mandatory Convertible Preferred Stock, we will have broad discretion with respect to the use of the proceeds of this offering.

This offering is not contingent upon the completion of the Merger. If the Merger is not completed, we will have broad discretion on the use of the net proceeds of this offering.

This offering is not contingent upon the completion of the Merger. Accordingly, your purchase of our Mandatory Convertible Preferred Stock in this offering may be an investment in Sempra Energy on a stand-alone basis without any of the assets of EFH, including its indirect investment in Oncor, or anticipated benefits of the Merger. We will have broad discretion to use the net proceeds of this offering if the Merger does not occur. If for any reason the proposed Merger is not consummated on or prior to December 1, 2018, or the Merger Agreement is terminated at any time prior to such date, then we expect to use the net proceeds of this offering for general corporate purposes, which may include, in our sole discretion, the voluntary redemption of the Mandatory Convertible Preferred Stock, as described in the risk factor above, debt repayment, including repayment of commercial paper, capital expenditures, investments and possibly repurchases of our common stock at the discretion of our board of directors. See “Use of Proceeds.”

The conversion rate of the Mandatory Convertible Preferred Stock will not be adjusted for many events that may adversely affect the market price of the Mandatory Convertible Preferred Stock or our common stock issuable upon conversion of the Mandatory Convertible Preferred Stock.

The number of shares of our common stock that you are entitled to receive upon conversion of the Mandatory Convertible Preferred Stock is subject to adjustment for stock splits and combinations, stock dividends and certain other transactions described in “Description of Mandatory Convertible Preferred Stock.” See “Description of Mandatory Convertible Preferred Stock – Anti-Dilution Adjustments” for further discussion of anti-dilution adjustments. However, other events, such as employee and director grants that are settled in common stock and option grants or offerings of our common stock or securities convertible into shares of our common stock (other than those set forth in “Description of Mandatory Convertible Preferred Stock – Anti-Dilution Adjustments”) for cash or in connection with acquisitions, which may adversely affect the market price of our common stock, may not result in any adjustment. Further, if any of these other events adversely affects the market price of our common stock, it may also adversely affect the market price of the Mandatory Convertible Preferred Stock. In addition, the terms of the Mandatory Convertible Preferred Stock do not restrict our ability to offer common stock or securities convertible into common stock in the future or to engage in other transactions that could dilute our common stock. We have no obligation to consider the interests of the holders of the Mandatory Convertible Preferred Stock in engaging in any such offering or transaction.

You will have no rights with respect to our common stock until the Mandatory Convertible Preferred Stock is converted, but you may be adversely affected by certain changes made with respect to our common stock.

You will have no rights with respect to our common stock, including voting rights, rights to respond to common stock tender offers, if any, and rights to receive dividends or other distributions on our common stock, if any (other than through a conversion rate adjustment), prior to the conversion date with respect to a conversion of the Mandatory Convertible Preferred Stock, but your investment in the Mandatory Convertible Preferred Stock may be negatively affected by these events. Upon conversion, you will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs after the conversion date. For example, in the event that an amendment is proposed to our Charter requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the conversion date, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or rights of our common stock. See “Description of Capital Stock” in the accompanying prospectus for further discussion of our common stock.

You will have no voting rights except under limited circumstances.

You will have no voting rights, except with respect to certain amendments to the terms of the Mandatory Convertible Preferred Stock, in the case of certain dividend arrearages, in certain other limited circumstances and except as specifically required by California law. You will have no right to vote for any members of our board of directors except in the case of certain dividend arrearages. If dividends on any shares of the Mandatory Convertible Preferred Stock (i) have not been declared and paid, or (ii) have been declared but a sum of cash or number of shares of our common stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable record date, in each case, for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods, the holders of shares of Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other classes or series of our preferred stock ranking equally with the Mandatory Convertible Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding-up and having similar voting rights, will be entitled to elect a total of two additional members of our board of directors, subject to the terms and limitations described in the section of this prospectus supplement entitled “Description of Mandatory Convertible Preferred Stock – Voting Rights.”

The Mandatory Convertible Preferred Stock will rank junior to all of our consolidated liabilities.

In the event of a bankruptcy, liquidation, dissolution or winding-up, our assets will be available to pay obligations on the Mandatory Convertible Preferred Stock only after all of our consolidated liabilities have been paid. In the event of a bankruptcy, liquidation, dissolution or winding-up, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities, to pay amounts due on any or all of the Mandatory Convertible Preferred Stock then outstanding. At September 30, 2017, we had total outstanding consolidated debt of approximately $18.7 billion. At that date, after giving pro forma effect to the consummation of the Merger, this offering (assuming no exercise of the over-allotment option granted to the underwriters in this offering), the Common Stock Offering (assuming full physical settlement of the forward sale agreements and no exercise of the over-allotment option granted to the underwriters in the Common Stock Offering), our assumed incurrence of approximately $5.6 billion of additional indebtedness to pay a portion of the Merger Consideration and related fees and expenses, and the other adjustments and assumptions reflected in our unaudited pro forma condensed combined balance sheet as of September 30, 2017 and the notes thereto included elsewhere in this preliminary prospectus supplement, as if all of those transactions had occurred as of September 30, 2017, our total debt would have been approximately $24.3 billion. We have the ability to, and may incur, additional indebtedness in the future. For additional information see “Unaudited Pro Forma Condensed Combined Financial Information” in this prospectus supplement.

We may be unable to, or may choose not to, continue to pay dividends on our Mandatory Convertible Preferred Stock or our common stock at current or planned rates or at all.

Any future payments of cash dividends, and the amount of any cash dividends we pay, on the Mandatory Convertible Preferred Stock and our common stock will depend on, among other things, our financial condition, capital requirements and results of operations, and the ability of our subsidiaries and investments to distribute cash to us, as well as other factors that our board of directors may consider relevant. If we were to reduce the amount of cash dividends per share payable on our common stock, fail to increase the amount of those cash dividends per share in the future or cease paying those cash dividends altogether, it would likely have an adverse impact on the market price of our common stock and on the Mandatory Convertible Preferred Stock. Likewise, any failure to pay scheduled dividends on the Mandatory Convertible Preferred Stock when due would likely have a material adverse impact on the market price of the Mandatory Convertible Preferred Stock, our common stock and our debt securities and would prohibit us, under the terms of the Mandatory Convertible Preferred Stock, from paying cash dividends on or repurchasing shares of our common stock (subject to limited exceptions) until such time as we have paid all accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock.

In addition, under California law, our board of directors (or an authorized committee thereof) may not declare and pay dividends on shares of our common stock or Mandatory Convertible Preferred Stock unless it has determined in good faith that either (1) the amount of our retained earnings immediately prior to the dividend equals or exceeds the sum of (A) the amount of the proposed dividend plus (B) cumulative dividends in arrears on all shares of our capital stock having a preference with respect to payment of dividends over our common stock or the Mandatory Convertible Preferred Stock, as the case may be (the “preferential rights amount”), or (2) immediately after the dividend, the value of our assets would equal or exceed the sum of our total liabilities plus the preferential rights amount. Further, even if we are permitted under our contractual obligations and California law to declare and pay cash dividends on the shares of common stock and Mandatory Convertible Preferred Stock, we may not have sufficient cash to declare and pay dividends in cash on the outstanding shares of our common stock and Mandatory Convertible Preferred Stock.

If upon (i) mandatory conversion, (ii) an early conversion at the option of a holder or (iii) an early conversion upon a fundamental change, we have not declared and paid all or any portion of the accumulated dividends payable on the Mandatory Convertible Preferred Stock for specified periods, converting holders will receive an additional number of shares of our common stock having a market value generally equal to the amount of such undeclared, accumulated and unpaid dividends, subject to the limitations described under “Description of Mandatory Convertible Preferred Stock—Mandatory Conversion,” “Description of Mandatory Convertible Preferred Stock – Conversion at the Option of the Holder” and “Description of Mandatory Convertible Preferred Stock – Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount,” respectively. In the case of mandatory conversion or conversion upon a fundamental change, if these limits to the adjustment of the conversion rate are reached, we will pay the shortfall in cash if we are legally permitted to do so and not restricted by the terms of our indebtedness at that time. We will not have an obligation to pay the shortfall in cash if these limits to the adjustment of the conversion rate are reached in the case of an early conversion at the option of the holder.

Sempra Energy’s ability to pay dividends and to meet its debt obligations largely depends on the performance of its subsidiaries and the ability to utilize the cash flows from those subsidiaries.

Sempra Energy is a holding company substantially all of whose assets are owned by its subsidiaries. Sempra Energy’s ability to pay dividends and meet its debt and other obligations depends almost entirely on cash flows from its subsidiaries and joint ventures and other entities in which it has invested and, in the short term, its ability to raise capital from external sources. In the long term, cash flows from the subsidiaries and the joint ventures and other entities in which we have invested depend on their ability to generate operating cash flows in excess of their own expenditures, common and preferred stock dividends (if any), and debt or other obligations. In addition, the subsidiaries are separate and distinct legal entities that are not obligated to pay dividends or make loans or distributions to Sempra Energy, whether to enable Sempra Energy to pay dividends on its common stock and any Mandatory Convertible Preferred Stock it may issue or for paying principal and interest on its debt securities or for paying its other obligations, and could be precluded from paying any such dividends or making any such loans or distributions under certain circumstances, including, without limitation, as a result of legislation, regulation, court order, contractual restrictions or in times of financial distress.

In that regard, pursuant to agreements related to the proposed Merger, existing governance mechanisms, commitments made by Sempra Energy as part of its application to the PUCT for approval of the Merger and the Stipulation, Sempra Energy has committed to certain “ring-fencing” measures to enhance Oncor’s separateness from its owners, and to mitigate the risk that Oncor would be negatively impacted in the event of a bankruptcy or other adverse financial developments affecting its owners, including Sempra Energy. These measures provide, among other things, that Oncor may not, unless otherwise allowed by the PUCT, pay dividends or make other payments (except for contractual tax payments) if that payment would cause its debt-to-equity ratio to exceed the ratio required by the PUCT or if the credit rating on Oncor’s senior secured debt securities by any of the three major rating agencies falls below BBB (or the equivalent). Moreover, because Sempra Energy will not control Oncor and a majority of Oncor’s board of directors will be independent, Sempra Energy will not be able to control the payment of dividends by Oncor and Sempra Energy has further agreed that Oncor will not pay any dividends or make any other distributions (except for contractual tax payments) if a majority of Oncor’s independent directors determines that it is in the best interest of Oncor to retain such funds to meet expected future requirements. In addition, the PUCT has approved the modification of Oncor’s required regulatory capital structure from a debt-to-equity ratio of 60% debt to 40% equity to a ratio of 57.5% debt to 42.5% equity. This modification, which became effective November 27, 2017, will likely require Oncor to take certain actions to raise its equity percentage, including, but not limited to, reducing or eliminating dividends, and will likely require capital contributions by Sempra Energy. In addition, pursuant to the Stipulation, Sempra Energy has agreed to make, within 60 days after the Merger, its proportionate share (i.e., 80.03%) of the aggregate equity investment in Oncor in an amount necessary for Oncor to raise the equity component of its regulatory capital structure to 42.5%. For additional information, see our Current Report on Form 8-K filed with the SEC on December 15, 2017 and incorporated herein by reference, which may be obtained under “Where You Can Find More Information” in the accompanying prospectus. In addition, Sempra Energy and Oncor are continuing to engage in settlement discussions with the remaining stakeholders in the PUCT proceeding regarding the Joint Application, and it is possible that Sempra Energy may be required to agree to additional commitments and restrictions in order to successfully conclude those discussions.

A significant portion of our worldwide cash reserves are generated by, and therefore held in, foreign jurisdictions. Some jurisdictions impose taxes on cash transferred to the United States, and the United States may also require us to pay tax on any such transferred cash, which could reduce the cash available to us. To the extent we have excess cash in foreign locations that could be used in, or is needed by, our United States operations, we may incur significant U.S. and foreign taxes to repatriate these funds.

You may be subject to tax with respect to the Mandatory Convertible Preferred Stock even though you do not receive a corresponding cash distribution.

The conversion rate of the Mandatory Convertible Preferred Stock is subject to adjustment in certain circumstances. See “Description of Mandatory Convertible Preferred Stock – Anti-Dilution Adjustments.” If, as a result of an adjustment (or failure to make an adjustment), your proportionate interest in our assets or earnings and profits is increased, you may be deemed to have received for U.S. federal income tax purposes a taxable distribution without the receipt of any cash. In addition, we may make distributions to holders of the Mandatory Convertible Preferred Stock that are paid in common stock. Any such distribution would be taxable to the same extent as a cash distribution of the same amount. In these circumstances and possibly others, a holder of Mandatory Convertible Preferred Stock may be subject to tax even though it has received no cash with which to pay that tax, thus giving rise to an out-of-pocket expense. If you are a non-U.S. Holder (as defined in “Material United States Federal Income Tax Considerations”), any deemed dividend could be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments or deliveries with respect to the Mandatory Convertible Preferred Stock. See “Material United States Federal Income Tax Considerations” for a further discussion of the U.S. federal tax implications.

Anti-takeover provisions in our organizational documents might discourage, delay or prevent changes in control of our company and may result in an entrenchment of management and diminish the value of our common stock and Mandatory Convertible Preferred Stock.

Certain provisions of our articles of incorporation and bylaws could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of us. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage anyone seeking to acquire control of us to negotiate first with our board of directors. However, these provisions could also delay, deter or prevent a change of control or other takeover of our company that our shareholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market prices of our common stock and Mandatory Convertible Preferred Stock, and may also limit the prices that investors are willing to pay in the future for our common stock and Mandatory Convertible Preferred Stock. These provisions may also have the effect of preventing changes in our management. Our articles of incorporation and bylaws include anti-takeover provisions that:

•	authorize our board of directors, without a vote or other action by our shareholders, to cause the issuance of preferred stock in one or more series and, with respect to each series, to fix the number of shares constituting that series and to establish the rights, preferences, privileges and restrictions of that series, which may include, among other things, dividend and liquidation rights and preferences, rights to convert such shares into common stock, voting rights and other rights which may adversely affect the voting or other rights and the economic interests of holders of our common stock and Mandatory Convertible Preferred Stock;

•	establish advance notice requirements and procedures for shareholders to submit nominations of candidates for election to our board of directors and to propose other business to be brought before a shareholders meeting;

•	provide that vacancies in our board of directors, including vacancies created by the removal of any director, may be filled by a majority of the directors then in office or by the sole remaining director;

•	provide that no shareholder may cumulate votes in the election of directors, which means that the holders of a majority of our outstanding shares of common stock can elect all directors standing for election by our common shareholders;

•	require that any action to be taken by our shareholders must be taken either (1) at a duly called annual or special meeting of shareholders or (2) by the unanimous written consent of all of our shareholders, unless our board of directors, by resolution adopted by two-thirds of the authorized number of directors, waives the foregoing provision in any particular circumstance; and

•	require action by shareholders holding not less than 1/10th of the voting power of our capital stock in order for our shareholders to call a special meeting of shareholders.

Certain rights of the holders of the Mandatory Convertible Preferred Stock could delay or prevent an otherwise beneficial takeover or takeover attempt of us and, therefore, may affect the ability of holders of Mandatory Convertible Preferred Stock to exercise their rights associated with a potential fundamental change.

Certain rights of the holders of the Mandatory Convertible Preferred Stock could make it more difficult or more expensive for a third party to acquire us. For example, if a fundamental change were to occur on or prior to January 15, 2021, holders of the Mandatory Convertible Preferred Stock may have the option to convert their Mandatory Convertible Preferred Stock, in whole or in part, at an increased conversion rate and will also be entitled to receive a fundamental change dividend make-whole amount equal to the present value of all remaining dividend payments on their Mandatory Convertible Preferred Stock. See “Description of Mandatory Convertible Preferred Stock – Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount.” These features of the Mandatory Convertible Preferred Stock could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management.

An active trading market for the Mandatory Convertible Preferred Stock does not exist and may not develop.

The Mandatory Convertible Preferred Stock is a new issue of securities with no established trading market. We intend to apply to have the Mandatory Convertible Preferred Stock listed on the NYSE under the symbol “SREPRA.” Even if the Mandatory Convertible Preferred Stock is approved for listing on the NYSE, such listing does not guarantee that a trading market for the Mandatory Convertible Preferred Stock will develop or, if a trading market for the Mandatory Convertible Preferred Stock does develop, the depth or liquidity of that market or the ability of the holders to sell the Mandatory Convertible Preferred Stock, or to sell the Mandatory Convertible Preferred Stock at a favorable price.

The market price of the Mandatory Convertible Preferred Stock and common stock may be volatile.

We expect that generally the market price of our common stock will affect the market price of the Mandatory Convertible Preferred Stock more than any other single factor. The market price for our common stock has historically experienced, and may continue to experience, volatility. This volatility may affect the market price of our common stock, and the sale or issuance of substantial amounts of our common stock, or the perception that such sales or issuances could occur, could adversely affect the market price of our common stock. In addition, the availability for sale of substantial amounts of our common stock could adversely impact its market price. In that regard, our issuance of shares of common stock upon the settlement of the forward sale agreements entered into in connection with the Common Stock Offering in the future may have a similar effect. Any of the foregoing may also impair our ability to raise additional capital through the sale of our equity securities. The market price of our common stock may be influenced by many factors, some of which are beyond our control, including the factors discussed above under “Forward-Looking Statements and Market Data” or elsewhere in this Risk Factors section and the following:

•	actual or anticipated fluctuations in our operating results or our competitors’ or peers’ operating results;

•	actions by applicable regulatory authorities, including the California Public Utilities Commission and the Public Utility Commission of Texas;

•	announcements by us, our competitors or our partners of significant contracts, acquisitions, divestitures or strategic investments;

•	our growth rate and our competitors’ or peers’ growth rates;

•	the financial markets and general economic conditions;

•	changes in stock market analyst recommendations regarding us, our competitors, our peers or the energy infrastructure, gas and electricity services industries generally, or lack of analyst coverage of our common stock;

•	sales of our common stock by our executive officers, directors and significant shareholders or sales of substantial amounts of our common stock or securities convertible into or exchangeable for our common stock, which may include sales of our common stock or any convertible or exchangeable securities that we may make as part of the Additional Financing;

•	changes in the amount of our common stock dividends per share, the common stock dividends per share paid by our competitors and interest rates; and

•	changes in tax laws and regulations; see “– Recent U.S. tax legislation may materially adversely affect our financial condition, results of operations and cash flows, the value of investments in our common stock, Mandatory Convertible Preferred Stock and debt securities, and our credit ratings.”

In addition, we expect that the market price of the Mandatory Convertible Preferred Stock will be influenced by yield and interest rates in the capital markets, the time remaining to the mandatory conversion date, our creditworthiness and the occurrence of certain events affecting us that do not require an adjustment to the conversion rate. Fluctuations in yield rates in particular may give rise to arbitrage opportunities based upon changes in the relative values of our common stock and Mandatory Convertible Preferred Stock. Any such arbitrage could, in turn, affect the market prices of our common stock and our Mandatory Convertible Preferred Stock.

We expect that we will need to raise additional capital, and raising additional funds by issuing additional equity securities or with additional debt financing may cause dilution to shareholders or restrict our operations.

We expect that we will need to raise additional capital in the future, including the debt we plan to incur to initially finance part of the Merger Consideration and related transaction costs and the common stock and any other equity securities we plan to issue subsequent to the closing of the Merger to repay indebtedness, including indebtedness incurred to finance the Merger Consideration and related transactions costs initially. We may also require additional funds to make the additional equity investment in Oncor following the Merger as required by the Stipulation. See “Summary Information – Recent Developments.” We may raise additional funds through public or private equity or debt offerings or other financings, as well as additional borrowings under our credit facilities. Additional issuances of equity securities, including shares of our common stock, or debt or other securities that are convertible into or exchangeable for, or that represent the right to receive, common stock, could dilute the economic and other rights and interests of holders of shares of our common stock and cause the market price of our common stock to decline.

Any new debt financing we enter into may involve covenants that restrict our operations more than our current outstanding debt and credit facilities. These restrictive covenants could include limitations on additional borrowings, and specific restrictions on the use of our assets, as well as prohibitions or limitations on our ability to create liens, pay dividends, receive distributions from our subsidiaries, redeem or repurchase our stock or make investments. These factors could hinder our access to capital markets and limit or delay our ability to carry out our capital expenditure program.

Sales or issuances of substantial amounts of our common stock in the public market, or the perception that these sales or issuances may occur, or the conversion of our Mandatory Convertible Preferred Stock or the payment of dividends on, or the redemption price of, our Mandatory Convertible Preferred Stock in the form of shares of our common stock, could cause the market price of the Mandatory Convertible Preferred Stock and our common stock to decline.

Sales or issuances of substantial amounts of our common stock in the public market, including upon settlement of the forward sale agreements or the perception that these sales or issuances may occur, or the conversion of our Mandatory Convertible Preferred Stock or the payment of dividends on, or the redemption price of, our Mandatory Convertible Preferred Stock in the form of shares of our common stock, could cause the market price of our Mandatory Convertible Preferred Stock or our common stock to decline. This could also impair our ability to raise additional capital through the sale of our equity securities. Declines in the market price of our common stock may also materially and adversely affect the market price of our Mandatory Convertible Preferred Stock. Future sales or issuances of our common stock or other equity-related securities could be dilutive to holders of our common stock and could adversely affect their voting and other rights and economic interests, including purchasers of our common stock in the Concurrent Offering and holders of any shares of common stock issued on conversion of our Mandatory Convertible Preferred Stock, and could have a similar impact with respect to our Mandatory Convertible Preferred Stock.

As a result of the Federal Power Act and the U.S. Federal Energy Regulatory Commission’s regulations of transfers of control over public utilities, certain investors could be required to obtain regulatory approval to acquire shares of our common stock.

Several of our subsidiaries are “public utilities” (as defined in the Federal Power Act (the “FPA”)) subject to the jurisdiction of the Federal Energy Regulatory Commission (“FERC”) because they own or operate FERC-jurisdictional facilities, including transmission facilities, certain generation interconnection facilities, and various “paper” facilities, such as wholesale power sales contracts and market-based rate tariffs. The FPA requires us either to obtain prior authorization, through our public utility subsidiaries, from FERC prior to the transfer of an amount of our common stock sufficient to convey direct or indirect “control” over any of our public utility subsidiaries or to qualify for a blanket authorization granted under FERC’s regulations for certain types of transfers generally deemed by FERC not to convey direct or indirect “control.” At the same time, if any person and any of its associate or affiliate companies in the aggregate, any “public utility” (as defined in the FPA), or any “holding company” (as defined in the Public Utility Holding Company Act of 2005) acquires an amount of our common stock sufficient to convey direct or indirect “control” over any of our public utility subsidiaries, that acquirer would either need to obtain prior authorization for such acquisition from FERC or to qualify for a blanket authorization under FERC’s regulations. Under FERC’s regulations and applicable precedent, ownership of 10% or more of our common stock would be presumed to give that owner “control” absent rebuttal of that presumption. Investors should consult their own legal advisors before acquiring Mandatory Convertible Preferred Stock in this offering if, upon receipt of any shares of common stock upon conversion or redemption of the Mandatory Convertible Preferred Stock, or upon receipt of any shares of common stock that we may elect to distribute in lieu of cash dividends on the Mandatory Convertible Preferred Stock, it would result in their owning more than 10% of our outstanding common stock or would otherwise give them direct or indirect control over any of our public utility subsidiaries.

Recent U.S. tax legislation may materially adversely affect our financial condition, results of operations and cash flows, the value of investments in our common stock, Mandatory Convertible Preferred Stock and debt securities, and our credit ratings.

Recently enacted U.S. tax legislation will significantly change the U.S. Internal Revenue Code, including taxation of U.S. corporations, by, among other things, limiting interest deductions, reducing the U.S. corporate income tax rate, altering the expensing of capital expenditures, adopting elements of a territorial tax system, assessing a repatriation tax or “toll-charge” on undistributed earnings and profits of U.S.-owned foreign corporations, and introducing certain anti-base erosion provisions. The legislation is unclear in certain respects and will require interpretations and implementing regulations by the Internal Revenue Service (“IRS”), as well as state tax authorities, and the legislation could be subject to potential amendments and technical corrections, any of which could lessen or increase certain adverse impacts of the legislation. In addition, the regulatory treatment of the impacts of this legislation will be subject to the discretion of the FERC and state public utility commissions.

While our analysis and interpretation of this legislation is preliminary and ongoing, based on our current evaluation, we expect that the limitations on interest deductions will negatively impact our earnings per share, and that the reduction of the U.S. corporate income tax rate will require a write-down of our deferred income tax assets (including the value of our net operating loss carryforwards) resulting in a material noncash charge against earnings in the fourth quarter of 2017, the period in which the tax legislation was enacted, which may be subject to further adjustment in subsequent periods throughout 2018 in accordance with recent interpretive guidance issued by the SEC. In addition, although it is unclear when or how capital markets, credit rating agencies, the FERC or state public utility commissions may respond to this legislation, we do expect that certain financial metrics used by credit rating agencies, such as our funds from operations-to-debt percentage, could be negatively impacted as a result of certain limitations on tax deductions and an anticipated decrease in required income tax reimbursement payments to us from our domestic utility subsidiaries. Further, there may be other material adverse effects resulting from the legislation that we have not yet identified.

We believe that interpretations and implementing regulations by the IRS, as well as potential amendments and technical corrections, could result in lessening the negative impacts of certain aspects of this legislation, including some of the adverse impacts resulting from the limitations on interest deductions (the proper interpretation of which is still unclear), although there can be no assurance that this will occur or that interpretations, regulations, amendments and technical corrections will not exacerbate some of the negative impacts of the legislation. In addition, we believe we should be able to take actions to manage some of the anticipated adverse impacts of the legislation (other than the write-down of our deferred income tax assets) over the next several years, including through repatriation of undistributed non-U.S. earnings, adjusting the timing of capital expenditures, and possible redeployment of capital through sales or monetizations of assets to reduce our future use of debt financing to fund our capital requirements, although there can be no assurance in this regard. It is also uncertain how credit rating agencies will treat the impacts of this legislation on their credit ratings and metrics, and whether additional avenues will evolve for companies to manage the adverse aspects of this legislation. We believe that these actions, to the extent available and if successfully applied, could lessen the negative impacts on certain credit metrics, such as our funds from operations-to-debt percentage, although there can be no assurance in this regard.

If we are unable to successfully take actions to manage the adverse impacts of the new tax legislation, or if additional interpretations, regulations, amendments or technical corrections exacerbate the adverse impacts of the legislation, the legislation could have a material adverse effect on our financial condition, results of operations and cash flows and on the value of investments in our common stock, Mandatory Convertible Preferred Stock and debt securities, and could result in credit rating agencies placing our credit ratings on negative outlook or downgrading our credit ratings. Any such actions by credit rating agencies may make it more difficult and costly for us to issue debt securities and certain other types of financing and could increase borrowing costs under our credit facilities.

Certain credit rating agencies may downgrade our credit ratings or place those ratings on negative outlook, which may adversely affect the market price of our common stock, Mandatory Convertible Preferred Stock and debt securities.

As described under “Summary Information – Recent Developments – Proposed Acquisition of Energy Future Holdings Corp.,” on December 20, 2017, Moody’s placed Sempra Energy’s credit ratings on negative outlook. Moody’s indicated that this action was triggered by our having entered into the Stipulation with the staff of the PUCT and other key stakeholders, which Moody’s described as a significant milestone in our attaining regulatory approval for the Merger. In addition, Moody’s indicated that a downgrade of our credit ratings over the 12 to 18 months after December 20, 2017 is likely if they anticipate that our consolidated credit metrics will remain weak, relative to our current credit rating, beyond 2019, specifically if our consolidated ratio of cash flow from operations before changes in working capital to debt remains below 18% (assuming successful completion of the Merger) for an extended period of time. Moody’s also indicated that a downgrade could also be considered if there is a further delay in the completion of our Cameron LNG project. Likewise, Standard & Poor’s has indicated that it could downgrade its rating of Sempra Energy’s senior unsecured debt securities within 12 months following October 9, 2017 if we do not complete the Merger or if the aggregate indebtedness of our subsidiaries continues to exceed 50% of our consolidated debt. Moody’s also issued a public comment on December 20, 2017 regarding recent wildfires in northern California and Ventura County, California indicating that the December 6, 2017 decision issued by the CPUC denying SDG&E’s request to recover approximately $379 million of pretax costs associated with the 2007 wildfires (based on the CPUC’s finding that SDG&E did not reasonably operate the facilities involved in the wildfires) is credit negative for SDG&E, for Sempra Energy and for other California utilities seeking to recover costs from wildfires. Moody’s further indicated that it may reassess its view of the California regulatory framework if it determines that the credit supportiveness of California’s regulatory environment has weakened (including as a result of the CPUC’s discretion in denying recovery of wildfire costs), which would also be credit negative and could lead to a downgrade of the credit ratings of California investor-owned utilities, including SDG&E, or those ratings being placed on negative outlook. Also, as described in the preceding risk factor, recently enacted U.S. tax legislation could materially adversely affect our credit ratings. The negative outlook by Moody’s, any downgrade of our credit ratings by Standard & Poor’s, Fitch Ratings, Moody’s or any other rating agency, or any additional negative outlook on our credit ratings may adversely affect the market price of our Mandatory Convertible Preferred Stock, our debt securities and our common stock and could make it more costly for us to issue debt securities, to borrow under our credit facilities and to raise certain other types of financing.

Risks Related to the Merger

Sempra Energy expects to incur significant additional indebtedness in connection with the Merger. As a result, it may be more difficult for Sempra Energy to pay or refinance its debts or take other actions, and Sempra Energy may need to divert cash to fund debt service payments.

As discussed herein, Sempra Energy expects to incur significant additional indebtedness to finance the Merger Consideration and related transaction costs. Moreover, although Sempra Energy currently plans to fund a significant portion of the Merger Consideration through sales of its equity securities, to the extent it is unable to do so the amount of indebtedness it will incur to finance the Merger and associated transaction costs will likely increase, perhaps substantially. The increase in Sempra Energy’s debt service obligations resulting from this additional indebtedness could have a material adverse effect on the results of operations, financial condition and prospects of the combined company.

Sempra Energy’s increased indebtedness could:

•	make it more difficult and/or costly for Sempra Energy to pay or refinance its debts as they become due, particularly during adverse economic and industry conditions, because a decrease in revenues or increase in costs could cause cash flow from operations to be insufficient to make scheduled debt service payments;

•	limit Sempra Energy’s flexibility to pursue other strategic opportunities or react to changes in its business and the industry sectors in which it operates and, consequently, put Sempra Energy at a competitive disadvantage to its competitors that have less debt;

•	require a substantial portion of Sempra Energy’s available cash to be used for debt service payments, thereby reducing the availability of its cash to fund working capital, capital expenditures, development projects, acquisitions, dividend payments and other general corporate purposes, which could harm Sempra Energy’s prospects for growth and the market price of its common stock, Mandatory Convertible Preferred Stock and debt securities, among other things;

•	result in a downgrade in the credit ratings on Sempra Energy’s indebtedness (including as a result of actions by Moody’s or Standard & Poor’s as described above under “– Certain credit rating agencies may downgrade our credit ratings or place those ratings on negative outlook, which may adversely affect the market price of our common stock, our Mandatory Convertible Preferred Stock and debt securities”), which could limit Sempra Energy’s ability to borrow additional funds, increase the interest rates under its credit facilities and under any new indebtedness it may incur, and reduce the trading prices of its outstanding debt securities, common stock and Mandatory Convertible Preferred Stock;

•	make it more difficult for Sempra Energy to raise capital to fund working capital, make capital expenditures, pay dividends, pursue strategic initiatives or for other purposes;

•	result in higher interest expense in the event of increases in interest rates on Sempra Energy’s current or future borrowings subject to variable rates of interest; and

•	require that additional materially adverse terms, conditions or covenants be placed on Sempra Energy under its debt instruments, which covenants might include, for example, limitations on additional borrowings and specific restrictions on uses of our assets, as well as prohibitions or limitations on our ability to create liens, pay dividends, receive distributions from our subsidiaries, redeem or repurchase our stock or make investments, any of which could hinder our access to capital markets and limit or delay our ability to carry out our capital expenditure program.

Based on the current and expected results of operations and financial condition of Sempra Energy and its subsidiaries and the currently anticipated financing structure for the Merger, Sempra Energy believes that its cash flow from operations, together with the proceeds from borrowings, issuances of equity and debt securities in the capital markets, distributions from its equity method investments, project financing and equity sales (including tax equity and partnering in joint ventures) will generate sufficient cash on a consolidated basis to make all of the principal and interest payments when such payments are due under Sempra Energy’s and its current subsidiaries’ existing credit facilities, indentures and other instruments governing their outstanding indebtedness and under the indebtedness anticipated to be incurred to fund the Merger Consideration. However, Sempra Energy’s expectation is subject to numerous estimates, assumptions and uncertainties, and there can be no assurance that Sempra Energy will be able to make such payments of principal and interest or repay or refinance such borrowings and obligations when due. Oncor and its subsidiaries will not guarantee any indebtedness of Sempra Energy or any of its other subsidiaries, nor will any of them have any obligation to provide funds (nor will we have any ability to require them to provide funds), whether in the form of dividends, loans or otherwise, to enable Sempra Energy to pay dividends on its common stock or Mandatory Convertible Preferred Stock or Sempra Energy and its other subsidiaries to make required debt service payments, particularly in light of the ring-fencing arrangements described above under “Summary Information – Recent Developments” and “– Sempra Energy’s ability to pay dividends and to meet its debt obligations largely depends on the performance of its subsidiaries and the ability to utilize cash flows from those subsidiaries” and in our Current Report on Form 8-K filed with the SEC on December 15, 2017. As a result, the Merger will substantially increase Sempra Energy’s debt service obligations without any assurance that Sempra Energy will receive any cash from Oncor or any of its subsidiaries to assist Sempra Energy in servicing its indebtedness, paying dividends on its common stock and Mandatory Convertible Preferred Stock or meeting its other cash needs.

Sempra Energy is committed to maintaining its credit ratings at investment grade. To maintain these credit ratings, Sempra Energy may consider it appropriate to reduce the amount of its indebtedness outstanding following the Merger. Sempra Energy may seek to reduce this indebtedness with the proceeds from the issuance of additional shares of common stock and, possibly, other equity securities, cash on hand and proceeds from asset sales, which may dilute the voting rights and economic interests of holders of Sempra Energy’s common stock. However, the ability of Sempra Energy to raise additional equity financing after completion of the Merger will be subject to market conditions and a number of other risks and uncertainties, including whether the results of operations of the combined company meet the expectations of investors and securities analysts. There can be no assurance that Sempra Energy will be able to issue additional shares of its common stock or other equity securities after the Merger on terms that it considers acceptable or at all, or that Sempra Energy will be able to reduce the amount of its outstanding indebtedness after the Merger, should it elect to do so, to a level that permits it to maintain its investment grade credit ratings.

We expect that the actual amount of indebtedness we incur initially to finance a portion of the Merger Consideration and related costs and expenses will be greater than the amount reflected in this prospectus supplement and the unaudited pro forma condensed combined financial information included and incorporated by reference herein.

We expect that the amount of indebtedness we incur initially to finance a portion of the Merger Consideration and related fees and expenses will be higher than the amount reflected under the captions “Summary Information – Recent Developments – Sources and Uses” and “Unaudited Pro Forma Condensed Combined Financial Information” in this prospectus supplement. This is because the information under those captions reflects our assumed receipt of all of the net proceeds from the full physical settlement of the forward sale agreements in connection with the Concurrent Offering. Although we expect to settle a portion of the forward sale agreements concurrently with, or prior to, the closing of the proposed Merger, we expect to settle the remaining portion of the forward sale agreements after the Merger, if completed, in multiple settlements on or prior to December 15, 2019. As a result, we expect that, at the time that the Merger is completed, the actual amount of proceeds that we will have received from sales of shares of our common stock pursuant to the forward sale agreements will be lower, and the amount of debt we will have incurred to pay the Merger Consideration and related fees and expenses will be higher, than the respective amounts reflected under those captions.

The unaudited pro forma condensed combined financial information included and incorporated by reference in this prospectus supplement and the accompanying prospectus is presented for illustrative purposes only and does not purport to represent what the financial position or results of operations of the combined company would have been had the Transactions been completed on the dates assumed for purposes of that pro forma information, nor does it represent the actual financial position or results of operations of the combined company following the Transactions, if consummated.

The unaudited pro forma condensed combined financial information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus is presented for illustrative purposes only, is based on numerous adjustments, assumptions and estimates, is subject to numerous other uncertainties and does not purport to reflect what the combined company’s financial position or results of operations would have been had the Transactions been completed as of the dates assumed for purposes of that pro forma financial information, nor does it reflect the financial position or results of operations of the combined company following the Transactions, if consummated.

The unaudited pro forma condensed combined financial information reflects the assumptions of our management at the time that the unaudited pro forma condensed combined financial information was initially prepared, and therefore does not reflect the actual amount of proceeds we will receive pursuant to this offering, or, if completed, from the Concurrent Offering or Additional Financing, the number of shares of Mandatory Convertible Preferred Stock or common stock or the respective public offering prices of those shares in this offering or the Concurrent Offering, the actual number or forward sale price of the shares of our common stock that may be sold pursuant to the forward sale agreements in connection with the Concurrent Offering, the actual dividend rate on, or the actual number of shares of our common stock issuable on conversion of, the Mandatory Convertible Preferred Stock, the actual interest rates on the initial Additional Financing, or the actual amount of fees and expenses and underwriting and forward sale discounts we will pay in connection with the Transactions. Therefore, the actual amount of net proceeds from the respective Financing Transactions may differ, perhaps substantially, from the amounts reflected in the unaudited pro forma condensed combined financial information, and other actual amounts may vary, perhaps substantially, from the assumed amounts set forth in the unaudited pro forma condensed combined financial information. For example, if the number of shares we actually issue in this offering and upon settlement of the forward sale agreements in connection with the Concurrent Offering exceeds the number of shares we have assumed for the purposes of the unaudited pro forma condensed combined financial information, this would reduce, perhaps substantially, the amount of pro forma earnings per share reflected in such information.

In addition, as described in the immediately preceding risk factor, we expect that, at the time of the consummation of the Merger, the amount of indebtedness we initially incur to pay the Merger Consideration and related fees and expenses will be greater, and the amount of proceeds we receive from the sale of our common stock pursuant to the forward sale agreements in connection with the Concurrent Offering will be less, than the respective amounts we have assumed for the purposes of the unaudited pro forma condensed combined financial information.

For purposes of the unaudited pro forma condensed combined financial information, the estimated Merger Consideration has been preliminarily allocated to the identifiable assets acquired and liabilities assumed based on limited information presently available to estimate fair values. The Merger Consideration will be allocated among the relative fair values of the identifiable assets acquired and liabilities assumed based on their estimated fair values as of the date of the Merger. The relative fair values of the assets acquired and liabilities assumed are estimates, which are subject to change pending further review. The actual amounts recorded at the completion of the Merger, if completed, may differ materially from the information presented in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information has also been prepared on the assumption that the Transactions will be completed on the terms and in accordance with the assumptions set forth under “Unaudited Pro Forma Condensed Combined Financial Information” included in this prospectus supplement and incorporated by reference in the accompanying prospectus. Any changes in these assumptions, including, without limitation, any changes in the assumed types or sizes of the initial Financing Transactions, the assumed interest and dividend rates on long-term debt, short-term debt and Mandatory Convertible Preferred Stock we are assuming that we will issue or the interest rate on borrowings we are assuming we will make, the assumed number of shares of Mandatory Convertible Preferred Stock and common stock we issue, the assumed forward sale price under, the settlement dates for, and manner in which we settle the forward sale agreements in connection with the Concurrent Offering, the assumed amount of our transaction costs, or the assumed amounts of net proceeds we receive from the respective initial Financing Transactions would result in a change in the unaudited pro forma condensed combined financial information, which could be material. In addition, because none of the initial Financing Transactions will be contingent upon completion of any of the other initial Financing Transactions, it is possible that one or more of the initial Financing Transactions will not be completed. Likewise, because none of the initial Financing Transactions is contingent upon completion of the Merger, it is possible that the Merger will not be completed and, if the Merger is not completed, we may elect to redeem all of the outstanding shares of Mandatory Convertible Preferred Stock that we issue in this offering and we may elect or be required to redeem or repay some or all of the debt we may have incurred to finance the Merger Consideration and related transaction costs. It is also possible that the initial Financing Transactions, if completed, will not generate the anticipated amount of net proceeds, which may require us to obtain additional or alternative financing, and we may not be able to obtain additional or alternative financing on terms we consider acceptable, or at all. We have also assumed that EFH’s existing Chapter 11 bankruptcy proceedings will be concluded on the terms currently contemplated, including, without limitation, the settlement of EFH’s liabilities and creditor and other claims against EFH in accordance with those contemplated terms. See “Unaudited Pro Forma Condensed Combined Financial Information” and each of our, EFH’s and Oncor Holdings’ consolidated financial statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our, EFH’s and Oncor Holdings’ actual financial positions and results of operations prior to the Merger and that of the combined company following the Merger, if consummated, may not be consistent with, or evident from, the unaudited pro forma condensed combined financial information included and incorporated by reference in this prospectus supplement and the accompanying prospectus. In addition, the assumptions or estimates used in preparing the unaudited pro forma condensed combined financial information may not prove to be accurate and may be affected by a broad range of factors.

Although the unaudited pro forma condensed combined financial information included and incorporated by reference in this prospectus supplement, as well as some of the information appearing in this prospectus supplement under the captions “Summary Information – The Offering” and “Capitalization,” includes sensitivity analyses that are intended to assist you in quantifying the impact of changes in certain of the assumptions used in preparing such pro forma information, those sensitivity analyses reflect the pro forma impact of only a limited number of those assumptions and therefore do not allow you to quantify the impact of changes in any of the other assumptions made in calculating this pro forma information and changes in certain of those other assumptions may have a material impact on the unaudited pro forma condensed combined financial information. Likewise, the sensitivity analyses we have provided do not necessarily address the impact of all possible changes in the relevant assumptions. We do not intend to provide you with updated unaudited pro forma condensed combined financial information that reflects the actual number of shares to be sold in this offering, or the Concurrent Offering, the actual public offering prices or forward sale price of those shares, the actual dividend rate on the Mandatory Convertible Preferred Stock or any of the other actual terms of this offering or the Concurrent Offering prior to the time you will be required to make a decision whether or not to invest in this offering.

As a result of the foregoing, investors should not place undue reliance on as adjusted or unaudited pro forma condensed combined financial information included and incorporated by reference in this prospectus supplement and the accompanying prospectus.

EFH has advised us that they identified a material weakness in their internal control over financial reporting.

EFH has advised us that, in the course of preparing its consolidated financial statements as of and for the nine months ended September 30, 2017, its management determined that EFH had failed to properly account for a change in the accounting for certain interest expense necessitated by a bankruptcy court decision in its ongoing bankruptcy proceedings. EFH has further advised us that, although they believe that this interest expense has been appropriately reflected in the unaudited condensed financial statements of EFH as of and for the nine months ended September 30, 2017 included and incorporated by reference in this prospectus supplement, its management nonetheless concluded that the initial failure to properly account for this expense constitutes a material weakness in its internal control over financial reporting.

A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of a company’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis. EFH has advised us that they have taken steps to remediate the deficiency that resulted in this material weakness. However, EFH is not required to file reports with the SEC under the Securities Exchange Act of 1934, as amended, and, as a result, its auditors do not perform an evaluation of the effectiveness of EFH’s internal control over financial reporting. It is possible that there may be other deficiencies in EFH’s financial controls that have not been detected.

If we incur indebtedness or issue debt securities to finance a portion of the Merger Consideration, and we do not complete the Merger on or before a specified date or if other specified events occur, we may be required to redeem or repay any such indebtedness or debt securities. We may not have the financial resources necessary to effect such redemption or repayment. It is possible that our failure to complete the Merger or the expenditure of our funds to redeem or repay any indebtedness incurred as part of the Additional Financing may have a material adverse effect on the market price of our Mandatory Convertible Preferred Stock and our common stock.

We expect to incur a substantial amount of additional indebtedness as part of the initial Additional Financing. See “Summary Information – Recent Developments – Sources and Uses.” To the extent we incur indebtedness or issue debt securities as all or part of the Additional Financing and we do not complete the Merger by a specified date or if certain other specified events, such as termination of the Merger Agreement, occur, we expect that we will be required to redeem or repay some or all of such indebtedness and debt securities and that the redemption or repayment price will include a premium. Likewise, if the Additional Financing includes the issuance of additional shares of our preferred stock, we may be required or permitted to redeem that preferred stock if the Merger does not occur by a specified date or other specified events occur and the redemption price may also include a premium.

We may not be required to deposit the proceeds from the Additional Financing into an escrow account pending completion of the Merger or to grant any security interest or other lien on those proceeds to secure any required repayment or redemption of any Additional Financing. If we are required to redeem or repay any indebtedness or debt securities issued in the Additional Financing under the circumstances described above, our ability to pay the redemption or repayment price may be limited by our financial resources at the time and the terms of our debt instruments or other instruments and agreements and it is possible that we will not have sufficient financial resources available to satisfy our obligation to effect such redemption or repayment. Any failure to pay the mandatory redemption or repayment price of any Additional Financing as and when required could have a material adverse effect on our business, results of operations and financial condition and the market price of our securities, including the Mandatory Convertible Preferred Stock and our common stock, or any indebtedness incurred or other securities issued as part of the Additional Financing. It is possible that our failure to complete the Merger, or the expenditure of our funds to redeem or repay any Additional Financing, may have a material adverse effect on the market price of our Mandatory Convertible Preferred Stock and our common stock.

Risks Related to the Forward Sale Agreements

Settlement provisions contained in the forward sale agreements to be entered into in connection with the Common Stock Offering subject us to certain risks.

The forward purchasers under the forward sale agreements to be entered into in connection with the Common Stock Offering will have the right to accelerate the forward sale agreements (or, in certain cases, the portion thereof that they determine is affected by the relevant event) and require us to physically settle the forward sale agreements on a date specified by the forward purchasers if:

•	they are unable to establish, maintain or unwind their hedge position with respect to the forward sale agreements;

•	they determine that they are unable to, or it is commercially impracticable for them to, continue to borrow a number of shares of our common stock equal to the number of shares of our common stock underlying the forward sale agreements or that, with respect to borrowing such number of shares of our common stock, they would incur a rate that is greater than the borrow cost specified in the forward sale agreements, subject to a prior notice requirement;

•	we declare or pay cash dividends in an amount in excess of amounts, or at a time other than, those prescribed by the forward sale agreements or declare or pay certain other types of dividends or distributions on shares of our common stock;

•	an event is announced that, if consummated, would result in an extraordinary event (including certain mergers and tender offers, our nationalization, our insolvency and the delisting of the shares of our common stock);

•	an ownership event (as such term is defined in the forward sale agreements) occurs; or

•	certain other events of default, termination events or other specified events occur, including, among other things, a change in law.

The forward purchasers’ decision to exercise their right to accelerate the forward sale agreements (or, in certain cases, the portion thereof that they determine is affected by the relevant event) and to require us to settle the forward sale agreements will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver our common stock under the terms of the physical settlement provisions of the forward sale agreements irrespective of our capital needs, which would result in dilution to our earnings per share and may adversely affect the market price of our common stock and the Mandatory Convertible Preferred Stock.

The forward sale agreements provide for settlement on a settlement date or dates to be specified at our discretion, but which we expect to occur in multiple settlements on or prior to December 15, 2019. Subject to the provisions of the forward sale agreements, delivery of our shares upon physical or net share settlement of the forward sale agreements will result in dilution to our earnings per share and may adversely affect the market price of our common stock and the Mandatory Convertible Preferred Stock.

We may elect, subject to certain conditions, cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreements if we conclude that it is in our interest to do so. For example, we may conclude that it is in our interest to cash settle or net share settle the forward sale agreements if the Merger does not close or if we otherwise have no current use for all or a portion of the net proceeds due upon physical settlement of the forward sale agreements.

If we elect to cash or net share settle all or a portion of the shares of our common stock underlying the forward sale agreements, we would expect the forward purchasers or one of their affiliates to purchase the number of shares necessary, based on the number of shares with respect to which we have elected cash or net share settlement, in order to satisfy their obligation to return the shares of our common stock they had borrowed in connection with sales of our common stock under this prospectus supplement and, if applicable in connection with net share settlement, to deliver shares of our common stock to us or taking into account shares of our common stock to be delivered by us, as applicable. If the price paid by the forward purchasers or one of their affiliates to so purchase our common stock is above the forward sale price at that time, we will pay or deliver, as the case may be, to the forward purchasers under the forward sale agreements, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. Any such difference could be significant. Conversely, if the price paid by the forward purchasers or one of their affiliates to so purchase our common stock is below the forward sale price at that time, the forward purchasers will pay or deliver, as the case may be, to us under the forward sale agreements, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference.

In addition, the purchase of our common stock by the forward purchasers or their affiliates to unwind the forward purchasers’ hedge position could cause the price of our common stock to increase over time, thereby increasing the amount of cash or the number of shares of our common stock that we would owe to the forward purchasers upon cash settlement or net share settlement, as the case may be, of the forward sale agreements, or decreasing the amount of cash or the number of shares of our common stock that the forward purchasers owe us upon cash settlement or net share settlement, as the case may be, of the forward sale agreements. See “Description of the Forward Sale Agreements” for information on the forward sale agreements.

In case of our bankruptcy or insolvency, the forward sale agreements will automatically terminate, and we would not receive the expected proceeds from the sale of our common stock.

If we file for or a regulatory authority with jurisdiction over us institutes, or we consent to, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, and we consent to such a petition, the forward sale agreements will automatically terminate. If the forward sale agreements so terminate, we would not be obligated to deliver to the forward purchasers any shares of our common stock not previously delivered, and the forward purchasers would be discharged from their obligation to pay the relevant forward sale price per share in respect of any shares of common stock not previously settled. Therefore, to the extent there are any shares of our common stock with respect to which the forward sale agreements have not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those shares of common stock.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting the underwriting discount but before deducting estimated offering expenses payable by us, will be approximately $             billion (or approximately $             billion if the underwriters exercise their over-allotment option to purchase additional shares of our Mandatory Convertible Preferred Stock in full).

We intend to use net proceeds from this offering and, if applicable, upon any exercise by the underwriters of their option to purchase additional shares of Mandatory Convertible Preferred Stock and, if completed, the Concurrent Offering and the initial Additional Financing to fund the Merger Consideration and to pay related fees and expenses or, in the case of any proceeds received from settlements under the forward sale agreements that occur after the closing of the proposed Merger, to repay indebtedness incurred to finance a portion of the cost of the proposed Merger and to pay related fees and expenses. See “Summary Information – Recent Developments.” However, this offering is not contingent on the completion of the Merger or the Concurrent Offering, and there can be no assurance that the Merger, the Concurrent Offering or any Additional Financing will be consummated on the terms described herein or at all. If for any reason the proposed Merger is not consummated on or prior to December 1, 2018, or the Merger Agreement is terminated at any time prior to such date, then we expect to use the net proceeds from this offering for general corporate purposes, which may include, in our sole discretion, the voluntary redemption of the Mandatory Convertible Preferred Stock, debt repayment, including repayment of commercial paper, capital expenditures, investments and possibly repurchases of our common stock at the discretion of our board of directors. See “Description of Mandatory Convertible Preferred Stock – Acquisition Termination Redemption.”

If this offering is completed but the Merger does not occur on or prior to December 1, 2018, or if an Acquisition Termination Event occurs, we will have the option to redeem, in whole but not in part, the Mandatory Convertible Preferred Stock at a make-whole redemption price per share that includes a make-whole adjustment which could provide a redemption price that exceeds the expected initial public offering price of $100.00 per share, plus accrued and unpaid dividends. We may satisfy the redemption price by delivering cash, common stock or a combination thereof. If this offering is completed but the Merger does not occur, we may elect to exercise our option to redeem all of the outstanding shares of Mandatory Convertible Preferred Stock. See “Risk Factors – Risks Related to the Mandatory Convertible Preferred Stock and Common Stock – The Mandatory Convertible Preferred Stock is subject to redemption at our option upon the occurrence of an Acquisition Termination Event or if the proposed Merger is not completed on or prior to 5:00 p.m. (New York City time) on December 1, 2018.”

Pending application of the net proceeds of this offering for the foregoing purposes, we expect to use the net proceeds to repay commercial paper and other short-term indebtedness and/or invest such net proceeds in various instruments which may include, but would not be limited to, short- and intermediate-term, interest-bearing obligations, including bank deposits and certificates of deposit with financial institutions having investment-grade ratings, U.S. government obligations or money market funds primarily invested in securities issued by the U.S. government or its agencies.

To the extent we incur indebtedness or issue debt securities as all or part of the Additional Financing and we do not complete the Merger by a specified date or if certain other specified events, such as termination of the Merger Agreement, occur, we expect that we will be required to redeem or repay some or all of such indebtedness and debt securities and that the redemption or repayment price will include a premium. See “Risk Factors – Risks Related to the Merger – If we incur indebtedness or issue debt securities to finance a portion of the Merger Consideration, and we do not complete the Merger on or before a specified date or if other specified events occur, we may be required to redeem or repay any such indebtedness or debt securities. We may not have the financial resources necessary to effect such redemption or repayment. It is possible that our failure to complete the Merger or the expenditure of our funds to redeem or repay any indebtedness incurred as part of the Additional Financing may have a material adverse effect on the market price of our Mandatory Convertible Preferred Stock and our common stock.”

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of September 30, 2017:

•	on an actual basis;

•	as adjusted to give effect to the issuance and sale of our Mandatory Convertible Preferred Stock in this offering (but not the use of proceeds therefrom to pay the Merger Consideration or related fees and expenses or, pending such uses, to repay commercial paper or other short-term indebtedness); and

•	as further adjusted to also give effect to the issuance and sale of our common stock to the forward purchasers under the forward sale agreements in connection with the Concurrent Offering, assuming full physical settlement of the forward sale agreements as of September 30, 2017 (but not the use of proceeds therefrom to pay the Merger Consideration or related fees and expenses or, pending such uses, to repay commercial paper or other short-term indebtedness).

The following table does not give effect to the incurrence of any of the indebtedness that we expect to incur to finance a portion of the Merger Consideration and related fees and expenses.

The following information is based on the assumptions described below and does not purport to reflect the actual amounts of proceeds we will receive from this offering or the settlement of the forward sale agreements in connection with the Concurrent Offering or what our actual consolidated cash and cash equivalents or capitalization will be upon completion of those transactions. Moreover, because the closing of this offering is not contingent upon the completion of the Concurrent Offering, you should not assume that the Concurrent Offering, as reflected in the applicable column below, will take place. This table should be read in conjunction with our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Actual	As Adjusted for this Offering	As Further Adjusted for the Forward Sale Settlement
		(dollars in millions)
Cash and cash equivalents	$189	$1,667	$4,130

Debt:
Short-term debt (includes current portion of long-term debt)	$3,921	$3,921	$3,921
Long-term debt (excluding current portion)	$14,803	$14,803	$14,803

Total debt	$18,724	$18,724	$18,724

Equity:
Preferred stock (50 million shares authorized; none issued, actual; 15 million shares outstanding as adjusted for this offering and as further adjusted for the full physical settlement of the forward sale agreements)	$—	$1,478	$1,478
Common stock (750 million shares authorized; 251.1 million shares outstanding, actual and as adjusted for this offering; 274.3 million shares outstanding as further adjusted for the full physical settlement of the forward sale agreements)	$3,088	$3,088	$5,551
Retained earnings	$10,855	$10,855	$10,855
Accumulated other comprehensive loss	$(678)	$(678)	$(678)

Total Sempra Energy shareholders’ equity	$13,265	$14,743	$17,206
Preferred stock of subsidiary	$20	$20	$20
Other noncontrolling interests	$2,217	$2,217	$2,217

Total equity	$15,502	$16,980	$19,443

Total capitalization	$34,226	$35,704	$38,167

The information in the foregoing table does not reflect $850 million aggregate principal amount of Floating Rate Notes due 2021 that we issued in the fourth quarter of 2017, and assumes that we receive proceeds of $1.5 billion from the sale of shares of our Mandatory Convertible Preferred Stock and $2.5 billion of proceeds from the sale of common stock pursuant to the forward sale agreements in connection with the Concurrent Offering (in each case before deducting fees, expenses and discounts and assuming full physical settlement of the forward sale agreements). A $100.0 million increase (decrease) in the assumed proceeds from the sale of shares of our Mandatory Convertible Preferred Stock would increase (decrease) the amounts (other than amounts appearing in the “Actual” column) of cash and cash equivalents, preferred stock, total Sempra Energy shareholders’ equity, total equity and total capitalization in the above table by approximately $98.6 million. The number of shares of our outstanding preferred stock as adjusted for this offering appearing in the foregoing table assumes that we will receive total proceeds of $1.5 billion from the sale of shares of our Mandatory Convertible Preferred Stock in this offering and that the public offering price will be $100.00 per share of Mandatory Convertible Preferred Stock. A $100.0 million increase (decrease) in the assumed total proceeds we receive from the sale of shares of our Mandatory Convertible Preferred Stock would increase (decrease) the number of shares of our preferred stock to be outstanding as adjusted for this offering by 1.0 million shares, assuming no change in the assumed public offering price per share of Mandatory Convertible Preferred Stock.

As described above, the information in the foregoing table assumes that we receive proceeds of $2.5 billion from the sale of common stock pursuant to the forward sale agreements in connection with the Concurrent Offering (before deducting expenses and discounts). A $100.0 million increase (decrease) in the assumed proceeds from the sale of shares of our common stock to the forward purchasers in the Concurrent Offering would increase (decrease) the amounts in the “As Further Adjusted for the Concurrent Offering” column of cash and cash equivalents, common stock, total Sempra Energy shareholders’ equity, total equity and total capitalization in the above table by approximately $98.6 million. The number of outstanding shares of our common stock as further adjusted for the Concurrent Offering appearing in the table above assumes that we will receive total proceeds of $2.5 billion from the sale of shares of our common stock pursuant to the forward sale agreements and that the forward sale price will be $107.83 per share of our common stock, which is equal to the last reported sale price of our common stock on the NYSE appearing on the cover page of this prospectus supplement (in each case before deducting discounts and expenses). A $100.0 million increase (decrease) in the total proceeds we receive from the sale of shares of our common stock pursuant to the forward sale agreements would increase (decrease) the number of shares of common stock to be outstanding as further adjusted for the Concurrent Offering by approximately 927,386 shares, assuming no change in the assumed public offering price per share. A $1.00 increase (decrease) in the assumed forward sale price per share of our common stock would result in an approximately 213,035 share decrease or an approximately 217,024 share increase, respectively, in the number of shares to be outstanding as further adjusted for the Concurrent Offering, assuming no change in the assumed total proceeds we receive from the sale of shares pursuant to the forward sale agreements.

The assumed amount of net proceeds from sales of our common stock under the forward sale agreements assumes full physical settlement of the forward sale agreements and that settlement under the forward sale agreements occurs concurrently with the closing of the Concurrent Offering. Although we expect to settle a portion of the forward sale agreements concurrently with, or prior to, the closing of the proposed Merger, we expect to settle the remaining portion of the forward sale agreements after the Merger, if completed, in multiple settlements on or prior to December 15, 2019. We expect that, at the time the Merger is completed, the actual amount of proceeds received from the settlement of the forward sale agreements will be lower than the amount reflected in the foregoing table. In addition, although we expect to settle the forward sale agreements entirely by the physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreements. If we elect to cash settle the forward sale agreements, we would expect to receive an amount of proceeds that is significantly lower than the amount reflected in the foregoing table, and we may not receive any proceeds (or may owe cash, which could be a significant amount, to the forward purchasers). If we elect to net share settle the forward sale agreements in full, we would not receive any cash proceeds from the forward purchasers (and we may be required to deliver shares of our common stock to the forward purchasers). In addition, the forward sale price is subject to adjustment pursuant to the forward sale agreements and the actual proceeds are subject to settlement of the forward sale agreements. The forward sale agreements are also subject to acceleration by the forward purchasers upon the occurrence of certain events.

The actual and as further adjusted numbers of shares of our common stock set forth in the line item captioned “Common stock” in the foregoing table are based on 251,139,573 shares of our common stock outstanding as of September 30, 2017 and are based on various assumptions (including those discussed above) and exclusions. For additional information, see “Summary – The Offering – Shares Outstanding Following the Offerings.”

The information contained in the table above assumes that the over-allotment option we have granted to the underwriters in this offering to purchase additional shares of our Mandatory Convertible Preferred Stock and the over-allotment option we have granted to the underwriters in the Concurrent Offering to purchase additional shares of our common stock are not exercised.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Our common stock is listed on the NYSE under the symbol “SRE.” The following table sets forth the high and low sale prices, as reported in the consolidated transaction reporting system. As of December 27, 2017, there were 251,358,077 shares of our common stock outstanding.

Calendar Year:			Dividends Declared Per Share of Common Stock
	High	Low
2015:
First Quarter	$116.21	$104.64	$0.70
Second Quarter	111.09	98.67	0.70
Third Quarter	106.70	89.44	0.70
Fourth Quarter	105.78	90.52	0.70
2016:
First Quarter	$104.70	$86.72	$0.755
Second Quarter	114.03	100.40	0.755
Third Quarter	114.66	102.15	0.755
Fourth Quarter	109.42	92.95	0.755
2017:
First Quarter	$113.15	$99.71	$0.8225
Second Quarter	117.97	107.86	0.8225
Third Quarter	120.17	110.35	0.8225
Fourth Quarter (through December 27, 2017)	122.98	105.03	0.8225

On December 27, 2017, the last reported sale price of our common stock on the NYSE was $107.83. As of December 27, 2017, there were approximately 26,859 holders of record of our common stock.

On December 15, 2017, our board of directors declared a dividend of $0.8225 per share of our common stock payable on January 15, 2018 to shareholders of record as of the close of business on December 29, 2017.

We have historically paid dividends on our common stock on the 15th day of January, April, July and October; however, the declaration, amount, timing and payment of any future dividends on our common stock or on our Mandatory Convertible Preferred Stock are subject to the determination and approval of our board of directors based on then-current or anticipated future conditions including our results of operations, capital requirements, financial condition, legal requirements or other factors deemed relevant by our board of directors. See “Risk Factors – Risks Related to the Mandatory Convertible Preferred Stock and Common Stock – We may be unable to, or may choose not to, continue to pay dividends on our Mandatory Convertible Preferred Stock or our common stock at current or planned rates or at all.”

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The Unaudited Pro Forma Condensed Combined Financial Information of Sempra Energy has been derived from the historical consolidated financial statements of Sempra Energy and its subsidiaries (“Sempra Energy,” “we,” “our,” or “us”) and Energy Future Holdings Corp. and subsidiaries (“EFH”). The unaudited pro forma condensed combined financial information should be read in conjunction with the:

•	accompanying notes herein;

•	unaudited condensed consolidated financial statements of Sempra Energy as of and for the nine months ended September 30, 2017, included in Sempra Energy’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 and incorporated by reference in the accompanying prospectus;

•	audited consolidated financial statements of Sempra Energy as of and for the year ended December 31, 2016, included in Sempra Energy’s Annual Report on Form 10-K for the year ended December 31, 2016 and incorporated by reference in the accompanying prospectus;

•	unaudited condensed consolidated financial statements of EFH as of and for the nine months ended September 30, 2017, included in this prospectus supplement and incorporated by reference in the accompanying prospectus; and

•	audited consolidated financial statements of EFH as of and for the year ended December 31, 2016, included in this prospectus supplement and incorporated by reference in the accompanying prospectus.

As the consolidated financial statements of EFH include its equity method investment in Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”) and the associated equity method earnings, the unaudited pro forma condensed combined financial information should also be read in conjunction with Oncor Holdings’ unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2017 and audited consolidated financial statements as of and for the year ended December 31, 2016, both included in this prospectus supplement and incorporated by reference in the accompanying prospectus.

Proposed Acquisition of Energy Future Holdings Corp.

On August 21, 2017, Sempra Energy, along with an indirect, wholly owned subsidiary (“Merger Sub”), entered into an Agreement and Plan of Merger, as supplemented by a Waiver Agreement dated October 3, 2017 (together referred to as the “Merger Agreement”), with EFH, the indirect owner of 80.03% of the membership interests in Oncor Electric Delivery Company LLC (“Oncor”), and EFH’s subsidiary, Energy Future Intermediate Holding Company LLC (“EFIH”). Oncor is a regulated electric distribution and transmission business that operates the largest distribution and transmission system in Texas. Under the Merger Agreement, we will pay total consideration of $9.45 billion, subject to possible adjustment as described in the Merger Agreement (the “Merger Consideration”). Pursuant to the Merger Agreement and subject to the satisfaction of certain closing conditions, EFH will be merged with Merger Sub, with EFH continuing as the surviving company and an indirect, wholly owned subsidiary of Sempra Energy (the “Merger”), as follows:

(1)	This is a simplified ownership structure that does not present all of the subsidiaries of, or other equity interests owned by, these entities.

Texas Transmission Investment LLC (“TTI”), an investment vehicle indirectly owned by third parties unaffiliated with EFH or Sempra Energy, owns 19.75% of Oncor’s outstanding membership interests, and certain current and former directors and officers of Oncor indirectly beneficially own 0.22% of Oncor’s outstanding membership interests through their ownership of Class B membership interests in Oncor Management Investment LLC (“OMI”). On October 3, 2017, Sempra Energy provided written confirmation to Oncor Holdings and Oncor that, contemporaneously with the closing of the Merger, equivalent value (approximately $25.9 million) will be provided in exchange for the Class B membership interests in OMI in the form of cash, or if mutually agreed by the parties, alternative benefit and/or incentive plans. The consummation of the Merger is not conditioned on the acquisition of these interests in OMI, and there has been no formal agreement by us or the owners of these interests to accept the terms of our written confirmation. Any potential impacts of this arrangement to provide equivalent value for these membership interests in OMI have not been reflected in the unaudited pro forma condensed combined financial information.

Financing

We currently intend to initially finance the Merger Consideration, as well as associated transaction costs, with the net proceeds from debt and equity issuances, commercial paper supported by our revolving credit facilities and borrowings under our revolving credit facilities, although we could also utilize cash on hand. We expect to ultimately fund approximately 65% of the total Merger Consideration with the net proceeds from the sales of Sempra Energy common stock (including common stock to be sold pursuant to forward sale agreements) and other equity securities (including the Mandatory Convertible Preferred Stock), although we may use cash on hand and proceeds from asset sales in place of some of this equity financing, and approximately 35% with the net proceeds from issuances of Sempra Energy debt securities. Some of the equity issuances will likely occur following the Merger (including the issuance of some of the shares of common stock we expect to issue upon full physical settlement of the forward sale agreements) to repay outstanding indebtedness, including indebtedness that we expect to incur to initially finance the Merger Consideration and associated transaction costs. We may also use cash on hand and proceeds from asset sales to repay indebtedness initially incurred to pay a portion of the Merger consideration and related fees and expenses. We have entered into a commitment letter with a syndicate of banks providing, subject to customary conditions, for a $4.0 billion, 364-day senior unsecured bridge facility to backstop a portion of our obligations to pay the Merger Consideration. However, the $4.0 billion commitment is reduced by the amount of funds received through Sempra Energy’s sales of equity securities and debt securities, subject in each case to certain exceptions, and increases in our borrowing capacity under our existing revolving credit facilities. We have prepared the unaudited pro forma condensed combined financial information assuming that the Merger Consideration and associated transaction costs will be financed with the net proceeds from debt and equity issuances based on current market conditions, and as a result, the unaudited pro forma condensed combined financial information assumes that Sempra Energy will not borrow any amounts under the unsecured bridge facility.

The unaudited pro forma condensed combined financial information gives effect to the following assumptions:

•	consideration of $9.45 billion paid for the Merger, excluding both estimated transaction costs and a possible adjustment based on the timing of dividends paid by Oncor to Oncor Holdings, which adjustment, if any, we do not expect to be material. Collectively, “transaction costs” include estimated fees, expenses and discounts associated with the Merger and financing of the Merger Consideration;

•	$150 million of estimated transaction costs expected to be (i) charged against related gross proceeds of debt and equity financings; or (ii) included in the basis of our investment in Oncor Holdings, as follows: (a) $59 million of equity issuance costs and discounts and $37 million of debt issuance costs and discounts; and (b) $54 million of other transaction costs, respectively;

•	the repayment and cancellation through EFH’s Chapter 11 bankruptcy proceedings of the indebtedness of EFH and EFIH immediately prior to the consummation of the Merger, including liabilities subject to compromise and debtor-in-possession (“DIP”) financing, and the cancellation of the existing common equity of EFH and related historical statements of operations impacts that are not expected to continue post-Merger; and

•	our receipt of net proceeds from the following financing transactions to fund the Merger Consideration and estimated transaction costs:

•	proceeds of $2,463 million from the assumed issuance and sale of shares of our common stock (sold pursuant to forward sale agreements and assuming full physical settlement at the closing of the Merger), net of estimated issuance costs and discounts of $37 million;

•

proceeds of $1,478 million from the assumed issuance and sale of shares of our Mandatory Convertible Preferred Stock, net of estimated issuance costs and discounts of $22 million, with an assumed dividend rate of 6.25% per annum based on current market conditions; the actual dividend rate on the Mandatory Convertible Preferred Stock, if and when issued, may differ, perhaps substantially, from the rate we have assumed for purposes of this unaudited pro forma condensed combined financial information;

•	proceeds of $4,963 million from the assumed issuance and sale of Sempra Energy’s long-term debt securities (the “long-term debt”), net of estimated issuance costs and discounts of $37 million, at an assumed weighted-average interest rate of 3.2% per annum based on current market conditions; the actual interest rate on the long-term debt, if and when issued, may differ, perhaps substantially, from the rate we have assumed for purposes of this unaudited pro forma condensed combined financial information; and

•	proceeds of $600 million from borrowings under our revolving credit facilities and the issuance and sale of our commercial paper supported by our revolving credit facilities (the “short-term debt”) at a weighted-average interest rate of 2% per annum based on current market conditions; the actual interest rate on the short-term debt, if and when issued, may differ, perhaps substantially, from the rate we have assumed for purposes of this unaudited pro forma condensed combined financial information.

For purposes of this unaudited pro forma condensed combined financial information, we sometimes refer to the planned issuance and sale of our common stock (pursuant to forward sale agreements), mandatory convertible preferred stock, long-term debt and short-term debt as described in the preceding paragraph as, collectively, the “Financing Transactions” and we sometimes refer to the Merger, the Financing Transactions and the payment of associated transaction costs as the “Transactions.” The actual size and terms of, and amounts of proceeds we receive from, the respective Financing Transactions will depend on, among other things, market conditions at the time of those transactions and such other factors as we deem relevant and may differ, perhaps substantially, from the size, terms and amounts we have assumed for purposes of this unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2017 and the year ended December 31, 2016 assume that the Transactions had occurred on January 1, 2016. The unaudited pro forma condensed combined balance sheet as of September 30, 2017 assumes that the Transactions had occurred on September 30, 2017.

We currently expect that the proceeds we receive from the sale of our common stock will be through sales under forward sale agreements that we plan to enter into with Morgan Stanley & Co. LLC, an affiliate of RBC Capital Markets, LLC and an affiliate of Barclays Capital Inc. We expect that proceeds from sales under these forward sale agreements will ultimately be received in multiple settlements, on or prior to December 15, 2019. However, for purposes of this unaudited pro forma condensed combined financial information, we have assumed that we will receive all of the net proceeds under the forward sale agreements upon full physical settlement concurrently with the closing of the Merger, which is assumed to be as of January 1, 2016, in the case of the unaudited pro forma condensed combined statements of operations, or September 30, 2017, in the case of the unaudited pro forma condensed combined balance sheet. We also expect that the forward sale agreements will permit us to elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreements. If we were to elect cash settlement or net share settlement, the amount of cash proceeds we receive upon settlement would differ, perhaps substantially, from the amount we have assumed for purposes of this unaudited pro forma condensed combined financial information, or we may not receive any cash proceeds or we may deliver cash (in an amount which could be significant) or shares of our common stock to the forward purchasers.

It is expected that contemporaneously with the closing of the Merger, EFH and EFIH will emerge from Chapter 11 bankruptcy and their then existing indebtedness will be settled using (i) the proceeds from the Merger Consideration; and (ii) EFH’s and EFIH’s assets that are not being acquired by us in the Merger. The unaudited pro forma condensed combined financial information removes assets and liabilities of EFH and EFIH that are expected to be settled as a result of the Merger, other than those being acquired or assumed in the Merger, as described below in Note 2, “Preliminary Purchase Price Allocation.” Additionally, the unaudited pro forma condensed combined financial information removes income and expenses of EFH and EFIH that are not expected to continue post-Merger. We believe that because EFH and EFIH will be reorganized upon the consummation of the Merger and their ongoing activities will be related primarily to their investment in Oncor Holdings, the removal of assets and liabilities other than those described below in Note 2 and related income or expenses of EFH or EFIH that will not continue post-Merger is indicative of the business had the Transactions been consummated as of September 30, 2017 for purposes of the unaudited pro forma condensed combined balance sheet and as of January 1, 2016 for purposes of the unaudited pro forma condensed combined statements of operations.

The Merger Consideration will be allocated to the identifiable assets acquired and liabilities assumed based on their estimated relative fair values as of the date of the Merger. The impact of any preliminary fair value adjustments, if any, to the assets and liabilities of EFH from performing a purchase price allocation as of the closing of the Merger are assumed to be immaterial, as substantially all of the fair value of the transaction is expected to be attributable to the basis in EFH’s investment in Oncor Holdings. Therefore, to the extent there are any other fair value adjustments that may give rise to potential amortization of basis adjustments in EFH’s investment in Oncor Holdings, such adjustments and related amortization have not been included. The relative fair values of the assets acquired and liabilities assumed are estimates, which are subject to change pending further review. The actual amounts recorded as of the completion of the Merger may differ materially from the information presented in this unaudited pro forma condensed combined financial information.

We provide this unaudited pro forma condensed combined financial information for informational purposes only. This unaudited pro forma condensed combined financial information is based on numerous assumptions and estimates and is subject to other uncertainties. Among other things, this unaudited pro forma condensed combined financial information has been prepared on the assumption that the Transactions will be completed on the terms and in accordance with the assumptions reflected above and in the following Notes to Unaudited Pro Forma Condensed Combined Financial Information. Any changes in these assumptions (including, without limitation, any changes in the types or sizes of the Financing Transactions, the assumed interest and dividend rates on the long-term debt, short-term debt and Mandatory Convertible Preferred Stock we issue, the number of shares of common stock and Mandatory Convertible Preferred Stock we issue, the settlement prices and dates for, and manner in which we settle, the forward sale agreements, and the amounts of net proceeds we receive from the respective Financing Transactions) would result in a change in the unaudited condensed combined pro forma financial information, which could be material. We have also assumed that EFH’s and EFIH’s Chapter 11 bankruptcy proceedings will be concluded on the terms currently contemplated, including, without limitation, the settlement of EFH’s and EFIH’s liabilities and creditor and other claims in accordance with those contemplated terms. Accordingly, the unaudited pro forma condensed combined financial information does not purport to reflect what our results of operations or financial condition would have been had the Transactions actually occurred on the assumed dates, nor does it purport to project our future financial condition or results of operations.

Unaudited Pro Forma Condensed Combined Balance Sheet

as of September 30, 2017

(dollars in millions)

	Sempra Energy, as Reported	Financing and Other (Note 4)		EFH, as Reported (Note 1)	Merger/ Bankruptcy Adjustments (Note 4)		Sempra Energy Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$189	$9,504	(a)	$777	$(10,279	)(e)	$191
Restricted cash	59	—		10	(10	)(e)	59
Other current assets	2,630	—		6	(6	)(j)	2,630

Total current assets	2,878	9,504		793	(10,295)		2,880

Other assets:
Investments	2,128	—		6,327	2,707	(f)(g)	11,162
Deferred income taxes	132	—		1,246	(720	)(h)	658
Other noncurrent assets	9,607	—		32	(55	)(f)(j)	9,584

Total other assets	11,867	—		7,605	1,932		21,404

Property, plant and equipment:
Property, plant and equipment	46,725	—		—	—		46,725
Less accumulated depreciation and amortization	(11,341)	—		—	—		(11,341)

Property, plant and equipment, net ($328 related to VIE)	35,384	—		—	—		35,384

Total assets	$50,129	$9,504		$8,398	$(8,363)		$59,668

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$2,498	$600	(b)	$—	$—		$3,098
Borrowings under debtor-in-possession credit facilities	—	—		6,300	(6,300	)(i)	—
Accounts payable — trade and other	1,333	—		—	—		1,333
Due to unconsolidated affiliates	10	—		10	—		20
Dividends and interest payable	386	—		2	(2	)(j)	386
Current portion of long-term debt	1,423	—		—	—		1,423
Other current liabilities	1,544	—		50	(71	)(f)(j)	1,523

Total current liabilities	7,194	600		6,362	(6,373)		7,783

Liabilities subject to compromise	—	—		5,556	(5,556	)(i)(j)	—

Long-term debt ($286 related to VIE)	14,803	4,963	(b)	—	—		19,766

Deferred credits and other liabilities	12,630	—		96	(50	)(i)(j)	12,676

Commitments and contingencies

Equity:
Mandatory convertible preferred stock	—	1,478	(c)	—	—		1,478
Common stock	3,088	2,463	(d)	7,970	(7,970	)(k)	5,551
Retained earnings (deficit)	10,855	—		(11,497)	11,497	(k)	10,855
Accumulated other comprehensive income (loss)	(678)	—		(89)	89	(k)	(678)

Total shareholders’ equity	13,265	3,941		(3,616)	3,616		17,206
Preferred stock of subsidiary	20	—		—	—		20
Other noncontrolling interests	2,217	—		—	—		2,217

Total equity	15,502	3,941		(3,616)	3,616		19,443

Total liabilities and equity	$50,129	$9,504		$8,398	$(8,363)		$59,668

See Notes to Unaudited Pro Forma Condensed Combined Financial Information.

Unaudited Pro Forma Condensed Combined Statement of Operations

for the Nine Months Ended September 30, 2017

(dollars in millions, except per share amounts)

	Sempra Energy, as Reported	Financing and Other (Note 5)		EFH, as Reported (Note 1)	Merger/ Bankruptcy Adjustments (Note 5)		Sempra Energy Pro Forma
REVENUES
Utilities	$7,172	$—		$—	$—		$7,172
Energy-related businesses	1,071	—		—	—		1,071

Total revenues	8,243	—		—	—		8,243

EXPENSES AND OTHER INCOME
Utilities:
Cost of electric fuel and purchased power	(1,730)	—		—	—		(1,730)
Cost of natural gas	(903)	—		—	—		(903)
Energy-related businesses:
Cost of natural gas, electric fuel and purchased power	(226)	—		—	—		(226)
Other cost of sales	(5)	—		—	—		(5)
Operation and maintenance	(2,207)	—		(10)	5	(n)	(2,212)
Depreciation and amortization	(1,106)	—		—	—		(1,106)
Franchise fees and other taxes	(325)	—		—	—		(325)
Impairment of wildfire regulatory asset	(351)	—		—	—		(351)
Other impairment losses	(72)	—		—	—		(72)
Gain on sale of assets	2	—		—	—		2
Equity earnings, before income tax	31	—		—	—		31
Other income, net	301	—		82	(82	)(o)	301
Interest income	26	—		3	(3	)(p)	26
Interest expense	(493)	(133	)(l)	(810)	810	(q)	(626)
Reorganization items	—	—		(84)	84	(r)	—

Income (losses) before income taxes and equity (losses) earnings of certain unconsolidated subsidiaries	1,185	(133)		(819)	814		1,047
Income tax (expense) benefit	(378)	54	(m)	180	(178	)(m)	(322)
Equity (losses) earnings, net of income tax	(5)	—		265	—		260

Net income (loss)	802	(79)		(374)	636		985
Earnings attributable to noncontrolling interests	(44)	—		—	—		(44)
Preferred dividends of subsidiary	(1)	—		—	—		(1)
Mandatory convertible preferred stock dividends	—	(70	)(s)	—	—		(70)

Earnings (loss) attributable to common shares	$757	$(149)		$(374)	$636		$870	(t)

Basic earnings per common share	$3.01						$3.17	(s)
Weighted-average number of shares outstanding, basic (thousands)	251,425						274,610	(s)
Diluted earnings per common share	$2.99						$3.15	(s)(t)
Weighted-average number of shares outstanding, diluted (thousands)	252,987						276,172	(s)

See Notes to Unaudited Pro Forma Condensed Combined Financial Information.

Unaudited Pro Forma Condensed Combined Statement of Operations

for the Year Ended December 31, 2016

(dollars in millions, except per share amounts)

	Sempra Energy, as Reported	Financing and Other (Note 5)		EFH, as Reported (Note 1)	Merger/ Bankruptcy Adjustments (Note 5)		Sempra Energy Pro Forma
REVENUES
Utilities	$9,261	$—		$—	$—		$9,261
Energy-related businesses	922	—		—	—		922

Total revenues	10,183	—		—	—		10,183

EXPENSES AND OTHER INCOME
Utilities:
Cost of electric fuel and purchased power	(2,188)	—		—	—		(2,188)
Cost of natural gas	(1,067)	—		—	—		(1,067)
Energy-related businesses:
Cost of natural gas, electric fuel and purchased power	(277)	—		—	—		(277)
Other cost of sales	(322)	—		—	—		(322)
Operation and maintenance	(2,970)	—		(18)	13	(n)	(2,975)
Depreciation and amortization	(1,312)	—		—	—		(1,312)
Franchise fees and other taxes	(426)	—		—	—		(426)
Impairment losses	(153)	—		—	—		(153)
Gain on sale of assets	134	—		—	—		134
Equity earnings, before income tax	6	—		—	—		6
Remeasurement of equity method investment	617	—		—	—		617
Other income (expense), net	132	—		(680)	669	(o)	121
Interest income	26	—		—	—		26
Interest expense	(553)	(177	)(l)	(384)	384	(q)	(730)
Reorganization items	—	—		(89)	89	(r)	—

Income (losses) before income taxes and equity earnings of certain unconsolidated subsidiaries	1,830	(177)		(1,171)	1,155		1,637
Income tax (expense) benefit	(389)	71	(m)	404	(398	)(m)	(312)
Equity earnings, net of income tax	78	—		332	—		410

Net income (loss)	1,519	(106)		(435)	757		1,735
Earnings attributable to noncontrolling interests	(148)	—		—	—		(148)
Preferred dividends of subsidiary	(1)	—		—	—		(1)
Mandatory convertible preferred stock dividends	—	(94	)(s)	—	—		(94)

Earnings (loss) attributable to common shares	$1,370	$(200)		$(435)	$757		$1,492	(t)

Basic earnings per common share	$5.48						$5.46	(s)
Weighted-average number of shares outstanding, basic (thousands)	250,217						273,402	(s)
Diluted earnings per common share	$5.46						$5.44	(s)(t)
Weighted-average number of shares outstanding, diluted (thousands)	251,155						274,340	(s)

See Notes to Unaudited Pro Forma Condensed Combined Financial Information.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1.	Basis of Presentation

EFH’s historical results are derived from EFH’s unaudited Condensed Consolidated Balance Sheet as of September 30, 2017, unaudited Condensed Statement of Consolidated Income (Loss) for the nine months ended September 30, 2017, and audited Statement of Consolidated Income (Loss) for the year ended December 31, 2016, which are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and included in this prospectus supplement and incorporated by reference in the accompanying prospectus. EFH’s results of operations presented here exclude amounts from discontinued operations.

The unaudited pro forma condensed combined financial information reflects adjustments to give effect to pro forma events that are (1) directly attributable to the Transactions, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information included herein as of and for the nine months ended September 30, 2017 and for the year ended December 31, 2016 is derived from Sempra Energy’s historical financial statements and those of EFH and is based on certain assumptions that we believe to be reasonable, which are described below.

The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of what the combined company’s financial position or results of operations actually would have been had the Transactions been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

2.	Preliminary Purchase Price Allocation

The following table sets forth a preliminary allocation of the estimated Merger Consideration of $9,450 million to the estimated relative fair values of the identifiable assets acquired and liabilities assumed of EFH based on EFH’s September 30, 2017 balance sheet, as well as $54 million of estimated transaction costs to be included in the basis of EFH’s investment in Oncor Holdings:

Assumed Purchase Price and Purchase Price Allocation for the Merger

(Dollars in millions)

Assets acquired:
Investments	$9,034
Deferred income taxes	526

Total assets acquired	9,560

Liabilities assumed:
Due to unconsolidated affiliate	10
Deferred credits and other	46

Total liabilities assumed	56

Net assets acquired	9,504

Total estimated purchase price(1)	$9,504

(1)	Includes $54 million of estimated transaction costs.

We have not completed a final valuation analysis necessary to determine the fair market values of all of EFH’s assets and liabilities or the allocation of our purchase price. The unaudited pro forma condensed combined financial information assumes a preliminary allocation of the purchase price to reflect the fair value of those assets and liabilities attributable predominantly to EFH’s investment in Oncor Holdings. We have assumed the Merger to be an asset acquisition, as substantially all of the fair value is expected to be attributable to the basis in our investment in Oncor Holdings.

3.	Funding Sources and Uses

We assume the following sources and uses of funds to pay the Merger Consideration and estimated associated transaction costs in the unaudited pro forma condensed combined financial information:

Sources of funds(1):		Uses of funds:
	(Dollars in millions)
Common stock sales under forward sale agreements, assuming full physical settlement	$2,500	Merger Consideration	$9,450
Mandatory Convertible Preferred Stock	1,500	Estimated transaction costs	150
Long-term debt	5,000
Short-term debt	600

Total sources of funds	$9,600	Total uses of funds	$9,600

(1)	Before deducting transaction costs related to the financings, and net of estimated underwriters’ reimbursement of certain expenses relating to the equity financings.

We expect to ultimately fund approximately 65% of the total Merger Consideration with the net proceeds from sales of our common stock and other equity securities although we may use cash on hand and proceeds from asset sales in place of some of this equity financing, and approximately 35% with the net proceeds from issuances of Sempra Energy debt securities. Some of these equity issuances will likely occur following the Merger, if completed, in order to repay outstanding indebtedness, including indebtedness we expect to incur to initially finance the Merger Consideration and estimated transaction costs. As a result, the above table assumes that approximately 42% of the Merger Consideration and estimated transaction costs will initially be financed with the proceeds from sales of our equity securities, and we expect to seek additional equity financing subsequent to the closing of the Merger to ultimately achieve approximately 65% equity funding for the Merger Consideration. Although we have granted options (the “underwriters’ options”) to the underwriters of our common stock and Mandatory Convertible Preferred Stock to purchase additional shares, the unaudited pro forma condensed combined financial information assumes that those options are not exercised. To the extent that the proceeds we receive from the issuance of our equity securities exceed the aggregate amount assumed in the above table, including as a result of any exercise of the underwriters’ options, we currently expect to reduce the amount of short-term debt and, potentially, long-term debt incurred to fund a portion of the Merger Consideration and to pay associated transaction costs. To the extent that the proceeds we receive from the issuance of our equity securities are less than the aggregate amount assumed in the table above, we currently expect to fund any shortfall by increasing the amount of debt issuances.

We have assumed that we will raise $2,463 million from the issuance and sale of our common stock, net of $37 million of issuance costs and discounts. We expect that this common stock will be issued and sold pursuant to forward sale agreements that we intend to enter into with Morgan Stanley & Co. LLC, an affiliate of RBC Capital Markets, LLC and an affiliate of Barclays Capital Inc. We currently expect that settlement will ultimately occur in multiple settlements, on or prior to December 15, 2019. However, for purposes of calculating the total proceeds from the sale of our common stock, we have assumed full physical settlement of the forward sale agreements and that all of the forward sale agreements will settle concurrently with the closing of the Merger. We also expect that the forward sale agreements will permit us to elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreements. If we were to elect cash settlement or net share settlement, the amount of cash proceeds we receive upon settlement would differ, perhaps substantially, from the amount we have assumed for purposes of this unaudited pro forma condensed combined financial information, or we may not receive any cash proceeds or we may deliver cash (in an amount which could be significant) or shares of our common stock to the forward purchasers.

We expect that the forward sale price under the proposed forward sale agreements will be equal to the public offering price per share of our common stock in the related common stock offering less the underwriting discount, subject to adjustment in accordance with the terms of the agreements, including fixed reductions related to cash dividends.

We have assumed that the forward sale price under our proposed forward sale agreements will be $106.32 per share, net of an estimated underwriting discount. This assumed forward sale price has been calculated on the basis of the last reported sale price of our common stock on the New York Stock Exchange (“NYSE”) on December 27, 2017, which was $107.83 per share, assuming full physical settlement and no adjustments to the initial forward sale price. All shares of common stock issued under the forward sale agreements are assumed to have been issued on January 1, 2016 for purposes of the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2017 and the year ended December 31, 2016 and on September 30, 2017 for purposes of the unaudited pro forma condensed combined balance sheet as of September 30, 2017. We have reflected the impact of changes in our assumed stock price on the number of shares issued in Note 5 below.

For purposes of this unaudited pro forma condensed combined financial information, we have assumed that we will issue shares of our Mandatory Convertible Preferred Stock for $1,478 million, net of $22 million of issuance costs and discounts, with an aggregate liquidation value of $1,500 million, and that those shares will provide for us to pay dividends, calculated as a percentage of the aggregate liquidation value, at the rate of 6.25% per annum. This assumed dividend rate is based on current market conditions. The actual dividend rate on the Mandatory Convertible Preferred Stock at the time it is issued may differ, perhaps substantially, from the rate we have assumed for purposes of the unaudited pro forma condensed combined financial information. In that regard, we have assumed that we will pay those dividends in cash, although we expect to retain the right to pay those dividends in shares of our common stock. In addition, we have further assumed that none of the shares of the Mandatory Convertible Preferred Stock have been converted early during the periods presented in the unaudited pro forma condensed combined financial information.

For purposes of determining pro forma interest expense, we have assumed a weighted-average interest rate (including the index rate plus a credit spread) of 3.2% per annum on our proposed long-term debt. This assumed rate is based on current market conditions. The actual interest rate and original issue discount on the long-term debt will be based on market conditions at the time the debt is issued and may differ, perhaps substantially, from the rate and discount assumed for purposes of this pro forma condensed combined financial information. We have assumed a weighted-average interest rate of 2% per annum on our short-term debt incurred to finance a portion of the Merger Consideration and associated transaction costs. This assumed rate is based on current market conditions. The actual interest rate on the short-term debt at the time it is issued may differ, perhaps substantially, from the rate we have assumed for purposes of this unaudited pro forma condensed combined financial information. In addition, to the extent we subsequently incur additional short-term debt to refinance such short-term debt as it comes due, that new short-term debt will be issued at then current market interest rates, which may be higher or lower than the rate we have assumed for purposes of this unaudited pro forma condensed combined financial information. Also, we expect that some of the short-term and long-term debt will be in the form of floating rate instruments and, as a result, the assumed interest rate on those instruments will increase and decrease over time compared to the rate we have assumed for purposes of this unaudited pro forma condensed combined financial information.

4.	Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

a)	Total net proceeds from financing reflects the following assumptions:

(Dollars in millions)	As of September 30, 2017	Note 4 Reference
Proceeds from issuance of common stock under forward sale agreements	$2,500	(d)
Proceeds from issuance of Mandatory Convertible Preferred Stock	1,500	(c)
Proceeds from long-term debt	5,000	(b)
Proceeds from short-term debt	600	(b)
Discounts and fees from issuance of common stock	(37)	(d)
Discounts and fees from issuance of Mandatory Convertible Preferred Stock	(22)	(c)
Discounts and fees from issuance of long-term debt	(37)	(b)

Total net proceeds from financing	$9,504

b)	Reflects the following:

•	Principal amount of borrowings of $5,000 million from long-term debt, less estimated issuance costs and discounts of $37 million; and

•	Short-term debt of $600 million, consisting of borrowings under our revolving credit facility and commercial paper supported by our revolving credit facility.

The actual amount of indebtedness, and the mix of long-term debt and short-term debt, we incur to finance the Merger Consideration and estimated fees will vary depending on several factors, including net proceeds received from equity offerings, as discussed in Note 3 above.

c)	Reflects $1,478 million of Mandatory Convertible Preferred Stock issued, net of estimated issuance costs and discounts of $22 million.

d)	Reflects $2,463 million of common stock issued, net of estimated issuance costs and discounts of $37 million, assuming full physical settlement of our proposed forward sale agreements at the closing of the Merger.

e)	Represents the following:

•	Estimated $10,237 million of cash and restricted cash to fully retire existing indebtedness of EFH and EFIH that is expected to be settled upon emergence from Chapter 11 bankruptcy;

•	Payment of estimated transaction costs of $52 million, which are included as a component of our investment in Oncor Holdings, the predominant asset acquired in connection with the Merger.

f)	Reflects the reclassification of $23 million of transaction costs incurred by Sempra Energy and recorded in Sundry through September 30, 2017 to include as a component of our investment in Oncor Holdings, $2 million of which had been paid and $21 million of which had been accrued at September 30, 2017.

g)	Reflects the step-up in fair value of the basis in our investment in Oncor Holdings.

h)	Reflects the reduction of the estimated deferred tax asset associated with a $1,641 million gain recognized by EFH from the settlement of EFH and EFIH indebtedness described in footnote (i) below and other deferred tax asset components that are not part of the Merger. The ultimate gain recognized by EFH will reflect changes in bankruptcy claims and interest accrued on those claims between September 30, 2017 and the actual close of the Merger, which will have a corresponding impact on the ultimate deferred tax amount eliminated.

i)

Reflects the settlement of $11,878 million of existing EFH and EFIH indebtedness consisting of liabilities subject to compromise, the EFIH DIP facility and other outstanding liabilities resulting in a pretax gain of

$1,641 million related to the forgiveness of remaining outstanding borrowings as of the assumed closing date. We have not included this gain in the unaudited pro forma condensed combined statements of operations as it is associated with the emergence of EFH and EFIH from Chapter 11 bankruptcy contemporaneous with the closing of the Merger.

j)	Reflects the removal of miscellaneous assets and liabilities expected to be settled upon EFH’s emergence from Chapter 11 bankruptcy, and reclassification of $26 million of asbestos liabilities and $20 million of other postretirement benefits plan liabilities that Sempra Energy will assume in connection with the Merger.

k)	Reflects the elimination of EFH equity accounts.

5.	Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

l)	Reflects the interest expense and amortization of deferred financing costs resulting from our estimated new long-term debt issuances and short-term debt. For purposes of estimating the pro forma interest expense, we have assumed a weighted-average interest rate of 3.2% per annum on the long-term debt and a weighted-average interest rate of 2% per annum on the short-term debt, based on current market conditions. We have assumed that long-term debt financing costs of $37 million are amortized over 12 years, or the weighted-average term of the long-term debt.

A 12.5 basis point increase or decrease in the assumed interest rate under our estimated new long-term borrowings would increase or decrease, respectively, interest expense in the unaudited pro forma condensed combined statements of operations by approximately $5 million, or $0.01 of diluted earnings per common share, for the nine months ended September 30, 2017, and approximately $6 million, or $0.01 of diluted earnings per common share, for the year ended December 31, 2016.

A 12.5 basis point increase or decrease in the assumed interest rate on our estimated new short-term debt would increase or decrease, respectively, interest expense in the unaudited pro forma condensed combined statements of operations by approximately $0.6 million and approximately $0.8 million for the nine months ended September 30, 2017 and the year ended December 31, 2016, respectively, with a negligible impact on diluted earnings per common share.

m)	Reflects the tax impact of related pro forma adjustments at a statutory tax rate of 40.2% for the benefit related to incremental financing costs at Sempra Energy. EFH pretax income assumed remaining after Merger/bankruptcy adjustments was taxed at EFH’s statutory rate of 35.3%.

n)	Reflects the removal of $5 million and $13 million of operation and maintenance expense recorded for the nine months ended September 30, 2017 and year ended December 31, 2016, respectively, that is not expected to continue post-Merger.

o)	Reflects the elimination of $79 million of income related to the approval of a make-whole settlement and $3 million of other costs not expected to continue recorded for the nine months ended September 30, 2017 and the removal of $669 million of expense during the year ended December 31, 2016 related to make-whole charges in connection with EFIH First and Second Lien Notes, which notes are assumed to be repaid contemporaneously with the closing of the Merger through EFH’s emergence from Chapter 11 bankruptcy.

p)	Reflects the removal of interest income earned in connection with EFH cash balances assumed to be used as of January 1, 2016 to repay EFH indebtedness contemporaneously with the closing of the Merger through EFH’s emergence from Chapter 11 bankruptcy.

q)	Reflects the removal of historical interest expense related to EFH debt assumed to be repaid as of January 1, 2016 contemporaneously with the closing of the Merger through EFH’s emergence from Chapter 11 bankruptcy.

r)	Reflects the elimination of reorganization expense directly associated with EFH’s Chapter 11 bankruptcy proceedings that would not have occurred had the Merger been completed on January 1, 2016.

s)	The following table provides the pro forma weighted-average number of basic and diluted common shares outstanding for the nine months ended September 30, 2017 and year ended December 31, 2016. Diluted shares outstanding include the potential dilution of common stock equivalent shares that may occur if securities or other contracts to issue common stock were exercised or converted into common stock.

(Shares in thousands)	Nine months ended September 30, 2017	Year ended December 31, 2016
Basic:
Weighted-average common shares outstanding as reported	251,425	250,217
Common shares assumed issued to fund a portion of the Merger Consideration	23,185	23,185

Pro forma weighted-average common shares outstanding	274,610	273,402
Diluted:
Weighted-average common shares outstanding as reported	252,987	251,155
Common shares assumed issued to fund a portion of the Merger Consideration	23,185	23,185

Pro forma weighted-average common shares outstanding	276,172	274,340
EPS:
Pro forma earnings per common share–basic	$3.17	$5.46
Pro forma earnings per common share–diluted	$3.15	$5.44

For purposes of determining the pro forma number of shares of our common stock issued to finance a portion of the Merger Consideration, we have assumed a public offering price of $107.83 per share, which is equal to the last reported sale price of our common stock on the NYSE on December 27, 2017. We have further assumed that the equity forward sale agreements were subject to full physical settlement on January 1, 2016 at a forward price of $106.32 per share, which is the assumed public offering price of $107.83, net of an estimated underwriting discount. The forward sale price is subject to adjustment based on changes in our stock price and the timing of the settlement of the forward sale agreements. A $100 million increase (decrease) in the assumed gross proceeds (before the forward sale discount) from the forward sale of our common stock would increase (decrease), respectively, the number of shares issued on settlement of the forward sale agreements by approximately 927 thousand shares, which would cause our pro forma diluted earnings per common share to (decrease) increase, respectively, by approximately $0.01 for the nine months ended September 30, 2017 and approximately $0.02 for the year ended December 31, 2016, respectively, assuming no change in the assumed public offering price per share. A $4.00 increase (decrease) in the assumed public offering price per share of our common stock that we have used for purposes of calculating the forward sale price would (decrease) increase the number of shares issued on settlement of the forward sale agreements by approximately 829 thousand shares and 893 thousand shares, respectively, which would cause our pro forma diluted earnings per common share to increase (decrease), respectively, by approximately $0.01 for the nine months ended September 30, 2017 and approximately $0.02 for the year ended December 31, 2016, respectively, assuming no change in the assumed gross proceeds we receive from the sale of common stock pursuant to the forward sale agreements. In addition, we expect that the underwriters in the proposed offering of our common stock will have the option to purchase a number of additional shares of our common stock equal to 15% of the number of shares that they would otherwise be purchasing, and if they were to exercise the option in full, it would result in the issuance of an additional approximately 3.5 million shares of our common stock, and a decrease in pro forma diluted earnings per common share of approximately $0.04 and $0.07 for the nine months ended September 30, 2017 and year ended December 31, 2016, respectively, assuming no change in the public offering price per share assumed above or the gross proceeds from the forward sale of our common stock; however, no adjustment for the underwriters’ option is reflected in the unaudited pro forma condensed combined financial information basic or diluted earnings per common share calculations.

We have assumed that the conversion of the Mandatory Convertible Preferred Stock would result in the issuance of approximately 13.9 million shares of our common stock, subject to possible adjustment pursuant to the terms of the Mandatory Convertible Preferred Stock, based upon the last reported sale price of our common stock on the NYSE on December 27, 2017, which was $107.83 per share, and assuming that the aggregate liquidation value of the Mandatory Convertible Preferred Stock we issue and sell is $1,500 million; however, no adjustment for the shares issuable on conversion is reflected in our computation of the unaudited pro forma diluted earnings per common share because the issuance of those shares would be anti-dilutive. Further, we expect that the underwriters in the proposed offering of Mandatory Convertible Preferred Stock will have an option to purchase a number of additional shares of our Mandatory Convertible Preferred Stock equal to 15% of the number of shares they would otherwise be purchasing; however, no adjustment for the underwriters’ option is reflected in the unaudited pro forma condensed combined financial information diluted earnings per common share calculations.

The unaudited pro forma condensed combined statements of operations include pro forma adjustments reflecting cash dividends at an assumed rate of 6.25% per annum on the $1,500 million aggregate liquidation amount of Mandatory Convertible Preferred Stock we assume will be issued, which would result in an aggregate cash dividend of $70 million and $94 million for the nine months ended September 30, 2017 and year ended December 31, 2016, respectively. A 12.5 basis point increase (decrease) in the assumed dividend rate on the foregoing amount of Mandatory Convertible Preferred Stock would increase (decrease), respectively, the amount of cash dividends by approximately $1 million for the nine months ended September 30, 2017 and approximately $2 million for the year ended December 31, 2016. The foregoing amounts of dividends assume that we pay dividends on the Mandatory Convertible Preferred Stock in cash. However, we expect to retain the right to pay those dividends in shares of our common stock.

t)	The gross proceeds (before discounts and fees) we receive from the assumed sale of our common stock, Mandatory Convertible Preferred Stock and long-term debt securities and from the issuance of our short-term debt will likely differ, perhaps materially, from the respective amounts we have assumed for purposes of this unaudited pro forma condensed combined financial information as set forth under the heading “Sources of funds” in the table in Note 3 above.

A $100 million increase (decrease) in the assumed gross proceeds from the sale of shares of our common stock pursuant to the forward sale agreements and a corresponding $100 million (decrease) increase in the assumed gross proceeds from the issuance of short-term debt, would increase (decrease), respectively, our pro forma earnings attributable to common shares by approximately $1 million in each instance for both the nine months ended September 30, 2017 and the year ended December 31, 2016 and would (decrease) increase our pro forma diluted earnings per share by approximately $0.01 in each instance for the nine months ended September 30, 2017 and approximately ($0.02) and $0.01, respectively, for the year ended December 31, 2016, assuming no changes in the respective amounts of gross proceeds from the other Financing Transactions or in the assumed public offering price of $107.83 per share of our common stock.

A $100 million increase (decrease) in the assumed gross proceeds from the sale of our Mandatory Convertible Preferred Stock, and a corresponding $100 million (decrease) increase in the assumed gross proceeds from the issuance of our short-term debt, would (decrease) increase, respectively, our pro forma earnings attributable to common shares by approximately $4 million in each instance, and our pro forma diluted earnings per share by approximately $0.01 in each instance for the nine months ended September 30, 2017, and would (decrease) increase, respectively, our pro forma earnings attributable to common shares by approximately $5 million in each instance and our pro forma diluted earnings per share by approximately $0.02 in each instance for the year ended December 31, 2016, assuming no changes in the respective amounts of gross proceeds for the other Financing Transactions or in the assumed public offering price of $107.83 per share of our common stock.

To the extent that the gross proceeds we receive from the issuance and sale of our common stock are less than the amount assumed in the table referred to above, it is also possible that the shortfall may be financed by a corresponding increase in the gross proceeds from the sale of our Mandatory Convertible Preferred Stock, and vice versa. A $100 million increase (decrease) in the assumed gross proceeds from the sale of shares of our common stock pursuant to the forward sale agreements, and a corresponding $100 million (decrease) increase in the assumed gross proceeds from the sale of shares of our Mandatory Convertible Preferred Stock would increase (decrease), respectively, our pro forma earnings attributable to common shares by approximately $5 million in each instance and our pro forma diluted earnings per share by approximately $0.01 in each instance for the nine months ended September 30, 2017, and would increase (decrease), respectively, our pro forma earnings attributable to common shares by approximately $6 million in each instance and our pro forma diluted earnings per share by approximately $0.01 in each instance for the year ended December 31, 2016, assuming no changes in the respective amounts of gross proceeds for the other Financing Transactions or in the assumed public offering price of $107.83 per share of our common stock.

DESCRIPTION OF MANDATORY CONVERTIBLE PREFERRED STOCK

The following is a summary of certain provisions of our     % Mandatory Convertible Preferred Stock, Series A, which we refer to as our “Mandatory Convertible Preferred Stock.” A copy of the certificate of determination setting forth the terms of the Mandatory Convertible Preferred Stock, which we refer to as the “Certificate of Determination,” as well as our Amended and Restated Articles of Incorporation, as heretofore amended, which we refer to as our “Charter,” is available upon request from us at the address set forth in the section of the accompanying prospectus entitled “Where You Can Find More Information.” This summary of the terms of the Mandatory Convertible Preferred Stock is not complete and is subject to, and qualified in its entirety by reference to, the provisions of our Charter and the Certificate of Determination.

As used in this section, unless otherwise expressly stated or the context otherwise requires, the terms “Sempra Energy,” “the Company,” “us,” “we” or “our” refer to Sempra Energy and not any of its subsidiaries.

General

Under our Charter, our board of directors is authorized, without further shareholder action, to issue up to 50,000,000 shares of preferred stock in one or more series by filing a certificate of determination with the Secretary of State of the State of California. Such certificate of determination may set forth the designations, privileges, preferences and rights of the shares of each such series of preferred stock and the restrictions thereof, including the dividend rate, the redemption provisions, if any, the amount payable in the event of our voluntary or involuntary liquidation, winding-up or dissolution, the terms and conditions, if any, of conversion and the voting rights. As of the date of this prospectus supplement, no shares of preferred stock are outstanding. At the consummation of this offering, we will issue              shares of the Mandatory Convertible Preferred Stock. In addition, we have granted the underwriters an option to purchase up to              additional shares of the Mandatory Convertible Preferred Stock as described under “Underwriting.”

When issued, the Mandatory Convertible Preferred Stock and any common stock issued upon the conversion of the Mandatory Convertible Preferred Stock will be fully paid and nonassessable. The holders of the Mandatory Convertible Preferred Stock will have no preemptive or preferential rights to purchase or subscribe for stock, obligations, warrants or other securities of ours of any class. American Stock Transfer & Trust Company, LLC serves as the transfer agent and registrar of our common stock and will serve as transfer agent, registrar and conversion and dividend disbursing agent for the Mandatory Convertible Preferred Stock.

Ranking

The Mandatory Convertible Preferred Stock, with respect to dividend rights and distribution rights upon our liquidation, winding-up or dissolution, will rank:

•	senior to (i) our common stock and (ii) each other class or series of our capital stock established after the first original issue date of shares of the Mandatory Convertible Preferred Stock (which we refer to as the “initial issue date”) the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (we refer to our common stock and all such other classes or series of capital stock, collectively, as “junior stock”);

•	on parity with each class or series of our capital stock established after the initial issue date the terms of which expressly provide that such class or series will rank on parity with the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “parity stock”);

•	junior to each class or series of our capital stock established after the initial issue date the terms of which expressly provide that such class or series will rank senior to the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “senior stock”);

•	junior to our existing and future indebtedness and other liabilities; and

•	structurally subordinated to any existing and future indebtedness and other liabilities of our subsidiaries and capital stock of our subsidiaries held by third parties.

Dividends

Subject to the rights of holders of any class or series of our capital stock ranking senior to the Mandatory Convertible Preferred Stock with respect to dividends, holders of the Mandatory Convertible Preferred Stock will be entitled to receive, when, as and if declared by our board of directors, or an authorized committee thereof, out of funds legally available for payment, cumulative dividends at the rate per annum of     % of the liquidation preference of $100.00 per share of the Mandatory Convertible Preferred Stock (equivalent to $             per annum per share), payable in cash, by delivery of shares of our common stock or by delivery of any combination of cash and shares of our common stock, as determined by us in our sole discretion (subject to the limitations described below). See “– Method of Payment of Dividends” below. Declared dividends on the Mandatory Convertible Preferred Stock will be payable quarterly on January 15, April 15, July 15 and October 15 of each year, commencing on April 15, 2018, to, and including, January 15, 2021 (each, a “dividend payment date”), at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the initial issue date of the Mandatory Convertible Preferred Stock, whether or not in any dividend period or periods there have been funds legally available for the payment of such dividends. Declared dividends will be payable on the relevant dividend payment date to holders of record of the Mandatory Convertible Preferred Stock as they appear on our stock register at the close of business on the immediately preceding January 1, April 1, July 1 and October 1 (each, a “record date”), whether or not such holders convert their shares, or such shares are automatically converted, after a record date and on or prior to the immediately succeeding dividend payment date. These record dates will apply regardless of whether a particular record date is a business day. A “business day” means any day other than a Saturday or Sunday or any other day on which commercial banks in New York City are authorized or required by law or executive order to close. If a dividend payment date is not a business day, payment will be made on the next succeeding business day, without any interest or other payment in lieu of interest accruing with respect to this delay.

A dividend period is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period will commence on, and include, the initial issue date of the Mandatory Convertible Preferred Stock and will end on, and exclude, the April 15, 2018 dividend payment date. The amount of dividends payable on each share of the Mandatory Convertible Preferred Stock for each full dividend period (after the initial dividend period) will be computed by dividing the annual dividend rate by four. Dividends payable on the Mandatory Convertible Preferred Stock for any period other than a full dividend period will be computed based upon the actual number of days elapsed during such period over a 360-day year (consisting of twelve 30-day months). Accordingly, the dividend on the Mandatory Convertible Preferred Stock for the first dividend period, assuming the initial issue date is January      , 2018 will be $             per share and will be payable, when, as and if declared, on April 15, 2018 to the holders of record thereof at the close of business on April 1, 2018. The dividend on the Mandatory Convertible Preferred Stock for each subsequent dividend period, when, as and if declared, will be $             per share. Accumulations of dividends on shares of the Mandatory Convertible Preferred Stock will not bear interest.

No dividend will be declared or paid upon, or any sum of cash or number of shares of our common stock set apart for the payment of dividends upon, any outstanding shares of Mandatory Convertible Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum of cash or number of shares of our common stock has been set apart for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock.

Except as described above, dividends on shares of Mandatory Convertible Preferred Stock converted to common stock will cease to accumulate, and all other rights of holders of the Mandatory Convertible Preferred Stock will terminate, from and after the acquisition termination redemption date, the mandatory conversion date, the fundamental change conversion date or the early conversion date (each, as defined below), as applicable.

Our ability to declare and pay cash dividends and to make other distributions with respect to our capital stock, including the Mandatory Convertible Preferred Stock, may be limited by the terms of our and our subsidiaries’ existing and any future indebtedness. In addition, our ability to declare and pay dividends may be limited by applicable California law. See “Risk Factors – Risks Related to the Mandatory Convertible Preferred Stock and Common Stock – We may be unable to, or may choose not to, continue to pay dividends on our Mandatory Convertible Preferred Stock or our common stock at current or planned rates or at all.”

So long as any share of Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on our common stock or any other class or series of junior stock, and no common stock or any other junior stock shall be purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries unless, in each case, all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid, or a sufficient sum of cash or number of shares of our common stock has been set apart for the payment of such dividends, on all outstanding shares of Mandatory Convertible Preferred Stock. The foregoing limitation shall not apply to: (i) any dividend or distribution payable in shares of common stock or other junior stock, together with cash in lieu of any fractional share, (ii) purchases, redemptions or other acquisitions of common stock or other junior stock in connection with the administration of any benefit or other incentive plan, including any employment contract, in the ordinary course of business, including, without limitation, (x) purchases to offset the share dilution amount pursuant to a publicly announced repurchase plan, provided that any purchases to offset the share dilution amount shall in no event exceed the share dilution amount, (y) the forfeiture of unvested shares of restricted stock or share withholdings or other surrender of shares to which the holder may otherwise be entitled upon exercise, delivery or vesting of equity awards (whether in payment of applicable taxes, the exercise price or otherwise), and (z) the payment of cash in lieu of fractional shares; (iii) purchases of fractional interests in shares of any common stock or other junior stock pursuant to the conversion or exchange provisions of such shares of other junior stock or any securities exchangeable for or convertible into shares of common stock or other junior stock; (iv) any dividends or distributions of rights or common stock or other junior stock in connection with a shareholders’ rights plan or any redemption or repurchase of rights pursuant to any shareholders’ rights plan; (v) purchases of common stock or other junior stock pursuant to a contractually binding requirement to buy common stock or other junior stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan; (vi) the deemed purchase or acquisition of fractional interests in shares of our common stock or other junior stock pursuant to the conversion or exchange provisions of such shares or the security being converted or exchanged; (vii) the acquisition by us or any of our subsidiaries of record ownership in common stock or other junior stock or parity stock for the beneficial ownership of any other persons (other than us or any of our subsidiaries), including as trustees or custodians, and the payment of cash in lieu of fractional shares; and (viii) the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock (with the same or lesser aggregate liquidation amount) or junior stock and the payment of cash in lieu of fractional shares. The phrase “share dilution amount” means the increase in the number of diluted shares outstanding (determined in accordance with accounting principles generally accepted in the United States of America and as measured from the initial issue date) resulting from the grant, vesting or exercise of equity-based compensation to directors, employees and agents and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

When dividends on shares of the Mandatory Convertible Preferred Stock (i) have not been declared and paid in full on any dividend payment date, or (ii) have been declared but a sum of cash or number of shares of our common stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable record date, no dividends may be declared or paid on any parity stock unless dividends are declared on the shares of Mandatory Convertible Preferred Stock such that the respective amounts of such dividends declared on the shares of Mandatory Convertible Preferred Stock and such parity stock shall bear the same ratio to each other as all accumulated dividends and all declared and unpaid dividends per share on the shares of Mandatory Convertible Preferred Stock and such parity stock bear to each other; provided, however, that any unpaid dividends will continue to accumulate.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by our board of directors, or an authorized committee thereof, may be declared and paid on any securities, including our common stock, from time to time out of any funds legally available for such payment, and holders of the Mandatory Convertible Preferred Stock shall not be entitled to participate in any such dividends.

Method of Payment of Dividends

Subject to the limitations described below, we may pay any declared dividend (or any portion of any declared dividend) on the shares of Mandatory Convertible Preferred Stock (whether for a current dividend period or any prior dividend period, including in connection with the payment of declared and unpaid dividends pursuant to the provisions described in “—Mandatory Conversion” and “– Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”), determined in our sole discretion:

•	in cash;

•	by delivery of shares of our common stock; or

•	by delivery of any combination of cash and shares of our common stock.

We will make each payment of a declared dividend on the shares of Mandatory Convertible Preferred Stock in cash, except to the extent we elect to make all or any portion of such payment in shares of our common stock. We will give the holders of the Mandatory Convertible Preferred Stock notice of any such election and the portions of such payment that will be made in cash and in shares of our common stock no later than 10 scheduled trading days (as defined below) prior to the dividend payment date for such dividend; provided, however, that if we do not provide timely notice of this election, we will be deemed to have elected to pay the relevant dividend in cash.

If we elect to make any such payment of a declared dividend, or any portion thereof, in shares of our common stock, such shares will be valued for such purpose at 97% of the average VWAP (as defined below) per share of our common stock over the five consecutive trading day (as defined below) period beginning on, and including, the sixth scheduled trading day (as defined below) prior to the applicable dividend payment date (such average, the “average price”).

No fractional shares of our common stock will be delivered to the holders of the Mandatory Convertible Preferred Stock in payment or partial payment of a dividend. We will instead, to the extent we are legally permitted to do so, pay a cash amount to each holder that would otherwise be entitled to receive a fraction of a share of our common stock based on the average price with respect to such dividend.

To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of, or for resales of, shares of our common stock issued as payment of a dividend on the shares of Mandatory Convertible Preferred Stock, including dividends paid in connection with a conversion, we will, to the extent such a shelf registration statement is not currently filed and effective, use our commercially reasonable efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such shares of common stock have been resold thereunder and such time as all such shares would be freely tradable without registration by holders thereof that are not (and were not at any time during the preceding three months) “affiliates” of ours for purposes of the Securities Act of 1933, as amended, and the rules and regulations thereunder. To the extent applicable, we will also use our commercially reasonable efforts to have the shares of our common stock qualified or registered under applicable U.S. state securities laws, if required, and approved for listing on the NYSE (or if our common stock is not listed on the NYSE, on the principal other U.S. national or regional securities exchange on which our common stock is then listed).

Notwithstanding the foregoing, in no event will the number of shares of our common stock to be delivered per share of the Mandatory Convertible Preferred Stock in connection with any declared dividend, including any declared dividend payable in connection with a conversion, exceed a number equal to the total dividend payment per share of the Mandatory Convertible Preferred Stock divided by the floor price (as defined below). The “floor price” means $             (which is approximately 35% of the initial price (as defined below) in effect at the time the Mandatory Convertible Preferred Stock is initially issued), subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each fixed conversion rate as set forth below in “– Anti-Dilution Adjustments.” To the extent that the amount of any declared dividend exceeds the product of (x) the number of shares of our common stock delivered in connection with such dividend and (y) 97% of the average price applicable to such dividend, we will, if we are legally able to do so, pay such excess amount in cash.

Acquisition Termination Redemption

We expect to use the net proceeds from this offering to finance a portion of the Merger, as described under “Prospectus Supplement Summary—Recent Developments.” Within ten business days following the earlier of (a) the date on which an Acquisition Termination Event (as defined below) occurs and (b) the close of business on December 1, 2018, if the Merger has not closed at or prior to such time on such date, we will be entitled, but not required, in our sole discretion, to mail a notice of acquisition termination redemption to the holders of the Mandatory Convertible Preferred Stock. If we provide notice of acquisition termination redemption to holders of the Mandatory Convertible Preferred Stock, then, on the acquisition termination redemption date (as defined below), we will be required to redeem the Mandatory Convertible Preferred Stock, in whole but not in part, at a redemption amount per share of Mandatory Convertible Preferred Stock equal to the acquisition termination make-whole amount (as defined below).

“Acquisition Termination Event” means either (1) the Merger Agreement (as such term is defined under “Prospectus Supplement Summary – Recent Developments”) is terminated or (2) we determine in our reasonable judgment that the Merger will not occur.

“Acquisition termination make-whole amount” means, for each share of Mandatory Convertible Preferred Stock, an amount in cash equal to $100.00 plus accumulated and unpaid dividends to, but excluding, the acquisition termination redemption date (whether or not declared); provided, however, that if the acquisition termination share price (as defined below) exceeds the initial price, the acquisition termination make-whole amount per share of Mandatory Convertible Preferred Stock will instead consist of the reference settlement amount (as defined below).

The “acquisition termination share price” means the average VWAP per share of our common stock over the 10 consecutive trading day period ending on, and including, the trading day preceding the date on which we provide notice of acquisition termination redemption.

The “reference settlement amount” means, for each share of Mandatory Convertible Preferred Stock, consideration consisting of the following:

(i)	a number of shares of our common stock equal to the acquisition termination conversion rate (as defined below); and

(ii)	cash in an amount equal to the acquisition termination dividend amount (as defined below);

provided, however, that we may pay cash in lieu of delivering all or any portion of the shares of our common stock set forth in clause (i) above, and we may deliver shares of our common stock in lieu of paying all or any portion of the cash amount set forth in clause (ii) above, in each case, as described below.

“Acquisition termination conversion rate” means a rate equal to the fundamental change conversion rate assuming for such purpose that the date on which we provide notice of acquisition termination redemption is the fundamental change effective date (as defined below) and that the share price (as defined below) is the acquisition termination share price.

“Acquisition termination dividend amount” means an amount of cash equal to the sum of (x) the fundamental change dividend make-whole amount and (y) the accumulated dividend amount, assuming in each case, for such purpose that the date on which we provide notice of acquisition termination redemption is the fundamental change effective date.

For a description of the terms fundamental change conversion rate, fundamental change dividend make-whole amount, accumulated dividend amount and share price, see “– Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount.”

If the acquisition termination share price exceeds the initial price, we may pay cash in lieu of delivering all or any portion of the number of shares of our common stock equal to the acquisition termination conversion rate. If we make such an election, we will pay, in lieu of such shares, cash in an amount equal to such number of shares of our common stock in respect of which we have made this election multiplied by the acquisition termination market value (as defined below).

In addition, if the acquisition termination share price exceeds the initial price, we may deliver shares of our common stock in lieu of paying cash for some or all of the acquisition termination dividend amount. If we make such an election, we will deliver, in lieu of such cash, a number of shares of our common stock equal to such portion of the acquisition termination dividend amount to be paid by delivery of shares of our common stock divided by the greater of the floor price and 97% of the acquisition termination market value; provided, however, that, if the acquisition termination dividend amount or portion thereof in respect of which shares of our common stock are delivered exceeds the product of such number of shares of our common stock multiplied by 97% of the acquisition termination market value, we will, if we are legally able to do so, declare and pay such excess amount in cash.

“Acquisition termination market value” means the average VWAP per share of our common stock over the 20 consecutive trading day period commencing on, and including, the second trading day following the date on which we provide notice of acquisition termination redemption.

“Acquisition termination redemption date” means the date specified by us in our notice of acquisition termination redemption that is not less than 30 nor more than 60 days following the date on which we provide notice of such acquisition termination redemption; provided, however, that, if (a) the acquisition termination share price is greater than the initial price and (b)(i) we elect to pay cash in lieu of delivering all or any portion of the shares of our common stock equal to the acquisition termination conversion rate, or (ii) we elect to deliver shares of our common stock in lieu of paying all or any portion of the acquisition termination dividend amount in cash, then the acquisition termination redemption date will not be earlier than the second business day following the last trading day of the 20 consecutive trading day period used to determine the acquisition termination market value.

The notice of acquisition termination redemption will specify, among other things:

•	the acquisition termination make-whole amount;

•	if the acquisition termination share price exceeds the initial price, the number of shares of our common stock and the amount of cash comprising the reference settlement amount per share of Mandatory Convertible Preferred Stock (before giving effect to any election to pay or deliver, with respect to each share of Mandatory Convertible Preferred Stock, cash in lieu of all or a portion of the number of shares of our common stock equal to the acquisition termination conversion rate or shares of our common stock in lieu of all or a portion of cash in respect of the acquisition termination dividend amount);

•	if applicable, whether we will pay cash in lieu of delivering all or any portion of the number of shares of our common stock equal to the acquisition termination conversion rate comprising a portion of the reference settlement amount (specifying, if applicable, the number of such shares of our common stock in respect of which cash will be delivered);

•	if applicable, whether we will deliver shares of our common stock in lieu of paying cash for all or any portion of the acquisition termination dividend amount comprising a portion of the reference settlement amount (specifying, if applicable, the percentage of the acquisition termination dividend amount in respect of which shares of our common stock will be delivered in lieu of cash); and

•	the acquisition termination redemption date.

If any portion of the acquisition termination make-whole amount is to be paid by delivery of shares of our common stock, no fractional shares of our common stock will be delivered to the holders of the Mandatory Convertible Preferred Stock. We will instead, to the extent we are legally permitted to do so, pay a cash amount to each holder that would otherwise be entitled to a fraction of a share of our common stock based on the average VWAP per share of our common stock over the five consecutive trading day period beginning on, and including, the sixth scheduled trading day immediately preceding the acquisition termination redemption date. If the acquisition termination redemption date occurs on or prior to the last trading day of such five consecutive trading day period, payment of the cash payable in lieu of delivery of fractional shares of our common stock shall be deferred until the second business day immediately following the last trading day of such five consecutive trading day period. Subject to applicable DTC rules and procedures, if more than one share of Mandatory Convertible Preferred Stock is to be redeemed from a holder, the number of shares of our common stock issuable in connection with the payment of the reference settlement amount shall be computed on the basis of the aggregate number of shares of Mandatory Convertible Preferred Stock so redeemed. The provisions with respect to delivery of our common stock in lieu of cash set forth in the penultimate paragraph of “–Method of Payment of Dividends” shall apply to any delivery of shares of our common stock upon an acquisition termination redemption.

All cash payments to which a holder of the Mandatory Convertible Preferred Stock is entitled in connection with an acquisition termination redemption will be rounded to the nearest cent.

Although we will have the option to redeem the Mandatory Convertible Preferred Stock if an Acquisition Termination Event occurs or the Merger is not completed prior to 5:00 p.m. (New York City time) on December 1, 2018, we are not obligated to do so. Moreover, even if we deem it desirable for us to redeem the Mandatory Convertible Preferred Stock, we may not have the funds necessary to do so, or may otherwise be precluded by the terms of our then existing indebtedness from doing so. If the Merger does not occur and we do not redeem the Mandatory Convertible Preferred Stock, we will have broad discretion with respect to the use of the proceeds of this offering. See “Risk Factors – Risks Related to the Mandatory Convertible Preferred Stock and Common Stock – The Mandatory Convertible Preferred Stock is subject to redemption at our option upon the occurrence of an Acquisition Termination Event or if the proposed Merger is not completed on or prior to 5:00 p.m. (New York City time) on December 1, 2018.”

Other than pursuant to the acquisition termination redemption provisions described above, the Mandatory Convertible Preferred Stock will not be redeemable.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of the Mandatory Convertible Preferred Stock will be entitled to receive a liquidation preference in the amount of $100.00 per share of the Mandatory Convertible Preferred Stock (the “liquidation preference”), plus an amount (the “liquidation dividend amount”) equal to accumulated and unpaid dividends on such shares to, but excluding, the date fixed for liquidation, winding-up or dissolution to be paid out of our assets legally available for distribution to our shareholders, after satisfaction of debt and other liabilities owed to our creditors and holders of shares of any senior stock and before any payment or distribution is made to holders of junior stock (including our common stock). If, upon our voluntary or involuntary liquidation, winding-up or dissolution, the amounts payable with respect to (1) the liquidation preference plus the liquidation dividend amount on the shares of Mandatory Convertible Preferred Stock and (2) the liquidation preference of, and the amount of accumulated and unpaid dividends (to, but excluding, the date fixed for liquidation, winding-up or dissolution) on, all other parity stock are not paid in full, the holders of the Mandatory Convertible Preferred Stock and all holders of any such other parity stock will share equally and ratably in any distribution of our assets in proportion to their liquidation preference and amounts equal to accumulated and unpaid dividends to which they are entitled. After payment to any holder of Mandatory Convertible Preferred Stock of the full amount of the liquidation preference and the liquidation dividend amount for such holder’s shares of Mandatory Convertible Preferred Stock, such holder of the Mandatory Convertible Preferred Stock will have no right or claim to any of our remaining assets. See “– General” and “Risk Factors – Risks Related to the Mandatory Convertible Preferred Stock and Common Stock—The Mandatory Convertible Preferred Stock will rank junior to all of our consolidated liabilities.”

Neither the sale, lease or exchange of all or substantially all of our assets, nor our merger or consolidation into or with any other person, will be deemed to be our voluntary or involuntary liquidation, winding-up or dissolution.

Our Charter, including the Certificate of Determination for the Mandatory Convertible Preferred Stock, does not contain any provision requiring funds to be set aside to protect the liquidation preference of the Mandatory Convertible Preferred Stock.

Voting Rights

The holders of the Mandatory Convertible Preferred Stock will not have any voting rights, except as described below and as specifically required by California law from time to time.

Whenever dividends on any shares of the Mandatory Convertible Preferred Stock (i) have not been declared and paid, or (ii) have been declared but a sum of cash or number of shares of our common stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable record date, for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods (a “nonpayment”), the authorized number of directors on our board of directors will, at the next annual meeting of shareholders or at a special meeting of shareholders as provided below, automatically be increased by two and the holders of the Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock (as defined below) then outstanding, will be entitled, at our next annual meeting or at a special meeting of shareholders, if any, to fill such newly created directorships by electing two additional directors (the “preferred stock directors”); provided, however, that the election of any such directors will not cause us to violate the corporate governance requirements of the NYSE (or any other exchange or automated quotation system on which our securities may be listed or quoted) for listed or quoted companies to have a majority of independent directors; and provided, further, that our board of directors shall, at no time, include more than two preferred stock directors. In the event of a nonpayment, the holders of record of at least 25% of the shares of the Mandatory Convertible Preferred Stock and any other series of voting preferred stock may request that a special meeting of shareholders be called to elect such preferred stock directors (provided, however, that if our next annual or a special meeting of shareholders is scheduled to be held within 90 days of the receipt of such request, the election of such preferred stock directors, to the extent otherwise permitted by our bylaws, will, instead, be included in the agenda for and will be held at such scheduled annual or special meeting of shareholders). The preferred stock directors will stand for reelection annually, and at each subsequent annual meeting of the shareholders, so long as the holders of the Mandatory Convertible Preferred Stock continue to have such voting rights.

At any meeting at which the holders of the Mandatory Convertible Preferred Stock are entitled to elect preferred stock directors, the holders of record of a majority of the then outstanding shares of the Mandatory Convertible Preferred Stock and all other series of voting preferred stock, present in person or represented by proxy, will constitute a quorum and the vote of the holders of a majority of such shares of the Mandatory Convertible Preferred Stock and other voting preferred stock so present or represented by proxy at any such meeting at which there shall be a quorum shall be sufficient to elect the preferred stock directors.

As used in this prospectus supplement, “voting preferred stock” means any series of our preferred stock, other than the Mandatory Convertible Preferred Stock, ranking equally with the Mandatory Convertible Preferred Stock either as to dividends or to the distribution of assets upon liquidation, dissolution or winding-up and upon which like voting rights for the election of directors have been conferred and are exercisable. Whether a plurality, majority or other portion in voting power of the Mandatory Convertible Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the Mandatory Convertible Preferred Stock and such other voting preferred stock voted.

If and when all accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock have been paid in full (a “nonpayment remedy”), the holders of the Mandatory Convertible Preferred Stock shall immediately and, without any further action by us, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent nonpayment. If such voting rights for the holders of the Mandatory Convertible Preferred Stock and all other holders of voting preferred stock have terminated, the term of office of each preferred stock director so elected will terminate at such time and the authorized number of directors on our board of directors shall automatically decrease by two.

Any preferred stock director may be removed at any time, with cause as provided by law or without cause by the holders of record of a majority in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and any other series of voting preferred stock then outstanding (voting together as a single class) when they have the voting rights described above. In the event that a nonpayment shall have occurred and there shall not have been a nonpayment remedy, any vacancy in the office of a preferred stock director (other than prior to the initial election of preferred stock directors after a nonpayment) may be filled by the written consent of the preferred stock director remaining in office or, if none remains in office, by a vote of the holders of record of a majority in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and any other series of voting preferred stock then outstanding (voting together as a single class) when they have the voting rights described above; provided, however, that the filling of each vacancy will not cause us to violate the corporate governance requirements of the NYSE (or any other exchange or automated quotation system on which our securities may be listed or quoted) for listed or quoted companies to have a majority of independent directors. The preferred stock directors will each be entitled to one vote per director on any matter that comes before our board of directors for a vote.

So long as any shares of the Mandatory Convertible Preferred Stock are outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Mandatory Convertible Preferred Stock and all other series of voting preferred stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing or by vote at an annual or special meeting of such shareholders:

(1)	amend or alter the provisions of our Charter or the Certificate of Determination for the Mandatory Convertible Preferred Stock so as to authorize or create, or increase the authorized amount of, any class or series of senior stock; or

(2)	amend, alter or repeal any provision of our Charter or the Certificate of Determination for the Mandatory Convertible Preferred Stock so as to adversely affect the special rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock; or

(3)

consummate a binding share exchange or reclassification involving the shares of the Mandatory Convertible Preferred Stock, or a merger or consolidation of us with another entity, unless in each case: (i) the shares of the Mandatory Convertible Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity (or the Mandatory Convertible Preferred Stock is otherwise exchanged or reclassified), are converted or reclassified into or exchanged for preferred stock of the surviving or resulting entity or its ultimate parent; and (ii) the shares of the Mandatory Convertible Preferred Stock that remain outstanding or such shares of preferred stock, as the case may be, have rights, preferences, privileges and voting powers that, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, taken as a whole, of the Mandatory Convertible Preferred Stock immediately prior to the consummation of such transaction;

provided, however, that (1) any increase in the amount of our authorized but unissued shares of our preferred stock, (2) any increase in the amount of our authorized Mandatory Convertible Preferred Stock or the issuance of any additional shares of the Mandatory Convertible Preferred Stock or (3) the authorization or creation of any class or series of parity or junior stock, any increase in the amount of authorized but unissued shares of such class or series of parity or junior stock or the issuance of any shares of such class or series of parity or junior stock will be deemed not to adversely affect (or to otherwise cause to be materially less favorable) the rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock and shall not require the affirmative vote of holders of the Mandatory Convertible Preferred Stock. Our Charter and California law permits us, without the approval of any of our shareholders (including any holders of the Mandatory Convertible Preferred Stock), to establish and issue a new series of preferred stock ranking equal with or junior to the Mandatory Convertible Preferred Stock, which may dilute the voting and other interests of holders of the Mandatory Convertible Preferred Stock. See “Description of Capital Stock – Preferred Stock” in the accompanying prospectus.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock, then only the series of voting preferred stock adversely affected and entitled to vote shall vote as a class in lieu of all other series of voting preferred stock.

Without the consent of the holders of the Mandatory Convertible Preferred Stock, so long as such action does not adversely affect the special rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock, and limitations and restrictions thereof, we may amend, alter, supplement or repeal any terms of the Mandatory Convertible Preferred Stock for the following purposes:

•	to cure any ambiguity or mistake, or to correct or supplement any provision contained in the Certificate of Determination establishing the terms of the Mandatory Convertible Preferred Stock that may be defective or inconsistent with any other provision contained in such Certificate of Determination;

•	to make any provision with respect to matters or questions relating to the Mandatory Convertible Preferred Stock that is not inconsistent with the provisions of our Charter or the Certificate of Determination establishing the terms of the Mandatory Convertible Preferred Stock; or

•	to waive any of our rights with respect thereto.

In addition, without the consent of the holders of the Mandatory Convertible Preferred Stock, we may amend, alter, supplement or repeal any terms of the Mandatory Convertible Preferred Stock in order to conform the terms thereof to the description of the terms of the Mandatory Convertible Preferred Stock set forth under “Description of Mandatory Convertible Preferred Stock” in this preliminary prospectus supplement relating to this offering, as supplemented by any related pricing term sheet.

Mandatory Conversion

Each share of the Mandatory Convertible Preferred Stock, unless previously converted or redeemed as described under “– Acquisition Termination Redemption,” will automatically convert on the mandatory conversion date, into a number of shares of our common stock equal to the conversion rate described below. If we declare a dividend on the Mandatory Convertible Preferred Stock for the dividend period ending on January 15, 2021, we will pay such dividend to the holders of record as of the close of business on the immediately preceding record date, as described above under “– Dividends.” If, on or prior to January 1, 2021 we have not declared all or any portion of the accumulated dividends on the Mandatory Convertible Preferred Stock, the conversion rate will be increased by a number of shares of our common stock equal to the amount of such undeclared, accumulated and unpaid dividends per share of Mandatory Convertible Preferred Stock (the “additional conversion amount”) divided by the greater of the floor price and 97% of the average price. To the extent that the additional conversion amount per share of Mandatory Convertible Preferred Stock exceeds the product of such number of additional shares and 97% of the average price, we will, if we are legally able to do so, declare and pay such excess amount in cash pro rata per share to the holders of the Mandatory Convertible Preferred Stock.

The “conversion rate,” which is the number of shares of our common stock issuable upon conversion of each share of the Mandatory Convertible Preferred Stock on the mandatory conversion date, will, subject to adjustment as described above for any additional conversion amount or as described in “– Anti-Dilution Adjustments” below, be as follows:

•	if the applicable market value (as defined below) of our common stock is greater than $ (the “threshold appreciation price,” which represents an approximately % appreciation over the initial price, and which is subject to adjustment as described below under the caption “– Anti-Dilution Adjustments”), then the conversion rate will be shares of our common stock per share of the Mandatory Convertible Preferred Stock (the “minimum conversion rate,” subject to adjustment as described below under the caption “– Anti-Dilution Adjustments”), which is approximately equal to $100.00 divided by the threshold appreciation price;

•	if the applicable market value of our common stock is less than or equal to the threshold appreciation price but greater than or equal to $ (the “initial price,” which equals the per share public offering price of our common stock in our concurrent Common Stock Offering, and which is subject to adjustment as described below under the caption “– Anti-Dilution Adjustments”), then the conversion rate will be equal to $100.00 divided by the applicable market value of our common stock, which will be between and shares of our common stock per share of the Mandatory Convertible Preferred Stock; or

•	if the applicable market value of our common stock is less than the initial price, then the conversion rate will be shares of our common stock per share of the Mandatory Convertible Preferred Stock (the “maximum conversion rate,” subject to adjustment as described below under the caption “– Anti-Dilution Adjustments”), which is approximately equal to $100.00 divided by the initial price. For the avoidance of doubt, the conversion rate per share of the Mandatory Convertible Preferred Stock will in no event exceed the maximum conversion rate, subject to adjustment as described under “– Anti-Dilution Adjustments” below and exclusive of any amounts owing in respect of accrued and unpaid dividends paid at our election in shares of common stock.

We refer to the minimum conversion rate and the maximum conversion rate collectively as the “fixed conversion rates.” The fixed conversion rates, the initial price, the threshold appreciation price and the applicable market value are each subject to adjustment as described under “– Anti-Dilution Adjustments” below.

Hypothetical Conversion Values Upon Mandatory Conversion

For illustrative purposes only, the following table shows the number of shares of our common stock that a holder of the Mandatory Convertible Preferred Stock would receive upon mandatory conversion of one share of the Mandatory Convertible Preferred Stock at various applicable market values for our common stock. The table assumes that there will be no conversion adjustments as described above for any additional conversion amount or as described below in “– Anti-Dilution Adjustments” and that dividends on the Mandatory Convertible Preferred Stock will be paid in cash and not in additional shares of our common stock. The actual applicable market value of our common stock may differ from those set forth in the table below. Given an initial price of $             and a threshold appreciation price of $            , a holder of the Mandatory Convertible Preferred Stock would receive on the mandatory conversion date the number of shares of our common stock per share of the Mandatory Convertible Preferred Stock set forth below, subject to the provisions described below with respect to any fractional share of our common stock:

Applicable market value of our common stock	Number of shares of our common stock to be received upon mandatory conversion	Conversion value (applicable market value multiplied by the number of shares of our common stock to be received upon mandatory conversion)
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$

Accordingly, if the applicable market value of our common stock is greater than the threshold appreciation price, the aggregate market value of our common stock delivered upon conversion of each share of the Mandatory Convertible Preferred Stock will be greater than the $100.00 liquidation preference of a share of the Mandatory Convertible Preferred Stock, assuming that the market price of our common stock on the mandatory conversion date is the same as the applicable market value of our common stock. If the applicable market value for our common stock is equal to or greater than the initial price and equal to or less than the threshold appreciation price, the aggregate market value of our common stock delivered upon conversion of each share of the Mandatory Convertible Preferred Stock will be equal to the $100.00 liquidation preference of a share of the Mandatory Convertible Preferred Stock, assuming that the market price of our common stock on the mandatory conversion date is the same as the applicable market value of our common stock. If the applicable market value of our common stock is less than the initial price, the aggregate market value of our common stock delivered upon conversion of each share of the Mandatory Convertible Preferred Stock will be less than the $100.00 liquidation preference of a share of the Mandatory Convertible Preferred Stock, assuming that the market price of our common stock on the mandatory conversion date is the same as the applicable market value of our common stock.

Definitions

“Applicable market value” means the average VWAP per share of our common stock over the settlement period (as defined below).

The term “close of business” means 5:00 p.m., New York City time.

“Mandatory conversion date” means the second business day immediately following the last trading day of the settlement period. The mandatory conversion date is expected to be January 15, 2021.

The term “open of business” means 9:00 a.m., New York City time.

“Settlement period” means the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding January 15, 2021.

A “trading day” is a day on which our common stock:

•	is not suspended from trading, and on which trading in our common stock is not limited, on the NYSE (or, if our common stock is not then listed on the NYSE, on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded) (the “applicable market”), during any period or periods aggregating one half-hour or longer; and

•	has traded at least once on the applicable market;

provided, however, that if our common stock is not traded on any such exchange, association or market, “trading day” means any business day.

A “scheduled trading day” is any day that is scheduled to be a trading day.

“VWAP” per share of our common stock on any trading day means the per share volume-weighted average price as displayed on Bloomberg page “SRE <EQUITY>AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such trading day; or, if such price is not available, “VWAP” means the market value per share of our common stock on such trading day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose, which may include any of the underwriters for this offering. The “average VWAP” means the average of the VWAPs for each trading day in the relevant period.

Conversion at the Option of the Holder

Other than during a fundamental change conversion period (as defined below under “– Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”), holders of the Mandatory Convertible Preferred Stock will have the option to convert their Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of the Mandatory Convertible Preferred Stock), at any time prior to January 15, 2021, into shares of our common stock at the minimum conversion rate of              shares of our common stock per share of the Mandatory Convertible Preferred Stock, subject to adjustment as described under “– Anti-Dilution Adjustments” below.

If, as of the effective date of any early conversion (the “early conversion date”), we have not declared all or any portion of the accumulated dividends for all dividend periods ending on a dividend payment date prior to such early conversion date, the conversion rate for such early conversion will be increased by a number of shares of our common stock equal to the amount of such undeclared, accumulated and unpaid dividends per share of Mandatory Convertible Preferred Stock (the “early conversion additional amount”) for such prior dividend periods, divided by the greater of the floor price and the average VWAP per share of our common stock over the 20 consecutive trading day period (the “early conversion settlement period”) commencing on, and including, the 21st scheduled trading day immediately preceding the early conversion date (the “early conversion average price”). Notwithstanding the last sentence under “– Method of Payment of Dividends” above, to the extent that the early conversion additional amount exceeds the product of such number of additional shares and the early conversion average price, we will not have any obligation to pay the shortfall in cash.

Except as described above, upon any optional conversion of any Mandatory Convertible Preferred Stock, we will make no payment or allowance for unpaid dividends on such shares of the Mandatory Convertible Preferred Stock, unless such early conversion date occurs after the record date for a declared dividend and on or prior to the immediately succeeding dividend payment date, in which case such dividend will be paid on such dividend payment date to the holder of record of the converted shares of the Mandatory Convertible Preferred Stock as of such record date, as described in the section above entitled “– Dividends.”

Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount

General

If a “fundamental change” (as defined below) occurs on or prior to January 15, 2021, holders of the Mandatory Convertible Preferred Stock will have the right to:

(i)	convert their shares of Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of the Mandatory Convertible Preferred Stock), into a number of shares of common stock equal to the fundamental change conversion rate per share of Mandatory Convertible Preferred Stock described below;

(ii)	with respect to such converted shares, receive a fundamental change dividend make-whole amount (as defined below) payable in cash or shares of our common stock; and

(iii)	with respect to such converted shares, receive the accumulated dividend amount (as defined below) payable in cash or shares of our common stock,

subject, in the case of clauses (ii) and (iii), to certain limitations with respect to the number of shares of our common stock that we will be required to deliver, all as described below. Notwithstanding clauses (ii) and (iii) above, if the effective date of a fundamental change falls during a dividend period for which we have declared a dividend, we will pay such dividend on the relevant dividend payment date to the holders of record at the close of business on the immediately preceding record date, as described in “– Dividends,” and the accumulated dividend amount will not include the amount of such dividend, and the fundamental change dividend make-whole amount will not include the present value of such dividend.

To exercise this right, holders must submit their Mandatory Convertible Preferred Stock for conversion at any time during the period (the “fundamental change conversion period”) beginning on the effective date of such fundamental change (as defined below) and ending at the close of business on the date that is 20 calendar days after the effective date (or, if earlier, January 15, 2021) at the conversion rate specified in the table below (the “fundamental change conversion rate”). Holders of the Mandatory Convertible Preferred Stock who do not submit their shares for conversion during the fundamental change conversion period will not be entitled to convert their Mandatory Convertible Preferred Stock at the relevant fundamental change conversion rate or to receive the relevant fundamental change dividend make-whole amount or the relevant accumulated dividend amount.

We will notify holders of the effective date of a fundamental change no later than the second business day following such effective date. If we notify holders of a fundamental change later than the second business day following the effective date, the fundamental change conversion period will be extended by a number of days equal to the number of days from, and including, such effective date to, but excluding, the date of the notice; provided, however, that the fundamental change conversion period will not be extended beyond January 15, 2021.

A “fundamental change” will be deemed to have occurred, at such time after the initial issue date of the Mandatory Convertible Preferred Stock, upon: (i) the consummation of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, recapitalization or otherwise) in connection with which 90% or more of our common stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration 10% or more of which (excluding cash payments for fractional shares or pursuant to appraisal rights) is not common stock that is listed on, or immediately after the transaction or event will be listed on, any of the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market; (ii) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), whether or not applicable), other than us, any of our majority-owned subsidiaries or any of our or our majority-owned subsidiaries’ employee benefit plans, filing a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of capital stock then outstanding entitled to vote generally in elections of our directors or we otherwise become aware of such beneficial ownership; or (iii) our common stock ceasing to be listed for trading on the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or another U.S. national securities exchange. For the purposes of this definition of “fundamental change,” any transaction or event that constitutes a fundamental change under both clause (i) and clause (ii) above will be deemed to constitute a fundamental change solely under clause (i) of this definition of “fundamental change.”

Fundamental Change Conversion Rate

The fundamental change conversion rate will be determined by reference to the table below and is based on the effective date of the fundamental change (the “effective date”) and the price (the “share price”) paid or deemed paid per share of our common stock therein. If the holders of our common stock receive only cash in the fundamental change, the share price shall be the cash amount paid per share. Otherwise, the share price shall be the average VWAP per share of our common stock over the 10 consecutive trading day period ending on, and including, the trading day preceding the effective date.

The share prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the fixed conversion rates of the Mandatory Convertible Preferred Stock are adjusted. The adjusted share prices will equal the share prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the minimum conversion rate immediately prior to the adjustment giving rise to the share price adjustment and the denominator of which is the minimum conversion rate as so adjusted. Each of the fundamental change conversion rates in the table will be subject to adjustment in the same manner as each fixed conversion rate as set forth in “– Anti-Dilution Adjustments.”

The following table sets forth the fundamental change conversion rate per share of the Mandatory Convertible Preferred Stock for each share price and effective date set forth below.

Share price
Effective date	$	$	$	$	$	$	$	$	$	$	$	$	$
January , 2018
January 15, 2019
January 15, 2020
January 15, 2021

The exact share price and effective date may not be set forth in the table, in which case:

•	if the share price is between two share price amounts on the table or the effective date is between two effective dates on the table, the fundamental change conversion rate will be determined by straight-line interpolation between the fundamental change conversion rates set forth for the higher and lower share price amounts and the earlier and later effective dates, as applicable, based on a 365- or 366-day year, as applicable;

•	if the share price is in excess of $ per share (subject to adjustment in the same manner as the share prices set forth in the first row of the table above), then the fundamental change conversion rate will be the minimum conversion rate; and

•	if the share price is less than $ per share (subject to adjustment as described above), then the fundamental change conversion rate will be the maximum conversion rate.

Fundamental Change Dividend Make-Whole Amount and Accumulated Dividend Amount

For any shares of the Mandatory Convertible Preferred Stock that are converted during the fundamental change conversion period, in addition to the common stock issued upon conversion at the fundamental change conversion rate, we will, at our option:

(a)	pay you in cash, to the extent we are legally permitted to do so, an amount equal to the present value, calculated using a discount rate of % per annum, of all scheduled dividend payments (excluding any accumulated dividend amount, and subject to the second sentence under “—General” above) on the Mandatory Convertible Preferred Stock for all remaining dividend periods (including any partial dividend period) from, and including, the effective date of the applicable fundamental change to, but excluding, the mandatory conversion date (the “fundamental change dividend make-whole amount”);

(b)	increase the number of shares of our common stock to be issued upon conversion by a number equal to (x) the fundamental change dividend make-whole amount divided by (y) the greater of the floor price and 97% of the share price; or

(c)	pay the fundamental change dividend make-whole amount through any combination of cash and shares of our common stock in accordance with the provisions of clauses (a) and (b) above.

As used herein, the term “accumulated dividend amount” means, with respect to any fundamental change, the aggregate amount of undeclared, accumulated and unpaid dividends, if any, as of the effective date of the relevant fundamental change, for all dividend periods prior to such effective date, including for the partial dividend period, if any, from, and including, the dividend payment date immediately preceding such effective date to, but excluding, such effective date. For the avoidance of doubt, (i) if the effective date of a fundamental change falls during a dividend period for which we have declared a dividend, we will pay such dividend on the relevant dividend payment date to the holders of record at the close of business on the immediately preceding record date, as described in “– Dividends,” and the accumulated dividend amount will not include the amount of such dividend; and (ii) any undeclared, accumulated and unpaid dividends, if any, as of the effective date of the relevant fundamental change will be part of the accumulated dividend amount.

The accumulated dividend amount will be payable at our option:

•	in cash, to the extent we are legally permitted to do so;

•	in an additional number of shares of our common stock equal to (x) the accumulated dividend amount divided by (y) the greater of the floor price and 97% of the share price; or

•	in a combination of cash and shares of our common stock in accordance with the provisions of the preceding two bullets.

We will pay the fundamental change dividend make-whole amount and the accumulated dividend amount in cash, except to the extent we elect on or prior to the second business day following the effective date of a fundamental change to make all or any portion of such payments in our common stock. In addition, if we elect to deliver common stock in respect of all or any portion of the fundamental change dividend make-whole amount or the accumulated dividend amount, to the extent that the portion of the fundamental change dividend make-whole amount or the accumulated dividend amount paid in common stock exceeds the product of the number of additional shares we deliver in respect thereof and 97% of the share price, we will, if we are legally able to do so, pay such excess amount in cash. Any such payment in cash may not be permitted by our then existing debt instruments, including any restricted payments covenants.

No fractional shares of our common stock will be delivered to converting holders of the Mandatory Convertible Preferred Stock in respect of the fundamental change dividend make-whole amount or the accumulated dividend amount. We will instead pay a cash amount to each converting holder that would otherwise be entitled to receive a fraction of a share of our common stock based on the average VWAP per share of our common stock over the five consecutive trading day period ending on, and including, the sixth scheduled trading day immediately preceding the conversion date.

Not later than the second business day following the effective date of a fundamental change, we will notify holders of:

•	the fundamental change conversion rate;

•	the fundamental change dividend make-whole amount and whether we will pay such amount in cash, shares of our common stock or a combination thereof, specifying the combination, if applicable; and

•	the accumulated dividend amount as of the effective date of the fundamental change and whether we will pay such amount in cash, shares of our common stock or a combination thereof, specifying the combination, if applicable.

Our obligation to adjust the conversion rate in connection with a fundamental change and pay the fundamental change dividend make-whole amount (whether in cash, our common stock or any combination thereof) could possibly be considered a penalty under state law, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies and therefore may not be enforceable in whole or in part.

Conversion Procedures

Upon Mandatory Conversion

Any outstanding shares of Mandatory Convertible Preferred Stock will automatically convert into shares of common stock on the mandatory conversion date. The person or persons entitled to receive the shares of our common stock issuable upon mandatory conversion of the Mandatory Convertible Preferred Stock will be treated as the record holder(s) of such shares as of the close of business on the mandatory conversion date. Except as provided in “– Anti-Dilution Adjustments,” prior to the close of business on the mandatory conversion date, the common stock issuable upon conversion of the Mandatory Convertible Preferred Stock will not be outstanding for any purpose and you will have no rights with respect to such common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the Mandatory Convertible Preferred Stock.

Upon Early Conversion

If you elect to convert the Mandatory Convertible Preferred Stock prior to the mandatory conversion date, in the manner described in “– Conversion at the Option of the Holder” or “– Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount,” you must observe the following conversion procedures:

If shares of the Mandatory Convertible Preferred Stock are in global form, to convert the Mandatory Convertible Preferred Stock you must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program. If shares of the Mandatory Convertible Preferred Stock are held in certificated form, you must comply with certain procedures set forth in the Certificate of Determination for the Mandatory Convertible Preferred Stock. In either case, if required, you must pay all transfer or similar taxes or duties, if any.

The conversion date will be the date on which you have satisfied the foregoing requirements. You will not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of our common stock if you exercise your conversion rights, but you will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than your own. Common stock will be issued and delivered to the converting holder, or, if the Mandatory Convertible Preferred Stock being converted is in global form, the shares of common stock issuable upon conversion shall be delivered through the facilities of DTC, in each case together with delivery by us to the converting holder of any cash to which the converting holder is entitled, only after all applicable taxes and duties, if any, payable by you have been paid in full, and such shares and cash will be delivered on the latest of (i) the second business day immediately succeeding the conversion date, (ii) if applicable, the second business day immediately succeeding the last day of the early conversion settlement period and (iii) the business day after you have paid in full all applicable taxes and duties, if any.

The person or persons entitled to receive the shares of common stock issuable upon conversion of the Mandatory Convertible Preferred Stock will be treated as the record holder(s) of such shares as of the close of business on the applicable conversion date. Prior to the close of business on the applicable conversion date, the shares of common stock issuable upon conversion of any shares of the Mandatory Convertible Preferred Stock will not be deemed to be outstanding for any purpose, and you will have no rights with respect to such common stock, including voting rights, rights to respond to tender offers for the common stock and rights to receive any dividends or other distributions on the common stock, by virtue of holding the Mandatory Convertible Preferred Stock.

Fractional Shares

No fractional shares of our common stock will be issued to holders of the Mandatory Convertible Preferred Stock upon conversion. In lieu of any fractional shares of our common stock otherwise issuable in respect of the aggregate number of shares of the Mandatory Convertible Preferred Stock that are converted, cash will be paid in an amount (computed to the nearest cent) equal to the product of: (i) that same fraction; and (ii) the average VWAP of our common stock over the five consecutive trading day period beginning on, and including, the sixth scheduled trading day immediately preceding the applicable conversion date. If the conversion date occurs on or prior to the last trading day of such five consecutive trading day period, the cash payment shall be deferred until the second business day immediately following the last trading day of such five consecutive trading day period.

Subject to any applicable rules and procedures of DTC, if more than one share of the Mandatory Convertible Preferred Stock is surrendered for conversion at one time by or for the same holder, the number of full shares of our common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Mandatory Convertible Preferred Stock so surrendered.

Anti-Dilution Adjustments

Each fixed conversion rate will be adjusted only under the following enumerated circumstances:

(1)	We issue shares of common stock to all holders of our common stock as a dividend or other distribution, in which event, each fixed conversion rate in effect at the close of business on the date fixed for determination of the holders of our common stock entitled to receive such dividend or other distribution will be divided by a fraction:

•	the numerator of which is the number of shares of our common stock outstanding at the close of business on the date fixed for such determination, without giving effect to such dividend, distribution, stock split or stock combination; and

•	the denominator of which is the sum of the number of shares of our common stock outstanding at the close of business on the date fixed for such determination and the total number of shares of our common stock constituting such dividend or other distribution.

Any adjustment made pursuant to this clause (1) will become effective immediately after the close of business on the date fixed for such determination. If any dividend or distribution described in this clause (1) is declared but not so paid or made, each fixed conversion rate shall be readjusted, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to pay or make such dividend or distribution, to such fixed conversion rate that would be in effect if such dividend or distribution had not been declared. For the purposes of this clause (1), the number of shares of our common stock outstanding at the close of business on the date fixed for such determination shall not include shares that we hold in treasury but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of our common stock. We will not pay any dividend or make any distribution on shares of our common stock that we hold in treasury.

(2)	We issue to all holders of shares of our common stock rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans or pursuant to a rights plan) entitling them, for a period of up to 45 calendar days from the date of issuance of such rights or warrants, to subscribe for or purchase shares of our common stock at a price per share less than the “current market price” (as defined below) of our common stock, in which case each fixed conversion rate in effect at the close of business on the date fixed for determination of the holders of our common stock entitled to receive such rights or warrants will be increased by multiplying such fixed conversion rate by a fraction:

•	the numerator of which is the sum of (x) the number of shares of our common stock outstanding at the close of business on the date fixed for such determination and (y) the number of shares of our common stock issuable pursuant to such rights or warrants; and

•	the denominator of which is the sum of (x) the number of shares of our common stock outstanding at the close of business on the date fixed for such determination and (y) the number of shares of our common stock equal to the quotient of the aggregate offering price payable to exercise such rights or warrants divided by the current market price of our common stock.

Any adjustment made pursuant to this clause (2) will become effective immediately after the close of business on the date fixed for such determination. In the event that such rights or warrants described in this clause (2) are not so issued, each fixed conversion rate shall be readjusted, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to issue such rights or warrants, to such fixed conversion rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or our common stock is otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, each fixed conversion rate shall be readjusted to such fixed conversion rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of our common stock actually delivered. In determining whether any rights or warrants entitle the holders thereof to subscribe for or purchase common stock at less than the current market price, and in determining the aggregate offering price payable to exercise such rights or warrants, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined in good faith by our board of directors, or an authorized committee thereof, which determination shall be final, conclusive and binding). For the purposes of this clause (2), the number of shares of our common stock at the time outstanding shall not include shares that we hold in treasury but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of our common stock. We will not issue any such rights or warrants in respect of shares of our common stock that we hold in treasury.

(3)	We subdivide or combine our common stock, in which event each fixed conversion rate in effect at the close of business on the effective date of such subdivision or combination shall be multiplied by a fraction:

•	the numerator of which is the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination; and

•	the denominator of which is the number of shares of our common stock outstanding immediately prior to such subdivision or combination.

Any adjustment made pursuant to this clause (3) shall become effective immediately after the close of business on the effective date of such subdivision or combination.

(4)	We distribute to all holders of our common stock evidences of our indebtedness, shares of our capital stock, securities, rights to acquire shares of our capital stock, cash or other assets, excluding:

•	any dividend or distribution of shares of common stock described in clause (1) above;

•	any rights or warrants described in clause (2) above;

•	any dividend or distribution described in clause (5) below; and

•	any spin-off, as to which the provisions set forth below in this clause (4) shall apply,

in which event each fixed conversion rate in effect at the close of business on the date fixed for the determination of holders of our common stock entitled to receive such distribution will be multiplied by a fraction:

•	the numerator of which is the current market price of our common stock; and

•	the denominator of which is the current market price of our common stock minus the fair market value, as determined by our board of directors, or an authorized committee thereof, in good faith (which determination shall be final, conclusive and binding), on such date fixed for determination, of the portion of the evidences of indebtedness, shares of our capital stock, securities, rights to acquire shares of our capital stock, cash or other assets so distributed applicable to one share of our common stock.

To the extent such distribution is not so paid or made, each fixed conversion rate will be readjusted to the fixed conversion rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

In the event that we make a distribution to all holders of our common stock consisting of capital stock of, or similar equity interests in, or relating to a subsidiary or other business unit of ours (herein referred to as a “spin-off”), each fixed conversion rate in effect at the close of business on the date fixed for the determination of holders of our common stock entitled to receive such distribution will be multiplied by a fraction:

•	the numerator of which is the sum of the current market price of our common stock and the fair market value, as determined by our board of directors, or an authorized committee thereof, in good faith (which determination shall be final, conclusive and binding), of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of our common stock (or, if such shares of capital stock or equity interests are listed on a U.S. national or regional securities exchange, the current market price of such capital stock or equity interests); and

•	the denominator of which is the current market price of our common stock.

Any adjustment made pursuant to this clause (4) shall become effective immediately after the close of business on the date fixed for the determination of the holders of our common stock entitled to receive such distribution. In the event that such distribution described in this clause (4) is not so made, each fixed conversion rate shall be readjusted, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to make such distribution, to such fixed conversion rate that would then be in effect if such distribution had not been declared. If (x) an adjustment to each fixed conversion rate is required under this clause (4) during the settlement period, or (y) a holder submits shares of Mandatory Convertible Preferred Stock for early conversion during the period commencing after the close of business on the determination date described above and prior to the time that the current market price of our common stock is determined for purposes of this clause (4), then in either case delivery of the shares of our common stock issuable upon conversion will be delayed until the second business day immediately after the first date as of which the calculations provided for in this clause (4) can be completed.

(5)	We pay or make a dividend or other distribution consisting exclusively of cash to all holders of our common stock other than a regular, quarterly cash dividend that does not exceed $0.8225 (the “dividend threshold,” subject to adjustment as described below), excluding:

•	any cash that is distributed in a reorganization event (as described below);

•	any dividend or other distribution in connection with our voluntary or involuntary liquidation, dissolution or winding-up; and

•	any consideration payable as part of a tender or exchange offer,

in which event, each fixed conversion rate in effect at the close of business on the date fixed for determination of the holders of our common stock entitled to receive such dividend or other distribution will be multiplied by a fraction:

•	the numerator of which is the current market price of our common stock minus the dividend threshold (provided that if the distribution is not a regular quarterly cash dividend, the dividend threshold will, for purposes of such distribution, be deemed to be zero); and

•	the denominator of which is the current market price of our common stock minus the amount per share of such dividend or other distribution.

The dividend threshold is subject to adjustment in a manner inversely proportional to adjustments to the fixed conversion rates pursuant to the provisions described under this “—Anti-Dilution Adjustments” section; provided, however, that no adjustment will be made to the dividend threshold for any adjustment to the fixed conversion rates under this clause (5).

Any adjustment made pursuant to this clause (5) shall become effective immediately after the close of business on the date fixed for the determination of the holders of our common stock entitled to receive such dividend or other distribution. In the event that any dividend or other distribution described in this clause (5) is not so paid or so made, each fixed conversion rate shall be readjusted, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to pay such dividend or make such other distribution, to such fixed conversion rate which would then be in effect if such dividend or other distribution had not been declared.

(6)	We or any of our subsidiaries successfully complete a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for our outstanding common stock (excluding any securities convertible or exchangeable for our common stock), where the cash and the value of any other consideration included in the payment per share of our common stock exceeds the current market price of our common stock, in which event each fixed conversion rate in effect at the close of business on the date of expiration of the tender or exchange offer (the “expiration date”) will be multiplied by a fraction:

•	the numerator of which shall be equal to the sum of:

(i)	the aggregate cash and fair market value (as determined in good faith by our board of directors, or an authorized committee thereof, which determination shall be final, conclusive and binding), on the expiration date, of any other consideration paid or payable for shares of our common stock purchased in such tender or exchange offer; and

(ii)	the product of:

1.	the current market price of our common stock; and

2.	the number of shares of our common stock outstanding at the time such tender or exchange offer expires, less any purchased shares; and

•	the denominator of which shall be equal to the product of:

(i)	the current market price of our common stock; and

(ii)	the number of shares of our common stock outstanding at the time such tender or exchange offer expires, including any purchased shares.

Any adjustment made pursuant to this clause (6) shall become effective immediately after the close of business on the 10th trading day immediately following the expiration date but will be given effect as of the open of business on the expiration date for the tender or exchange offer. In the event that we are, or one of our subsidiaries is, obligated to purchase shares of our common stock pursuant to any such tender offer or exchange offer, but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each fixed conversation rate shall be readjusted to be such fixed conversion rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (6) to any tender offer or exchange offer would result in a decrease in each fixed conversation rate, no adjustment shall be made for such tender offer or exchange offer under this clause (6). If (x) an adjustment to each fixed conversion rate is required pursuant to this clause (6) during the settlement period, or (y) a holder submits shares of Mandatory Convertible Preferred Stock for early conversion during the period commencing after the open of business on the expiration date described above and prior to the time that the current market price of our common stock is determined for purposes of this clause (6), then in either case, delivery of the related conversion consideration will be delayed to the second business day immediately after the first date as of which the calculations provided for in this clause (6) can be completed.

Except with respect to a spin-off, in cases where the fair market value of the evidences of our indebtedness, shares of capital stock, securities, rights to acquire shares of our capital stock, cash or other assets as to which clauses (4) or (5) above apply, applicable to one share of our common stock, distributed to shareholders equals or exceeds the current market price (as determined for purposes of calculating the conversion rate adjustment pursuant to such clause (4) or (5)), rather than being entitled to an adjustment in each fixed conversion rate, holders of the Mandatory Convertible Preferred Stock will be entitled to receive upon conversion, in addition to a number of shares of our common stock otherwise deliverable on the applicable conversion date, the kind and amount of the evidences of our indebtedness, shares of capital stock, securities, rights to acquire shares of our capital stock, cash or other assets comprising the distribution that such holder would have received if such holder had owned, immediately prior to the record date for determining the holders of our common stock entitled to receive the distribution, for each share of the Mandatory Convertible Preferred Stock, a number of shares of our common stock equal to the maximum conversion rate in effect on the date of such distribution.

To the extent that we have a rights plan in effect with respect to our common stock on any conversion date, upon conversion of any Mandatory Convertible Preferred Stock, you will receive, in addition to common stock, the rights under the rights plan, unless, prior to such conversion date, the rights have separated from our common stock, in which case, and only in such case, each fixed conversion rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in clause (4) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. Notwithstanding anything to the contrary described in this “– Anti-Dilution Adjustments” section, the fixed conversion rates will not be adjusted on account of any rights issued pursuant to a rights plan, except to the extent provided in the preceding sentence. Any distribution of rights or warrants pursuant to a rights plan that would allow you to receive upon conversion, in addition to any common stock, the rights described therein (unless such rights or warrants have separated from our common stock) shall not constitute a distribution of rights or warrants that would entitle you to an adjustment to the conversion rate. We currently do not have a rights plan in effect.

For the purposes of determining the adjustment to the fixed conversion rate for the purposes of:

•	clauses (2), (4) (but only in the event of an adjustment thereunder not relating to a spin-off) and (5) above, the “current market price” of our common stock is the average VWAP per share of our common stock over the five consecutive trading day period ending on the trading day immediately preceding the “ex-date” (as defined below) with respect to the issuance or distribution requiring such computation;

•	clause (4) above in the event of an adjustment thereunder relating to a spin-off, the “current market price” of our common stock and the capital stock or equity interests of the subsidiary or other business unit being distributed, as applicable, is the average VWAP per share of common stock, capital stock or equity interests of the subsidiary or other business unit being distributed, as applicable, over the first 10 consecutive trading days commencing on and including the fifth trading day following the effective date of such distribution; and

•	clause (6) above, the “current market price” of our common stock is the average VWAP per share of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the expiration date of the relevant tender offer or exchange offer.

The term “ex-date,” when used with respect to any issuance or distribution, means the first date on which shares of our common stock trade, regular way, without the right to receive such issuance or distribution. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of our common stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

In addition, we may make such increases in each fixed conversion rate as we deem advisable in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares of our common stock (or issuance of rights or warrants to acquire shares of our common stock) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed conversion rate.

In the event of a taxable distribution to holders of our common stock that results in an adjustment of each fixed conversion rate or an increase in each fixed conversion rate in our discretion, holders of the Mandatory Convertible Preferred Stock may, in certain circumstances, be deemed to have received a distribution subject to U.S. Federal income tax as a dividend. See “Material United States Federal Income Tax Considerations.” Any applicable withholding taxes (including backup withholding) may be withheld from any distributions and payments and deliveries upon conversion with respect to the Mandatory Convertible Preferred Stock.

All adjustments to each fixed conversion rate will be calculated to the nearest 1/10,000th of a share of our common stock. Prior to the first trading day of the settlement period, no adjustment in a fixed conversion rate will be required unless the adjustment would require an increase or decrease of at least one percent in such fixed conversion rate. If any adjustment is not required to be made because it would not change the fixed conversion rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment; provided, however, that on (x) the earlier of any early conversion date and the effective date of any fundamental change, (y) each trading day of the settlement period, and (z) the date, if any, on which we provide notice of an acquisition termination redemption and the acquisition termination redemption date, adjustments to each fixed conversion rate will be made with respect to any such adjustment carried forward that has not been taken into account before such date.

No adjustment to the fixed conversion rates will be made if holders may participate, at the same time, upon the same terms and otherwise on the same basis as holders of our common stock and solely as a result of holding Mandatory Convertible Preferred Stock, in the transaction that would otherwise give rise to such adjustment as if they held, for each share of the Mandatory Convertible Preferred Stock, a number of shares of our common stock equal to the maximum conversion rate then in effect.

We will not be required to adjust either fixed conversion rate except as described above. Notwithstanding anything to the contrary described above, and without limiting the prior sentence, the fixed conversion rates will not be adjusted:

(a)	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of common stock under any plan;

(b)	upon the issuance of any shares of our common stock or rights, warrants, options, units or other securities exercisable for the purchase of those shares pursuant to any present or future benefit or other incentive plan or program of or assumed by us or any of our subsidiaries;

(c)	upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the initial issue date;

(d)	for a change in the par value of our common stock;

(e)	for stock repurchases that are not tender offers, including structured or derivative transactions;

(f)	as a result of a tender offer solely to holders of fewer than 100 shares of our common stock;

(g)	as a result of a tender or exchange offer by a person other than us or one or more of our subsidiaries; or

(h)	for accumulated dividends on the Mandatory Convertible Preferred Stock, except as described above under “– Acquisition Termination Redemption,” “– Mandatory Conversion,” “– Conversion at the Option of the Holder” and “– Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount.”

We will be required, within 10 business days following the effectiveness of an adjustment to the fixed conversion rates, to provide, or cause to be provided, a written notice of such adjustment to the holders of the Mandatory Convertible Preferred Stock. We will also be required to deliver a statement setting forth in reasonable detail the method by which the adjustment to each fixed conversion rate was determined and setting forth such adjusted fixed conversion rate.

If an adjustment is made to the fixed conversion rates, (x) an inversely proportional adjustment also will be made to the threshold appreciation price and the initial price and (y) an inversely proportional adjustment will also be made to the floor price. Whenever any provision of the Certificate of Determination requires us to calculate the VWAP per share of our common stock over a span of multiple days, we will make appropriate adjustments (including, without limitation, to the applicable market value, the early conversion average price, the current market price and the average price (as the case may be)) to account for any adjustments to the initial price, the threshold appreciation price, the floor price and the fixed conversion rates (as the case may be) that become effective, or any event that would require such an adjustment if the ex-date, effective date or expiration date (as the case may be) of such event occurs, during the relevant period used to calculate such prices or values (as the case may be).

If:

•	the record date for a dividend or distribution on shares of our common stock occurs after the end of the settlement period and before the mandatory conversion date; and

•	such dividend or distribution would have resulted in an adjustment of the number of shares of common stock issuable to the holders of the Mandatory Convertible Preferred Stock had such record date occurred on or before the last trading day of the settlement period, then we will deem the holders of the Mandatory Convertible Preferred Stock to be holders of record, for each share of their Mandatory Convertible Preferred Stock, of a number of shares of our common stock equal to the conversion rate for purposes of that dividend or distribution. In this case, the holders of the Mandatory Convertible Preferred Stock would receive the dividend or distribution on our common stock together with the number of shares of our common stock issuable upon mandatory conversion of the Mandatory Convertible Preferred Stock.

Recapitalizations, Reclassifications and Changes of Our Common Stock

If there occurs:

•	any consolidation or merger of us with or into another person (other than a merger or consolidation in which we are the surviving corporation and in which the shares of our common stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of us or another person);

•	any sale, transfer, lease or conveyance to another person of all or substantially all of our property and assets;

•	any reclassification of our common stock into securities, including securities other than our common stock; or

•	any statutory exchange of our securities with another person (other than in connection with a merger or acquisition),

in each case, as a result of which our common stock would be converted into, or exchanged for, securities, cash or property (each such event, a “reorganization event,” and such securities, cash or property, the “reference property,” and the amount and kind of reference property that a holder of one share of our common stock would be entitled to receive on account of such reorganization event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “reference property unit”), then, notwithstanding anything to the contrary described above,

•	from and after the effective time of such reorganization event, (i) the consideration due upon conversion or redemption of any Mandatory Convertible Preferred Stock will be determined in the same manner as if each reference to any number of shares of common stock in the provisions described under this “Description of Mandatory Convertible Preferred Stock” section (or in any related definitions) were instead a reference to the same number of reference property units; and (ii) for purposes of the definition of “fundamental change,” the terms “common stock” and “capital stock” will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such reference property;

•	for these purposes, the VWAP of any reference property unit or portion thereof that does not consist of a class of securities will be the fair value of such reference property unit or portion thereof, as applicable, determined in good faith by us (or, in the case of cash denominated in U.S. dollars, the face amount thereof); and

•	at the effective time of such reorganization event, we may amend the Certificate of Determination without the consent of the holders of the Mandatory Convertible Preferred Stock to give effect to the provisions described in the previous bullet points.

For purposes of the foregoing, the type and amount of reference property in the case of any reorganization event that causes our common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election (or of all holders of our common stock if none makes an election). We will notify holders of the Mandatory Convertible Preferred Stock of the weighted average as soon as practicable after such determination is made.

We (or any successor to us) will, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any reorganization event, provide written notice to the holders of the Mandatory Convertible Preferred Stock of such occurrence and of the kind and amount of cash, securities or other property that constitute the exchange property. Failure to deliver such notice will not affect the operation of the provisions described in this section.

In connection with any adjustment to the fixed conversion rates described above, we will also adjust the dividend threshold (as defined above) based on the number of shares of common stock or other equity interests comprising the reference property and (if applicable) the value of any non-stock consideration comprising the exchange property.

Notices

We will send all notices or communications to holders of the Mandatory Convertible Preferred Stock pursuant to the Certificate of Determination in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the holders’ respective addresses shown on the register for the Mandatory Convertible Preferred Stock. However, in the case of Mandatory Convertible Preferred Stock in the form of global securities, we are permitted to send notices or communications to holders pursuant to DTC’s procedures, and notices and communications that we send in this manner will be deemed to have been properly sent to such holders in writing.

Reservation of Shares

We will at all times reserve and keep available out of the authorized and unissued common stock, solely for issuance upon conversion of the Mandatory Convertible Preferred Stock, free from any preemptive or other similar rights, a number of shares of our common stock equal to the product of the maximum conversion rate then in effect and the number of shares of the Mandatory Convertible Preferred Stock then outstanding.

Transfer Agent and Registrar

American Stock Transfer & Trust Company, LLC is the transfer agent, registrar and conversion and dividend disbursing agent for the Mandatory Convertible Preferred Stock.

Book-Entry, Delivery and Form

The Mandatory Convertible Preferred Stock will be issued in global form. DTC or its nominee will be the sole registered holder of the Mandatory Convertible Preferred Stock. Ownership of beneficial interests in the Mandatory Convertible Preferred Stock in global form will be limited to persons who have accounts with DTC (“participants”) or persons who hold interests through such participants. Ownership of beneficial interests in the Mandatory Convertible Preferred Stock in global form will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

So long as DTC, or its nominee, is the registered owner or holder of a global certificate representing the shares of the Mandatory Convertible Preferred Stock, DTC or such nominee, as the case may be, will be considered the sole holder of the shares of the Mandatory Convertible Preferred Stock represented by such global certificate for all purposes under the Certificate of Determination establishing the terms of the Mandatory Convertible Preferred Stock. No beneficial owner of an interest in the shares of the Mandatory Convertible Preferred Stock in global form will be able to transfer that interest except in accordance with the applicable procedures of DTC in addition to those provided for under the Certificate of Determination establishing the terms of the Mandatory Convertible Preferred Stock.

Payments of dividends on the global certificate representing the shares of the Mandatory Convertible Preferred Stock will be made to DTC or its nominee, as the case may be, as the registered holder thereof. None of us, the transfer agent, registrar, conversion or dividend disbursing agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate representing the shares of the Mandatory Convertible Preferred Stock or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that DTC or its nominee, upon receipt of any payment of dividends in respect of a global certificate representing the shares of the Mandatory Convertible Preferred Stock, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial ownership interests in the aggregate liquidation preference of such global certificate representing the shares of the Mandatory Convertible Preferred Stock as shown on the records of DTC or its nominee, as the case may be. We also expect that payments by participants to owners of beneficial interests in such global certificate representing the shares of the Mandatory Convertible Preferred Stock held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We understand that DTC is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include:

•	securities brokers and dealers;

•	banks and trust companies; and

•	clearing corporations and certain other organizations.

Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (indirect participants).

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global security among its participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the transfer agent, registrar, conversion or dividend disbursing agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

If DTC is at any time unwilling or unable to continue as a depositary for the shares of the Mandatory Convertible Preferred Stock in global form or DTC ceases to be registered as a clearing agency under the Exchange Act, and in either case a successor depositary is not appointed by us within 90 days, we will issue certificated shares in exchange for the global securities.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

DESCRIPTION OF THE FORWARD SALE AGREEMENTS

The following is a description of certain provisions of the forward sale agreements we expect to enter into in connection with the Concurrent Offering, copies of which are available upon request from us at the address set forth in the section of the accompanying prospectus entitled “Where You Can Find More Information.” This description of certain terms of the forward sale agreements is not complete and is subject to, and qualified in its entirety by reference to, the provisions of those agreements. The following description of certain terms of the forward sale agreements is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, any shares of our common stock. The Concurrent Offering is being made by means of a separate prospectus supplement and not by means of this prospectus supplement.

Pursuant to the Common Stock Offering, we expect to enter into forward sale agreements with the forward purchasers relating to an aggregate $2,500,000,000 of shares of our common stock. In connection with the execution of the forward sale agreements, and at our request, the forward sellers are borrowing from third parties and selling in the Common Stock Offering $2,500,000,000 of shares of our common stock.

If the forward purchasers determine in good faith, after using commercially reasonable efforts, that the forward sellers are unable to borrow, or that the forward sellers are unable to borrow at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date of the Common Stock Offering, any shares of our common stock, then the forward sale agreements will be terminated in their entirety. If the forward purchasers determine in good faith, after using commercially reasonable efforts, that the forward sellers are unable to borrow, or that the forward sellers are unable to borrow at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date,            shares of our common stock, then the number of shares of our common stock to which the forward sale agreements relate will be reduced to the number that the forward sellers can so borrow and deliver. In the event that the number of shares to which the forward sale agreements relate is so reduced, the commitments of the several underwriters in the Common Stock Offering to purchase shares of our common stock from the forward sellers and the forward sellers’ obligation to borrow such shares for delivery and sale to the several underwriters for the Common Stock Offering will be replaced with the commitments to purchase from us and our corresponding obligation to issue directly to the underwriters in the Common Stock Offering, severally in proportion to their respective underwriting obligations in the Common Stock Offering, all or such portion of the number of shares not borrowed and delivered by the forward sellers. In such event, we or the representatives of the underwriters in the Common Stock Offering will have the right to postpone the closing date for the Common Stock Offering for up to one business day to effect any necessary changes to the documents or arrangements in connection with such closing.

We will receive an amount equal to the net proceeds from the sale of the borrowed shares of our common stock sold in the Common Stock Offering, subject to certain adjustments pursuant to the forward sale agreements, from the forward purchasers upon physical settlement of the forward sale agreements. We will only receive such proceeds if we elect to physically settle the forward sale agreements.

The forward sale agreements provide for settlement on a settlement date or dates to be specified at our discretion, but which we expect to occur in multiple settlements on or prior to December 15, 2019. On a settlement date or dates, if we decide to physically settle the forward sale agreements, we will issue shares of our common stock to the forward purchasers at the then-applicable forward sale price. The forward sale price will initially be $            per share, which is the public offering price of our shares of common stock less the underwriting discount for the Common Stock Offering. The forward sale agreements provide that the initial forward sale price will be subject to adjustment based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will be subject to decrease on each of certain dates specified in the forward sale agreements. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. As of the date of this prospectus supplement, the overnight bank funding rate was greater than the spread, but we can give no assurance that the overnight bank funding rate will not decrease to a rate below the spread during the term of the forward sale agreements.

Before the issuance of shares of our common stock, if any, upon settlement of the forward sale agreements, we expect that the shares issuable upon settlement of the forward sale agreements will be reflected in our diluted earnings per share calculation using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of common stock that would be issued upon full physical settlement of the forward sale agreements over the number of shares of common stock that could be purchased by us in the market (based on the average market price of our common stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of shares of our common stock is above the applicable adjusted forward sale price, which is initially $            per share, subject to increase or decrease based on the overnight bank funding rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of our common stock during the term of the forward sale agreements. However, if we decide to physically settle or net share settle the forward sale agreements, delivery of our shares to the forward purchasers on any such physical settlement or net share settlement of the forward sale agreements would result in dilution to our earnings per share.

The forward purchasers will have the right to accelerate the forward sale agreements (or, in certain cases, the portion thereof that they determine is affected by the relevant event) and require us to physically settle the forward sale agreements on a date specified by the forward purchasers if:

•	they are unable to establish, maintain or unwind their hedge position with respect to the forward sale agreements;

•	they determine that they are unable to, or it is commercially impracticable for them to, continue to borrow a number of shares of our common stock equal to the number of shares of our common stock underlying the forward sale agreements or that, with respect to borrowing such number of shares of our common stock, they would incur a rate that is greater than the borrow cost specified in the forward sale agreements, subject to a prior notice requirement;

•	we declare or pay cash dividends in an amount in excess of amounts, or at a time other than, those prescribed by the forward sale agreements or declare or pay certain other types of dividends or distributions on shares of our common stock;

•	an event is announced that, if consummated, would result in an extraordinary event (including certain mergers and tender offers, our nationalization, our insolvency and the delisting of the shares of our common stock);

•	an ownership event (as such term is defined in the forward sale agreements) occurs; or

•	certain other events of default, termination events or other specified events occur, including, among other things, a change in law.

The forward purchasers’ decision to exercise their right to accelerate the forward sale agreements (or, in certain cases, the portion thereof that they determine is affected by the relevant event) and to require us to settle the forward sale agreements will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver our common stock under the terms of the physical settlement provisions of the forward sale agreements irrespective of our capital needs, which would result in dilution to our earnings per share and may adversely affect the market price of our common stock and the Mandatory Convertible Preferred Stock.

The forward sale agreements provide for settlement on a settlement date or dates to be specified at our discretion, but which we expect to occur in multiple settlements on or prior to December 15, 2019. Although we expect to settle the forward sale agreements entirely by the delivery of shares of our common stock under physical settlement, we may elect, subject to certain conditions, cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreements if we conclude that it is in our interest to do so. For example, we may conclude that it is in our interest to cash settle or net share settle the forward sale agreements if the Merger does not close or if we otherwise have no current use for all or a portion of the net proceeds due upon physical settlement of the forward sale agreements.

The forward sale agreements will be physically settled, unless we elect cash or net share settlement under the forward sale agreements (which we have the right to do, subject to certain conditions, other than in the limited circumstances described above). Subject to the provisions of the forward sale agreements, delivery of our shares upon physical or net share settlement of the forward sale agreements will result in dilution to our earnings per share. If we elect to cash or net share settle all or a portion of the shares of our common stock underlying the forward sale agreements, we would expect the forward purchasers or one of their affiliates to purchase the number of shares necessary, based on the number of shares with respect to which we have elected cash or net share settlement, in order to satisfy their obligation to return the shares of our common stock they had borrowed in connection with sales of our common stock under this prospectus supplement and, if applicable in connection with net share settlement, to deliver shares of our common stock to us or taking into account shares of our common stock to be delivered by us, as applicable. If the price paid by the forward purchasers or one of their affiliates to so purchase our common stock is above the forward sale price at that time, we will pay or deliver, as the case may be, to the forward purchasers under the forward sale agreements, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. Any such difference could be significant. Conversely, if the price paid by the forward purchasers or one of their affiliates to so purchase our common stock is below the forward sale price at that time, the forward purchasers will pay or deliver, as the case may be, to us under the forward sale agreements, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference.

In addition, the purchase of our common stock by the forward purchasers or their affiliates, to unwind the forward purchasers’ hedge position, could cause the price of our common stock to increase over time, thereby increasing the amount of cash or the number of shares of our common stock that we would owe to the forward purchasers upon cash settlement or net share settlement, as the case may be, of the forward sale agreements, or decreasing the amount of cash or the number of shares of our common stock that the forward purchasers owe us upon cash settlement or net share settlement, as the case may be, of the forward sale agreements.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material United States federal income tax considerations of the purchase, ownership, conversion and disposition of the Mandatory Convertible Preferred Stock issued pursuant to this offering, the receipt of any cash paid as dividends on the Mandatory Convertible Preferred Stock and the receipt, ownership and disposition of any common stock paid as dividends on the Mandatory Convertible Preferred Stock or received upon conversion of the Mandatory Convertible Preferred Stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our Mandatory Convertible Preferred Stock or common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, conversion and disposition of our Mandatory Convertible Preferred Stock, the receipt of cash paid as dividends on the Mandatory Convertible Preferred Stock or the receipt, ownership or disposition of our common stock.

This discussion is limited to holders that hold our Mandatory Convertible Preferred Stock and our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all United States federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the alternative minimum tax and of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons holding our Mandatory Convertible Preferred Stock or common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid United States federal income tax;

•	S corporations or entities or arrangements treated as partnerships for United States federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons subject to special tax accounting rules as a result of their use of financial statements;

•	persons deemed to sell our Mandatory Convertible Preferred Stock or common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our Mandatory Convertible Preferred Stock or common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans; and

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity or arrangement treated as a partnership for United States federal income tax purposes holds our Mandatory Convertible Preferred Stock or our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our Mandatory Convertible Preferred Stock or our common stock and the partners in such partnerships should consult their tax advisors regarding the United States federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, CONVERSION AND DISPOSITION OF OUR MANDATORY CONVERTIBLE PREFERRED STOCK, THE RECEIPT OF CASH PAID AS DIVIDENDS ON THE MANDATORY CONVERTIBLE PREFERRED STOCK AND THE RECEIPT, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Mandatory Convertible Preferred Stock or our common stock that, for United States federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for United States federal income tax purposes.

A “non-U.S. Holder” is any beneficial owner of our Mandatory Convertible Preferred Stock or common stock that is not a “U.S. Holder.”

Taxation of U.S. Holders

Distributions Generally

If we make cash or other property distributions on our Mandatory Convertible Preferred Stock or our common stock, such distributions generally will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Subject to customary conditions and limitations, dividends will be eligible for the dividends-received deduction in the case of U.S. Holders that are corporations. Dividends paid to non-corporate U.S. Holders in taxable years generally will qualify for taxation at special rates if such holders meet certain holding period and other applicable requirements. It is possible that distributions we make with respect to the Mandatory Convertible Preferred Stock or common stock will exceed our current and accumulated earnings and profits. Amounts not treated as dividends for United States federal income tax purposes will constitute a return of capital and will first be applied against and reduce a holder’s tax basis in the Mandatory Convertible Preferred Stock or common stock, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. Holder’s tax basis in its shares will be taxable as capital gain realized on the sale or other disposition of the Mandatory Convertible Preferred Stock or common stock and will be treated as described under “—Dispositions of Our Mandatory Convertible Preferred Stock or Common Stock” below.

If we make a distribution on our Mandatory Convertible Preferred Stock in the form of our common stock, such distribution will be taxable for U.S. federal income tax purposes in the same manner as distributions described above. The amount of such distribution and a U.S. Holder’s tax basis in such common stock will equal the fair market value of such common stock on the distribution date, and a U.S. Holder’s holding period for such common stock will begin on the day following the distribution date. Because such distribution would not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) pay backup withholding on behalf of a U.S. Holder (because such U.S. Holder failed to establish an exemption from backup withholding), we may, at our option, or an applicable withholding agent may, withhold such taxes from shares of common stock or current or subsequent payments of cash payable to such U.S. Holder.

Extraordinary Dividends

Dividends that exceed certain thresholds in relation to a U.S. Holder’s tax basis in the Mandatory Convertible Preferred Stock or common stock could be characterized as “extraordinary dividends” under the Code. Corporate U.S. Holders that have held our Mandatory Convertible Preferred Stock or common stock for two years or less before the dividend announcement date and that receive an extraordinary dividend will generally be required to reduce their tax basis in the stock with respect to which such dividend was made by the nontaxed portion of such dividend. If the amount of the reduction exceeds the U.S. Holder’s tax basis in such stock, the excess is taxable as capital gain realized on the sale or other disposition of the Mandatory Convertible Preferred Stock or common stock and will be treated as described under “— Dispositions of Our Mandatory Convertible Preferred Stock or Common Stock” below. Non-corporate U.S. holders that receive an extraordinary dividend will be required to treat any losses on the sale of our Mandatory Convertible Preferred Stock or common stock as long-term capital losses to the extent of the extraordinary dividends such U.S. holder receives that qualify for taxation at the special rates discussed above under “—Distributions Generally.”

Dispositions of Our Mandatory Convertible Preferred Stock or Common Stock

If a U.S. Holder sells or disposes of shares of Mandatory Convertible Preferred Stock (other than pursuant to a conversion described below) or common stock, it generally will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted basis in the shares for tax purposes. This gain or loss generally will be long-term capital gain or loss if the holder has held the Mandatory Convertible Preferred Stock or common stock for more than one year. The deductibility of capital losses is subject to limitations.

Conversion of Mandatory Convertible Preferred Stock into Common Stock

A U.S. Holder generally will not recognize gain or loss upon the conversion of our Mandatory Convertible Preferred Stock into our common stock. However, although not entirely clear under current law, any cash or common stock received upon conversion in respect of dividends in arrears on our Mandatory Convertible Preferred Stock should be treated as described above under “—Distributions Generally.” For the avoidance of doubt, the term “dividends in arrears” does not include dividends paid in respect of any portion of the dividend period containing the date of conversion. Except as provided below and except with respect to common stock received in respect of dividends in arrears, a U.S. Holder’s basis and holding period in the common stock received upon conversion generally will be the same as those in the converted Mandatory Convertible Preferred Stock (but the basis will be reduced by the portion of the adjusted tax basis allocated to any fractional share of common stock exchanged for cash and by the portion of any dividends in arrears treated as a return of capital (see “—Distributions Generally”)).

Cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional common share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. Holder has held the Mandatory Convertible Preferred Stock for more than one year at the time of conversion.

In the event a U.S. Holder converts its Mandatory Convertible Preferred Stock and we pay, in respect of any such conversion, cash or common stock in respect of a portion of the then-current dividend period or the net present value of future dividends (see “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”), the tax treatment of the receipt of such cash or common stock is uncertain. In the event a U.S. Holder converts its Mandatory Convertible Preferred Stock and we choose to pay such holder cash in respect of a portion of the then-current dividend period or the present value of future dividends, although not free from doubt, we believe the receipt of such cash should be treated as additional consideration received by a U.S. Holder upon conversion of the Mandatory Convertible Preferred Stock into common stock and should be taxable to the extent of any gain realized by the U.S. Holder. For this purpose, gain generally would equal the excess, if any, of the fair market value of our common stock received upon conversion (including any fractional common shares for which cash is received) and the cash received attributable to a portion of the then-current dividend period or future dividends over the U.S. Holder’s tax basis in our Mandatory Convertible Preferred Stock immediately prior to conversion. The character of such gain recognized (which will be the lesser of such gain and such cash) is uncertain. If the receipt of the cash attributable to a portion of the then-current dividend period or future dividends is considered to have the effect of a dividend (which generally would be the case if the receipt of such cash did not result in a meaningful reduction in such holder’s equity interest in us, as determined for United States federal income tax purposes), such gain (to the extent recognized) would be taxable as dividend income, to the extent of our current and accumulated earnings and profits. Alternatively, such gain could be capital gain. To the extent the amount of cash received in respect of a portion of the then-current dividend period or the net present value of future dividends exceeded the gain realized by a U.S. Holder, the excess amount would not be taxable to such U.S. Holder but would reduce its adjusted tax basis in our common stock.

In the event a U.S. Holder converts its Mandatory Convertible Preferred Stock and we pay such holder common stock in respect of a portion of the then-current dividend period or the present value of future dividends, although not free from doubt, we believe the receipt of such stock should treated as consideration received upon conversion of the Mandatory Convertible Preferred Stock, and should in such case be taxed as described in the first paragraph above under the heading “—Conversion of Mandatory Convertible Preferred Stock into Common Stock.” U.S. Holders should be aware that the tax treatment described above in respect of the payments of cash or common stock made in respect of a portion of the then-current dividend period or future dividends is not certain and may be challenged by the IRS, including on grounds that the amount received attributable to a portion of the then-current dividend period or future dividends represents a taxable dividend to the extent we have earnings and profits at the time of conversion, as described above under”—Distributions Generally.”

In the event a U.S. Holder’s Mandatory Convertible Preferred Stock is converted pursuant to certain transactions (including our consolidation or merger into another person), the tax treatment of such a conversion will depend upon the facts underlying the particular transaction triggering such a conversion. U.S. Holders should consult their tax advisors to determine the specific tax treatment of a conversion under such circumstances.

Because payments of common stock in respect of dividends in arrears will not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) pay backup withholding on behalf of a U.S. Holder (because such U.S. Holder failed to establish an exemption from backup withholding), we may, at our option, set off such payments against, or an applicable withholding agent may withhold such taxes from, shares of common stock payable to such holder or current or subsequent payments of cash.

Adjustments to Conversion Rate

The conversion rate of our Mandatory Convertible Preferred Stock is subject to adjustment under specified circumstances. In such circumstances, U.S. Holders who hold our Mandatory Convertible Preferred Stock may be deemed to have received a distribution if the adjustment has the effect of increasing a shareholder’s proportionate interest in our assets or earnings and profits. In addition, the failure to provide for such an adjustment may also result in a deemed distribution to U.S. Holders who hold our Mandatory Convertible Preferred Stock. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the Mandatory Convertible Preferred Stock generally will not be deemed to result in a constructive distribution. Certain of the possible adjustments (including, without limitation, adjustments in respect of taxable dividends to our holders) do not qualify as being made pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, a holder of Mandatory Convertible Preferred Stock will be deemed to have received constructive distributions from us, even though such holder has not received any cash or property as a result of such adjustments. The tax consequences of the receipt of a distribution from us are described above under “—Distributions Generally.” Because constructive distributions deemed received by a U.S. Holder would not give rise to any cash from which any applicable withholding could be satisfied, if we (or an applicable withholding agent) pay backup withholding on behalf of a U.S. Holder (because such U.S. Holder failed to establish an exemption from backup withholding), we may, at our option, set off any such payment against, or an applicable withholding agent may withhold such taxes from, payments of cash or shares of common stock payable to such U.S. Holder.

In addition, the failure to make certain adjustments on the Mandatory Convertible Preferred Stock may cause a holder of our common stock to be deemed to have received constructive distributions from us, even though such holder has not received any cash or property as a result of such adjustments. Such holder would be subject to the rules discussed in the immediately preceding paragraph.

Under rules currently in effect, we are generally required to report the amount of any deemed distributions on our website or to the IRS and to holders of Mandatory Convertible Preferred Stock not exempt from reporting. The IRS recently proposed regulations addressing the amount and timing of constructive distributions, as well as obligations of withholding agents and filing and notice obligations of the issuers in respect of such constructive distributions. If adopted as proposed, the regulations would generally provide, among other things, that (i) the amount of a constructive distribution is the excess of the fair market value of the right to acquire common stock immediately after the conversion rate adjustment over the fair market value of the right to acquire common stock (determined immediately after conversion rate adjustment) without the adjustment, and (ii) the constructive distribution occurs at the earlier of the date the adjustment occurs under the terms of the Mandatory Convertible Preferred Stock and the date of the actual distribution of cash or property that results in the constructive distribution. The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders of Mandatory Convertible Preferred Stock and withholding agents may rely on them prior to that date under certain circumstances.

Backup Withholding and Information Reporting

We or an applicable withholding agent will report to our U.S. Holders and the IRS the amount of dividends (including deemed dividends) paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a U.S. Holder may be subject to backup withholding with respect to dividends paid unless the U.S. Holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the U.S. Holder’s federal income tax liability, provided the required information is furnished to the IRS.

Taxation of Non-U.S. Holders

Distributions Generally

Distributions that are treated as dividends (see “—Taxation of U.S. Holders— Distributions Generally,” “—Adjustments to Conversion Rate,” and “Conversion of Mandatory Convertible Preferred Stock into Common Stock”) generally will be subject to United States federal withholding tax at a rate of 30% of the gross amount of the dividends, or such lower rate specified by an applicable income tax treaty. For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. To receive the benefit of a reduced treaty rate, a non-U.S. Holder must furnish to us or our paying agent a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) certifying such non-U.S. Holder’s qualification for the reduced rate. This certification must be provided to us or the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. Holders that do not timely provide us or the applicable withholding agent with the required certification, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If a non-U.S. Holder holds our Mandatory Convertible Preferred Stock or common stock in connection with the conduct of a trade or business in the United States, and dividends paid on the Mandatory Convertible Preferred Stock or common stock are effectively connected with such non-U.S. Holder’s United States trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-U.S. Holder in the United States), the non-U.S. Holder will be exempt from United States federal withholding tax with respect to such dividends. To claim the exemption, the non-U.S. Holder must generally furnish to us or our paying agent a properly executed IRS Form W-8ECI (or applicable successor form).

Any dividends paid on our Mandatory Convertible Preferred Stock or common stock that are effectively connected with a non-U.S. Holder’s United States trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-U.S. Holder in the United States) generally will be subject to United States federal income tax on a net income basis at the regular graduated United States federal income tax rates in much the same manner as if such non-U.S. Holder were a resident of the United States. A non-U.S. Holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

In general, the rules applicable to distributions to non-U.S. Holders discussed above are also applicable to deemed distributions to non-U.S. Holders resulting from adjustments to the conversion rate of the Mandatory Convertible Preferred Stock or distributions on Mandatory Convertible Preferred Stock made in our common stock. See “—Taxation of Taxable U.S. Holders—Adjustments to Conversion Rate.” Because deemed distributions or distributions made in common stock would not give rise to any cash from which any applicable withholding tax could be satisfied, we (or an applicable withholding agent) will withhold the United States federal tax on such dividend from any cash, shares of common stock, or sales proceeds otherwise payable to a non-U.S. Holder.

Dispositions of Our Mandatory Convertible Preferred Stock and Common Stock

A non-U.S. Holder generally will not be subject to United States federal income tax on any gain realized upon the sale or other disposition of our Mandatory Convertible Preferred Stock or common stock, unless:

•	the gain is effectively connected with the non-U.S. Holder’s conduct of a trade or business in the United States, and if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. Holder in the United States;

•	the non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met; or

•	our Mandatory Convertible Preferred Stock or common stock constitutes a “United States real property interest,” or USRPI, by reason of our status as a United States real property holding corporation, or USRPHC, within the meaning of the “Foreign Investment in Real Property Tax Act,” or FIRPTA, for United States federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. Holder’s holding period for our Mandatory Convertible Preferred Stock or common stock.

Gain described in the first bullet point above will be subject to United States federal income tax on a net income basis at the regular graduated United States federal income tax rates in much the same manner as if such holder were a resident of the United States. A non-U.S. Holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

A non-U.S. Holder described in the second bullet point above will be subject to United States federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty) on any gain derived from the sale, which may be offset by United States source capital losses (even though the individual is not considered a resident of the United States).

With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC for United States federal income tax purposes. However, because the determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other trade or business assets and our non-U.S. real property interests, there can be no assurance that we are not a USRPHC or will not become one in the future. Even if we are or become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. Holder of our Mandatory Convertible Preferred Stock or common stock will not be subject to tax under FIRPTA as a sale of a USRPI if such class of stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such non-U.S. Holder owned, actually and constructively, 5% or less of such class of our stock throughout the shorter of the five-year period ending on the date of the sale or exchange or the non-U.S. Holder’s holding period for such stock. Our common stock currently is “regularly traded” on an established securities market, although we cannot guarantee it will be so traded in the future. If our Mandatory Convertible Preferred Stock is not “regularly traded,” gain arising from the sale or other taxable disposition of such stock by a non-U.S. Holder will not be subject to United States taxation as a sale of a USRPI if our common stock is part of a class of stock that is “regularly traded” on an established securities market and the non-U.S. Holder has not, at the time it acquires the Mandatory Convertible Preferred Stock and at certain other times described in the applicable Treasury Regulations, directly or indirectly held Mandatory Convertible Preferred Stock (and in certain cases other direct or indirect interests in our common stock) that had a fair market value in excess of 5% of the fair market value of all of our outstanding common stock. If gain on the sale or other taxable disposition of our Mandatory Convertible Preferred Stock or common stock were subject to taxation under FIRPTA, the non-U.S. Holder would generally be subject to regular United States federal income tax with respect to such gain in the same manner as a U.S. Holder.

Conversion of Mandatory Convertible Preferred Stock into Common Stock

Except as provided below, and assuming the Mandatory Convertible Preferred Stock is not treated as a USRPI at any time within the shorter of the five-year period preceding the conversion or the non-U.S. Holder’s holding period for our Mandatory Convertible Preferred Stock, such holder generally will not recognize gain or loss upon the conversion of such Mandatory Convertible Preferred Stock into our common stock. Cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share. See “—Dispositions of Our Mandatory Convertible Preferred Stock and Common Stock.” Cash or common stock received in respect of dividends in arrears on our Mandatory Convertible Preferred Stock should be treated in the manner described above under “Taxation of U.S.

Stockholders— Conversion of Mandatory Convertible Preferred Stock into Common Stock,” and we intend to withhold tax from such amounts, as described above under “—Distributions Generally.” A non-U.S. Holder may recognize capital gain or dividend income when the holder receives cash attributable to a portion of the then-current dividend period or the net present value of future dividends, as described above under “Taxation of U.S. Holders—Conversion of Mandatory Convertible Preferred Stock into Common Stock.” The tax treatment of such amount is uncertain, and we intend to withhold 30% of such amount as described under “—Distributions Generally.”

Backup Withholding and Information Reporting

We or an applicable withholding agent will report annually to the IRS and to each non-U.S. Holder the amount of distributions (including deemed distributions) on our Mandatory Convertible Preferred Stock or common stock paid to such non-U.S. Holder and the amount of any tax withheld with respect to those distributions. These information reporting requirements apply even if no withholding was required because the distributions were effectively connected with the non-U.S. Holder’s conduct of a United States trade or business, or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. Holder resides or is established. Backup withholding, however, generally will not apply to distribution payments to a non-U.S. Holder of our Mandatory Convertible Preferred Stock or common stock provided the non-U.S. Holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. Holder’s United States federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under the Foreign Account Tax Compliance Act, or FATCA, on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including deemed dividends) paid on our Mandatory Convertible Preferred Stock or common stock, or gross proceeds from the sale or other disposition of our Mandatory Convertible Preferred Stock or our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends (including deemed dividends), and will apply to payments of gross proceeds from the sale or other disposition of our Mandatory Convertible Preferred Stock or our common stock on or after January 1, 2019. Prospective investors should consult their tax advisors regarding the potential application of these withholding provisions.

UNDERWRITING

Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and Barclays Capital Inc. are acting as representatives of the underwriters named below.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, the number of shares of Mandatory Convertible Preferred Stock set forth in the following table opposite the underwriter’s name.

Name	Number of Shares
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
Barclays Capital Inc.

Total

The underwriting agreement provides that the obligations of the several underwriters to purchase the shares of Mandatory Convertible Preferred Stock included in this offering are subject to approval of certain legal matters by counsel and to other customary conditions. The underwriters are obligated to purchase all of the shares of Mandatory Convertible Preferred Stock reflected in the table above if they purchase any of the shares of Mandatory Convertible Preferred Stock. The offering of the shares of Mandatory Convertible Preferred Stock by the underwriters is subject to receipt and acceptance and to the underwriters’ right to reject any order in whole or in part.

The underwriters propose to offer the shares of Mandatory Convertible Preferred Stock directly to the public initially at the public offering price set forth on the cover page of this prospectus supplement. Shares of Mandatory Convertible Preferred Stock sold by the underwriters to dealers may be sold at the public offering price less a concession not to exceed $            per share. The underwriters may allow, and dealers may reallow, a concession not to exceed $            per share on sales to other dealers. After the initial offering of the shares of Mandatory Convertible Preferred Stock to the public, the representatives may change the public offering price and concessions.

It is expected that delivery of the shares of Mandatory Convertible Preferred Stock will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the third business day following the trade date of this offering. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the shares of Mandatory Convertible Preferred Stock prior to the second business day prior to the closing of this offering will be required, by virtue of the fact that the shares of Mandatory Convertible Preferred Stock initially will settle in T+3, to specify alternative settlement arrangements to prevent a failed settlement.

Over-Allotment Option

We have granted the underwriters an option to purchase from us up to an additional            shares of Mandatory Convertible Preferred Stock to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The shares purchased under this over-allotment option will be purchased at the public offering price, less the underwriting discount and commissions, subject to certain possible adjustments. The underwriters may exercise this option in whole or, from time to time, in part, through and including the 30th day after the date of this prospectus supplement. If any additional shares of Mandatory Convertible Preferred Stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the other shares are being offered.

If the underwriters exercise their over-allotment option, each underwriter will be obligated, subject to the conditions contained in the underwriting agreement, to purchase a number of additional shares of our Mandatory Convertible Preferred Stock in approximately the same proportion as shown in the table above.

Underwriting Discount

The following table shows the per share and total underwriting discounts to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of Mandatory Convertible Preferred Stock.

	Without over-allotment exercise	With full over-allotment exercise
Per Share	$	$
Total	$	$

We estimate that the total expenses of this offering payable by us, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts, will be approximately $1.3 million. The underwriters in this offering and the Concurrent Offering have agreed, subject to certain conditions, to reimburse us for certain expenses incurred by us in connection with this offering and the Concurrent Offering.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Listing

Prior to this offering, there has been no public market for the Mandatory Convertible Preferred Stock. We intend to apply to have the Mandatory Convertible Preferred Stock listed on the New York Stock Exchange under the symbol “SREPRA.” Our common stock is listed on the New York Stock Exchange under the symbol “SRE.”

Electronic Prospectus Delivery

This prospectus supplement and the accompanying prospectus in electronic format may be made available on the websites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The representatives may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations. None of the other information appearing on or that can be accessed through websites maintained by any of the underwriters or selling group members, if any, is a part of, or is incorporated by reference into, this prospectus supplement or the accompanying prospectus.

No Sales of Similar Securities

We have agreed that, without the prior written consent of the representatives, we will not, during the period from and including the date of this prospectus supplement through and including the 90th day after the date of this prospectus supplement, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (“Convertible Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock or any such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise or (3) file any registration statement with the SEC relating to the offering of any shares of common stock or Convertible Securities. The foregoing sentence shall not apply to:

(a) the shares to be sold to the forward purchasers or, if applicable, the underwriters,

(b) the issuance by us of the Mandatory Convertible Preferred Stock in the Concurrent Offering and the issuance, if any, of common stock upon the conversion or redemption of the Mandatory Convertible Preferred Stock, or the issuance by us of common stock paid as a dividend on the Mandatory Convertible Preferred Stock,

(c) the issuance by us of shares of common stock upon the exercise of an option or warrant or the conversion of or exchange for a Convertible Security outstanding on the date of this prospectus supplement,

(d) the issuance by us of common stock or Convertible Securities in connection with any bona fide merger, acquisition, business combination or other strategic or commercial relationship, to a third party or a group of third parties, provided that (i) the aggregate number of shares of common stock (including for purposes of such calculation the shares of common stock issuable on conversion, exercise, exchange or redemption of any such Convertible Securities) that we may sell or issue or agree to sell pursuant to this clause (d) shall not exceed 5% of the total number of shares of our common stock outstanding immediately following the closing date of this offering contemplated by this prospectus supplement, and (ii) such party or parties agree (or have already agreed as of the date hereof) in writing to restrictions substantially similar to those described in clauses (1) and (2) above, the term of which restrictions shall not expire prior to the end of the 90 day period referred to in this paragraph,

(e) the issuance by us of any shares of common stock or options to purchase common stock or units or phantom shares convertible, exchangeable or exercisable for common stock currently outstanding or hereafter granted or issued pursuant to benefit plans, long-term incentive plans, savings (e.g. 401(k)) plans and other compensation plans of us or any of our subsidiaries in which our or our subsidiaries’ employees and/or directors participate and which are referred to in this prospectus supplement or the documents filed with the SEC prior to the date hereof that are incorporated by reference in the accompanying prospectus, or the filing of a registration statement or a post-effective amendment thereto relating to any such plan, or

(f) the issuance by us of any shares of common stock or options to purchase common stock or units or phantom shares convertible, exchangeable or exercisable for common stock currently outstanding or hereafter granted or issued pursuant to dividend reinvestment or direct stock purchase plans and which are referred to in this prospectus supplement or the documents filed with the SEC prior to the date hereof that are incorporated by reference in the accompanying prospectus, or the filing of a registration statement or a post-effective amendment thereto relating to any such plan.

Our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons has agreed that, without the prior written consent of the representatives, such person will not, during the period commencing on and including the date of such person’s lock-up agreement through and including the 90th day after the date of this prospectus supplement, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by such person or any Convertible Securities so beneficially owned or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to:

(a) transfers of shares of our common stock or any Convertible Securities as a bona fide gift, provided that (i) each donee shall sign and deliver to the representatives a lock-up letter substantially in the form of such director’s or officer’s lock-up letter (provided that (i) if such director or officer transfers shares of common stock and Convertible Securities which, in the aggregate, represent no more than 5,000 common share equivalents (determined as provided below) to donees who are bona fide charities, no such bona fide charities shall be required to deliver such lock-up letters to the representatives, but (ii) if such director or officer transfers shares of common stock or Convertible Securities which, in the aggregate, represent more than 5,000 common share equivalents (determined as provided below) to donees who are bona fide charities, then all such charities must deliver such lock-up letters to the representatives) and (ii) no filing under Section 16(a) of the Exchange Act, or other public announcement, reporting a reduction in beneficial ownership of shares of common stock, shall be required or shall be voluntarily made during such 90 day period, other than a filing on Form 5 after February 10, 2018 and except that a Form 4 filing permitted by clause (d) below may also reflect a reduction in beneficial ownership resulting from a bona fide gift made in accordance with this clause (a) so long as such Form 4 expressly states that such reduction is the result of a bona fide gift. For purposes of this clause, (1) each share of common stock shall be deemed to represent one common share equivalent and (2) a Convertible Security shall be deemed to represent a number of common share equivalents equal to the number of shares of common stock issuable on conversion, exercise, redemption or exchange, as the case may be, of such Convertible Security,

(b) transfers of shares of common stock or Convertible Securities either during such director’s or officer’s lifetime or on death (i) by will or intestacy, (ii) to a trust the beneficiaries of which are exclusively such person’s and/or a member or members of such person’s immediate family, or (iii) by operation of law, including domestic relations order, provided that each such transferee shall sign and deliver to the representatives a lock-up letter substantially in the form of such person’s lock-up letter. For purposes of this clause (b), “immediate family” means any relationship by blood, marriage, domestic partnership or adoption, no more remote than a first cousin,

(c) transfers of shares of common stock or Convertible Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by our board of directors and made to all holders of our securities involving a “change of control” of Sempra Energy, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such shares of common stock and Convertible Securities held by such director or officer shall remain subject to the provisions of such director’s or officer’s lock-up letter. For purposes of this clause (c), “change of control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than us, or any of our subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of a majority of the total voting power of our outstanding voting stock,

(d) the forfeiture, cancellation, withholding, surrender or delivery of shares of common stock to us to satisfy any income, employment and/or social security tax withholding and/or remittance obligations in connection with the vesting during such 90 day period of any restricted stock unit, restricted shares, performance share unit or phantom shares; provided that no filing under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such forfeiture, cancellation, withholding, surrender or delivery, other than a filing on Form 4,

(e) distributions of shares of common stock or any Convertible Securities to limited partners, members or stockholders of such director or officer, provided that each distributee shall sign and deliver to the representatives a lock-up letter substantially in the form of such person’s lock-up agreement,

(f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that such plan does not provide for the transfer of common stock during such 90 day period and no public announcement or filing under the Exchange Act or otherwise regarding the establishment of such plan shall be required or shall be voluntarily made by or on behalf of such director or officer or us, or

(g) sales of common stock pursuant to any trading plan complying with Rule 10b5-1 under the Exchange Act that has been entered into by the director or officer prior to the date of such person’s lock-up agreement or pursuant to any amendment or replacement of any such trading plan, so long as the number of shares of common stock subject to such original trading plan is not increased; provided that if such sales are required to be reported on Form 4 pursuant to Section 16(a) of the Exchange Act during such 90 day period, or such person voluntarily effects any public filing or report regarding such sales during such 90 day period, then such person shall disclose in such filing or report that such sale was made pursuant to an existing Rule 10b-5-1 trading plan.

Price Stabilization and Short Positions

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of Mandatory Convertible Preferred Stock in the open market for the purpose of preventing or retarding a decline in the market price of the Mandatory Convertible Preferred Stock while this offering is in progress. These stabilizing transactions may include making short sales of the Mandatory Convertible Preferred Stock, which involves the sale by the underwriters of a greater number of shares of Mandatory Convertible Preferred Stock than they are required to purchase in this offering, and purchasing shares of Mandatory Convertible Preferred Stock in the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ over-allotment option referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their over-allotment option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the over-allotment option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Mandatory Convertible Preferred Stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The representatives have advised us that they may also impose penalty bids. This occurs when a particular underwriter is required to repay to the underwriting syndicate a portion of the underwriting discount received by such underwriter because the representatives of the underwriters have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities may have the effect of raising or maintaining the market price of the Mandatory Convertible Preferred Stock or preventing or retarding a decline in the market price of the Mandatory Convertible Preferred Stock, and, as a result, the price of the Mandatory Convertible Preferred Stock may be higher than the price that otherwise might exist in the open market. Neither we nor any of the underwriters makes any representation that the underwriters will engage in any of the transactions described above and these transactions, if commenced, may be discontinued at any time without notice. Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of the effect that the transactions described above, if commenced, may have on the market price of our common stock. If the underwriters commence these transactions, the underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some or all of the underwriters and/or their affiliates have acted and/or are acting as lenders to, and/or have from time to time performed and/or are performing certain investment banking, advisory, general financing, trustee and commercial banking and other commercial transactions and services for, us and/or our affiliates for which they have received and in the future may receive customary fees and expenses. The underwriters and their affiliates may, from time to time, engage in other transactions with or perform other services for us and our affiliates in the ordinary course of their business for which they receive customary fees and expenses. In that regard, certain of the underwriters are acting as our financial advisors in connection with the proposed Merger, affiliates of certain underwriters provided the commitment for the Bridge Facility and affiliates of certain of the underwriters are lenders under our credit facilities. In addition, certain underwriters or their affiliates are acting as the forward purchasers and forward sellers.

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which may consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the shares offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the securities offered in this offering or the Concurrent Offering. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Sales Outside the United States

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, no offer of shares of Mandatory Convertible Preferred Stock may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives of the underwriters; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares of Mandatory Convertible Preferred Stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive and each person who initially acquires any shares of Mandatory Convertible Preferred Stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and us that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive.

In the case of any shares of Mandatory Convertible Preferred Stock being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of Mandatory Convertible Preferred Stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of Mandatory Convertible Preferred Stock to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer of shares of Mandatory Convertible Preferred Stock to the public” in relation to any shares of Mandatory Convertible Preferred Stock in any Relevant Member

State means the communication in any form and by means of sufficient information on the terms of the offer and the shares of Mandatory Convertible Preferred Stock to be offered so as to enable an investor to decide to purchase shares of Mandatory Convertible Preferred Stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Notice to Prospective Investors in Japan

The shares of Mandatory Convertible Preferred Stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or (“FIEL”), and the shares of Mandatory Convertible Preferred Stock will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in the United Kingdom

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”)) in connection with the issue or sale of our Mandatory Convertible Preferred Stock may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us or the underwriters.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Mandatory Convertible Preferred Stock in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Singapore

This prospectus supplement and accompanying prospectus have not been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) by the Monetary Authority of Singapore, and the offer of the shares of Mandatory Convertible Preferred Stock in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of Mandatory Convertible Preferred Stock may not be circulated or distributed, nor may the shares of Mandatory Convertible Preferred Stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the shares of Mandatory Convertible Preferred Stock are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(a) a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b) a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

the shares, debentures and units of shares and debentures of that corporation, and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the shares of Mandatory Convertible Preferred Stock except:

(i)	to an Institutional Investor, or an Accredited Investor or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in Switzerland

The shares of Mandatory Convertible Preferred Stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of Mandatory Convertible Preferred Stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, us, or the shares of our Mandatory Convertible Preferred Stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares of Mandatory Convertible Preferred Stock will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA), and the offer of shares of our Mandatory Convertible Preferred Stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of our Mandatory Convertible Preferred Stock.

Notice to Prospective Investors in Australia

This prospectus supplement and the accompanying prospectus:

•	do not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•	have not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and do not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

•	do not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

•	may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or “Exempt Investors,” available under section 708 of the Corporations Act.

The shares of Mandatory Convertible Preferred Stock may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares of Mandatory Convertible Preferred Stock may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares of Mandatory Convertible Preferred Stock may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares of Mandatory Convertible Preferred Stock, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares of Mandatory Convertible Preferred Stock under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares of Mandatory Convertible Preferred Stock you undertake to us that you will not, for a period of 12 months from the date of issue of the shares of Mandatory Convertible Preferred Stock, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in Hong Kong

The shares of Mandatory Convertible Preferred Stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares of Mandatory Convertible Preferred Stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of Mandatory Convertible Preferred Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

WARNING

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Notice to Prospective Investors in Canada

The shares of Mandatory Convertible Preferred Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of Mandatory Convertible Preferred Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.

The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Latham & Watkins LLP will pass upon the validity of the securities offered hereby. Kimberly McDonnell, Associate General Counsel, Litigation, Regulatory & Environmental of Sempra Energy, will pass upon certain other legal matters relating to the issuance and sale of the securities on behalf of Sempra Energy. Sidley Austin LLP, San Francisco, California will act as counsel for the underwriters. Sidley Austin LLP from time to time represents Sempra Energy and certain of its subsidiaries in connection with certain legal matters.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated by reference in this prospectus supplement and in the accompanying prospectus from Sempra Energy’s Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of Sempra Energy’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of EFH and subsidiaries as of and for the year ended December 31, 2016, included in and incorporated by reference in this prospectus supplement and in the accompanying prospectus from Sempra Energy’s Current Report on Form 8-K dated January 2, 2018, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph that describes that the financial statements do not purport to reflect or provide for the consequences of the bankruptcy proceedings and an emphasis-of-matter paragraph that describes substantial doubt regarding the company’s ability to continue as a going concern, both items discussed in Note 2 of the consolidated financial statements), which is incorporated by reference herein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Oncor Holdings and subsidiary as of and for the year ended December 31, 2016, included in and incorporated by reference in this prospectus supplement and in the accompanying prospectus from Sempra Energy’s Current Report on Form 8-K dated January 2, 2018, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph that describes the ring-fencing measures implemented by the company), which is incorporated by reference herein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ENERGY FUTURE HOLDINGS CORP.

A DEBTOR-IN-POSSESSION

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2016

AND

INDEPENDENT AUDITORS’ REPORT

GLOSSARY

When the following terms and abbreviations appear in the text of this report, they have the meanings indicated below.

Chapter 11 Cases	Cases being heard in the US Bankruptcy Court for the District of Delaware (Bankruptcy Court) concerning voluntary petitions for relief under Chapter 11 of the US Bankruptcy Code (Bankruptcy Code) filed on April 29, 2014 by the Debtors

Competitive Electric segment	the former EFH Corp. business segment that consisted principally of subsidiaries previously owned directly or indirectly by TCEH that became subsidiaries of Vistra Energy on the TCEH Effective Date

Contributed EFH Debtors	Certain Debtors previously owned directly or indirectly by EFH Corp. that became subsidiaries of Vistra Energy on the TCEH Effective Date. These debtors hold an entity that employs personnel who perform corporate service functions, an entity that leases office space, along with the contribution of liabilities associated with certain employee benefit plans.

Debtors	EFH Corp. and the substantial majority of its direct and indirect subsidiaries, including EFIH, EFCH and TCEH but excluding the Oncor Ring-Fenced Entities. Prior to the TCEH Effective Date, also included the TCEH Debtors and the Contributed EFH Debtors.

DIP Facilities	Refers to TCEH’s debtor-in-possession financing and the EFIH DIP Facilities. See Note 8 to the Financial Statements.

Disclosure Statement	Amended Disclosure Statement for the Debtors’ Seventh Amended Joint Plan of Reorganization, approved by the Bankruptcy Court in January 2017.

EFCH	Energy Future Competitive Holdings Company LLC, a direct, wholly owned subsidiary of EFH Corp. and the direct parent of TCEH, and/or its subsidiaries, depending on context

EFH Corp.	Energy Future Holdings Corp., a holding company, and/or its subsidiaries, depending on context, of which Oncor is the major subsidiary

EFH Debtors	EFH Corp. and its subsidiaries that are Debtors in the Chapter 11 Cases, including the EFIH Debtors, but, as of the TCEH Effective Date, excluding the TCEH Debtors and the Contributed EFH Debtors

EFH Effective Date	the date of the effective time of the Plan of Reorganization with respect to the EFH Debtors

EFIH	Energy Future Intermediate Holding Company LLC, a direct, wholly owned subsidiary of EFH Corp. and the direct parent of Oncor Holdings

EFIH Debtors	EFIH and EFIH Finance

EFIH DIP Facility	Refers to EFIH’s debtor-in-possession financing. See Note 8 to the Financial Statements.

EFIH Finance	EFIH Finance Inc., a direct, wholly owned subsidiary of EFIH, formed for the sole purpose of serving as co-issuer with EFIH of certain debt securities

EFIH First Lien Notes	EFIH’s and EFIH Finance’s $503 million principal amount of 6.875% Senior Secured First Lien Notes and $3.482 billion principal amount of 10.000% Senior Secured First Lien Notes, collectively

EFIH PIK Notes	EFIH’s and EFIH Finance’s $1.566 billion principal amount of 11.25%/12.25% Senior Toggle Notes

EFIH Second Lien Notes	EFIH’s and EFIH Finance’s $322 million principal amount of 11% Senior Secured Second Lien Notes and $1.389 billion principal amount of 11.75% Senior Secured Second Lien Notes, collectively

Federal and State Income Tax Allocation Agreements	EFH Corp. and certain of its subsidiaries (including EFCH, EFIH and TCEH, but not including Oncor Holdings and Oncor) were parties to a Federal and State Income Tax Allocation Agreement, executed on May 15, 2012 but effective as of January 1, 2010. EFH Corp., Oncor Holdings, Oncor, Texas Transmission, and Oncor Management Investment LLC are parties to a separate Federal and State Income Tax Allocation Agreement dated November 5, 2008. See Note 5 to the Financial Statements.

FERC	US Federal Energy Regulatory Commission

GAAP	generally accepted accounting principles

IRS	US Internal Revenue Service

LIBOR	London Interbank Offered Rate, an interest rate at which banks can borrow funds, in marketable size, from other banks in the London interbank market

Merger	the transaction referred to in the Agreement and Plan of Merger, dated February 25, 2007, under which Texas Holdings agreed to acquire EFH Corp., which was completed on October 10, 2007

Oncor	Oncor Electric Delivery Company LLC, a direct, majority-owned subsidiary of Oncor Holdings and an indirect subsidiary of EFH Corp. that is engaged in regulated electricity transmission and distribution activities

Oncor Holdings	Oncor Electric Delivery Holdings Company LLC, a direct, wholly owned subsidiary of EFIH and the direct majority owner of Oncor, and/or its subsidiaries, depending on context

Oncor Ring-Fenced Entities	Oncor Holdings and its direct and indirect subsidiaries, including Oncor

Petition Date	April 29, 2014, the date the Debtors made the Bankruptcy Filing

Plan of Reorganization	the Eighth Amended Joint Plan of Reorganization, Pursuant to Chapter 11 of the Bankruptcy Code, which was confirmed by the Bankruptcy Court with respect to the TCEH Debtors and the Contributed EFH Debtors in August 2016 and the EFH Debtors in February 2017

Plan Support Agreement	With respect to holders of claims asserted against the TCEH Debtors and certain claims against, and interests in, the EFH Debtors, the Third Amendment to the Amended and Restated Plan Support Agreement, entered into in December 2015, amending and restating the Plan Support Agreement approved by the Bankruptcy Court in September 2015. With respect to the plan sponsor and claims held by Fidelity, the Plan Support Agreement entered into with NextEra Energy, Inc. and certain holders of claims in EFH Corp. and EFIH, in September 2016, approved by the Bankruptcy Court in September 2016. With respect to holders of claims asserted against the EFIH Debtors, the Plan Support Agreement entered into in January 2017 with certain holders of claims in EFIH.

PUCT	Public Utility Commission of Texas

REP	retail electric provider

Securities Act	Securities Act of 1933, as amended

SG&A	selling, general and administrative

Settlement Agreement	Amended and Restated Settlement Agreement among the Debtors, the Sponsor Group, settling TCEH first lien creditors, settling TCEH second lien creditors, settling TCEH unsecured creditors and the official committee of unsecured creditors of TCEH (collectively, the Settling Parties), filed by the Debtors with the Bankruptcy Court in December 2015. See Note 2 to the Financial Statements.

Sponsor Group	Refers, collectively, to certain investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P., TPG Global, LLC (together with its affiliates, TPG) and GS Capital Partners, an affiliate of Goldman, Sachs & Co., that have an ownership interest in Texas Holdings.

TCEH	Texas Competitive Electric Holdings Company LLC, a direct, wholly owned subsidiary of EFCH and an indirect subsidiary of EFH Corp., and/or its subsidiaries, depending on context, that prior to the TCEH Effective Date, were engaged in electricity generation and wholesale and retail energy market activities. Subsequent to the TCEH Effective Date, Vistra Energy continued substantially the same operations as TCEH.

TCEH Debtors	Certain Debtors previously owned directly or indirectly by TCEH that became subsidiaries of Vistra Energy on the TCEH Effective Date

TCEH Effective Date	October 3, 2016, the date the TCEH Debtors and the Contributed EFH Debtors completed their reorganization under the Bankruptcy Code and emerged from the Chapter 11 Cases

Texas Holdings	Texas Energy Future Holdings Limited Partnership, a limited partnership controlled by the Sponsor Group, that owns substantially all of the common stock of EFH Corp.

Texas Holdings Group	Texas Holdings and its direct and indirect subsidiaries other than the Oncor Ring-Fenced Entities

Texas Transmission	Texas Transmission Investment LLC, a limited liability company that owns a 19.75% equity interest in Oncor and is not affiliated with EFH Corp., any of EFH Corp.’s subsidiaries or any member of the Sponsor Group

US	United States of America

VIE	variable interest entity

Vistra Energy	the entity that emerged after the TCEH Effective Date and which continues substantially the same operations as TCEH and the Contributed EFH Debtors conducted prior to the TCEH Effective Date.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders of Energy Future Holdings Corp. (Debtor-in-Possession) Dallas, Texas

We have audited the accompanying consolidated financial statements of Energy Future Holdings Corp. and subsidiaries (Debtor-in-Possession) (“EFH Corp.” or “the Company”), which comprise the consolidated balance sheet as of December 31, 2016, and the related statements of consolidated income (loss), consolidated comprehensive income (loss), consolidated cash flows and consolidated equity for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Bankruptcy Proceedings

As discussed in Note 2 to the consolidated financial statements, on April 29, 2014 Energy Future Holdings Corp. and the substantial majority of its direct and indirect subsidiaries, excluding Oncor Electric Delivery Holdings Company LLC and its subsidiaries, filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy

Code. The accompanying consolidated financial statements do not purport to reflect or provide for the consequences of the bankruptcy proceedings. In particular, such financial statements do not purport to show (1) as to assets, their realizable value on a liquidation basis or their availability to satisfy liabilities; (2) as to prepetition liabilities, the amounts that may be allowed for claims or contingencies, or the status and priority thereof; (3) as to equity accounts, the effect of any changes that may be made in the capitalization of EFH Corp; or (4) as to operations, the effect of any changes that may be made in its business. Our opinion is not modified with respect to this matter.

Emphasis of Matter Regarding Going Concern

The accompanying consolidated financial statements for the year ended December 31, 2016 have been prepared assuming that EFH Corp. will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, EFH Corp.’s ability to continue as a going concern is contingent upon its ability to comply with covenants contained in its DIP Facility described in Note 8, its ability to obtain new debtor-in-possession financing in the event the DIP Facility was to expire during the pendency of the Chapter 11 Cases and its ability to complete a Chapter 11 plan of reorganization in a timely manner, including obtaining applicable regulatory approvals required for such plan, among other factors. These circumstances and uncertainties inherent in the bankruptcy proceedings raise substantial doubt about EFH Corp.’s ability to continue as a going concern. Management’s plans concerning these matters are also discussed in Note 2 to the consolidated financial statements. The consolidated financial statements do not include adjustments that might result from the outcome of these uncertainties. Our opinion is not modified with respect to this matter.

DELOITTE & TOUCHE LLP

March 31, 2017

ENERGY FUTURE HOLDINGS CORP. AND SUBSIDIARIES, A DEBTOR-IN-POSSESSION

STATEMENT OF CONSOLIDATED INCOME (LOSS)

Year Ended December 31, 2016
(millions of dollars)
Selling, general and administrative expenses	$(18)
Other income (Note 13)	3
Other deductions (Note 13)	(683)
Interest expense and related charges (Note 6)	(384)
Reorganization items (Note 7)	(89)

Loss from continuing operations before income taxes and equity in earnings of unconsolidated subsidiaries	(1,171)
Income tax benefit (Note 5)	404
Equity in earnings of unconsolidated subsidiaries (net of tax) (Note 4)	332

Net loss from continuing operations	(435)
Income from discontinued operations (net of tax) (Note 3)	22,117

Net income attributable to EFH Corp.	$21,682

See Notes to the Financial Statements.

STATEMENT OF CONSOLIDATED COMPREHENSIVE INCOME (LOSS)

Year Ended December 31, 2016
(millions of dollars)
Components related to continuing operations:
Net loss from continuing operations	$(435)
Other comprehensive income, net of tax effects:
Effects related to pension and other retirement benefit obligations (net of tax)	2
Net effects related to Oncor — reported in equity in earnings of unconsolidated subsidiaries (net of tax)	2

Total other comprehensive income	4

Comprehensive loss from continuing operations attributable to EFH Corp.	(431)

Components related to discontinued operations:
Income from discontinued operations	22,117

Comprehensive income from discontinued operations attributable to EFH Corp.	22,117

Comprehensive income attributable to EFH Corp.	$21,686

See Notes to the Financial Statements.

ENERGY FUTURE HOLDINGS CORP. AND SUBSIDIARIES, A DEBTOR-IN-POSSESSION

STATEMENT OF CONSOLIDATED CASH FLOWS

Year Ended December 31, 2016
(millions of dollars)
Cash flows — operating activities:
Net income	$21,682
Adjustments to reconcile net income to cash used in operating activities:
Depreciation and amortization	539
Deferred income tax benefit, net	(329)
Gain on tax-free spin-off of TCEH	(22,764)
Make-whole claim charges (Note 10)	669
Unrealized net loss from mark-to-market of commodity positions	36
Adjustment to asbestos liability	23
Fees paid on DIP Facilities (Note 8) (reported as financing activities)	24
Equity in earnings of unconsolidated subsidiaries	(332)
Distributions of earnings from unconsolidated subsidiaries (Note 4)	162
Write-off of intangible and other assets	45
Other, net	78
Changes in operating assets and liabilities:
Accounts receivable — trade	(223)
Inventories	71
Accounts payable — trade	19
Payables due to unconsolidated subsidiary	10
Commodity and other derivative contractual assets and liabilities	28
Margin deposits, net	(124)
Accrued interest on make-whole claims (Note 6)	150
Accrued interest	31
Other — net assets	(3)
Other — net liabilities	(136)

Cash used in operations	(344)

Cash flows — financing activities:
Borrowings under EFIH DIP Facilities (Note 8)	4,755
Repayments/repurchases of debt (Note 8)	(2,699)
Net transfer of cash to Vistra Energy	(1,851)
TCEH DIP Roll Facilities financing fees	(112)
Fees paid on DIP Facilities (Note 8)	(24)

Cash provided by financing activities	69

Cash flows — investing activities:
Capital expenditures	(230)
Nuclear fuel purchases	(33)
Business combination — net of cash acquired	(1,343)
Other changes in restricted cash	365
Proceeds from sales of nuclear decommissioning trust fund securities	201
Investments in nuclear decommissioning trust fund securities	(215)
Other, net	8

Cash used in investing activities	(1,247)

Net change in cash and cash equivalents	(1,522)
Cash and cash equivalents — beginning balance	2,286

Cash and cash equivalents — ending balance	$764

See Notes to the Financial Statements.

ENERGY FUTURE HOLDINGS CORP. AND SUBSIDIARIES, A DEBTOR-IN-POSSESSION

CONSOLIDATED BALANCE SHEET

December 31, 2016
(millions of dollars)
ASSETS
Current assets:
Cash and cash equivalents	$764
Trade accounts receivable — net	7
Other current assets	3

Total current assets	774
Investment in unconsolidated subsidiary (Note 4)	6,230
Other investments (Note 13)	26
Accumulated deferred income taxes (Note 5)	982
Other noncurrent assets	7

Total assets	$8,019

LIABILITIES AND EQUITY
Current liabilities:
Borrowings under debtor-in-possession credit facilities (Note 8)	$5,475
Net payables due to unconsolidated subsidiary (Note 12)	101
Accrued taxes	31
Accrued interest	40
Other current liabilities	74

Total current liabilities	5,721
Liabilities subject to compromise (Note 9)	5,566
Other noncurrent liabilities and deferred credits (Note 13)	75
Total liabilities	11,362

Commitments and Contingencies (Note 10)
Equity (Note 11):
Common stock (shares outstanding 2016 — 1,669,861,379)	2
Additional paid-in capital	7,968
Retained deficit	(11,223)
Accumulated other comprehensive loss	(90)

Total equity	(3,343)

Total liabilities and equity	$8,019

See Notes to the Financial Statements.

ENERGY FUTURE HOLDINGS CORP. AND SUBSIDIARIES, A DEBTOR-IN-POSSESSION

STATEMENT OF CONSOLIDATED EQUITY

Year Ended December 31, 2016
(millions of dollars)
Common stock stated value of $0.001 effective May 2009 (number of authorized shares — 2,000,000,000):
Balance at beginning of period	$2

Balance at end of period (number of shares outstanding: 2016 — 1,669,861,379)	2

Additional paid-in capital:
Balance at beginning of period	7,968

Balance at end of period	7,968

Retained earnings (deficit):
Balance at beginning of period	(32,905)
Net income attributable to EFH Corp.	21,682

Balance at end of period	(11,223)

Accumulated other comprehensive loss, net of tax effects:
Pension and other postretirement employee benefit liability adjustments:
Balance at beginning of period	(76)
Effects from deconsolidation of prior affiliate	6
Change in unrecognized gains related to pension and OPEB plans	(4)

Balance at end of period	(74)

Amounts related to dedesignated cash flow hedges:
Balance at beginning of period	(50)
Effects from deconsolidation of prior affiliate	32
Change during the period	2

Balance at end of period	(16)

Total accumulated other comprehensive loss at end of period	(90)

Total equity at end of period	$(3,343)

See Notes to the Financial Statements.

ENERGY FUTURE HOLDINGS CORP. AND SUBSIDIARIES, A DEBTOR-IN-POSSESSION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Description of Business

References in this report to “we,” “our,” “us” and “the Company” are to EFH Corp. and/or its subsidiaries, as apparent in the context. See Glossary for defined terms.

EFH Corp., a Texas corporation, is a Dallas-based holding company that conducts its operations principally through its Oncor subsidiary and, prior to the TCEH Effective Date, TCEH subsidiaries. EFH Corp. is a subsidiary of Texas Holdings, which is controlled by the Sponsor Group.

Prior to the TCEH Effective Date, TCEH was a holding company for subsidiaries engaged in competitive electricity market activities largely in Texas, including electricity generation, wholesale energy sales and purchases, commodity risk management and trading activities, and retail electricity operations. On the TCEH Effective Date, the TCEH Debtors and the Contributed EFH Debtors emerged from the Chapter 11 Cases as subsidiaries of a newly-formed company, Vistra Energy. On the TCEH Effective Date, Vistra Energy was spun-off from EFH Corp. in a tax-free spin-off transaction to the former first lien creditors of TCEH (see Note 2).

Oncor is engaged in regulated electricity transmission and distribution operations in Texas. Oncor provides distribution services to REPs, including subsidiaries of Vistra Energy, which sell electricity to residential, business and other consumers. Oncor Holdings, a holding company that holds an approximate 80% equity interest in Oncor, is a wholly owned subsidiary of EFIH, which is a holding company and a wholly owned subsidiary of EFH Corp. Oncor Holdings and its subsidiaries (the Oncor Ring-Fenced Entities) are not consolidated in EFH Corp.’s financial statements in accordance with consolidation accounting standards related to variable interest entities (VIEs) (see Note 4).

Various ring-fencing measures have been taken to enhance the credit quality of Oncor. Such measures include, among other things: the sale in November 2008 of a 19.75% equity interest in Oncor to Texas Transmission; maintenance of separate books and records for the Oncor Ring-Fenced Entities; Oncor’s board of directors being comprised of a majority of independent directors, and prohibitions on the Oncor Ring-Fenced Entities providing credit support to, or receiving credit support from, any member of the Texas Holdings Group. The assets and liabilities of the Oncor Ring-Fenced Entities are separate and distinct from those of the Texas Holdings Group, and none of the assets of the Oncor Ring-Fenced Entities are available to satisfy the debt or contractual obligations of any member of the Texas Holdings Group. Moreover, Oncor’s operations are conducted, and its cash flows managed, independently from the Texas Holdings Group.

Chapter 11 Cases

On April 29, 2014 (the Petition Date), EFH Corp. and the substantial majority of its direct and indirect subsidiaries, including EFIH, EFCH and TCEH but excluding the Oncor Ring-Fenced Entities (collectively, the Debtors), filed voluntary petitions for relief (the Bankruptcy Filing) under Chapter 11 of the United States Bankruptcy Code (the Bankruptcy Code) in the United States Bankruptcy Court for the District of Delaware (the Bankruptcy Court). The Disclosure Statement as to the TCEH Debtors and the Contributed EFH Debtors was approved by the Bankruptcy Court in July 2016, and the Disclosure Statement as to the EFH Debtors was approved by the Bankruptcy Court in January 2017.

Following the approval of the Disclosure Statement as to the TCEH Debtors and the Contributed EFH Debtors by the Bankruptcy Court, the Debtors solicited the vote of their required creditors for approval of the Plan of Reorganization as it relates to the TCEH Debtors and the Contributed EFH Debtors. In July 2016, the required creditors voted to approve the Plan of Reorganization as it relates to the TCEH Debtors and the

Contributed EFH Debtors, and the Bankruptcy Court confirmed the Plan of Reorganization as it relates to the TCEH Debtors and the Contributed EFH Debtors in August 2016. The TCEH Debtors and the Contributed EFH Debtors emerged from the Chapter 11 Cases in October 2016.

In February 2017, the required creditors voted to approve the Plan of Reorganization as it relates to the EFH Debtors and the Bankruptcy Court confirmed the Plan of Reorganization as it relates to the EFH Debtors. The EFH Debtors have not yet emerged from the Chapter 11 Cases. See Note 2 for further discussion regarding the Chapter 11 Cases, the Plan of Reorganization and the Disclosure Statement.

On July 29, 2016, (i) the EFH Debtors entered into a Plan Support Agreement (NEE Plan Support Agreement) with NextEra Energy, Inc. (NEE) to effect an agreed upon restructuring of the EFH Debtors pursuant to an amendment to the Plan of Reorganization, and (ii) EFH Corp. and EFIH entered into an Agreement and Plan of Merger (NEE Merger Agreement) with NEE and EFH Merger Co., LLC (Merger Sub), a wholly-owned subsidiary of NEE. Pursuant to the NEE Merger Agreement, on the EFH Effective Date, EFH Corp. will merge with and into Merger Sub (NEE Merger) with Merger Sub surviving as a wholly owned subsidiary of NEE.

In January 2017, the EFH Debtors and over 67% of holders of unsecured claims against the EFIH Debtors executed a Plan Support Agreement, pursuant to which such parties agreed to vote to accept the Plan of Reorganization as it relates to the EFH Debtors.

In February 2017, the EFH Debtors, certain holders of secured claims against the EFIH Debtors, and certain holders of unsecured claims against the EFH Debtors reached agreement on the settlement of EFIH First Lien Note and the EFIH Second Lien Note claims (including, most significantly, the make-whole claims asserted by holders of these claims). Under the terms of the settlement, on the EFH Effective Date, the make-whole claims of the holders of the EFIH First Lien Notes will be paid at 95% plus accrued interest and the make-whole claims of the holders of the EFIH Second Lien Notes will be paid at 87.5% plus accrued interest. The Bankruptcy Court approved the settlement in March 2017.

In February 2017, the required EFH Corp. and EFIH creditors voted to approve the Plan of Reorganization as it relates to the EFH Debtors, and the Bankruptcy Court confirmed the Plan of Reorganization as it relates to the EFH Debtors. As part of the order confirming the Plan of Reorganization as it relates to the EFH Debtors, the Bankruptcy Court overruled the objection of certain holders of asbestos claims against certain EFH Debtors and approved the treatment of asbestos claims under the Plan of Reorganization. On the EFH Effective Date, all timely filed proofs of claim asserting an alleged asbestos injury will be allowed and reinstated under the Plan of Reorganization, and all intracompany payables and receivables, with respect to the EFH Debtors where such asbestos liability resides, will be reinstated at their face value, plus interest accrued since the filing of the Chapter 11 Cases.

Consistent with the ring-fencing measures discussed above, the assets and liabilities of the Oncor Ring-Fenced Entities have not been, and are not expected to be, substantively consolidated with the assets and liabilities of the Debtors in the Chapter 11 Cases.

We had two reportable segments prior to the TCEH Effective Date: the Regulated Delivery segment, consisting largely of our investment in Oncor, which is now EFH Corp.’s primary investment; and the Competitive Electric Segment, which consisted largely of TCEH and which became subsidiaries of Vistra Energy on the TCEH Effective Date. After the TCEH Effective Date we no longer have operating segments as our business is comprised solely of our investment in Oncor. See Note 3 for further information concerning the discontinued Competitive Electric Segment.

Basis of Presentation, Including Application of Bankruptcy Accounting

The consolidated financial statements have been prepared in accordance with US GAAP. The consolidated financial statements have been prepared as if EFH Corp. is a going concern and contemplate the realization of assets and liabilities in the normal course of business. The consolidated financial statements reflect the application of Financial Accounting Standards Board Accounting Standards Codification (ASC) 852, Reorganizations. During the pendency of the Chapter 11 Cases, the EFH Debtors will operate their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code. ASC 852 applies to entities that have filed a petition for bankruptcy under Chapter 11 of the Bankruptcy Code. The guidance requires that transactions and events directly associated with the reorganization be distinguished from the ongoing operations of the business. In addition, the guidance covers the accounting and presentation of liabilities. See Notes 7 and 9 for discussion of these accounting and reporting matters.

Investments in unconsolidated subsidiaries, which are 50% or less owned and/or do not meet accounting standards criteria for consolidation, are accounted for under the equity method (see Note 4). All intercompany items and transactions have been eliminated in consolidation. All dollar amounts in the financial statements and tables in the notes are stated in millions of US dollars unless otherwise indicated. Subsequent events have been evaluated through March 31, 2017, the date these consolidated financial statements were issued.

Discontinued Operations

Discontinued operations comprise those activities that were disposed of during the period and represent a separate major line of business or geographical area that can be clearly distinguished for operational and financial reporting purposes.

Because of the emergence (and related spin-off) of the TCEH Debtors and the Contributed EFH Debtors on the TCEH Effective Date, the results of operations of the Competitive Electric Segment and the Contributed EFH Debtors have been classified as discontinued operations in the Consolidated Statements of Operations. EFH Corp. has elected to present cash flows of discontinued operations combined with cash flows of continuing operations. See Note 3 for additional information.

Use of Estimates

Preparation of financial statements requires estimates and assumptions about future events that affect the reporting of assets and liabilities at the balance sheet dates and the reported amounts of revenue and expense, including fair value measurements and estimates of expected allowed claims. In the event estimates and/or assumptions prove to be different from actual amounts, adjustments are made in subsequent periods to reflect more current information.

Income Taxes

EFH Corp. will file a consolidated US federal income tax return for 2016 that will include the full year results of EFIH and Oncor Holdings, as well as, the results of EFCH and TCEH prior to the TCEH Effective Date. Oncor is a partnership for US federal income tax purposes and is not a corporate member of the EFH Corp. consolidated group.

Deferred income taxes are provided for temporary differences between the book and tax basis of assets and liabilities as required under accounting rules. See Note 5.

We report interest and penalties related to uncertain tax positions as current income tax expense. See Note 5.

Accounting for Contingencies

Our financial results may be affected by judgments and estimates related to loss contingencies. Accruals for loss contingencies are recorded when management determines that it is probable that an asset has been impaired or a liability has been incurred and that such economic loss can be reasonably estimated. Such determinations are subject to interpretations of current facts and circumstances, forecasts of future events and estimates of the financial impacts of such events. Litigation costs associated with estimated loss contingencies are expensed as incurred. As part of our Chapter 11 Cases we have received numerous pre-petition claims, many of which are unsubstantiated or irrelevant to our business operations. Further, at this time, some of those claims might be relevant but are not reasonably estimable. See Notes 2 and 10 for a discussion of contingencies.

Changes in Accounting Standards

In November 2015, the FASB issued Accounting Standards Update 2015-17 (ASU 2015-17), Balance Sheet Classification of Deferred Taxes. The ASU simplifies the presentation of deferred income taxes by requiring that deferred tax assets and liabilities be classified as noncurrent in a statement of financial position. We early adopted ASU 2015-17 effective December 31, 2015 on a prospective basis. Adoption of this ASU resulted in a reclassification of our net current deferred tax asset and liability to the net noncurrent deferred tax asset and liability in our consolidated balance sheet as of December 31, 2015. No prior periods were retrospectively adjusted.

2.	CHAPTER 11 CASES

On the Petition Date, EFH Corp. and the substantial majority of its direct and indirect subsidiaries, including EFIH, EFCH and TCEH but excluding the Oncor Ring-Fenced Entities, filed voluntary petitions for relief under the Bankruptcy Code in the Bankruptcy Court. During the pendency of the remaining Chapter 11 Cases, the EFH Debtors will continue to operate their business as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

Plan of Reorganization

On October 3, 2016, the TCEH Effective Date, the TCEH Debtors and the Contributed EFH Debtors completed their reorganization under the Bankruptcy Code and emerged from the Chapter 11 Cases as subsidiaries of Vistra Energy. On the TCEH Effective Date, Vistra Energy was spun-off from EFH Corp. in a tax-free transaction to the former first lien creditors of TCEH. The tax-free spin-off generated a taxable gain that has been largely offset with available net operating losses (NOLs), substantially reducing the NOLs that are available to EFH Corp. in the future. See Note 5 for further information about NOLs at December 31, 2016.

With respect to the EFH Debtors, the Plan of Reorganization and the NEE Merger Agreement, subject to certain conditions and certain regulatory approvals, provides for, among other things, the acquisition by affiliates of NextEra Energy Inc. (NEE) of the EFH Debtors (as reorganized).

The EFH Debtors have not yet completed their Chapter 11 Cases. The EFH Debtors will emerge from bankruptcy if and when certain conditions to the effectiveness of the Plan of Reorganization are satisfied. Such conditions include, among other things, the receipt of all necessary tax opinions and regulatory approvals and all conditions to the completion of the transactions contemplated by the NEE Merger Agreement and the Plan or Reorganization having been satisfied. Additional disclosures regarding the conditions precedent to the consummation of the Plan of Reorganization are set forth in the Disclosure Statement as it relates to the EFH Debtors approved by the Bankruptcy Court in January 2017.

Plan Support Agreements

In July 2016, the EFH Debtors and NEE entered into a plan support agreement (the NEE Plan Support Agreement) to effect an agreed upon restructuring of the EFH Debtors pursuant to the Plan of Reorganization. In September 2016, certain creditors of EFH Corp. and EFIH also became parties to the NEE Plan Support Agreement. The Bankruptcy Court approved the NEE Plan Support Agreement in September 2016. In January

2017, the EFH Debtors and certain holders of unsecured claims against the EFIH Debtors became party to a separate Plan Support Agreement with the EFH Debtors and the EFIH Debtors, pursuant to which such holders agreed to support the Plan of Reorganization.

Settlement Agreement

Various parties entered into a settlement agreement (the Settlement Agreement) in August 2015 (as amended in September 2015) to compromise and settle, among other things (a) intercompany claims among the Debtors, (b) claims and causes of actions against holders of first lien claims against TCEH and the agents under the TCEH senior secured facilities, (c) claims and causes of action against holders of interests in EFH Corp. and certain related entities and (d) claims and causes of action against each of the Debtors’ current and former directors, the Sponsor Group, managers and officers and other related entities. Under the terms of the Settlement Agreement, the TCEH first lien creditors were granted a $700 million unsecured claim against EFH Corp. (see Note 9). This claim remains outstanding and is subject to treatment under the Plan of Reorganization as it relates to the EFH Debtors. The Bankruptcy Court approved the Settlement Agreement in December 2015.

NEE Merger Agreement

In July 2016, EFH Corp. and EFIH entered into an Agreement and Plan of Merger (NEE Merger Agreement) with NEE and a wholly-owned subsidiary of NEE (Merger Sub). The NEE Merger Agreement was amended in September 2016. Pursuant to the NEE Merger Agreement, on the EFH Effective Date, NEE will acquire the EFH Debtors (as reorganized) as a result of a merger (NEE Merger) between EFH Corp. and Merger Sub in which Merger Sub will survive as a wholly owned subsidiary of NEE. The consideration payable by NEE pursuant to the NEE Merger Agreement consists of cash and NEE common stock paid to certain creditors of the EFH Debtors. The NEE Merger Agreement was approved by the Bankruptcy Court in September 2016.

The NEE Merger Agreement contains representations and warranties and interim operating covenants that are customary for an agreement of this nature. The NEE Merger Agreement also includes various conditions precedent to consummation of the NEE Merger Agreement, including a condition that certain approvals and rulings are obtained, including from the PUCT, the FERC and the IRS. NEE will not be required to consummate the NEE Merger if, among other items, the PUCT approval is obtained but with conditions, commitments or requirements that impose a Burdensome Condition (as defined in the NEE Merger Agreement). In October 2016, NEE and Oncor filed a joint merger approval application with the PUCT. In March 2017, the PUCT indicated that, as currently constructed, the transactions proposed by the NEE Merger Agreement are not in the public interest. The PUCT has up to 180 days to approve or deny the application. NEE’s and Merger Sub’s obligations under the NEE Merger Agreement are not subject to any financing condition.

Following confirmation of the Plan of Reorganization as it relates to the EFH Debtors by the Bankruptcy Court, EFH Corp. and EFIH may no longer engage in discussions or negotiations with respect to acquisition proposals for the EFH Debtors. If the NEE Merger Agreement is terminated for certain reasons set forth therein and an alternative transaction is consummated by EFH Corp. or EFIH in which neither NEE nor any of its affiliates obtains direct or indirect ownership of approximately 80% of Oncor, then EFH Corp. and/or EFIH may be required to pay a termination fee of $275 million to NEE (though the allocation between EFH Corp. and EFIH of such fee is subject to a separate order of the Bankruptcy Court).

The NEE Merger Agreement may be terminated upon certain events, including, among other things, by either party, if the NEE Merger is not consummated by June 24, 2017.

Purchase by NEE of Minority Interests in Oncor

In October 2016, an affiliate of NEE entered into an Agreement and Plan of Merger (the TTI Merger Agreement) with Texas Transmission and certain of its affiliates to purchase Texas Transmission’s 19.75%

interest in Oncor for approximately $2.4 billion. The TTI Merger Agreement contains various conditions precedent to consummation of the transactions contemplated thereby, including approval of the PUCT. In March 2017, the PUCT indicated that, as currently constructed, the transactions proposed by the TTI Merger Agreement (coupled with the transactions proposed by the NEE Merger Agreement) are not in the public interest. In connection with the TTI Merger Agreement and subject to Bankruptcy Court approval, EFH Corp. waived its rights of first refusal to purchase (as set forth in an Investor Rights Agreement, dated November 5, 2008, by and among Oncor, Oncor Holdings, Texas Transmission and EFH Corp.) Texas Transmission’s 19.75% interest in Oncor. So long as such waiver is in effect, NEE has agreed not to consummate the transactions contemplated by the TTI Merger Agreement prior to the consummation of the transactions contemplated by the NEE Merger Agreement.

In October 2016, an affiliate of NEE entered into an Interest Purchase Agreement (the Oncor Purchase Agreement) with Oncor and Oncor Management Investment LLC, an entity that owns approximately 0.22% interest in Oncor on behalf of certain members of Oncor’s current and former management, for approximately $27 million. The Oncor Purchase Agreement contains various conditions precedent to consummation of the transactions contemplated thereby, including the consummation of the transactions contemplated by the NEE Merger Agreement.

Tax Matters

In July 2016, EFH Corp. received a private letter ruling (the Private Letter Ruling) from the IRS in connection with Vistra Energy’s emergence from bankruptcy, which provides, among other things, for certain rulings regarding the qualification of (a) the transfer of certain assets and ordinary course operating liabilities to Vistra Energy and (b) the distribution of the equity of Vistra Energy, the cash proceeds from Vistra Energy debt, the cash proceeds from the sale of preferred stock in a newly-formed subsidiary of Vistra Energy, and the right to receive payments under a tax receivables agreement, to holders of TCEH first lien claims, as a reorganization qualifying for tax-free treatment.

The NEE Merger Agreement provides that a closing condition to the NEE Merger is the receipt of a supplemental private letter ruling (the Supplemental Ruling) from the IRS regarding the impact of the NEE Merger on certain rulings received in the Private Letter Ruling. We submitted a request to the IRS for the Supplemental Ruling in the fourth quarter of 2016.

Implications of the Chapter 11 Cases

Our ability to continue as a going concern is contingent upon, among other factors, our ability to comply with the financial and other covenants contained in the EFIH DIP Facility described in Note 8, our ability to obtain new debtor in possession financing in the event the EFIH DIP Facility were to expire during the pendency of the Chapter 11 Cases as well as our ability to obtain applicable regulatory approvals required for the effectiveness of the Plan of Reorganization as it relates to the EFH Debtors and the consummation of the transactions contemplated by the NEE Merger Agreement. These circumstances and uncertainties inherent in the bankruptcy proceedings raise substantial doubt about our ability to continue as a going concern.

Operations During the Chapter 11 Cases

In general, the Debtors have received final Bankruptcy Court orders with respect to first day motions and other operating motions that allow the Debtors to operate their businesses in the ordinary course, including, among others, providing for the payment of certain pre-petition employee and retiree expenses and benefits, the use of the Debtors’ existing cash management system, the segregation of certain cash balances which require further order of the Bankruptcy Court for distribution, the payment of certain pre-petition amounts to certain critical vendors and the ability to pay certain pre-petition taxes and regulatory fees. In addition, the Bankruptcy Court has issued orders approving the EFIH DIP Facility discussed in Note 8.

Pursuant to the Bankruptcy Code, the Debtors intend to comply with all applicable regulatory requirements during the pendency of the Chapter 11 Cases. Further, the Debtors have been complying, and intend to continue to comply, with the various reporting obligations that are required by the Bankruptcy Court during the pendency of the Chapter 11 Cases. Moreover, to the extent the Debtors either maintain insurance policies or self-insure their regulatory compliance obligations, the Debtors intend to continue such insurance policies or self-insurance in the ordinary course of business.

Pre-Petition Claims

Holders of the substantial majority of pre-petition claims against the Debtors were required to file proofs of claims by the bar date established by the Bankruptcy Court. A bar date is the date by which certain claims against the Debtors must be filed if the claimants wish to receive any distribution in the Chapter 11 Cases. The Bankruptcy Court established a bar date of October 27, 2014 for the substantial majority of claims. In addition, in July 2015, the Bankruptcy Court entered an order establishing December 14, 2015 as the bar date for certain asbestos claims that arose or are deemed to have arisen before the Petition Date, except for certain specifically exempt claims.

Since the Petition Date and prior to the applicable bar dates (which have expired), we have received approximately 41,300 filed pre-petition claims, including approximately 30,900 in filed asbestos claims. The Debtors have substantially completed the process of reconciling all non-asbestos claims that were filed and have recorded such claims at the expected allowed amount. As of March 31, 2017, most of those claims have been settled, withdrawn or expunged.

Certain claims filed or reflected in the Debtors schedules of assets and liabilities were resolved on the TCEH Effective Date, including certain claims filed by holders of funded debt and contract counterparties. Claims that remain unresolved or unreconciled through the filing of this report have been estimated based upon management’s best estimate of the likely claim amounts that the Bankruptcy Court will ultimately allow.

On the TCEH Effective Date, the TCEH Debtors (together with the Contributed EFH Debtors) emerged from the Chapter 11 Cases and discharged approximately $33.8 billion in liabilities subject to compromise (LSTC). Distributions for the settled claims related to the funded debt of the TCEH Debtors commenced subsequent to the TCEH Effective Date.

Separation of the EFH Debtors from the TCEH Debtors and the Contributed EFH Debtors

On the TCEH Effective Date, the EFH Debtors and the TCEH Debtors (together with the Contributed EFH Debtors) were separated and are no longer affiliated companies. In addition to the Plan of Reorganization, the separation was effectuated, in part, pursuant to the terms of a separation agreement, a transition services agreement and a tax matters agreement.

Separation Agreement

On the TCEH Effective Date, EFH Corp., Vistra Energy and a subsidiary of Vistra Energy entered into a separation agreement that provides for, among other things, the transfer of certain assets and liabilities by EFH Corp., EFCH and TCEH to Vistra Energy. Among other things, EFH Corp., EFCH and/or TCEH, as applicable, (a) transferred the TCEH Debtors and certain contracts and assets (and related liabilities) primarily related to the business of the TCEH Debtors to Vistra Energy, (b) transferred sponsorship of certain employee benefit plans (including related assets), programs and policies to a subsidiary of Vistra Energy and (c) assigned certain employment agreements from EFH Corp. and certain of the Contributed EFH Debtors to a subsidiary of Vistra Energy.

Transition Services Agreement

On the TCEH Effective Date, EFH Corp. and a subsidiary of Vistra Energy entered into a transition services agreement that provides for, among other things, (a) the applicable subsidiaries of Vistra Energy to provide certain services to the EFH Debtors, including business services administration, accounting, corporate secretary, tax, human resources, information technology, internal audit, physical facilities and corporate security, treasury and legal services and (b) EFH Corp. to pay such subsidiary of Vistra Energy all reasonable and documented fees, costs and expenses (including employee-related overhead and general and administrative expenses) incurred by Vistra Energy and its subsidiaries related directly to these services.

Tax Matters Agreement

On the TCEH Effective Date, Vistra Energy and EFH Corp. entered into a tax matters agreement (the Tax Matters Agreement), which provides for the allocation of certain taxes among the parties and for certain rights and obligations related to, among other things, the filing of tax returns, resolutions of tax audits and preserving the tax-free nature of the spin-off. See Note 5 for further information about the Tax Matters Agreement. EFH Corp. has not recorded any amounts in its financial statements for possible indemnification payments that may be due to, or due from, Vistra Energy related to the Tax Matters Agreement.

3.	DISCONTINUED OPERATIONS

On the TCEH Effective Date, the Plan of Reorganization with respect to the TCEH Debtors and Contributed EFH Debtors became effective, and the TCEH Debtors and Contributed EFH Debtors consummated their reorganization under the Bankruptcy Code and emerged from the Chapter 11 Cases.

As a result of the emergence of the TCEH Debtors and Contributed EFH Debtors from the Chapter 11 Cases, the competitive businesses previously owned by EFH Corp. are no longer indirect wholly owned subsidiaries of EFH Corp., and EFH Corp. is no longer the parent holding company of the competitive businesses.

Income (Loss) on Discontinued Operations

The emergence of the TCEH Debtors and the Contributed EFH Debtors from the Chapter 11 Cases as subsidiaries of Vistra Energy represents a strategic shift in our business. For this reason, our competitive businesses’ results for all periods prior to the October 3, 2016 spin-off are classified as discontinued operations. Income on discontinued operations for the year ended December 31, 2016 is presented below:

Year Ended December 31, 2016
Operating revenues	$3,973
Fuel, purchased power costs and delivery fees	(2,082)
Net gain from commodity hedging and trading activities	282
Operating costs	(664)
Depreciation and amortization	(466)
Selling, general and administrative expenses	(470)
Other income (deductions) and interest income	(47)
Interest expense and related charges	(1,057)
Reorganization items	(116)
Gain on tax-free spin-off of TCEH	21,688

Income on discontinued operations before income taxes	21,041
Income tax benefit	1,076

Income on discontinued operations	$22,117

Cash Flow Highlights from Discontinued Operations

The following table summarizes the depreciation and amortization, non-cash adjustments, capital expenditures and nuclear fuel purchases of the Company’s discontinued operations related to the competitive business:

Year Ended December 31, 2016
Operating:
Depreciation and amortization	$539
Write-off of intangible and other assets	(45)
Investing:
Capital expenditures	(230)
Nuclear fuel purchases	(33)
Business combination — net of cash acquired	(1,343)

Discontinued Reorganization Items

The following table presents reorganization items incurred in the year ended December 31, 2016 for discontinued operations:

Year Ended December 31, 2016
Expenses related to legal advisory and representation services	$(55)
Expenses related to other professional consulting and advisory services	(39)
Contract claims adjustments	(13)
Other	(9)

Total reorganization items	$(116)

Discontinued Other Postretirement Employee Benefits (OPEB)

EFH Corp. offers other postretirement employee benefits in the form of health care and life insurance to eligible employees of its subsidiaries and their eligible dependents upon the retirement of such employees. Vistra Energy is the sponsor of an OPEB plan that EFH Corp. participates in. EFH Corp. accounts for its interest in the Vistra OPEB plan as a multiple employer plan, and has a liability in other noncurrent liabilities and deferred credits at December 31, 2016 (see Note 13).

Discontinued Income Taxes

EFH Corp. has recognized a tax benefit of $1.076 billion in discontinued operations, which primarily relates to the nontaxable gain on extinguishment of LSTC.

4.	VARIABLE INTEREST ENTITIES

A variable interest entity (VIE) is an entity with which we have a relationship or arrangement that indicates some level of control over the entity or results in economic risks to us. Accounting standards require consolidation of a VIE if we have (a) the power to direct the significant activities of the VIE and (b) the right or obligation to absorb profit and loss from the VIE (i.e., we are the primary beneficiary of the VIE). In determining the appropriateness of consolidation of a VIE, we evaluate its purpose, governance structure, decision making processes and risks that are passed on to its interest holders. We also examine the nature of any related party relationships among the interest holders of the VIE and the nature of any special rights granted to the interest holders of the VIE.

Oncor Holdings, an indirect wholly owned subsidiary of EFH Corp. that holds an approximate 80% interest in Oncor, is not consolidated in EFH Corp.’s financial statements, and instead is accounted for as an equity method investment, because the structural and operational ring-fencing measures discussed in Note 1 prevent us from having power to direct the significant activities of Oncor Holdings or Oncor. In accordance with accounting standards, we account for our investment in Oncor Holdings under the equity method, as opposed to the cost method, based on our level of influence over its activities. See below for additional information about our equity method investment in Oncor Holdings. There are no other material investments accounted for under the equity or cost method. The maximum exposure to loss from our interests in VIEs does not exceed our carrying value.

Non-Consolidation of Oncor and Oncor Holdings

Our investment in unconsolidated subsidiary as presented in the consolidated balance sheet totaled $6.230 billion at December 31, 2016 and consists of our interest in Oncor Holdings, which we account for under the equity method as described above.

See Note 12 for discussion of Oncor Holdings’ and Oncor’s transactions with EFH Corp. and its other subsidiaries.

Distributions from Oncor Holdings and Related Considerations — Oncor Holdings’ distributions of earnings to us totaled $162 million for the year ended December 31, 2016. Distributions may not be paid except to the extent Oncor maintains a required regulatory capital structure as discussed below. At December 31, 2016, $103 million was eligible to be distributed to Oncor’s members after taking into account the regulatory capital structure limit, of which approximately 80% relates to our ownership interest in Oncor. The boards of directors of each of Oncor and Oncor Holdings can withhold distributions to the extent the applicable board determines in good faith that it is necessary to retain such amounts to meet expected future requirements of Oncor and/or Oncor Holdings. In March 2017, we received a distribution totaling $61 million from Oncor Holdings.

Oncor’s distributions are limited by its regulatory capital structure, which is required to be at or below the assumed debt-to-equity ratio established periodically by the PUCT for ratemaking purposes, which is currently set at 60% debt to 40% equity. At December 31, 2016, Oncor’s regulatory capitalization ratio was 59.4% debt and 40.6% equity. For purposes of this ratio, debt is calculated as long-term debt plus unamortized gains on reacquired debt less unamortized issuance expenses, premiums and losses on reacquired debt. Equity is calculated as membership interests determined in accordance with US GAAP, excluding the effects of accounting for the Merger (which included recording the initial goodwill and fair value adjustments and the subsequent related impairments and amortization).

EFH Corp., Oncor Holdings, Oncor and Texas Transmission are parties to a Federal and State Income Tax Allocation Agreement. Additional income tax amounts receivable or payable may arise in the normal course under that agreement.

Oncor Holdings Financial Statements — Condensed statement of consolidated income of Oncor Holdings and its subsidiaries for the year ended December 31, 2016 is presented below:

Year Ended December 31, 2016
Operating revenues	$3,920
Operation and maintenance expenses	(1,648)
Depreciation and amortization	(785)
Taxes other than income taxes	(451)
Other income	2
Other deductions	(17)
Interest expense and related charges	(336)

Income before income taxes	685
Income tax expense	(267)

Net income	418
Net income attributable to noncontrolling interests	(86)

Net income attributable to Oncor Holdings	$332

Assets and liabilities of Oncor Holdings at December 31, 2016 are presented below:

December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$16
Trade accounts receivable — net	545
Income taxes receivable from EFH Corp.	57
Inventories	89
Prepayments and other current assets	100

Total current assets	807
Other investments	100
Property, plant and equipment — net	13,829
Goodwill	4,064
Regulatory assets	1,974
Other noncurrent assets	14

Total assets	$20,788

LIABILITIES
Current liabilities:
Short-term borrowings	$789
Long-term debt due currently	324
Trade accounts payable — nonaffiliates	231
Income taxes payable to EFH Corp.	20
Accrued taxes other than income	182
Accrued interest	83
Other current liabilities	144

Total current liabilities	1,773
Accumulated deferred income taxes	2,102
Long-term debt, less amounts due currently	5,515
Regulatory liabilities	856
Other noncurrent liabilities and deferred credits	2,399

Total liabilities	$12,645

5.	INCOME TAXES

Income Taxes

EFH Corp. files a US federal income tax return that includes the results of EFIH, Oncor Holdings, EFCH and TCEH. EFH Corp. is the corporate member of the EFH Corp. consolidated group, while each of EFIH, Oncor Holdings, EFCH and TCEH is classified as a disregarded entity for US federal income tax purposes. Oncor is a partnership for US federal income tax purposes and is not a corporate member of the EFH Corp. consolidated group. Pursuant to applicable US Treasury regulations and published guidance of the IRS, corporations that are members of a consolidated group have joint and several liability for the taxes of such group. Subsequent to the TCEH Effective Date, the TCEH Debtors and the Contributed EFH Debtors will no longer be included in the consolidated income tax return and will be included in an income tax return with Vistra Energy.

Prior to the TCEH Effective Date, EFH Corp. and certain of its subsidiaries (including EFCH, EFIH and TCEH, but not including Oncor Holdings and Oncor) were parties to a Federal and State Income Tax Allocation Agreement, which provided, among other things, that any corporate member or disregarded entity in the EFH Corp. group was required to make payments to EFH Corp. in an amount calculated to approximate the amount of tax liability such entity would have owed if it filed a separate corporate tax return. Pursuant to the Plan of Reorganization, the TCEH Debtors and the Contributed EFH Debtors rejected this agreement on the TCEH Effective Date. Additionally, since the date of the Settlement Agreement, no further cash payments among the Debtors were made in respect of federal income taxes. We have elected to continue to allocate federal income taxes among the entities that are parties to the Federal and State Income Tax Allocation Agreement. The Settlement Agreement did not alter the allocation and payment for state income taxes, which continued to be settled prior to the TCEH Effective Date.

EFH Corp., Oncor Holdings, Oncor and Oncor’s minority investors are parties to a separate Federal and State Income Tax Allocation Agreement, which governs the computation of federal income tax liability among such parties, and similarly provides, among other things, that each of Oncor Holdings and Oncor will pay EFH Corp. its share of an amount calculated to approximate the amount of tax liability such entity would have owed if it filed a separate corporate tax return. The Settlement Agreement had no impact on the tax sharing agreement among EFH Corp., Oncor Holdings and Oncor. In March 2017, the Bankruptcy Court approved EFH Corp.’s assumption of the Oncor Tax Sharing Agreement, and as a result, EFH Corp. made a tax payment to Oncor for $135 million in March 2017.

The components of our income tax benefit on continuing operations are as follows:

Year Ended December 31, 2016
Current:
US Federal	$(79)
State	4

Total current	(75)

Deferred:
US Federal	(330)
State	1

Total deferred	(329)

Total	$(404)

Reconciliation of income taxes computed at the US federal statutory rate to income tax benefit recorded is as follows:

Year Ended December 31, 2016
Loss from continuing operations before income taxes and equity in earnings of unconsolidated subsidiaries	$(1,171)

Income taxes at the US federal statutory rate of 35%	$(410)
Texas margin tax, net of federal benefit	2
Nondeductible debt restructuring costs	14
Other	(10)

Income tax benefit	$(404)

Effective tax rate	34.5%

Deferred Income Tax Balances

Deferred income taxes provided for temporary differences based on tax laws in effect at December 31, 2016 are as follows:

December 31, 2016
Noncurrent
Deferred Income Tax Assets
Alternative minimum tax credit carryforwards	$114
Employee benefit obligations	47
Net operating loss (NOL) carryforwards	749
Commodity contracts and interest rate swaps	3
Impacts of make-whole charges (Note 10)	355

Total	1,268

Deferred Income Tax Liabilities
Property, plant and equipment	(32)
Debt fair value discounts	(15)
Accrued interest	333

Total	286

Net Accumulated Deferred Income Tax Asset	$(982)

On October 3, 2016, the TCEH Effective Date, the TCEH Debtors and the Contributed EFH Debtors completed their reorganization under the Bankruptcy Code and emerged from the Chapter 11 Cases as subsidiaries of Vistra Energy. On the TCEH Effective Date, Vistra Energy was spun-off from EFH Corp. in a tax-free transaction to the former first lien creditors of TCEH. The tax-free spin-off generated a taxable gain that has been largely offset with available NOLs, substantially reducing the NOLs that are available to EFH Corp. in the future. The spin-off used $5.478 billion of NOLs to offset the taxable gain to the TCEH Debtors and the Contributed EFH Debtors generated by their emergence from the Chapter 11 Cases.

At December 31, 2016 we had $2.140 billion in net operating loss (NOL) carryforwards for federal income tax purposes that will begin to expire in 2034. Audit settlements reached in 2013 resulted in the elimination of substantially all NOL carryforwards generated through 2013 and available alternative minimum tax (AMT) credits. The NOL carryforwards can be used to offset future taxable income. After analyzing our forecasted tax position at December 31, 2016 we currently expect to utilize all of our NOL carryforwards prior to their expiration dates.

At December 31, 2016 we had $114 million in AMT credit carryforwards available which may, in certain limited circumstances, be used to offset future tax payments. The AMT credit carryforwards have no expiration date, but may be limited in a change of control.

The income tax effects of the components included in accumulated other comprehensive income at December 31, 2016 totaled a net deferred tax asset of $49 million.

Accounting for Uncertainty in Income Taxes

In September 2016, EFH Corp. entered into a settlement agreement with the Texas Comptroller of Public Accounts (Comptroller) whereby the Comptroller agreed to release all claims and liabilities related to the EFH Corp. consolidated group’s state taxes, including sales tax, gross receipts utility tax, franchise tax and direct pay tax, through the agreement date, in exchange for a release of all refund claims and a one-time payment of $12 million. This settlement was entered and approved by the Bankruptcy Court in September 2016. As a result of the settlement, we reduced the liability for state uncertain tax positions by $26 million.

In 2014, the IRS filed a claim with the Bankruptcy Court for open tax years through 2013 that was consistent with the settlement we reached with the IRS Appeals for tax years 2003-2006. Since that date, we have also received agreed Revenue Agent Reports for tax years 2007-2014, and we effectively settled all remaining open federal income tax reserves. We have recorded a $48 million payable to the IRS in connection with the conclusion of these open tax years.

At December 31, 2016 we had no amounts accrued related to uncertain tax positions for continuing operations.

Tax Matters Agreement

On the TCEH Effective Date, we entered into a Tax Matters Agreement (the Tax Matters Agreement), with Vistra Energy whereby the parties have agreed to take certain actions and refrain from taking certain actions in order to preserve the intended tax treatment of the Spin-Off and to indemnify the other parties to the extent a breach of such agreement results in additional taxes to the other parties.

Among other things, the Tax Matters Agreement allocates the responsibility for taxes for periods prior to the Spin-Off between EFH Corp. and Vistra Energy. For periods prior to the Spin-Off: (a) Vistra Energy is generally required to reimburse EFH Corp. with respect to any taxes paid by EFH Corp. that are attributable to Vistra Energy and (b) EFH Corp. is generally required to reimburse Vistra Energy with respect to any taxes paid by Vistra Energy that are attributable to EFH Corp.

Vistra Energy is also required to indemnify EFH Corp. against taxes, under certain circumstance, if the IRS or another taxing authority successfully challenges the amount of gain relating to the PrefCo Preferred Stock Sale or the amount or allowance of EFH Corp.’s net operating loss deductions.

Subject to certain exceptions, the Tax Matters Agreement prohibits Vistra Energy from taking certain actions that could reasonably be expected to undermine the intended tax treatment of the Spin-Off or to jeopardize the conclusions of the private letter ruling Vistra Energy obtained from the IRS or opinions of counsel received by Vistra Energy or EFH Corp., in each case, in connection with the Spin-Off. Certain of these restrictions apply for two years after the Spin-Off.

Under the Tax Matters Agreement, Vistra Energy may engage in an otherwise restricted action if (a) Vistra Energy obtains written consent from EFH Corp., (b) such action or transaction is described in or otherwise consistent with the facts in the private letter ruling Vistra Energy obtained from the IRS in connection with the Spin-Off, (c) Vistra Energy obtains a supplemental private letter ruling from the IRS, or (d) Vistra Energy obtains an unqualified opinion of a nationally recognized law or accounting firm that is reasonably acceptable to EFH Corp. that the action will not affect the intended tax treatment of the Spin-Off.

6.	INTEREST EXPENSE AND RELATED CHARGES

Year Ended December 31, 2016
Interest paid/accrued on debtor-in-possession financing	$234
Interest paid/accrued on pre-petition debt (a)	150

Total interest expense and related charges	$384

(a)	For the year ended December 31, 2016, amounts include $150 million related to interest on the EFIH First Lien and EFIH Second Lien Notes make-whole claims, but exclude the charges related to the make-whole premiums that are recorded in other deductions (see Note 13).

The Bankruptcy Code generally restricts payment of interest on pre-petition debt, subject to certain exceptions. Additional interest payments may be made upon approval by the Bankruptcy Court. Other than amounts ordered or approved by the Bankruptcy Court, effective on the Petition Date, we discontinued recording interest expense on outstanding pre-petition debt classified as LSTC. The table below shows contractual interest amounts, which are amounts due under the contractual terms of the outstanding debt, including debt classified as LSTC. Interest expense reported in the statement of consolidated income for the year ended December 31, 2016 does not include $450 million in contractual interest on pre-petition debt classified as LSTC, which has been stayed by the Bankruptcy Court effective on the Petition Date.

	Year Ended December 31, 2016
Entity:	Contractual Interest on Debt Classified as LSTC	Approved Interest Paid/Accrued (a)	Contractual Interest on Debt Classified as LSTC Not Paid/Accrued
EFH Corp.	$44	$—	$44
EFIH	474	68	406

Total	$518	$68	$450

(a)	For the year ended December 31, 2016 represents portions of interest related to the EFIH Second Lien Notes that were repaid based on the approval of the Bankruptcy Court; however, excludes $82 million of post-petition interest accrued/paid in 2016 that contractually related to 2014 and default interest (see Note 9).

7.	REORGANIZATION ITEMS

Expenses and income directly associated with the Chapter 11 Cases are reported separately in the statement of consolidated income as reorganization items as required by ASC 852, Reorganizations. Reorganization items also include adjustments to reflect the carrying value of liabilities subject to compromise (LSTC) at their estimated allowed claim amounts, as such adjustments are determined. The following table presents reorganization items incurred in the year ended December 31, 2016 as reported in the statement of consolidated income:

Year Ended December 31, 2016
Expenses related to legal advisory and representation services	$31
Expenses related to other professional consulting and advisory services	34
Fees associated with extension of EFIH DIP Facility (Note 8)	24

Total reorganization items	$89

8.	EFIH DEBTOR-IN-POSSESSION FACILITY

As of December 31, 2016, the EFIH DIP Facility provided a $5.475 billion first-lien debtor-in-possession financing facility.

As of December 31, 2016, remaining cash on hand from borrowings under the EFIH DIP Facility, net of fees, totaled approximately $313 million, which was held as cash and cash equivalents. In the December 31, 2016 consolidated balance sheet, the borrowings under the EFIH DIP Facility are reported as current liabilities. The EFIH DIP Facility must be repaid in full prior to the EFIH Debtors’ emergence from the Chapter 11 Cases.

In January 2016, the EFIH Debtors paid a $13.5 million extension fee to extend the maturity date of the EFIH DIP Facility to December 2016. The terms of the EFIH DIP Facility were otherwise unchanged. In October 2016, the EFIH DIP Facility was amended, in part, to extend the maturity date of the facility and to increase the borrowings under the facility by $75 million. The EFH Debtors paid fees and expenses of $10 million in connection with the amendment. The EFIH DIP Facility now matures on the earlier of (a) the EFH Effective Date, (b) the sale of substantially all of EFIH’s assets or (c) June 2017, subject to the right of the EFH Debtors, upon the payment of certain extension fees, to extend the maturity an additional six months.

The principal amounts outstanding under the EFIH DIP Facility bear interest based on applicable LIBOR rates, subject to a 1% floor, plus 3.25%. At December 31, 2016, outstanding borrowings under the EFIH DIP Facility totaled $5.475 billion at an annual interest rate of 4.25% . The EFIH DIP Facility is a non-amortizing loan that may, subject to certain limitations, be voluntarily prepaid by the EFIH Debtors, in whole or in part, without any premium or penalty.

EFIH’s obligations under the EFIH DIP Facility are secured by a first lien covering substantially all of EFIH’s assets, rights and properties, subject to certain exceptions set forth in the EFIH DIP Facility. The EFIH DIP Facility provides that all obligations thereunder constitute administrative expenses in the Chapter 11 Cases, with administrative priority and senior secured status under the Bankruptcy Code and, subject to certain exceptions set forth in the EFIH DIP Facility, will have priority over any and all administrative expense claims, unsecured claims and costs and expenses in the Chapter 11 Cases.

The EFIH DIP Facility provides for affirmative and negative covenants applicable to EFIH and EFIH Finance, including affirmative covenants requiring EFIH and EFIH Finance to provide financial information, budgets and other information to the agents under the EFIH DIP Facility, and negative covenants restricting EFIH’s and EFIH Finance’s ability to incur additional indebtedness, grant liens, dispose of assets, pay dividends or take certain other actions, in each case except as permitted in the EFIH DIP Facility. The EFIH DIP Facility also includes a minimum liquidity covenant pursuant to which EFIH cannot allow the amount of its unrestricted cash (as defined in the EFIH DIP Facility) to be less than $150 million. As of December 31, 2016, EFIH was in compliance with this minimum liquidity covenant. The Oncor Ring-Fenced Entities are not restricted subsidiaries for purposes of the EFIH DIP Facility.

The EFIH DIP Facility provides for certain customary events of default, including events of default resulting from non-payment of principal, interest or other amounts when due, material breaches of representations and warranties, material breaches of covenants in the EFIH DIP Facility or ancillary loan documents, cross-defaults under other agreements or instruments and the entry of material judgments against EFIH. Upon the existence of an event of default, the EFIH DIP Facility provides that all principal, interest and other amounts due thereunder will become immediately due and payable, either automatically or at the election of specified lenders.

The EFIH DIP Facility permits, subject to certain terms, conditions and limitations set forth in the EFIH DIP Facility, EFIH to incur incremental junior lien subordinated debt in an aggregate amount not to exceed $3 billion.

9.	LIABILITIES SUBJECT TO COMPROMISE (LSTC)

The amounts classified as LSTC reflect the company’s estimate of pre-petition liabilities and other expected allowed claims to be addressed in the Chapter 11 Cases and may be subject to future adjustment as the Chapter 11 Cases proceed. Due to the separation of TCEH from EFH Corp. on the TCEH Effective Date, a claim that was granted as part of the Settlement Agreement due to the TCEH first lien creditors from EFH Corp. was recognized on EFH Corp.’s consolidated balance sheet since it was no longer eliminated due to TCEH’s deconsolidation. The following table presents LSTC as reported in the consolidated balance sheet at December 31, 2016:

December 31, 2016
Notes, loans and other debt per the following table	$4,552
Claim owed to the TCEH first lien creditors under the Settlement Agreement	700
Accrued interest on notes, loans and other debt	249
Trade accounts payable and other expected allowed claims	65

Total liabilities subject to compromise	$5,566

Pre-Petition Notes, Loans and Other Debt Reported as LSTC

Amounts presented below represent principal amounts of pre-petition notes, loans and other debt reported as LSTC.

December 31, 2016
EFH Corp. (parent entity)
9.75% Fixed Senior Notes due October 15, 2019	$2
10% Fixed Senior Notes due January 15, 2020	3
10.875% Fixed Senior Notes due November 1, 2017	33
11.25% / 12.00% Senior Toggle Notes due November 1, 2017	27
5.55% Fixed Series P Senior Notes due November 15, 2014	89
6.50% Fixed Series Q Senior Notes due November 15, 2024	198
6.55% Fixed Series R Senior Notes due November 15, 2034	288

Total EFH Corp.	640

EFIH
6.875% Fixed Senior Secured First Lien Notes due August 15, 2017 (a)	1
10% Fixed Senior Secured First Lien Notes due December 1, 2020 (a)	431
11% Fixed Senior Secured Second Lien Notes due October 1, 2021 (a)	354
11.75% Fixed Senior Secured Second Lien Notes due March 1, 2022 (a)	1,594
11.25% / 12.25% Senior Toggle Notes due December 1, 2018	1,530
9.75% Fixed Senior Notes due October 15, 2019	2

Total EFIH	3,912

Total EFH Corp. consolidated notes, loans and other debt	$4,552

(a)	For the year ended December 31, 2016, increases represent make-whole premiums, excluding interest, relating to the EFIH First Lien Notes and EFIH Second Lien Notes (see Note 10).

Information Regarding Significant Pre-Petition Debt

EFIH 6.875% Senior Secured Notes — At December 31, 2016, $1 million of make-whole claims were due under the EFIH 6.875% Notes. These notes were initially exchanged or settled in June 2014. The notes bore interest at a fixed rate of 6.875% per annum. The EFIH 6.875% Notes were secured on a first-priority basis by EFIH’s pledge of its 100% ownership of the membership interests in Oncor Holdings (the EFIH Collateral) on an equal and ratable basis with the EFIH 10% Notes.

EFIH 10% Senior Secured Notes — At December 31, 2016, $431 million of make-whole claims were due under the EFIH 10% Notes. These notes were initially exchanged or settled in June 2014. The notes bore interest at a fixed rate of 10% per annum. The notes were secured by the EFIH Collateral on an equal and ratable basis with the EFIH 6.875% Notes.

EFIH 11% Senior Secured Second Lien Notes — The principal amount of the EFIH 11% Notes totals $354 million, including $32 million of make-whole claims with interest at a fixed rate of 11% per annum. The EFIH 11% Notes are secured on a second-priority basis by the EFIH Collateral on an equal and ratable basis with the EFIH 11.75% Notes.

The EFIH 11% Notes are senior obligations of EFIH and EFIH Finance and rank equally in right of payment with all senior indebtedness of EFIH and are effectively senior in right of payment to all existing or future unsecured debt of EFIH to the extent of the value of the EFIH Collateral. The notes have substantially the same terms as the EFIH 11.75% Notes discussed below, and the holders of the EFIH 11% Notes will generally vote as a single class with the holders of the EFIH 11.75% Notes.

EFIH 11.75% Senior Secured Second Lien Notes — The principal amount of the EFIH 11.75% Notes totals $1.594 billion, including $205 million of make-whole claims with interest at a fixed rate of 11.75% per annum. The EFIH 11.75% Notes are secured on a second-priority basis by the EFIH Collateral on an equal and ratable basis with the EFIH 11% Notes. The EFIH 11.75% Notes have substantially the same covenants as the EFIH 11% Notes, and the holders of the EFIH 11.75% Notes will generally vote as a single class with the holders of the EFIH 11% Notes.

The EFIH 11.75% Notes were issued in private placements and are not registered under the Securities Act. EFIH had agreed to use its commercially reasonable efforts to register with the SEC notes having substantially identical terms as the EFIH 11.75% Notes (except for provisions relating to transfer restrictions and payment of additional interest) as part of an offer to exchange freely tradable notes for the EFIH 11.75% Notes. Because the exchange offer was not completed, the annual interest rate on the EFIH 11.75% Notes increased by 25 basis points (to 12.00%) in February 2013 and by an additional 25 basis points (to 12.25%) in May 2013.

EFIH 11.25%/12.25% Senior Toggle Notes — The principal amount of the EFIH PIK Notes totals $1.530 billion with interest at a fixed rate of 11.25% per annum for cash interest and 12.25% per annum for PIK Interest. The terms of the EFIH PIK Notes include an election by EFIH, for any interest period until June 1, 2016, to pay interest on the EFIH PIK Notes (i) entirely in cash; (ii) by increasing the principal amount of the notes or by issuing new EFIH PIK Notes (PIK Interest); or (iii) 50% in cash and 50% in PIK Interest. EFIH made its pre-petition interest payments on the EFIH PIK Notes by using the PIK feature of those notes.

The EFIH PIK Notes were issued in private placements and are not registered under the Securities Act. EFIH had agreed to use its commercially reasonable efforts to register with the SEC notes having substantially identical terms as the EFIH PIK Notes (except for provisions relating to transfer restrictions and payment of additional interest) as part of an offer to exchange freely tradable notes for the EFIH PIK Notes. Because the exchange offer was not completed, the annual interest rate on the EFIH PIK Notes increased by 25 basis points (to 11.50%) in December 2013 and by an additional 25 basis points (to 11.75%) in March 2014.

EFH Corp. 10.875% Senior Notes and 11.25%/12.00% Senior Toggle Notes — The collective principal amount of these notes totals $60 million. The notes are fully and unconditionally guaranteed on a joint and several senior unsecured basis by EFCH and EFIH. The notes bore interest at a fixed rate for the 10.875% Notes of 10.875% per annum and at a fixed rate for the Toggle Notes of 11.25% per annum.

Material Cross Default/Acceleration Provisions — Certain of our pre-petition financing arrangements contain provisions that result in an event of default if there were a failure under other financing arrangements to meet payment terms or to observe other covenants that could or does result in an acceleration of payments due. Such provisions are referred to as “cross default” or “cross acceleration” provisions. The Bankruptcy Filing triggered defaults on our pre-petition debt obligations, but pursuant to the Bankruptcy Code, the creditors are stayed from taking any actions against the Debtors as a result of such defaults.

EFIH Collateral Trust Agreement — EFIH entered into a Collateral Trust Agreement, among EFIH, Delaware Trust Company, as First Lien Successor Trustee, the other Secured Debt Representatives named therein and the Collateral Trustee. The Collateral Trust Agreement governing the pledge of collateral generally provides that the holders of a majority of the debt secured by a first priority lien on the collateral, including the notes and other future debt incurred by EFH or EFIH secured by the collateral equally and ratably, have, subject to certain limited exceptions, the exclusive right to manage, perform and enforce the terms of the security documents securing the rights of secured debt holders in the collateral, and to exercise and enforce all privileges, rights and remedies thereunder.

10.	COMMITMENTS AND CONTINGENCIES

Guarantees

See Notes 8 and 9 for discussion of guarantees and security of our post-petition and pre-petition debt.

Legal Proceedings

From time to time, we may be involved in various legal and administrative proceedings in the normal course of business, the ultimate resolutions of which, in the opinion of management, should not have a material effect upon its financial condition, results of operations or liquidity.

Make-whole Claims — In May 2014, the indenture trustee for the EFIH First Lien Notes initiated litigation in the Bankruptcy Court seeking, among other things, a declaratory judgment that EFIH is obligated to pay a make-whole premium in connection with the cash repayment of the EFIH First Lien Notes and that such make-whole premium is an allowed secured claim, or in the alternative, an allowed secured or unsecured claim for breach of contract (EFIH First Lien Make-whole Claims). In separate rulings in March and July 2015, the Bankruptcy Court found that no make-whole premium is due with respect to the EFIH First Lien Notes. In February 2016, the US District Court for the District of Delaware affirmed the Bankruptcy Court’s rulings. In November 2016, the Third Circuit Court of Appeals reversed lower court rulings disallowing the claims of EFIH’s noteholders for make-whole premiums allegedly due under their indentures. Due to that ruling we recorded a charge in the amount of $432 million, excluding accrued interest, related to the EFIH First Lien Make-whole Claims in November 2016 (see Note 13). These claims were settled as described below in January 2017.

In June 2014, the indenture trustee for the EFIH Second Lien Notes initiated litigation in the Bankruptcy Court seeking similar relief as the trustee of the EFIH First Lien Notes with respect to the EFIH Second Lien Notes, including among other things, that EFIH is obligated to pay a make-whole premium in connection with any repayment of the EFIH Second Lien Notes and that such make-whole premium would be an allowed secured claim, or in the alternative, an allowed secured or unsecured claim for breach of contract (the EFIH Second Lien Make-whole Claims). In October 2015, the Bankruptcy Court issued a finding that no make-whole premium is due with respect to the EFIH Second Lien Notes. In April 2016, the US District Court for the District of Delaware issued a ruling and order affirming the Bankruptcy Court’s decision. In November 2016, the Third Circuit Court of Appeals reversed lower court rulings disallowing the claims of EFIH’s noteholders for make-whole premiums allegedly due under their indentures. Due to that ruling we recorded a charge in the amount of $237 million, excluding accrued interest, related to the EFIH Second Lien Make-whole Claims in November 2016 (see Note 13). These claims were settled as described below in January 2017.

In July 2015, the EFIH Debtors filed a claim objection with the Bankruptcy Court regarding the EFIH PIK noteholders’ claims for a redemption or make-whole premium and post-petition interest at the contract rate under the EFIH PIK Notes. In October 2015, the Bankruptcy Court issued opinions in favor of the EFIH Debtors. One opinion found that no make-whole premium is due with respect to the EFIH PIK Notes. The second opinion found that the EFIH PIK noteholders’ allowed claim does not, as a matter of law, include post-petition interest whether at the contract rate or the Federal Judgment Rate. This opinion did find, however, that, in connection with the confirmation of a plan of reorganization, the Bankruptcy Court could, at its discretion, grant post-petition interest as part of the EFIH PIK noteholders’ allowed claim under general principals of equity and that such grant could be at the contract rate, the Federal Judgment Rate or any other amount that the Bankruptcy Court determines to be equitable. The EFIH PIK noteholders have appealed both rulings to the US District Court for the District of Delaware. The US District Court for the District of Delaware has not scheduled oral arguments or otherwise issued a ruling regarding the make-whole opinion. A status report on the Third Circuit’s opinion regarding the EFIH First Lien Make-whole Claims and EFIH Second Lien Make-whole Claims was filed in late January 2017. The appeal of the post-petition interest ruling has been stayed by the US District Court for the District of Delaware pending an equitable proceeding suggested by the Bankruptcy Court’s second opinion. Pursuant to the terms of the Plan of Reorganization, the EFIH PIK noteholders’ claims described above will be disallowed in full.

In January 2017, the EFH Debtors, certain holders of first lien and second lien secured claims against the EFIH Debtors, and certain EFIH PIK noteholders reached agreement on the settlement of EFIH First Lien Note and EFIH Second Lien Notes claims (including, most significantly, the make-whole claims asserted by those holders). Under the terms of the settlement, on the EFH Effective Date, the make-whole claims of the holders of the EFIH First Lien Notes will be paid at 95% plus accrued interest and the make-whole claims of the holders of the EFIH Second Lien Notes will be paid at 87.5% plus accrued interest. The Bankruptcy Court approved the settlement in March 2017. The make-whole and post-petition interest claims asserted by holders of the EFIH PIK Notes were settled as part of the Plan Support Agreement entered into in January 2017 by the EFH Debtors and the EFIH PIK noteholders holding approximately 67.5% of the EFIH PIK Note claims. The Plan of Reorganization confirmed as to the EFH Debtors disallowed make-whole or redemption premiums asserted by all other creditors. As a result of the Bankruptcy Court approval of the make-whole settlement subsequent to year-end, the Company expects to record a reduction in LSTC in its 2017 financial statements.

11.	EQUITY

Equity Issuances and Repurchases

Common stock shares outstanding of approximately 1,670 million of shares have remained unchanged at December 31, 2016.

Dividend Restrictions

EFH Corp. has not declared or paid any dividends since the Merger. The agreement governing the EFIH DIP Facility generally restricts EFIH’s ability to make distributions or loans to any of its parent companies or their subsidiaries unless such distributions or loans are expressly permitted under the agreement governing such facility.

Under applicable law, we are prohibited from paying any dividend to the extent that immediately following payment of such dividend, there would be no statutory surplus or we would be insolvent.

Noncontrolling Interests

At December 31, 2016, ownership of Oncor’s membership interests was as follows: 80.03% held indirectly by EFH Corp., 0.22% held indirectly by Oncor’s management and board of directors and 19.75% held by Texas Transmission. See Note 4 for discussion of the deconsolidation of Oncor effective January 1, 2010.

Accumulated Other Comprehensive Loss

The following table presents the changes to accumulated other comprehensive loss for the year ended December 31, 2016.

	Dedesignated Cash Flow Hedges – Interest Rate Swaps	Pension and Other Postretirement Employee Benefit Liabilities Adjustments	Accumulated Other Comprehensive Income (Loss)
Balance at December 31, 2015	$(50)	$(76)	$(126)
Amounts reclassified from accumulated other comprehensive income and reported in:
Operating costs	—	(4)	(4)
Selling, general and administrative expenses	—	(3)	(3)
Income tax benefit	—	3	3
Equity in earnings of unconsolidated subsidiaries (net of tax)	2	—	2
Income from discontinued operations (net of tax)	32	6	38

Total amount reclassified from accumulated other comprehensive income during the period	34	2	36

Balance at December 31, 2016	$(16)	$(74)	$(90)

Substantially all of the accumulated other comprehensive loss at December 31, 2016 relates to our interest in Oncor Holdings.

12.	RELATED PARTY TRANSACTIONS

The following represent our significant related-party transactions. As of the TCEH Effective Date, pursuant to the Plan of Reorganization as it relates to the TCEH Debtors, EFH Corp., EFIH, Oncor Holdings and Oncor ceased being affiliates of the TCEH Debtors, the Contributed EFH Debtors and Vistra Energy.

•	We file a consolidated federal income tax return that includes Oncor Holdings’ results. Oncor is not a member of our consolidated tax group, but our consolidated federal income tax return includes our portion of Oncor’s results due to our equity ownership in Oncor. We also file a consolidated Texas state margin tax return that includes all of Oncor Holdings’ and Oncor’s results. However, under a Federal and State Income Tax Allocation Agreement, Oncor Holdings’ and Oncor’s federal income tax and Texas margin tax expense and related balance sheet amounts, including our income taxes receivable from or payable to Oncor Holdings and Oncor, are recorded as if Oncor Holdings and Oncor file their own corporate income tax returns.

At December 31, 2016, our net current amount payable to Oncor Holdings related to federal and state income taxes (reported in net payables due to unconsolidated subsidiary) totaled $101 million, $106 million of which related to Oncor. The $106 million net payable to Oncor included a $126 million in federal income tax payable and a $20 million state margin tax receivable. In March 2017, the Bankruptcy Court approved EFH Corp.’s assumption of the Oncor Tax Sharing Agreement, and as a result, EFH Corp. made a tax payment to Oncor for $135 million in March 2017.

For the year ended December 31, 2016, EFH Corp. received income tax payments from Oncor Holdings and Oncor totaling $21 million and $20 million, respectively.

•	Affiliates of the Sponsor Group have sold or acquired, and in the future may sell or acquire, debt or debt securities issued by us in open market transactions or through loan syndications.

•	In December 2012, Oncor became the sponsor of a new pension plan (the Oncor Plan), the participants in which consist of all of Oncor’s active employees and all retirees and terminated vested participants of EFH Corp. and its subsidiaries (including discontinued businesses). Oncor had previously agreed to assume responsibility for pension liabilities that are recoverable by Oncor under regulatory rate-setting provisions. As part of the pension plan actions, EFH Corp. fully funded the non-recoverable pension liabilities under the Oncor Plan. After the pension plan actions, participants remaining in the EFH Corp. pension plan consist of active employees under collective bargaining agreements (union employees). After the TCEH Effective Date, the EFH Corp. pension plan was transferred and assigned to Vistra Energy. Oncor continues to be responsible for the recoverable portion of pension obligations to these union employees. Under ERISA, EFH Corp. and Oncor remain jointly and severally liable for the funding of the EFH Corp. and Oncor pension plans.

•	In September 2016, a cash contribution totaling $2 million was made to the EFH Corp. retirement plan, all of which was contributed by TCEH, which resulted in the EFH Corp. retirement plan continuing to be fully funded as calculated under the provisions of ERISA. As a result of the Bankruptcy Filing, participants in the EFH Corp. retirement plan who chose to retire would not have been eligible for the lump sum payout option under the retirement plan unless the EFH Corp. retirement plan was fully funded.

13.	SUPPLEMENTARY FINANCIAL INFORMATION

Other Income and Deductions

Year Ended December 31, 2016
Other income:
All other	$3

Total other income	$3

Other deductions:
Make-whole charges on EFIH First and Second Lien Notes (See Note 10)	$669
Adjustment of asbestos liability	12
All other	2

Total other deductions	$683

Other Investments

December 31, 2016
Assets related to employee benefits plans, including employee savings programs, net of distributions	$26

Total other investments	$26

Other Noncurrent Liabilities and Deferred Credits

December 31, 2016
Other post-retirement and employee benefits	$27
Other	48

Total other noncurrent liabilities and deferred credits	$75

Fair Value of Debt

	December 31, 2016
Debt:	Carrying Amount	Fair Value
Borrowings under debtor-in-possession credit facilities (Note 8)	$5,475	$5,516

We determine fair value in accordance with accounting standards, and at December 31, 2016, our debt fair value represents Level 2 valuations. We obtain security pricing from an independent party who uses broker quotes and third-party pricing services to determine fair values. Where relevant, these prices are validated through subscription services such as Bloomberg. The fair value estimates of our pre-petition notes, loans and other debt reported as liabilities subject to compromise have been excluded from the table above. As a result of our ongoing Chapter 11 Cases, obtaining the fair value estimates of our pre-petition debt subject to compromise as of December 31, 2016 is impractical, and the fair values will ultimately be decided through the Chapter 11 Cases.

Supplemental Cash Flow Information

Year Ended December 31, 2016 (a)
Cash payments related to:
Interest paid (b)	$1,266
Capitalized interest	(9)

Interest paid (net of capitalized interest) (b)	$1,257
Income taxes	$45
Reorganization items (c)	$226
Noncash investing and financing activities:
Construction expenditures	$54
Spin-off of Vistra Energy (d)	$20,913

(a)	Amounts include discontinued operation activity through period ended October 2, 2016.
(b)	This amount includes amounts paid for adequate protection.
(c)	Represents cash payments for legal and other consulting services.
(d)	Represents a reduction in net liabilities of $22.764 billion less the cash transferred of $1.851 billion to Vistra Energy as a result of the spin-off.

ENERGY FUTURE HOLDINGS CORP.

A DEBTOR-IN-POSSESSION

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

AS OF SEPTEMBER 30, 2017 and DECEMBER 31, 2016

AND FOR THE

NINE MONTHS ENDED SEPTEMBER 30, 2017 and 2016

GLOSSARY

When the following terms and abbreviations appear in the text of this report, they have the meanings indicated below.

Chapter 11 Cases	Cases being heard in the US Bankruptcy Court for the District of Delaware (Bankruptcy Court) concerning voluntary petitions for relief under Chapter 11 of the US Bankruptcy Code (Bankruptcy Code) filed on April 29, 2014 by the Debtors. On the TCEH Effective Date, the TCEH Debtors (together with the Contributed EFH Debtors) emerged from the Chapter 11 Cases.

Contributed EFH Debtors	Certain Debtors previously owned directly or indirectly by EFH Corp. that became subsidiaries of Vistra Energy on the TCEH Effective Date.

DIP Facility	Refers to the EFIH DIP Facilities. See Note 8 to the Financial Statements

Debtors	EFH Corp. and the substantial majority of its direct and indirect subsidiaries, including EFIH, EFCH and TCEH but excluding the Oncor Ring-Fenced Entities. Prior to the TCEH Effective Date, also included the TCEH Debtors and the Contributed EFH Debtors.

Disclosure Statement	Disclosure Statement for the Debtors’ Joint Plan of Reorganization, approved by the Bankruptcy Court in September 2017.

EFH Effective Date	the date of the effective time of the Plan of Reorganization with respect to the EFH Debtors

EFH Corp.	Energy Future Holdings Corp., a holding company, and/or its subsidiaries, depending on context, of which Oncor is the major subsidiary

EFH Debtors	EFH Corp. and its subsidiaries that are Debtors in the Chapter 11 Cases, including EFIH and EFIH Finance Inc., but excluding the TCEH Debtors and the Contributed EFH Debtors

EFIH	Energy Future Intermediate Holding Company LLC, a direct, wholly owned subsidiary of EFH Corp. and the direct parent of Oncor Holdings

EFIH Debtors	EFIH and EFIH Finance

EFIH DIP Facility	Refers to EFIH’s debtor-in-possession financing. See Note 8 to the Financial Statements.

EFIH Finance	EFIH Finance, Inc.

EFIH First Lien Notes	EFIH’s and EFIH Finance’s 6.875% Senior Secured First Lien Notes and 10.000% Senior Secured First Lien Notes, collectively

EFIH Second Lien Notes	EFIH’s and EFIH Finance’s 11% Senior Secured Second Lien Notes and 11.75% Senior Secured Second Lien Notes, collectively

ERISA	Employee Retirement Income Security Act of 1974, as amended

Federal and State Income Tax Allocation Agreements	EFH Corp. and certain of its subsidiaries (including EFCH, EFIH and TCEH, but not including Oncor Holdings and Oncor) were parties to a Federal and State Income Tax Allocation Agreement, executed on May 15, 2012 but effective as of January 1, 2010. This agreement was rejected by the Debtors on the TCEH Effective Date. EFH Corp., Oncor Holdings, Oncor, Texas Transmission, and Oncor Management Investment LLC are parties to that certain Federal and State Income Tax Allocation Agreement dated November 5, 2008. This agreement was assumed by the Debtors on the TCEH Effective Date. See Note 5 to the Financial Statements.

FERC	US Federal Energy Regulatory Commission

IRS	US Internal Revenue Service

LIBOR	London Interbank Offered Rate, an interest rate at which banks can borrow funds, in marketable size, from other banks in the London interbank market

LSTC	liabilities subject to compromise

Oncor	Oncor Electric Delivery Company LLC, a direct, majority-owned subsidiary of Oncor Holdings and an indirect subsidiary of EFH Corp. that is engaged in regulated electricity transmission and distribution activities

Oncor Holdings	Oncor Electric Delivery Holdings Company LLC, a direct, wholly owned subsidiary of EFIH and the direct majority owner of Oncor, and/or its subsidiaries, depending on context

Oncor Ring-Fenced Entities	Oncor Holdings and its direct and indirect subsidiaries, including Oncor

Plan of Reorganization	the Joint Plan of Reorganization of EFH Corp., EFIH and the EFH Debtors, pursuant to Chapter 11 of the Bankruptcy Code, which was filed with the Bankruptcy Court in July 2017, amended in September 2017, and as may be amended from time to time

PUCT	Public Utility Commission of Texas

SEC	US Securities and Exchange Commission

Securities Act	Securities Act of 1933, as amended

Settlement Agreement	Amended and Restated Settlement Agreement among the Debtors, the Sponsor Group, settling TCEH first lien creditors, settling TCEH second lien creditors, settling TCEH unsecured creditors and the official committee of unsecured creditors of TCEH (collectively, the Settling Parties), filed by the Debtors with the Bankruptcy Court in December 2015. See Note 2 to the Financial Statements.

TCEH	Texas Competitive Electric Holdings Company LLC, a direct, wholly owned subsidiary of EFCH and an indirect subsidiary of EFH Corp., and/or its subsidiaries, depending on context, that prior to the TCEH Effective Date, were engaged in electricity generation and wholesale and retail energy market activities. Subsequent to the TCEH Effective Date, Vistra Energy continued substantially the same operations as TCEH.

TCEH Debtors	the subsidiaries of TCEH that were Debtors in the Chapter 11 Cases

TCEH Effective Date	October 3, 2016, the date the TCEH Debtors and the Contributed EFH Debtors completed their reorganization under the Bankruptcy Code and emerged from the Chapter 11 Cases

US	United States of America

VIE	variable interest entity

Vistra Energy	the entity that emerged after the TCEH Effective Date and which continues substantially the same operations as TCEH and the Contributed EFH Debtors conducted prior to the TCEH Effective Date.

CONDENSED FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

ENERGY FUTURE HOLDINGS CORP. AND SUBSIDIARIES, A DEBTOR-IN-POSSESSION

CONDENSED STATEMENTS OF CONSOLIDATED INCOME (LOSS)

(Unaudited)

	Nine Months Ended September 30,
	2017	2016
	(millions of dollars)
Selling, general and administrative expenses	$(10)	$(17)
Other income (Note 9)	83	2
Other deductions	(1)	(13)
Interest income	3	—
Interest expense and related charges (Note 6)	(810)	(175)
Reorganization items (Note 7)	(84)	(90)

Loss from continuing operations before income taxes and equity in earnings of unconsolidated subsidiaries	(819)	(293)
Income tax benefit (Note 5)	180	79
Equity in earnings of unconsolidated subsidiaries (net of tax) (Note 4)	265	274

Net income (loss) from continuing operations	(374)	60
Income (loss) from discontinued operations (net of tax) (Note 3)	100	(473)

Net loss attributable to EFH Corp.	$(274)	$(413)

See Notes to the Financial Statements.

CONDENSED STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	Nine Months Ended September 30,
	2017	2016
	(millions of dollars)
Components related to continuing operations:
Net income (loss) from continuing operations	$(374)	$60
Other comprehensive loss, net of tax effects:
Effects related to pension and other retirement benefit obligations (net of tax)	(2)	(5)
Net effects related to Oncor — reported in equity in earnings of unconsolidated subsidiaries (net of tax)	3	2

Total other comprehensive income (loss)	1	(3)

Comprehensive income (loss) from continuing operations attributable to EFH Corp.	(373)	57

Components related to discontinued operations:
Income (loss) from discontinued operations	100	(473)
Other comprehensive loss, net of tax effects:
Cash flow hedges derivative value net loss related to hedged transactions recognized during the period (net of tax)	—	1

Total other comprehensive income	—	1

Comprehensive income (loss) from discontinued operations attributable to EFH Corp.	100	(472)

Comprehensive loss attributable to EFH Corp.	$(273)	$(415)

See Notes to the Financial Statements.

ENERGY FUTURE HOLDINGS CORP. AND SUBSIDIARIES, A DEBTOR-IN-POSSESSION CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS (Unaudited)
	Nine Months Ended September 30,
	2017	2016
	(millions of dollars)
Cash flows — operating activities:
Net loss	$(274)	$(413)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	—	539
Deferred income tax benefit, net	(258)	(215)
Make-whole claim adjustment (Note 9)	(79)	—
Contract claims adjustments	—	13
Unrealized net loss from mark-to-market of commodity positions	—	36
Adjustment to asbestos liability	—	23
Fees paid on EFIH DIP Facility (reported as financing activities) (Note 8)	18	14
Equity in earnings of unconsolidated subsidiaries	(265)	(274)
Distributions of earnings from unconsolidated subsidiaries (Note 4)	170	135
Write-off of intangible and other assets	—	45
Other, net	—	64
Changes in operating assets and liabilities:
Receivables/payables from/due to unconsolidated subsidiary	(162)	6
Liabilities subject to compromise make-whole settlement (Note 9)	(410)	—
Margin deposits, net	—	(124)
Accrued interest on make-whole claims (Notes 6 and 9)	(115)	—
Accrued post-petition interest (Note 6)	595	—
Other operating assets and liabilities	(2)	(177)

Cash used in operating activities	(782)	(328)

Cash flows — financing activities:
Borrowings under EFIH, TCEH DIP Facilities and TCEH DIP Roll Facilities (Note 8)	3,348	4,680
Repayments/repurchases of debt	(2,523)	(2,699)
TCEH DIP Roll Facilities financing fees	—	(112)
Fees paid on EFIH DIP Facilities (Note 8)	(18)	(14)

Cash provided by financing activities	807	1,855

Cash flows — investing activities:
Capital expenditures	—	(230)
Nuclear fuel purchases	—	(33)
Lamar and Forney acquisition — net of cash acquired	—	(1,343)
Other changes in restricted cash	(10)	365
Proceeds from sales of nuclear decommissioning trust fund securities	—	201
Investments in nuclear decommissioning trust fund securities	—	(215)
Other, net	(2)	8

Cash used in investing activities	(12)	(1,247)

Net change in cash and cash equivalents	13	280
Cash and cash equivalents — beginning balance	764	2,286

Cash and cash equivalents — ending balance	$777	$2,566

See Notes to the Financial Statements.

ENERGY FUTURE HOLDINGS CORP. AND SUBSIDIARIES, A DEBTOR-IN-POSSESSION CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
	September 30, 2017	December 31, 2016
	(millions of dollars)
ASSETS
Current assets:
Cash and cash equivalents	$777	$764
Restricted cash	10	—
Trade accounts receivable — net	—	7
Income taxes receivable — net	3	—
Other current assets	3	3

Total current assets	793	774
Investment in unconsolidated subsidiary (Note 4)	6,327	6,230
Other investments	28	26
Accumulated deferred income taxes	1,246	982
Other noncurrent assets	4	7

Total assets	$8,398	$8,019

LIABILITIES AND EQUITY
Current liabilities:
Borrowings under debtor-in-possession credit facilities (Note 8)	$6,300	$5,475
Net payables due to unconsolidated subsidiary	10	101
Accrued taxes	—	31
Accrued interest	2	40
Other current liabilities	50	74

Total current liabilities	6,362	5,721
Liabilities subject to compromise (Note 9)	5,556	5,566
Other noncurrent liabilities and deferred credits	96	75

Total liabilities	12,014	11,362

Commitments and Contingencies
Equity:
Common stock (shares outstanding 2017 — 1,669,861,379; 2016 — 1,669,861,379)	2	2
Additional paid-in capital	7,968	7,968
Retained deficit	(11,497)	(11,223)
Accumulated other comprehensive loss	(89)	(90)

Total equity	(3,616)	(3,343)

Total liabilities and equity	$8,398	$8,019

See Notes to the Financial Statements.

ENERGY FUTURE HOLDINGS CORP. AND SUBSIDIARIES, A DEBTOR-IN-POSSESSION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1.	BASIS OF PRESENTATION

The accompanying condensed consolidated balance sheets, statements of net loss and cash flows present results of operations and cash flows of EFH Corp. and its subsidiaries. Adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the results of operations and financial position have been included therein. All intercompany items and transactions have been eliminated in consolidation. Certain information and footnote disclosures normally included in financial statements prepared in accordance with US GAAP have been omitted. Because the condensed consolidated financial statements do not include all of the information and footnotes required by US GAAP, they should be read in conjunction with the consolidated financial statements and related notes of EFH Corp. included in the 2016 Annual Financial Statements. All dollar amounts in the financial statements and tables in the notes are stated in millions of US dollars unless otherwise indicated. Subsequent events have been evaluated though November 13, 2017, the date these consolidated financial statements were issued.

2.	CHAPTER 11 CASES

On April 29, 2014, EFH Corp. and the substantial majority of its direct and indirect subsidiaries, including EFIH, but excluding the Oncor Ring-Fenced Entities, filed voluntary petitions for relief under the Bankruptcy Code in the Bankruptcy Court. The TCEH Debtors and the EFH Contributed Debtors emerged from the Chapter 11 Cases on the TCEH Effective Date. Only the EFH Debtors remain in the Chapter 11 Cases. During the pendency of the Chapter 11 Cases, the EFH Debtors will continue to operate their business as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

Termination of NEE Merger Agreement

In July 2016, EFH Corp. and EFIH entered into an Agreement and Plan of Merger (NEE Merger Agreement) with NEE and a wholly-owned subsidiary of NEE. Pursuant to the NEE Merger Agreement, NEE would have acquired the EFH Debtors (as reorganized). The NEE Merger Agreement was approved by the Bankruptcy Court in September 2016 and was subject to a number of closing conditions, including the consent of the PUCT.

In October 2016, NEE and Oncor filed a joint merger approval application with the PUCT. In April 2017, the PUCT issued an order that determined that the transactions proposed by the NEE Merger Agreement were not in the public interest. In May 2017, NEE filed a motion for rehearing with the PUCT with respect to the order. Following this motion, in June 2017, the PUCT re-issued its order with certain clarifications and re-affirmed its earlier determination that the transactions proposed by the NEE Merger Agreement were not in the public interest. In June 2017, NEE filed a second motion for rehearing with the PUCT and in late June 2017, the PUCT again denied the motion.

In July 2017, EFH Corp. and EFIH terminated the NEE Merger Agreement. In July 2017, (a) NEE filed an application for payment of a $275 million termination fee pursuant to the terms of the NEE Merger Agreement as an administrative claim with the Bankruptcy Court and (b) certain creditors of EFIH filed a motion with the Bankruptcy Court for reconsideration of the Bankruptcy Court’s prior order approving the termination fee. In August 2017, the EFH Debtors filed an adversary proceeding in the Bankruptcy Court seeking a declaratory judgment that the termination fee was not payable and a motion to consolidate the application and motion described above in the adversary proceeding. In September 2017, the Bankruptcy Court entered an order finding that the termination fee did not meet the standard for approval, thereby effectively finding that NEE was not currently entitled to the termination fee. As a result of this ruling, the parties agreed to stay the adversary proceeding. In November 2017, NEE filed an appeal of the Bankruptcy Court’s September 2017 ruling. The EFH Debtors intend to vigorously defend their position under the NEE Merger Agreement. The timing or outcome of this litigation is uncertain. In the event such termination fee was payable, it would be paid upon the consummation of an alternative transaction by the EFH Debtors, including the transactions with Sempra Energy (Sempra) described below. The allocation of such fee between EFH Corp. and EFIH would be subject to a separate order of the Bankruptcy Court.

Entry into and Termination of Berkshire Merger Agreement

Immediately following termination of the NEE Merger Agreement, on July 7, 2017, EFH and EFIH entered into a merger agreement with Berkshire Hathaway Energy Company (BHE) and filed the Plan of Reorganization and related Disclosure Statement.

On August 21, 2017, and in connection with the execution of the transactions described below with Sempra, EFH and EFIH terminated the BHE merger agreement. No termination fee is due under the terms of the BHE merger agreement.

Sempra Merger Agreement (and related Plan Support Agreement)

On August 21, 2017, following termination of the BHE merger agreement, EFH Corp. and EFIH entered into an Agreement and Plan of Merger (Sempra Merger Agreement) with Sempra and a wholly-owned subsidiary of Sempra. Pursuant to the Sempra Merger Agreement, on the EFH Effective Date, Sempra will acquire the EFH Debtors (as reorganized). The consideration payable by Sempra pursuant to the Sempra Merger Agreement consists of cash and, if required by the Internal Revenue Service in order to obtain certain tax rulings, common stock of Sempra.

The Sempra Merger Agreement contains representations and warranties and interim operating covenants that are customary for an agreement of this nature. The Sempra Merger Agreement also includes various conditions precedent to consummation of the transactions, including a condition that certain approval and ruling are obtained, including from the PUCT, the FERC and the IRS. Sempra will not be required to consummate the transactions, if among other things, the PUCT approval is obtained but with conditions, commitments or requirements that impose a Burdensome Condition (as defined in the Sempra Merger Agreement).

In October 2017, Sempra and Oncor filed a joint change of control application with the PUCT as contemplated by the Sempra Merger Agreement. Following the filing, the PUCT has 180 days (subject to certain rights to extend) to approve the application. Sempra’s obligations under the Sempra Merger Agreement are not subject to any financing condition.

Until confirmation of the Plan of Reorganization, EFH Corp. and EFIH may continue to have discussions or negotiations with respect to acquisition proposals for the EFIH Debtors (a) with persons that were in active negotiation at the time of approval of the Sempra Merger Agreement by the Bankruptcy Court and (b) with persons that submit an unsolicited acquisition proposal that is, or is reasonably likely to lead to, a Superior Proposal (as defined in the Sempra Merger Agreement). If the Sempra Merger Agreement is terminated for certain reasons set forth therein and an alternative transaction is consummated by EFH Corp. or EFIH, EFH Corp. and/or EFIH may be required to pay a termination fee of $190 million to Sempra (although the allocation between EFH Corp. and EFIH of such fee would be subject to a separate order of the Bankruptcy Court).

The Sempra Merger Agreement may be terminated upon certain events, including, among other things:

•	by either party, if the transactions contemplated by the Sempra Merger Agreement, are not consummated by April 18, 2018, subject to a 90 day extension under certain conditions, or

•	by EFH Corp. or EFIH, until the entry of the confirmation order of the Plan of Reorganization, if their respective board of directors or managers determinate, after consultation with its independent financial advisors and outside legal counsel, and based on advice of such counsel, that the failure to terminate the Sempra Merger Agreement is inconsistent with its fiduciary duties; provided that a material breach of EFH Corp.’s or EFIH’s obligations under certain provisions of the Sempra Merger Agreement has not provided the basis for such determination.

In connection with the execution of the Sempra Merger Agreement, EFH Corp., EFIH, and Sempra entered into a plan support agreement with Elliott Capital Management (Elliott), a large creditor of each of EFH Corp. and EFIH, pursuant to which Elliott agreed to vote its claims in favor of a plan of reorganization reflecting the transaction contemplated by the Sempra Merger Agreement (Sempra Plan Support Agreement). The EFH Debtors also filed a revised form of the Plan of Reorganization and Disclosure Statement, reflecting the transactions contemplated by the Sempra Merger Agreement.

On September 6, 2017, the Bankruptcy Court approved (a) entry by EFH and EFIH into the Sempra Merger Agreement; (b) entry by EFH and EFIH into the Sempra Plan Support Agreement; and (c) the Disclosure Statement reflecting the Sempra Merger Agreement.

Plan of Reorganization and Disclosure Statement

As described above, in August 2017, the EFH Debtors filed the Plan of Reorganization and the related Disclosure Statement reflecting the transactions contemplated by the Sempra Merger Agreement. The Bankruptcy Court approved the Disclosure Statement in September 2017. The Plan of Reorganization and the Sempra Merger Agreement, subject to certain conditions and certain regulatory approvals, provides for, among other things, the acquisition by affiliates of Sempra of the EFH Debtors (as reorganized). The Plan of Reorganization has not been approved by the Bankruptcy Court to date. The Sempra Plan Support Agreement requires the EFH Debtors to obtain entry of an order approving the Plan of Reorganization within 30 days of obtaining PUCT approval of the transactions contemplated by the Sempra Merger Agreement.

The EFH Debtors have not yet completed their Chapter 11 Cases. The EFH Debtors will emerge from bankruptcy if and when certain conditions to the effectiveness of the Plan of Reorganization are satisfied. Such conditions include, among other things, the receipt of all necessary tax opinions and regulatory approvals and all conditions to the completion of the transactions contemplated by the Sempra Merger Agreement and the Plan or Reorganization having been satisfied. Additional disclosures regarding the conditions precedent to the consummation of the Plan of Reorganization are set forth in the Disclosure Statement approved by the Bankruptcy Court in September 2017.

3.	DISCONTINUED OPERATIONS

On the TCEH Effective Date, a plan of reorganization with respect to the TCEH Debtors and Contributed EFH Debtors became effective, and the TCEH Debtors and Contributed EFH Debtors consummated their reorganization under the Bankruptcy Code and emerged from the Chapter 11 Cases.

As a result of the emergence of the TCEH Debtors and Contributed EFH Debtors from the Chapter 11 Cases, the competitive businesses previously owned by EFH Corp. are no longer indirect wholly owned subsidiaries of EFH Corp., and EFH Corp. is no longer the parent holding company of the competitive businesses.

Income (Loss) on Discontinued Operations

The emergence of the TCEH Debtors and the Contributed EFH Debtors from the Chapter 11 Cases as subsidiaries of Vistra Energy represented a strategic shift in our business. For this reason, our competitive businesses’ results for all periods prior to the October 3, 2016 spin-off are classified as discontinued operations. Income/(Loss) on discontinued operations for the nine months ended September 30, 2017 and 2016 are presented below:

	Nine Months Ended September 30,
	2017	2016
Operating revenues	$—	$3,973
Fuel, purchased power costs and delivery fees	—	(2,082)
Net gain from commodity hedging and trading activities	—	282
Operating costs	—	(664)
Depreciation and amortization	—	(467)
Selling, general and administrative expenses	—	(470)
Other income (deductions) and interest income	—	(49)
Interest expense and related charges	—	(1,057)
Reorganization items	—	(116)

Income (loss) on discontinued operations before income taxes	$—	$(650)
Income tax benefit (a)	100	177

Income (loss) on discontinued operations	$100	$(473)

(a)	Discontinued income tax benefit for 2017 results from a change in estimate related to the tax impacts of the 2016 separation of Vistra Energy as reported in EFH Corp.’s recent tax filing.

Cash Flow Highlights from Discontinued Operations

The following table summarizes the depreciation and amortization, non-cash adjustments, capital expenditures and nuclear fuel purchases of the Company’s discontinued operations related to the competitive business:

September 30, 2016
Operating:
Depreciation and amortization	$539
Write-off of intangible and other assets	(45)
Investing:
Capital expenditures	(230)
Nuclear fuel purchases	(33)
Business combination — net of cash acquired	(1,343)

Discontinued Other Postretirement Employee Benefits (OPEB)

EFH Corp. offers other postretirement employee benefits in the form of health care and life insurance to eligible employees of its subsidiaries and their eligible dependents upon the retirement of such employees. Vistra Energy is the sponsor of an OPEB plan that EFH Corp. participates in. EFH Corp. accounts for its interest in the Vistra OPEB plan as a multiple employer plan, and has a liability in other noncurrent liabilities and deferred credits at September 30, 2017.

4.	VARIABLE INTEREST ENTITIES

A variable interest entity (VIE) is an entity with which we have a relationship or arrangement that indicates some level of control over the entity or results in economic risks to us. Accounting standards require consolidation of a VIE if we have (a) the power to direct the significant activities of the VIE and (b) the right or obligation to absorb profit and loss from the VIE (i.e., we are the primary beneficiary of the VIE). In determining the appropriateness of consolidation of a VIE, we evaluate its purpose, governance structure, decision making processes and risks that are passed on to its interest holders. We also examine the nature of any related party relationships among the interest holders of the VIE and the nature of any special rights granted to the interest holders of the VIE.

Oncor Holdings, an indirect wholly owned subsidiary of EFH Corp. that holds an approximate 80% interest in Oncor, is not consolidated in EFH Corp.’s financial statements, and instead is accounted for as an equity method investment, because of the structural and operational ring-fencing measures in place that prevent us from having power to direct the significant activities of Oncor Holdings or Oncor. In accordance with accounting standards, we account for our investment in Oncor Holdings under the equity method, as opposed to the cost method, based on our level of influence over its activities. See below for additional information about our equity method investment in Oncor Holdings. There are no other material investments accounted for under the equity or cost method. The maximum exposure to loss from our interests in VIEs does not exceed our carrying value.

Non-Consolidation of Oncor and Oncor Holdings

Our investment in unconsolidated subsidiary as presented in the condensed consolidated balance sheets totaled $6.327 billion and $6.230 billion at September 30, 2017 and December 31, 2016, respectively, and consists of our interest in Oncor Holdings, which we account for under the equity method as described above.

Distributions from Oncor Holdings and Related Considerations — Oncor Holdings’ distributions of earnings to us totaled $170 million for the nine months ended September 30, 2017. Distributions may not be paid except to the extent Oncor maintains a required regulatory capital structure as discussed below. At September 30, 2017, $25 million was eligible to be distributed to Oncor’s members after taking into account the regulatory capital structure limit, of which approximately 80% relates to our ownership interest in Oncor. The boards of directors of each of Oncor and Oncor Holdings can withhold distributions to the extent the applicable board determines in good faith that it is necessary to retain such amounts to meet expected future requirements of Oncor and/or Oncor Holdings. In October 2017, Oncor’s board of directors declared a contingent cash distribution of $32 million to be paid to its members within one business day after an additional equity contribution is made to Oncor from its members totaling approximately $250 million. In the event the additional equity contribution is not received by Oncor on or before the date of the closing of the Sempra Merger Agreement, no distribution is payable.

In October 2017, Oncor Holdings’ board of directors declared a contingent cash distribution to be paid to EFIH upon Oncor Holdings’ receipt of their portion of the contingent Oncor distribution described above, in an amount equal to the amount received from Oncor minus Oncor Holdings’ expected tax liability to EFH Corp. for the quarter ended September 30, 2017 under the tax sharing agreement discussed in Note 11. No distribution is payable to EFIH in the event the Oncor distribution is not received.

Oncor’s distributions are limited by its regulatory capital structure, which is required to be at or below the assumed debt-to-equity ratio established periodically by the PUCT for ratemaking purposes, which is currently set at 60% debt to 40% equity. At September 30, 2017, Oncor’s regulatory capitalization ratio was 59.9% debt and 40.1% equity. As of November 27, 2017, subject to certain conditions, the PUCT has approved a change in Oncor’s regulatory capitalization ratio for ratemaking purposes to 57.5% debt and 42.5% equity. For purposes of this ratio, debt is calculated as long-term debt plus unamortized gains on reacquired debt less unamortized issuance expenses, premiums and losses on reacquired debt. Equity is calculated as membership interests determined in accordance with US GAAP, excluding the effects of accounting for the Merger (which included recording the initial goodwill and fair value adjustments and the subsequent related impairments and amortization).

EFH Corp., Oncor Holdings, Oncor and Texas Transmission are parties to a Federal and State Income Tax Allocation Agreement. Additional income tax amounts receivable or payable may arise in the normal course under that agreement.

Oncor Holdings Financial Statements — Condensed statements of consolidated income of Oncor Holdings and its subsidiaries for the nine months ended September 30, 2017 are presented below:

	Nine Months Ended September 30,
	2017	2016
Operating revenues	$2,967	$2,962
Operation and maintenance expenses	(1,242)	(1,206)
Depreciation and amortization	(581)	(593)
Taxes other than income taxes	(340)	(338)
Other income and (deductions) — net	(12)	(11)
Interest expense and related charges	(257)	(252)

Income before income taxes	535	562
Income tax expense	(202)	(217)

Net income	333	345
Net income attributable to noncontrolling interests	(68)	(71)

Net income attributable to Oncor Holdings	$265	$274

Assets and liabilities of Oncor Holdings at September 30, 2017 and December 31, 2016 are presented below:

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$5	$16
Trade accounts receivable — net	634	545
Income taxes receivable from EFH Corp.	26	57
Inventories	92	89
Prepayments and other current assets	97	100

Total current assets	854	807
Other investments	109	100
Property, plant and equipment — net	14,587	13,829
Goodwill	4,064	4,064
Regulatory assets	1,967	1,974
Other noncurrent assets	16	14

Total assets	$21,597	$20,788

LIABILITIES
Current liabilities:
Short-term borrowings	$917	$789
Long-term debt due currently	550	324
Trade accounts payable — nonaffiliates	216	231
Income taxes payable to EFH Corp.	16	20
Accrued taxes other than income	156	182
Accrued interest	85	83
Other current liabilities	159	144

Total current liabilities	2,099	1,773
Accumulated deferred income taxes	2,290	2,102
Long-term debt, less amounts due currently	5,566	5,515
Regulatory liabilities	1,009	856
Other noncurrent liabilities and deferred credits	2,292	2,399

Total liabilities	$13,256	$12,645

5.	INCOME TAXES

The calculation of our effective tax rate is as follows:

	Nine Months Ended September 30,
	2017	2016
Loss from continuing operations before income taxes and equity in earnings of unconsolidated subsidiaries	$(819)	$(293)
Income tax benefit	$180	$79
Effective tax rate	22.0%	27.0%

For the nine months ended September 30, 2017, the effective tax rate of 22.0% related to our income tax benefit was lower than the US Federal statutory rate of 35% due primarily to the nondeductible legal and other professional services fees related to the Chapter 11 Cases, a deferred tax adjustment related to 2016 and a change in estimate related to the tax impacts of the 2016 separation of Vistra Energy as reported in EFH Corp.’s recent tax filing. For the nine months ended September 30, 2016, the effective tax rate of 27.0% related to our income tax benefit was lower than the US Federal statutory rate of 35% due primarily to the nondeductible legal and other professional services fees related to the Chapter 11 Cases.

EFH Corp. files a US federal income tax return that includes the results of EFIH, Oncor and Oncor Holdings. EFH Corp. is the corporate member of the EFH Corp. consolidated group, while each of EFIH and Oncor Holdings is classified as a disregarded entity for US federal income tax purposes. Oncor is a partnership for US federal income tax purposes and is not a corporate member of the EFH Corp. consolidated group. Pursuant to applicable US Treasury regulations and published guidance of the IRS, corporations that are members of a consolidated group have joint and several liability for the taxes of such group. Subsequent to the TCEH Effective Date, the TCEH Debtors and the Contributed EFH Debtors are no longer included in the consolidated income tax return and will be included in an income tax return with Vistra Energy.

Upon the Effective Date, Vistra Energy separated from EFH Corp. pursuant to a tax-free spin-off transaction that was part of a series of transactions that included a taxable component. The taxable portion of the transaction generated a taxable gain that resulted in no regular tax liability due to available net operating loss carryforwards of EFH Corp. The transaction did result in an alternative minimum tax liability of approximately $14 million payable by EFH Corp. to the IRS. Pursuant to the tax matters agreement between EFH Corp. and Vistra Energy, Vistra Energy had an obligation to reimburse EFH Corp. 50% of the estimated alternative minimum tax, and approximately $7 million was reimbursed during the nine months ended September 30, 2017. In October 2017, the 2016 federal tax return that included the results of EFCH, EFIH, Oncor Holdings and TCEH was filed with the IRS and resulted in a $3 million obligation by EFH Corp. to reimburse Vistra Energy. In addition to the Plan of Reorganization, the separation was effectuated, in part, pursuant to the terms of a separation agreement, a transition services agreement and a tax matters agreement.

Prior to the TCEH Effective Date, EFH Corp. and certain of its subsidiaries (including EFCH, EFIH and TCEH, but not including Oncor Holdings and Oncor) were parties to a Federal and State Income Tax Allocation Agreement, which provided, among other things, that any corporate member or disregarded entity in the EFH Corp. group was required to make payments to EFH Corp. in an amount calculated to approximate the amount of tax liability such entity would have owed if it filed a separate corporate tax return. Pursuant to the plan of reorganization approved by the Bankruptcy Court in August 2016 (and which went effective in October 2016), the TCEH Debtors and the Contributed EFH Debtors rejected this agreement on the TCEH Effective Date.

EFH Corp., Oncor Holdings, Oncor and Oncor’s minority investors are parties to a separate Federal and State Income Tax Allocation Agreement, which governs the computation of federal income tax liability among such parties, and similarly provides, among other things, that each of Oncor Holdings and Oncor will pay EFH Corp. its share of an amount calculated to approximate the amount of tax liability such entity would have owed if it filed a separate corporate tax return. The Settlement Agreement had no impact on the tax sharing agreement among EFH Corp., Oncor Holdings and Oncor. In March 2017, the Bankruptcy Court approved EFH Corp.’s assumption of the Oncor Tax Sharing Agreement, and as a result, EFH Corp. made a tax payment to Oncor for $135 million in March 2017.

6.	INTEREST EXPENSE AND RELATED CHARGES

	Nine Months Ended September 30,
	2017	2016
Interest paid/accrued on debtor-in-possession financing	$184	$175
Post-petition interest on EFIH Second Lien Notes (a)	595	—
Make-whole interest on EFIH First Lien Notes and EFIH Second Lien Notes (b)	31	—

Total interest expense and related charges	$810	$175

(a)	In March 2017, the Bankruptcy Court ruled that post-petition interest and make-whole interest be allowed claims for the EFIH First and Second Lien Notes at 95% and 87.5% of par, respectively. For the nine months ended September 30, 2017, amount represents $595 million in post-petition interest related to the EFIH Second Lien Notes (see Note 10).
(b)	For the nine months ended September 30, 2017, amount includes $8 million in make-whole interest on the EFIH Second Lien Notes and $23 million in make-whole interest on the EFIH First Lien Notes.

The Bankruptcy Code generally restricts payment of interest on pre-petition debt, subject to certain exceptions. Other than amounts ordered or approved by the Bankruptcy Court, effective on the Petition Date, we discontinued recording interest expense on outstanding pre-petition debt classified as LSTC. The table below shows contractual interest amounts, which are amounts due under the contractual terms of the outstanding debt, including debt classified as LSTC. Interest expense reported in the condensed statements of consolidated income (loss) does not include contractual interest on pre-petition debt classified as LSTC totaling $183 million and $337 million for the nine months ended September 30, 2017 and 2016, respectively, which has been stayed by the Bankruptcy Court effective on the Petition Date.

	Nine Months Ended September 30, 2017			Nine Months Ended September 30, 2016
Entity:	Contractual Interest on Debt Classified as LSTC	Approved Interest Paid/Accrued (a)	Contractual Interest on Debt Classified as LSTC Not Paid/Accrued	Contractual Interest on Debt Classified as LSTC	Approved Interest Paid/Accrued	Contractual Interest on Debt Classified as LSTC Not Paid/Accrued
EFH Corp.	$33	$—	$33	$33	$—	$33
EFIH	374	(224)	150	304	—	304

Total	$407	$(224)	$183	$337	$—	$337

(a)	Represents portion of interest related to the EFIH Second Lien Notes that was accrued based on the approval of the Bankruptcy Court; however, excludes $441 million of post-petition interest accrued for the nine months ended September 30, 2017 that contractually related to March 2015 to December 2016.

7.	REORGANIZATION ITEMS

Expenses and income directly associated with the Chapter 11 Cases are reported separately in the condensed statements of consolidated income (loss) as reorganization items as required by ASC 852, Reorganizations. Reorganization items also include adjustments to reflect the carrying value of LSTC at their estimated allowed claim amounts, as such adjustments are determined. The following table presents reorganization items incurred in the nine months ended September 30, 2017 and 2016 as reported in the condensed statements of consolidated income (loss):

	Nine Months Ended September 30,
	2017	2016
Expenses related to legal advisory and representation services	$44	$46
Expenses related to other professional consulting and advisory services	18	31
Fees associated with extension of EFIH DIP Facility	18	14
Other	4	(1)

Total reorganization items	$84	$90

8.	EFIH DEBTOR-IN-POSSESSION FACILITY

In June 2017, with the Bankruptcy Court’s approval, the existing EFIH debtor-in-possession credit facility was refinanced. The new EFIH debtor-in-possession credit facility (EFH DIP Facility) consists of $5.475 billion of Term Loan Commitments plus up to $825 million of Delayed Draw Term Loans. On the refinancing date, EFIH borrowed $6.075 billion under the EFH DIP Facility. Approximately $5.475 billion was used to pay the outstanding principal balance under the existing EFIH DIP Facility and approximately $600 million was used to repay outstanding amounts related to the EFIH First Lien claims that were allowed by the Bankruptcy Court in March 2017. With cash on hand, the EFH Debtors paid fees and expenses of approximately $17 million in connection with the refinancing. The new EFH DIP Facility lenders repaid the outstanding balance of the old EFIH DIP Facility directly to the old EFIH DIP Facility lenders, as a result, the repayment has been presented as a noncash financing transaction in our condensed statements of consolidated cash flows. In September 2017, EFIH borrowed the remaining capacity under the Incremental Term Loan facility of $225 million. With cash on hand, the EFH Debtors paid fees and expenses of approximately $1 million in connection with the additional borrowing. The EFIH DIP Facility generally matures on the earlier of June 30, 2018 (subject to a permitted six month extension) or the EFH Effective Date.

As of September 30, 2017, remaining cash on hand from borrowings under the EFIH DIP Facility, net of fees, totaled approximately $424 million, which was held as cash and cash equivalents. In the September 30, 2017 and December 31, 2016 condensed consolidated balance sheets, the borrowings under the EFIH DIP Facility are reported as current liabilities. The EFIH DIP Facility must be repaid in full prior to the EFIH Debtors’ emergence from the Chapter 11 Cases.

In January 2016, the EFIH Debtors paid a $13.5 million extension fee to extend the maturity date of the then existing EFIH DIP Facility to December 2016.

The principal amounts outstanding under the EFIH DIP Facility bear interest based on applicable LIBOR rates, subject to a 1% floor, plus 3.00%. At September 30, 2017 and December 31, 2016, outstanding borrowings under the EFIH DIP Facility totaled $6.3 billion at an annual interest rate of 4.24% and $5.475 billion at an annual interest rate of 4.25%. respectively. The EFIH DIP Facility is a non-amortizing loan that may, subject to certain limitations, be voluntarily prepaid by the EFIH Debtors, in whole or in part, without any premium or penalty.

EFIH’s obligations under the EFIH DIP Facility are secured by a first lien covering substantially all of EFIH’s assets, rights and properties, subject to certain exceptions set forth in the EFIH DIP Facility. The EFIH DIP Facility provides that all obligations thereunder constitute administrative expenses in the Chapter 11 Cases, with administrative priority and senior secured status under the Bankruptcy Code and, subject to certain exceptions set forth in the EFIH DIP Facility, will have priority over any and all administrative expense claims, unsecured claims and costs and expenses in the Chapter 11 Cases.

The EFIH DIP Facility provides for affirmative and negative covenants applicable to EFIH and EFIH Finance, including affirmative covenants requiring EFIH and EFIH Finance to provide financial information, budgets and other information to the agents under the EFIH DIP Facility, and negative covenants restricting EFIH’s and EFIH Finance’s ability to incur additional indebtedness, grant liens, dispose of assets, pay dividends or take certain other actions, in each case except as permitted in the EFIH DIP Facility. The EFIH DIP Facility also includes a minimum liquidity covenant pursuant to which EFIH cannot allow the amount of its unrestricted cash (as defined in the EFIH DIP Facility) to be less than $100 million. As of September 30, 2017, EFIH was in compliance with this minimum liquidity covenant. The Oncor Ring-Fenced Entities are not restricted subsidiaries for purposes of the EFIH DIP Facility.

The EFIH DIP Facility provides for certain customary events of default, including events of default resulting from non-payment of principal, interest or other amounts when due, material breaches of representations and warranties, material breaches of covenants in the EFIH DIP Facility or ancillary loan documents, cross-defaults under other agreements or instruments and the entry of material judgments against EFIH. Upon the existence of an event of default, the EFIH DIP Facility provides that all principal, interest and other amounts due thereunder will become immediately due and payable, either automatically or at the election of specified lenders.

The EFIH DIP Facility permits, subject to certain terms, conditions and limitations, EFIH to incur incremental junior lien subordinated debt in an aggregate amount not to exceed $6 billion.

9.	LIABILITIES SUBJECT TO COMPROMISE (LSTC)

The amounts classified as LSTC reflect the company’s estimate of pre-petition liabilities and other expected allowed claims to be addressed in the Chapter 11 Cases and may be subject to future adjustment as the Chapter 11 Cases proceed. Due to the separation of TCEH from EFH Corp. on the TCEH Effective Date, a claim that was granted as part of the Settlement Agreement, the proceeds of which are due to the TCEH first lien creditors from EFH Corp. was recognized on EFH Corp.’s consolidated balance sheet in its 2016 Annual Financial Statements since it was no longer eliminated due to TCEH’s deconsolidation. The following table presents LSTC as reported in the condensed consolidated balance sheets at September 30, 2017 and December 31, 2016:

	September 30, 2017	December 31, 2016
Notes, loans and other debt per the following table	$4,063	$4,552
Claim owed to the TCEH first lien creditors under the Settlement Agreement	700	700
Accrued interest on notes, loans and other debt	728	249
Trade accounts payable and other expected allowed claims	65	65

Total liabilities subject to compromise	$5,556	$5,566

Pre-Petition Notes, Loans and Other Debt Reported as LSTC

Amounts presented below represent principal amounts of pre-petition notes, loans and other debt reported as LSTC.

	September 30, 2017	December 31, 2016
EFH Corp. (parent entity)
9.75% Fixed Senior Notes due October 15, 2019	$2	$2
10% Fixed Senior Notes due January 15, 2020	3	3
10.875% Fixed Senior Notes due November 1, 2017	33	33
11.25% / 12.00% Senior Toggle Notes due November 1, 2017	27	27
5.55% Fixed Series P Senior Notes due November 15, 2014	89	89
6.50% Fixed Series Q Senior Notes due November 15, 2024	198	198
6.55% Fixed Series R Senior Notes due November 15, 2034	288	288

Total EFH Corp.	640	640

EFIH
6.875% Fixed Senior Secured First Lien Notes due August 15, 2017 (a)	—	1
10% Fixed Senior Secured First Lien Notes due December 1, 2020 (a) (b)	—	431
11% Fixed Senior Secured Second Lien Notes due October 1, 2021 (b)	345	354
11.75% Fixed Senior Secured Second Lien Notes due March 1, 2022 (b)	1,546	1,594
11.25% / 12.25% Senior Toggle Notes due December 1, 2018	1,530	1,530
9.75% Fixed Senior Notes due October 15, 2019	2	2

Total EFIH	3,423	3,912

Total EFH Corp. consolidated notes, loans and other debt	$4,063	$4,552

(a)	In June 2017, $1 million of the 6.875% Senior Secured Notes and $409 million of the 10% Senior Secured Notes related to the EFIH First Lien claims were repaid.
(b)	For the nine months ended September 30, 2017, decreases include $79 million in reductions for make-whole adjustments, excluding interest, relating to the EFIH First Lien Notes and EFIH Second Lien Notes.

Information Regarding Significant Pre-Petition Debt

EFIH 6.875% Senior Secured Notes — As of September 30, 2017, all make-whole claims that were due and allowed under the EFIH 6.875% Notes were repaid. The notes were initially exchanged or settled in June 2014. The notes bore interest at a fixed rate of 6.875% per annum. The EFIH 6.875% Notes were secured on a first-priority basis by EFIH’s pledge of its 100% ownership of the membership interests in Oncor Holdings (the EFIH Collateral) on an equal and ratable basis with the EFIH 10% Notes.

EFIH 10% Senior Secured Notes — As of September 30, 2017, all make-whole claims that were due and allowed under the EFIH 10% Notes were repaid. The notes were initially exchanged or settled in June 2014. The notes bore interest at a fixed rate of 10% per annum. The notes were secured by the EFIH Collateral on an equal and ratable basis with the EFIH 6.875% Notes.

EFIH 11% Senior Secured Second Lien Notes — The principal amount of the EFIH 11% Notes totals $345 million, including $23 million of make-whole claims with interest at a fixed rate of 11% per annum. The EFIH 11% Notes are secured on a second-priority basis by the EFIH Collateral on an equal and ratable basis with the EFIH 11.75% Notes.

The EFIH 11% Notes are senior obligations of EFIH and EFIH Finance and rank equally in right of payment with all senior indebtedness of EFIH and are effectively senior in right of payment to all existing or future unsecured debt of EFIH to the extent of the value of the EFIH Collateral. The notes have substantially the same terms as the EFIH 11.75% Notes discussed below, and the holders of the EFIH 11% Notes will generally vote as a single class with the holders of the EFIH 11.75% Notes.

EFIH 11.75% Senior Secured Second Lien Notes — The principal amount of the EFIH 11.75% Notes totals $1.546 billion, including $157 million of make-whole claims with interest at a fixed rate of 11.75% per annum. The EFIH 11.75% Notes are secured on a second-priority basis by the EFIH Collateral on an equal and ratable basis with the EFIH 11% Notes. The EFIH 11.75% Notes have substantially the same covenants as the EFIH 11% Notes, and the holders of the EFIH 11.75% Notes will generally vote as a single class with the holders of the EFIH 11% Notes.

The EFIH 11.75% Notes were issued in private placements and are not registered under the Securities Act. EFIH had agreed to use its commercially reasonable efforts to register with the SEC notes having substantially identical terms as the EFIH 11.75% Notes (except for provisions relating to transfer restrictions and payment of additional interest) as part of an offer to exchange freely tradable notes for the EFIH 11.75% Notes. Because the exchange offer was not completed, the annual interest rate on the EFIH 11.75% Notes increased by 25 basis points (to 12.00%) in February 2013 and by an additional 25 basis points (to 12.25%) in May 2013.

EFIH 11.25%/12.25% Senior Toggle Notes — The principal amount of the EFIH PIK Notes totals $1.530 billion with interest at a fixed rate of 11.25% per annum for cash interest and 12.25% per annum for PIK Interest. The terms of the EFIH PIK Notes include an election by EFIH, for any interest period until June 1, 2016, to pay interest on the EFIH PIK Notes (i) entirely in cash; (ii) by increasing the principal amount of the notes or by issuing new EFIH PIK Notes (PIK Interest); or (iii) 50% in cash and 50% in PIK Interest. EFIH made its pre-petition interest payments on the EFIH PIK Notes by using the PIK feature of those notes.

The EFIH PIK Notes were issued in private placements and are not registered under the Securities Act. EFIH had agreed to use its commercially reasonable efforts to register with the SEC notes having substantially identical terms as the EFIH PIK Notes (except for provisions relating to transfer restrictions and payment of additional interest) as part of an offer to exchange freely tradable notes for the EFIH PIK Notes. Because the exchange offer was not completed, the annual interest rate on the EFIH PIK Notes increased by 25 basis points (to 11.50%) in December 2013 and by an additional 25 basis points (to 11.75%) in March 2014.

EFH Corp. 10.875% Senior Notes and 11.25%/12.00% Senior Toggle Notes — The collective principal amount of these notes totals $60 million. The notes are fully and unconditionally guaranteed on a senior unsecured basis by EFIH. The notes bore interest at a fixed rate for the 10.875% Notes of 10.875% per annum and at a fixed rate for the Toggle Notes of 11.25% per annum.

Material Cross Default/Acceleration Provisions — Certain of our pre-petition financing arrangements contained provisions that result in an event of default if there were a failure under other financing arrangements to meet payment terms or to observe other covenants that could or does result in an acceleration of payments due. Such provisions are referred to as “cross default” or “cross acceleration” provisions. The Bankruptcy Filing triggered defaults on our pre-petition debt obligations, but pursuant to the Bankruptcy Code, the creditors are stayed from taking any actions against the EFH Debtors as a result of such defaults.

EFIH Collateral Trust Agreement — EFIH entered into a Collateral Trust Agreement, among EFIH, Delaware Trust Company, as First Lien Successor Trustee, the other Secured Debt Representatives named therein and the Collateral Trustee. The Collateral Trust Agreement governing the pledge of collateral generally provides that the holders of a majority of the debt secured by a first priority lien on the collateral, including the notes and other future debt incurred by EFH or EFIH secured by the collateral equally and ratably, have, subject to certain limited exceptions, the exclusive right to manage, perform and enforce the terms of the security documents securing the rights of secured debt holders in the collateral, and to exercise and enforce all privileges, rights and remedies thereunder.

Repayment of EFIH First Lien Note Claims

In June 2017, with the approval of the Bankruptcy Court, EFIH used cash on hand to repay (the Repayment) $556 million of claims (primarily make-whole claims based on the settlement described above), including interest at contractual rates, in amounts outstanding under EFIH’s pre-petition 6.875% Fixed Senior Secured First Lien Notes due August 15, 2017 (6.875% Notes) and 10% Fixed Senior Secured First Lien Notes due December 1, 2020 (10.00% Notes) and $39 million in certain fees and expenses related thereto. The Repayment resulted in a $1 million reduction in the principal amount of the 6.875% Notes, a $409 million reduction in the principal amount of the 10.00% Notes and the payment of $146 million of accrued pre-petition interest at contractual rates.

10.	COMMITMENTS AND CONTINGENCIES

Guarantees

See Notes 8 and 9 for discussion of guarantees and security of our post-petition and pre-petition debt.

Legal Proceedings

From time to time, we may be involved in various legal and administrative proceedings in the normal course of business, the ultimate resolutions of which, in the opinion of management, should not have a material effect upon its financial condition, results of operations or liquidity.

Make-whole Claims — In May 2014, the indenture trustee for the EFIH First Lien Notes initiated litigation in the Bankruptcy Court seeking, among other things, a declaratory judgment that EFIH is obligated to pay a make-whole premium in connection with the cash repayment of the EFIH First Lien Notes and that such make-whole premium is an allowed secured claim, or in the alternative, an allowed secured or unsecured claim for breach of contract (EFIH First Lien Make-whole Claims). In separate rulings in March and July 2015, the Bankruptcy Court found that no make-whole premium is due with respect to the EFIH First Lien Notes. In February 2016, the US District Court for the District of Delaware affirmed the Bankruptcy Court’s rulings. In November 2016, the Third Circuit Court of Appeals reversed lower court rulings disallowing the claims of EFIH’s noteholders for make-whole premiums allegedly due under their indentures. Due to that ruling we recorded a charge in the amount of $432 million, excluding accrued interest, related to the EFIH First Lien Make-whole Claims in November 2016. These claims were settled as described below in February 2017 and approved by the Bankruptcy Court in March 2017.

In June 2014, the indenture trustee for the EFIH Second Lien Notes initiated litigation in the Bankruptcy Court seeking similar relief as the trustee of the EFIH First Lien Notes with respect to the EFIH Second Lien Notes, including among other things, that EFIH is obligated to pay a make-whole premium in connection with any repayment of the EFIH Second Lien Notes and that such make-whole premium would be an allowed secured claim, or in the alternative, an allowed secured or unsecured claim for breach of contract (the EFIH Second Lien Make-whole Claims). In October 2015, the Bankruptcy Court issued a finding that no make-whole premium is due with respect to the EFIH Second Lien Notes. In April 2016, the US District Court for the District of Delaware issued a ruling and order affirming the Bankruptcy Court’s decision. In November 2016, the Third Circuit Court of Appeals reversed lower court rulings disallowing the claims of EFIH’s noteholders for make-whole premiums allegedly due under their indentures. Due to that ruling we recorded a charge in the amount of $237 million, excluding accrued interest, related to the EFIH Second Lien Make-whole Claims in November 2016. These claims were settled as described below in February 2017 and approved by the Bankruptcy Court in March 2017.

In July 2015, the EFIH Debtors filed a claim objection with the Bankruptcy Court regarding the EFIH PIK noteholders’ claims for a redemption or make-whole premium and post-petition interest at the contract rate under the EFIH PIK Notes. In October 2015, the Bankruptcy Court issued opinions in favor of the EFIH Debtors. One opinion found that no make-whole premium is due with respect to the EFIH PIK Notes. The second opinion found that the EFIH PIK noteholders’ allowed claim does not, as a matter of law, include post-petition interest whether at the contract rate or the Federal Judgment Rate. This opinion did find, however, that, in connection with the confirmation of a plan of reorganization, the Bankruptcy Court could, at its discretion, grant post-petition interest as part of the EFIH PIK noteholders’ allowed claim under general principals of equity and that such grant could be at the contract rate, the Federal Judgment Rate or any other amount that the Bankruptcy Court determines to be equitable. The EFIH PIK noteholders have appealed both rulings to the US District Court for the District of Delaware. The US District Court for the District of Delaware has not scheduled oral arguments or otherwise issued a ruling regarding the make-whole opinion. A status report on the Third Circuit’s opinion regarding the EFIH First Lien Make-whole Claims and EFIH Second Lien Make-whole Claims was filed in late January 2017. The appeal of the post-petition interest ruling has been stayed by the US District Court for the District of Delaware pending an equitable proceeding suggested by the Bankruptcy Court’s second opinion. Pursuant to the terms of the Plan of Reorganization, the EFIH PIK noteholders’ claims described above will be disallowed in full.

In February 2017, the EFH Debtors, certain holders of first lien and second lien secured claims against the EFIH Debtors, and certain EFIH PIK noteholders reached agreement on the settlement of EFIH First Lien Note and EFIH Second Lien Notes claims (including, most significantly, the make-whole claims asserted by those holders). Under the terms of the settlement, on the EFH Effective Date, the make-whole claims of the holders of the EFIH First Lien Notes will be paid at 95% plus accrued interest and the make-whole claims of the holders of the EFIH Second Lien Notes will be paid at 87.5% plus accrued interest. The Bankruptcy Court approved the settlement in March 2017. The Plan of Reorganization seeks to disallow make-whole or redemption premiums asserted by all other creditors. As a result of the Bankruptcy Court’s approval of the make-whole settlement subsequent to year-end, we recorded a reduction in LSTC of $79 million with the offset to other income in our financial statements.

Earnings and Profits Tax Dispute — In October 2017, EFH Corp. filed an adversary complaint in the Bankruptcy Court against Vistra Energy arising out of a dispute over the Tax Matters Agreement between EFH Corp. and Vistra Energy that was executed at the TCEH Effective Date. The dispute involves the allocation of earnings and profits (E&P) of EFH Corp. that arose prior to the TCEH Effective Date. In addition to the adversary complaint, EFH Corp. sought a temporary restraining order and preliminary injunction to prevent Vistra Energy from filing its 2016 tax return in a manner that would have allocated no E&P to Vistra Energy. Following these filings, EFH Corp. and Vistra Energy negotiated a stipulation and order, providing for the selection of an independent professor to determine the proper E&P allocation, and the Bankruptcy Court has approved the stipulation and order. EFH Corp. intends to vigorously contest the matters with respect to this dispute. However, we cannot predict the outcome of this proceeding or the determination by the independent professor.

Post-Petition Interest on EFIH Second Lien Note Claim — Based on the approval of the Bankruptcy Court, EFH Corp. recorded $595 million in post-petition interest for the nine months ended September 30, 2017 that contractually related to March 2015 to September 2017.

11.	RELATED PARTY TRANSACTIONS

The following represent our significant related-party transactions. As of the TCEH Effective Date, pursuant to the Plan of Reorganization as it relates to the TCEH Debtors, EFH Corp., EFIH, Oncor Holdings and Oncor ceased being affiliates of the TCEH Debtors, the Contributed EFH Debtors and Vistra Energy.

•

EFH Corp. charged Oncor for certain administrative services at cost. Oncor’s payments to EFH Corp. for administrative services totaled less than $1 million for the nine months ended September 30, 2016.

EFH Corp. and Oncor also charged each other for shared facilities at cost. Oncor’s payments to EFH Corp. for shared facilities totaled $3 million for the nine months ended September 30, 2016. Payments EFH Corp. made to Oncor related to shared facilities totaled $1 million for the nine months ended September 30, 2016.

•	We file a consolidated federal income tax return that includes Oncor Holdings’ results. Oncor is not a member of our consolidated tax group, but our consolidated federal income tax return includes our portion of Oncor’s results due to our equity ownership in Oncor. We also file a consolidated Texas state margin tax return that includes all of Oncor Holdings’ and Oncor’s results. However, under a Federal and State Income Tax Allocation Agreement, Oncor Holdings’ and Oncor’s federal income tax and Texas margin tax expense and related balance sheet amounts, including our income taxes receivable from or payable to Oncor Holdings and Oncor, are recorded as if Oncor Holdings and Oncor file their own corporate income tax returns.

At September 30, 2017, our net current amount payable to Oncor Holdings related to federal and state income taxes (reported in net payables due to unconsolidated subsidiary) totaled $10 million, $14 million of which related to Oncor. The $14 million net payable to Oncor included a $30 million federal income tax payable and a $16 million state margin tax receivable. At December 31, 2016, our net current amount payable to Oncor Holdings related to federal and state income taxes (reported in net payables due to unconsolidated subsidiary) totaled $101 million, $106 million of which related to Oncor. The $106 million net payable to Oncor included a $126 million in federal income tax payable and a $20 million state margin tax receivable. In March 2017, the Bankruptcy Court approved EFH Corp.’s assumption of the Oncor Tax Sharing Agreement, and as a result, EFH Corp. made a tax payment to Oncor for $135 million in March 2017.

For the nine months ended September 30, 2017, EFH Corp. made net income tax payments to Oncor Holdings and Oncor totaling $63 and $82 million, respectively. For the nine months ended September 30, 2016, EFH Corp. received income tax payments from Oncor Holdings and Oncor totaling $16 million and $20 million, respectively.

•	Affiliates of the Sponsor Group have sold or acquired, and in the future may sell or acquire, debt or debt securities issued by us in open market transactions or through loan syndications.

•	In December 2012, Oncor became the sponsor of a new pension plan (the Oncor Plan), the participants in which consist of all of Oncor’s active employees and all retirees and terminated vested participants of EFH Corp. and its subsidiaries (including discontinued businesses). Oncor had previously agreed to assume responsibility for pension liabilities that are recoverable by Oncor under regulatory rate-setting provisions. As part of the pension plan actions, EFH Corp. fully funded the non-recoverable pension liabilities under the Oncor Plan. After the pension plan actions, participants remaining in the EFH Corp. pension plan consist of active employees under collective bargaining agreements (union employees). After the TCEH Effective Date, the EFH Corp. pension plan was transferred and assigned to Vistra Energy. Oncor continues to be responsible for the recoverable portion of pension obligations to these union employees. Under ERISA, EFH Corp. and Oncor remain jointly and severally liable for the funding of the EFH Corp. and Oncor pension plans.

•	In September 2016, a cash contribution totaling $2 million was made to the EFH Corp. retirement plan, all of which was contributed by TCEH, which resulted in the EFH Corp. retirement plan continuing to be fully funded as calculated under the provisions of ERISA. As a result of the Bankruptcy Filing, participants in the EFH Corp. retirement plan who chose to retire would not have been eligible for the lump sum payout option under the retirement plan unless the EFH Corp. retirement plan was fully funded.

ONCOR ELECTRIC DELIVERY HOLDINGS COMPANY LLC

AN ENERGY FUTURE HOLDINGS CORP. ENTERPRISE

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2016

AND

INDEPENDENT AUDITOR’S REPORT

GLOSSARY

When the following terms and abbreviations appear in the text of this report, they have the meanings indicated below.

acquisition accounting	The acquisition method of accounting for a business combination as prescribed by GAAP, whereby the cost or “acquisition price” of a business combination, including the amount paid for the equity and direct transaction costs, are allocated to identifiable assets and liabilities (including intangible assets) based upon their fair values. The excess of the purchase price over the fair values of assets and liabilities is recorded as goodwill.

AMS	advanced metering system

Bondco	Refers to Oncor Electric Delivery Transition Bond Company LLC, a former wholly-owned consolidated bankruptcy-remote financing subsidiary of Oncor that had issued securitization (transition) bonds to recover certain regulatory assets and other costs. Bondco was dissolved effective December 29, 2016.

Contributed EFH Debtors	Certain EFH Debtors that became subsidiaries of Vistra and emerged from Chapter 11 at the time of the Vistra Spin-Off.

Debtors	EFH Corp. and the majority of its direct and indirect subsidiaries, including EFIH, EFCH and TCEH but excluding the Oncor Ring-Fenced Entities. Prior to the Vistra Spin-Off, also included the TCEH Debtors.

Deed of Trust	Deed of Trust, Security Agreement and Fixture Filing, dated as of May 15, 2008, made by Oncor to and for the benefit of The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Mellon, formerly The Bank of New York), as collateral agent, as amended

EFCH	Refers to Energy Future Competitive Holdings Company LLC, a direct, wholly-owned subsidiary of EFH Corp. and, prior to the Vistra Spin-Off, the parent of TCEH, and/or its subsidiaries, depending on context.

EFH Bankruptcy Proceedings	Refers to voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code filed in U.S. Bankruptcy Court for the District of Delaware on April 29, 2014 (EFH Petition Date) by EFH Corp. and the substantial majority of its direct and indirect subsidiaries, including EFIH, EFCH and TCEH. The Oncor Ring-Fenced Entities are not parties to the EFH Bankruptcy Proceedings.

EFH Corp.	Refers to Energy Future Holdings Corp., a holding company, and/or its subsidiaries, depending on context. Its major subsidiaries include Oncor and TCEH.

EFH Debtors	EFH Corp. and its subsidiaries that are Debtors in the EFH Bankruptcy Proceedings, excluding the TCEH Debtors

EFH OPEB Plan	Refers to an EFH Corp. sponsored plan (in which Oncor participated prior to July 1, 2014) that offers certain health care and life insurance benefits to eligible employees and their eligible dependents upon the retirement of such employees from the company. Effective July 1, 2014, Oncor ceased participation in the EFH OPEB Plan and established its own OPEB plan.

EFH Petition Date	April 29, 2014. See EFH Bankruptcy Proceedings above.

EFIH	Refers to Energy Future Intermediate Holding Company LLC, a direct, wholly-owned subsidiary of EFH Corp. and the direct parent of Oncor Holdings.

GAAP	generally accepted accounting principles of the U.S.

Investment LLC	Refers to Oncor Management Investment LLC, a limited liability company and minority membership interest owner (approximately 0.22%) of Oncor, whose managing member is Oncor and whose Class B Interests are owned by certain members of the management team and independent directors of Oncor.

LIBOR	London Interbank Offered Rate, an interest rate at which banks can borrow funds, in marketable size, from other banks in the London interbank market

Luminant	Refers to subsidiaries of Vistra (which, prior to the Vistra Spin-Off, were subsidiaries of TCEH) engaged in competitive market activities consisting of electricity generation and wholesale energy sales and purchases as well as commodity risk management and trading activities, all largely in Texas.

Oncor	Refers to Oncor Electric Delivery Company LLC, a direct, majority-owned subsidiary of Oncor Holdings, and/or its former wholly-owned consolidated bankruptcy-remote financing subsidiary, Bondco, depending on context.

Oncor Holdings	Refers to Oncor Electric Delivery Holdings Company LLC, a direct, wholly-owned subsidiary of EFIH and the direct majority owner (approximately 80.03%) of Oncor, and/or its subsidiaries, depending on context.

Oncor OPEB Plan	Refers to a plan sponsored by Oncor (effective July 1, 2014) that offers certain postretirement health care and life insurance benefits to eligible current and former Oncor employees, certain eligible current and former EFH Corp. employees, and their eligible dependents.

Oncor Retirement Plan	Refers to a defined benefit pension plan sponsored by Oncor (effective January 1, 2013).

Oncor Ring-Fenced Entities	Refers to Oncor Holdings and its direct and indirect subsidiaries, including Oncor.

OPEB	other postretirement employee benefits

PUCT	Public Utility Commission of Texas

REP	retail electric provider

Sponsor Group	Refers collectively to certain investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P., TPG Global, LLC (together with its affiliates, TPG) and GS Capital Partners, an affiliate of Goldman, Sachs & Co., that have an ownership interest in Texas Holdings.

TCEH	Refers to Texas Competitive Electric Holdings Company LLC, a direct, wholly-owned subsidiary of EFCH and, prior to the Vistra Spin-Off, the parent company of the TCEH Debtors (other than the Contributed EFH Debtors), depending on the context, that were engaged in electricity generation and wholesale and retail energy market activities, and whose major subsidiaries included Luminant and TXU Energy. Subsequent to the Vistra Spin-Off, Vistra continued substantially the same operations as TCEH.

Texas Holdings	Refers to Texas Energy Future Holdings Limited Partnership, a limited partnership controlled by the Sponsor Group that owns substantially all of the common stock of EFH Corp.

Texas Holdings Group	Refers to Texas Holdings and its direct and indirect subsidiaries other than the Oncor Ring-Fenced Entities.

Texas margin tax	A privilege tax imposed on taxable entities chartered/organized or doing business in the State of Texas that, for accounting purposes, is reported as an income tax.

Texas Transmission	Refers to Texas Transmission Investment LLC, a limited liability company that owns a 19.75% equity interest in Oncor. Texas Transmission is an entity indirectly owned by a private investment group led by OMERS Administration Corporation, acting through its infrastructure investment entity, OMERS Infrastructure Management Inc. (formerly Borealis Infrastructure Management Inc.), and the Government of Singapore Investment Corporation, acting through its private equity and infrastructure arm, GIC Special Investments Pte Ltd. Texas Transmission is not affiliated with EFH Corp., any of EFH Corp.’s subsidiaries or any member of the Sponsor Group.

TXU Energy	Refers to TXU Energy Retail Company LLC, a direct, wholly-owned subsidiary of Vistra (and, prior to the Vistra Spin-Off, a direct subsidiary of TCEH) engaged in the retail sale of electricity to residential and business customers. TXU Energy is a REP in competitive areas of ERCOT.

U.S.	United States of America

Vistra	Refers to Vistra Energy Corp. (formerly TCEH Corp.), and/or its subsidiaries, depending on context. On October 3, 2016, the TCEH Debtors emerged from bankruptcy and became subsidiaries of TCEH Corp. Subsequent to the Vistra Spin-Off, Vistra continued substantially the same operations as TCEH.

Vistra Retirement Plan	Refers to the Vistra Energy Retirement Plan (formerly EFH Retirement Plan), a defined benefit pension plan sponsored by a subsidiary of Vistra, in which Oncor participates. See Oncor Retirement Plan above.

Vistra Spin-Off	Refers to the completion of the TCEH Debtors’ reorganization under the Bankruptcy Code and emergence from the EFH Bankruptcy Proceedings effective October 3, 2016

These consolidated financial statements occasionally make references to Oncor Holdings or Oncor when describing actions, rights or obligations of their respective subsidiaries. References to “we,” “our,” “us” and “the company” are to Oncor Holdings and/or its direct or indirect subsidiaries as apparent in the context. These references reflect the fact that the subsidiaries are consolidated with their respective parent companies for financial reporting purposes. However, these references should not be interpreted to imply that the parent company is actually undertaking the action or has the rights or obligations of the relevant subsidiary company or that the subsidiary company is undertaking an action or has the rights or obligations of its parent company or any other affiliate.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Member of

Oncor Electric Delivery Holdings Company LLC

Dallas, Texas

We have audited the accompanying consolidated financial statements of Oncor Electric Delivery Holdings Company LLC and its subsidiary (the “Company”), which comprise the consolidated balance sheet as of December 31, 2016, and the related consolidated statements of income, comprehensive income, membership interests, and cash flows for the year ended December 31, 2016, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Oncor Electric Delivery Holdings Company LLC and its subsidiary as of December 31, 2016, and the results of their operations and their cash flows for the year ended December 31, 2016 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 1 to the consolidated financial statements, the Company has implemented certain ring-fencing measures which management believes mitigate the Company’s potential exposure to the EFH Bankruptcy Proceedings. Our opinion is not modified with respect to this matter.

/s/ Deloitte & Touche LLP

Dallas, Texas

November 13, 2017

ONCOR ELECTRIC DELIVERY HOLDINGS COMPANY LLC

STATEMENT OF CONSOLIDATED INCOME

Year Ended December 31, 2016
(millions of dollars)
Operating revenues:
Nonaffiliates	$3,205
Affiliates	715

Total operating revenues	3,920

Operating expenses:
Wholesale transmission service	894
Operation and maintenance (Note 13)	754
Depreciation and amortization	785
Income taxes (Note 1, 4, 13)	259
Taxes other than amounts related to income taxes	451

Total operating expenses	3,143

Operating income	777
Other income and (deductions) — net (Note 14)	(15)
Nonoperating income taxes	8
Interest expense and related charges (Note 14)	336

Net income	418
Net income attributable to noncontrolling interests	(86)

Net income attributable to Oncor Holdings	$332

See Notes to Financial Statements.

ONCOR ELECTRIC DELIVERY HOLDINGS COMPANY LLC

STATEMENT OF CONSOLIDATED COMPREHENSIVE INCOME

Year Ended December 31, 2016
(millions of dollars)
Net income	$418
Other comprehensive income:
Cash flow hedges — derivative value net loss recognized in net income (net of tax expense of $1) (Note 1)	2

Total other comprehensive income	2

Comprehensive income	420
Comprehensive income attributable to noncontrolling interests	(86)

Comprehensive income attributable to Oncor Holdings	$334

See Notes to Financial Statements.

ONCOR ELECTRIC DELIVERY HOLDINGS COMPANY LLC

STATEMENT OF CONSOLIDATED CASH FLOWS

Year Ended December 31, 2016
(millions of dollars)
Cash flows — operating activities:
Net income	$418
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	833
Deferred income taxes — net	169
Other — net	(5)
Changes in operating assets and liabilities:
Accounts receivable — trade (including affiliates)	(34)
Inventories	(7)
Accounts payable — trade (including affiliates)	14
Regulatory accounts related to reconcilable tariffs (Note 5)	(55)
Other — assets	40
Other — liabilities	33

Cash provided by operating activities	1,406

Cash flows — financing activities:
Issuances of long-term debt (Note 7)	175
Repayments of long-term debt (Note 7)	(41)
Net (decrease) increase in short-term borrowings (Note 6)	(51)
Distributions to parent (Note 9)	(162)
Distributions to noncontrolling interests	(46)
Debt discount, premium, financing and reacquisition costs — net	10

Cash used in financing activities	(115)

Cash flows — investing activities:
Capital expenditures (Note 13)	(1,352)
Other — net	51

Cash used in investing activities	(1,301)

Net change in cash and cash equivalents	(10)
Cash and cash equivalents — beginning balance	26

Cash and cash equivalents — ending balance	$16

See Notes to Financial Statements.

ONCOR ELECTRIC DELIVERY HOLDINGS COMPANY LLC

CONSOLIDATED BALANCE SHEET

At December 31, 2016
(millions of dollars)
ASSETS
Current assets:
Cash and cash equivalents	$16
Trade accounts receivable from nonaffiliates — net (Note 14)	545
Income taxes receivable from EFH Corp. (Note 13)	57
Materials and supplies inventories — at average cost	89
Prepayments and other current assets	100

Total current assets	807
Investments and other property (Note 14)	100
Property, plant and equipment — net (Note 14)	13,829
Goodwill (Note 1 and 14)	4,064
Regulatory assets (Note 5)	1,974
Other noncurrent assets	14

Total assets	$20,788

LIABILITIES AND MEMBERSHIP INTERESTS
Current liabilities:
Short-term borrowings (Note 6)	$789
Long-term debt due currently (Note 7)	324
Trade accounts payable (Note 13)	231
Income taxes payable to EFH Corp. (Note 13)	20
Accrued taxes other than income taxes	182
Accrued interest	83
Other current liabilities	144

Total current liabilities	1,773
Long-term debt, less amounts due currently (Note 7)	5,515
Accumulated deferred income taxes (Note 1, 4, 13)	2,102
Regulatory liabilities (Note 5)	856
Employee benefit obligations and other (Notes 13 and 14)	2,399

Total liabilities	12,645

Commitments and contingencies (Note 8)
Membership interests (Note 9):
Capital account	6,320
Accumulated other comprehensive loss	(89)

Oncor Holdings membership interest	6,231

Noncontrolling interests in subsidiary	1,912

Total membership interests	8,143

Total liabilities and membership interests	$20,788

See Notes to Financial Statements.

ONCOR ELECTRIC DELIVERY HOLDINGS COMPANY LLC

STATEMENT OF CONSOLIDATED MEMBERSHIP INTERESTS

Year Ended December 31, 2016
(millions of dollars)
Capital account:
Balance at beginning of period	$6,150
Net income attributable to Oncor Holdings	332
Distributions to parent	(162)

Balance at end of period	6,320

Accumulated other comprehensive income (loss), net of tax effects:
Balance at beginning of period	(91)
Net effects of cash flow hedges (net of tax expense of $1)	2

Balance at end of period	(89)

Oncor Holdings membership interests at end of period	$6,231

Noncontrolling interests in subsidiary (Note 10):
Balance at beginning of period	1,803
Net income attributable to noncontrolling interests	86
Distributions to noncontrolling interests	(46)
Change related to future tax distributions from Oncor	69

Noncontrolling interests in subsidiary at end of period	1,912

Total membership interests at end of period	$8,143

See Notes to Financial Statements.

ONCOR ELECTRIC DELIVERY HOLDINGS COMPANY LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Description of Business

References in this report to “we,” “our,” “us” and “the company” are to Oncor Holdings and/or its direct or indirect subsidiaries as apparent in the context. The financial statements are comprised almost entirely of the operations of Oncor; consequently, there are no separate reportable business segments. See “Glossary” for definition of terms and abbreviations.

We are a Dallas, Texas-based holding company whose financial statements are comprised almost entirely of the operations of our direct, majority (approximately 80%) owned subsidiary, Oncor. Oncor is a regulated electricity transmission and distribution company principally engaged in providing delivery services to REPs that sell power in the north-central, eastern and western parts of Texas. Revenues from REP subsidiaries of Vistra (formerly subsidiaries of TCEH) represented 23% of our total operating revenues for the year ended December 31, 2016. We are a direct, wholly-owned subsidiary of EFIH, a direct, wholly-owned subsidiary of EFH Corp. EFH Corp. is a subsidiary of Texas Holdings, which is controlled by the Sponsor Group.

Our consolidated financial statements include our former indirect, bankruptcy-remote financing subsidiary, Bondco, a variable interest entity through December 29, 2016, at which time it was dissolved. This financing subsidiary was organized for the limited purpose of issuing certain transition bonds in 2003 and 2004. Bondco issued transition bonds to recover generation-related regulatory asset stranded costs and other qualified costs under an order issued by the PUCT in 2002. Bondco issued an aggregate $1.3 billion principal amount of transition bonds during 2003 and 2004. The 2003 Series transition bonds matured and were paid in full in 2015. The 2004 Series transition bonds matured and were paid in full in May 2016. Final true-up proceedings and refunds of over-collected transition charges for the 2004 Bonds transition bonds were conducted by Oncor and the PUCT during 2016 and had no material net income impact.

Various “ring-fencing” measures have been taken to enhance the separateness between the Oncor Ring-Fenced Entities and the Texas Holdings Group and our credit quality. These measures serve to mitigate our and Oncor’s credit exposure to the Texas Holdings Group and to reduce the risk that our assets and liabilities or those of Oncor would be substantively consolidated with the assets and liabilities of the Texas Holdings Group in connection with a bankruptcy of one or more of those entities. Such measures include, among other things: Oncor’s sale of a 19.75% equity interest to Texas Transmission in November 2008; maintenance of separate books and records for the Oncor Ring-Fenced Entities; our board of directors and Oncor’s board of directors being comprised of a majority of independent directors; and prohibitions on the Oncor Ring-Fenced Entities providing credit support to, or receiving credit support from, any member of the Texas Holdings Group. The assets and liabilities of the Oncor Ring-Fenced Entities are separate and distinct from those of the Texas Holdings Group. None of the assets of the Oncor Ring-Fenced Entities are available to satisfy the debt or contractual obligations of any member of the Texas Holdings Group. We and Oncor do not bear any liability for debt or contractual obligations of the Texas Holdings Group, and vice versa. Accordingly, our operations are conducted, and our cash flows are managed, independently from the Texas Holdings Group.

EFH Corp. Bankruptcy Proceedings

On the EFH Petition Date, the Debtors commenced proceedings under Chapter 11 of the U.S. Bankruptcy Code. The Oncor Ring-Fenced Entities are not parties to the EFH Bankruptcy Proceedings. We believe the “ring-fencing” measures discussed above mitigate our and Oncor’s potential exposure to the EFH Bankruptcy Proceedings. See Note 2 for a discussion of the potential impacts of the EFH Bankruptcy Proceedings on our financial statements.

Basis of Presentation

Our consolidated financial statements have been prepared in accordance with GAAP. All dollar amounts in the financial statements and tables in the notes are stated in millions of U.S. dollars unless otherwise indicated. Subsequent events have been evaluated through November 13, 2017, the date these consolidated financial statements were available to be issued.

Use of Estimates

Preparation of our financial statements requires management to make estimates and assumptions about future events that affect the reporting of assets and liabilities at the balance sheet date and the reported amounts of revenue and expense, including fair value measurements. In the event estimates and/or assumptions prove to be different from actual amounts, adjustments are made in subsequent periods to reflect more current information. No material adjustments were made to previous estimates or assumptions during the current year.

Revenue Recognition

General

Oncor’s revenue is billed under tariffs approved by the PUCT and the majority of revenues are related to providing electric delivery service to consumers. Tariff rates are designed to recover the cost of providing electric delivery service including a reasonable rate of return on invested capital.    Revenues are generally recognized when the underlying service has been provided in an amount prescribed by the related tariff.

Reconcilable Tariffs

The PUCT has designated certain tariffs (TCRF, EECRF surcharges, AMS surcharges and charges related to transition bonds) as reconcilable, which means the differences between amounts billed under these tariffs and the related incurred costs are deferred as either regulatory assets or regulatory liabilities. Accordingly, at prescribed intervals, future tariffs are adjusted to either repay regulatory liabilities or collect regulatory assets. See “Regulatory Assets and Liabilities” below.

Impairment of Long-Lived Assets and Goodwill

We evaluate long-lived assets (including intangible assets with finite lives) for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

We also evaluate goodwill for impairment annually (at December 1) and whenever events or changes in circumstances indicate that an impairment may exist. The determination of the existence of these and other indications of impairment involves judgments that are subjective in nature and may require the use of estimates in forecasting future results and cash flows.

If at the assessment date our carrying value exceeds our estimated fair value (enterprise value), then the estimated enterprise value is compared to the estimated fair values of our operating assets (including identifiable intangible assets) and liabilities at the assessment date. The resultant implied goodwill amount is compared to the recorded goodwill amount. Any excess of the recorded goodwill amount over the implied goodwill amount is written off as an impairment charge.

The goodwill impairment tests performed in 2016 was based on a qualitative assessment in which we considered macroeconomic conditions, industry and market considerations, cost factors, overall financial performance and other relative factors. Based on tests results, no impairment was recognized in 2016.

Income Taxes

Effective with the November 2008 sale of equity interests in Oncor, Oncor became a partnership for US federal income tax purposes, and subsequently only EFH Corp.’s share of partnership income is included in its consolidated federal income tax return. Our tax sharing agreement with Oncor and EFH Corp. was amended in November 2008 to include Texas Transmission and Investment LLC. The tax sharing agreement provides for the calculation of tax liability substantially as if we and Oncor file our own income tax returns, and requires tax payments to members determined on that basis (without duplication for any income taxes paid by our subsidiaries). Deferred income taxes are provided for temporary differences between our book and tax bases of assets and liabilities.

Amounts of deferred income tax assets and liabilities, as well as current and noncurrent accruals, are determined in accordance with the provisions of accounting guidance for income taxes and for uncertainty in income taxes. The accounting guidance for rate-regulated enterprises requires the recognition of regulatory assets or liabilities if it is probable such deferred tax amounts will be recovered from, or returned to customers in future rates. Investment tax credits are amortized to income over the estimated lives of the related properties.

We classify interest and penalties expense related to uncertain tax positions as current income taxes as discussed in Note 4.

Defined Benefit Pension Plans and OPEB Plans

Oncor has liabilities under pension plans that offer benefits based on either a traditional defined benefit formula or a cash balance formula and an OPEB plan that offers certain health care and life insurance benefits to eligible employees and their eligible dependents upon the retirement of such employees from the company. Costs of pension and OPEB plans are dependent upon numerous factors, assumptions and estimates. See Note 11 for additional information regarding pension and OPEB plans.

Contingencies

We evaluate and account for contingencies using the best information available. A loss contingency is accrued and disclosed when it is probable that an asset has been impaired or a liability incurred and the amount of the loss can be reasonably estimated. If a range of probable loss is established, the minimum amount in the range is accrued, unless some other amount within the range appears to be a better estimate. If the probable loss cannot be reasonably estimated, no accrual is recorded, but the loss contingency is disclosed to the effect that the probable loss cannot be reasonably estimated. A loss contingency will be disclosed when it is reasonably possible that an asset has been impaired or a liability incurred. If the likelihood that an impairment or incurrence is remote, the contingency is neither accrued nor disclosed. Gain contingencies are recognized upon realization.

System of Accounts

Our accounting records have been maintained in accordance with the US Federal Energy Regulatory Commission Uniform System of Accounts as adopted by the PUCT.

Property, Plant and Equipment

Properties are stated at original cost. The cost of self-constructed property additions includes materials and both direct and indirect labor and applicable overhead and an allowance for funds used during construction.

Depreciation of property, plant and equipment is calculated on a straight-line basis over the estimated service lives of the properties based on depreciation rates approved by the PUCT. As is common in the industry, depreciation expense is recorded using composite depreciation rates that reflect blended estimates of the lives of major asset groups as compared to depreciation expense calculated on a component asset-by-asset basis. Depreciation rates include plant removal costs as a component of depreciation expense, consistent with regulatory treatment. Actual removal costs incurred are charged to accumulated depreciation. When accrued removal costs exceed incurred removal costs, the difference is reclassified as a regulatory liability to retire assets in the future.

Regulatory Assets and Liabilities

Our financial statements reflect regulatory assets and liabilities under cost-based rate regulation in accordance with accounting standards related to the effect of certain types of regulation. Regulatory decisions can have an impact on the recovery of costs, the rate earned on invested capital and the timing and amount of assets to be recovered by rates. See Note 5 for details of regulatory assets and liabilities.

Franchise Taxes

Franchise taxes are assessed to Oncor by local governmental bodies, based on kilowatt-hours delivered and are the principal component of taxes other than income taxes as reported in the income statement. Franchise taxes are not a “pass through” item. Rates charged to customers by Oncor are intended to recover the franchise taxes, but Oncor is not acting as an agent to collect the taxes from customers.

Allowance for Funds Used During Construction (AFUDC)

AFUDC is a regulatory cost accounting procedure whereby both interest charges on borrowed funds and a return on equity capital used to finance construction are included in the recorded cost of utility plant and equipment being constructed. AFUDC is capitalized on all projects involving construction periods lasting greater than thirty days. The equity portion, if any, of capitalized AFUDC is accounted for as other income. See Note 14 for detail of amounts charged to interest expense.

Cash and Cash Equivalents

For purposes of reporting cash and cash equivalents, temporary cash investments purchased with a remaining maturity of three months or less are considered to be cash equivalents.

Fair Value of Nonderivative Financial Instruments

The carrying amounts for financial assets classified as current assets and the carrying amounts for financial liabilities classified as current liabilities approximate fair value due to the short maturity of such instruments. The fair values of other financial instruments, for which carrying amounts and fair values have not been presented, are not materially different than their related carrying amounts. The following discussion of fair value accounting standards applies primarily to our determination of the fair value of assets in the pension and OPEB plans trusts (see Note 11) and long-term debt (see Note 7).

Accounting standards related to the determination of fair value define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. We use a “mid-market” valuation convention (the mid-point price between bid and ask prices) as a practical expedient to measure fair value for the majority of our assets and liabilities subject to fair value measurement on a recurring basis. We primarily use the market approach for recurring fair value measurements and use valuation techniques to maximize the use of observable inputs and minimize the use of unobservable inputs.

We categorize our assets and liabilities recorded at fair value based upon the following fair value hierarchy:

•

Level 1 valuations use quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date. An active market is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

•	Level 2 valuations use inputs that, in the absence of actively quoted market prices, are observable for the asset or liability, either directly or indirectly. Level 2 inputs include: (a) quoted prices for similar assets or liabilities in active markets, (b) quoted prices for identical or similar assets or liabilities in markets that are not active, (c) inputs other than quoted prices that are observable for the asset or liability such as interest rates and yield curves observable at commonly quoted intervals and (d) inputs that are derived principally from or corroborated by observable market data by correlation or other means. Our Level 2 valuations utilize over-the-counter broker quotes, quoted prices for similar assets or liabilities that are corroborated by correlations or other mathematical means and other valuation inputs.

•	Level 3 valuations use unobservable inputs for the asset or liability. Unobservable inputs are used to the extent observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date. We use the most meaningful information available from the market combined with internally developed valuation methodologies to develop our best estimate of fair value.

We utilize several different valuation techniques to measure the fair value of assets and liabilities, relying primarily on the market approach of using prices and other market information for identical and/or comparable assets and liabilities for those items that are measured on a recurring basis.

The fair value of certain investments is measured using the net asset value (NAV) per share as a practical expedient. Such investments measured at NAV are not required to be categorized within the fair value hierarchy. See “Changes in Accounting Standards” below.

Consolidation of Variable Interest Entities

A VIE is an entity with which we have a relationship or arrangement that indicates some level of control over the entity or results in economic risks to us. We consolidate a VIE if we have: a) the power to direct the significant activities of the VIE and b) the right or obligation to absorb profit and loss from the VIE (primary beneficiary).

Derivative Instruments and Mark-to-Market Accounting

Oncor has from time-to-time entered into derivative instruments to hedge interest rate risk. If the instrument meets the definition of a derivative under accounting standards related to derivative instruments and hedging activities, the fair value of each derivative is recognized on the balance sheet as a derivative asset or liability and changes in the fair value are recognized in net income, unless criteria for certain exceptions are met. This recognition is referred to as “mark-to-market” accounting.

Changes in Accounting Standards

In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2016-2 which created FASB Topic 842, Leases (Topic 842). Topic 842 amends previous GAAP to require the balance sheet recognition of lease assets and liabilities for operating leases. Operating lease liabilities will not be classified as debt for GAAP purposes under Topic 842 and will not be treated as debt for regulatory purposes. At this time, all of Oncor’s existing leases meet the definition of an operating lease liability. Under the new rules, the recognition of any finance leases (currently known as capital leases) on the balance sheet would be classified as debt for GAAP purposes and are expected to be defined as debt for our regulatory capital structure purposes (see Note 8 for details) similar to the current capital lease treatment. We will be required to adopt Topic 842 by January 1, 2019 and do not expect to early adopt. Retrospective application to the 2017 and 2018 comparative periods presented will be required in the year of adoption. The initial adoption of Topic 842 will affect our balance sheet, as leased buildings and vehicles are recognized as operating lease liabilities. Subsequent to adoption, to the extent Oncor enters into finance leases, its credit facility covenants and capitalization ratios could be impacted. We continue to evaluate the potential impact of Topic 842 on our financial statements.

Since May 2014, the FASB has issued ASU No. 2014-09, Revenue from Contracts with Customers along with other supplemental guidance (together, Topic 606). Topic 606 introduces new, increased requirements for disclosure of revenue in financial statements and guidance that are intended to eliminate inconsistencies in the recognition of revenue. We are required to adopt Topic 606 by January 1, 2018 and expect to adopt at that time using the modified retrospective approach. Our revenues from customers are tariff-based and are designed to recover the cost of providing electric delivery service to customers including a reasonable rate of return on invested capital. Revenues are generally recognized when the underlying service has been provided in an amount prescribed by the related tariff. At this time, we do not expect the new guidance to change this pattern of recognition and therefore it is not expected to have a material effect on our reported results of operations, financial position or cash flows. We continue to evaluate the application of the new guidance.

In March 2017, the FASB issued ASU 2017-07 Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, an amendment to Topic 715, Compensation — Retirement Benefits (Topic 715). Topic 715, as amended, will require the non-service cost components of net retirement benefit plan costs be presented as non-operating in the income statement. In addition, only the service cost component of net retirement benefit plan cost will be eligible for capitalization as part of inventory or property, plant and equipment. We are required to adopt the amendment effective January 1, 2018. The income statement presentation requirement must be applied on a retrospective basis while the capitalization eligibility requirement is applied on a prospective basis. For cash flow purposes on a prospective basis, non-service costs will be reflected as a reduction to operating cash flows, offset by lower cash used in investing activities (lower capital expenditures). At this time, we do not expect the new guidance to have a material effect on our rate-making process, our results of operations, financial position or net change in total cash flows but continue to evaluate for potential impacts.

In May 2015, the FASB issued a new accounting standards update (ASU 2015-07), which removed the requirement to categorize within the fair value hierarchy all investments for which fair value is measured using the net asset value per share practical expedient. ASU 2015-07 is effective for fiscal years beginning after December 15, 2015 and was retrospectively adopted effective December 31, 2016. The adoption impacted fair value measurement disclosures related to our pension and OPEB plans. See Note 11—Pension and OPEB Plans.

2.	EFH BANKRUPTCY PROCEEDINGS

On the EFH Petition Date, EFH Corp. and the substantial majority of its direct and indirect subsidiaries at the time, including EFIH, EFCH and TCEH, commenced proceedings under Chapter 11 of the U.S. Bankruptcy Code. The Oncor Ring-Fenced Entities are not parties to the EFH Bankruptcy Proceedings. We believe the “ring-fencing” measures discussed above mitigate our and Oncor’s potential exposure to the EFH Bankruptcy Proceedings. See Note 1 and below for further information regarding the EFH Bankruptcy Proceedings and the proposed change in control of our indirect majority owner in connection with such proceedings.

The U.S. Bankruptcy Code automatically enjoined, or stayed, us from judicial or administrative proceedings or filing of other actions against our affiliates or their property to recover, collect or secure our claims arising prior to the EFH Petition Date. Following the EFH Petition Date, EFH Corp. received approval from the bankruptcy court to pay or otherwise honor certain prepetition obligations generally designed to stabilize its operations. Included in the approval were the obligations owed to Oncor representing prepetition electricity delivery fees. Oncor has collected substantially all of the prepetition receivables from the Texas Holdings Group. As discussed below, the 2016 Plan of Reorganization (defined below) provided for a spin-off of the TCEH Debtors from EFH Corp. As a result of this spin-off (Vistra Spin-Off), Vistra and its subsidiaries, including Luminant and TXU Energy, ceased to be affiliates of ours as of October 3, 2016.

The EFH Bankruptcy Proceedings continue to be a complex litigation matter and the full extent of potential impacts on us remain unknown. Bankruptcy courts have broad equitable powers, and as a result, outcomes in bankruptcy proceedings are inherently difficult to predict. We will continue to evaluate our affiliate transactions and contingencies throughout the EFH Bankruptcy Proceedings to determine any risks and resulting impacts on our and Oncor’s results of operations, financial statements and cash flows.

See Note 13 for details of Oncor’s related-party transactions with members of the Texas Holdings Group.

Potential Change in Indirect Ownership of Oncor and Oncor Holdings

Below is a summary of certain matters relating to the potential change in indirect ownership of us and Oncor that may arise as a result of the EFH Bankruptcy Proceedings.

In May 2016, the Debtors filed a joint Plan of Reorganization (2016 Plan of Reorganization) pursuant to Chapter 11 of the U.S. Bankruptcy Code and a related disclosure statement with the bankruptcy court. The 2016 Plan of Reorganization provided that the confirmation and effective date of the 2016 Plan of Reorganization with respect to the TCEH Debtors may occur separate from, and independent of, the confirmation and effective date of the 2016 Plan of Reorganization with respect to the EFH Debtors. In this regard, the bankruptcy court confirmed the 2016 Plan of Reorganization with respect to the TCEH Debtors in August 2016, and it became effective by its terms, and the Vistra Spin-Off occurred, effective October 3, 2016.

Prior Merger Agreements

The following merger agreements relating to a potential change in indirect ownership of us and Oncor were entered into in connection with the EFH Bankruptcy Proceedings. Each of these prior merger agreements has been terminated in accordance with their respective terms.

•	In December 2015, the EFH Debtors filed their sixth amended plan of reorganization (Sixth Amended Plan of Reorganization) and entered into a merger and purchase agreement (Hunt Merger Agreement) with an investor group consisting of certain unsecured creditors of TCEH and an affiliate of Hunt Consolidated, Inc., as well as certain other investors designated by Hunt Consolidated, Inc. (collectively, the Hunt Investor Group), that would have led to a significant change in the indirect equity ownership of us and Oncor. In September 2015, Oncor and the Hunt Investor Group filed a joint application with the PUCT seeking certain regulatory approvals with respect to the transactions contemplated by the Sixth Amended Plan of Reorganization. The PUCT issued an order conditionally approving the joint application in March 2016 and in April 2016 the Hunt Investor Group and certain intervenors filed motions for rehearing. As discussed under “Regulatory Matters Related to the EFH Bankruptcy Proceedings” below, in May 2016, the PUCT denied the motions for rehearing in PUCT Docket No. 45188 and the Hunt Merger Agreement was terminated, and in June 2016 the Hunt Investor Group filed a petition with the Travis County District Court seeking review of the order.

•

Following the termination of the Hunt Merger Agreement, in July 2016, the EFH Debtors entered into a Plan Support Agreement (NEE Plan Support Agreement) with NextEra Energy, Inc. (NEE) to effect an agreed upon restructuring of the EFH Debtors pursuant to an amendment (NEE Amendment) to the 2016 Plan of Reorganization (as amended by the NEE Amendment and as subsequently amended, NEE Plan) and EFH Corp. and EFIH entered into an Agreement and Plan of Merger (NEE Merger Agreement) with NEE and EFH Merger Co., LLC, a wholly-owned subsidiary of NEE. Additionally, in October 2016, an affiliate of NEE entered into an Agreement and Plan of Merger (the TTI Merger Agreement) with Texas Transmission Holdings Corporation (the parent of Texas Transmission) and certain of its affiliates to purchase Texas Transmission’s 19.75% equity interest in Oncor for approximately $2.4 billion. The bankruptcy court approved EFH Corp. and EFIH’s entry into the NEE Merger Agreement and the NEE Plan Support Agreement in September 2016 and confirmed the NEE Plan in February 2017. The consummation of the transactions contemplated by the NEE Plan, the NEE

Merger Agreement and the TTI Merger Agreement was subject to various conditions precedent, including the approval of the PUCT. Oncor and NEE filed a joint application seeking certain regulatory approvals with respect to the NEE Merger Agreement and the TTI Merger Agreement in October 2016. The PUCT denied the application in April 2017, issued an order on rehearing in June 2017 and denied NEE’s second motion for rehearing in June 2017. Following these developments, on July 6, 2017, EFH and EFIH delivered a notice terminating the NEE Merger Agreement, which caused the NEE Plan to be null and void. As discussed under “Regulatory Matters Related to the EFH Bankruptcy Proceedings” below, on July 13, 2017, NEE filed a petition with the Travis County District Court seeking review of the PUCT order (PUCT NEE Plan Order). We cannot assess the impact of the termination of the NEE Merger Agreement on the results of the review or ultimate disposition of the PUCT NEE Plan Order, or any associated impacts of such termination and matters relating to the PUCT NEE Plan Order on the TTI Merger Agreement and the transactions contemplated thereby.

•	Following the termination of the NEE Merger Agreement, on July 7, 2017, EFH Corp. and EFIH executed a merger agreement (BHE Merger Agreement) with Berkshire Hathaway Energy Company (BHE ) and certain of its subsidiaries. The BHE Merger Agreement provided for the acquisition by BHE of the 80.03% of Oncor’s membership interests owned indirectly by EFH Corp. and EFIH. In connection with the execution of the BHE Merger Agreement, on July 7, 2017, the EFH Debtors filed their joint plan of reorganization (BHE Plan) and a related disclosure statement. The EFH Debtors terminated the BHE Merger Agreement on August 21, 2017 in connection with their entry into the Sempra Merger Agreement (as defined below), which caused the BHE Plan to become null and void. Further, by order dated September 7, 2017, the bankruptcy court ordered that the BHE Merger Agreement was terminated and not approved.

Sempra Merger Agreement

On August 15, 2017, the EFH Debtors received an alternative proposal from Sempra Energy (Sempra) that largely followed the structure of the BHE Plan. Following negotiations, on August 21, 2017, EFH Corp. and EFIH entered into an Agreement and Plan of Merger (Sempra Merger Agreement) with Sempra and one of its wholly-owned subsidiaries (collectively, the Sempra Parties). Similar to the BHE Merger Agreement, the Sempra Merger Agreement does not impose any conditions on the EFH Debtors regarding TTI’s minority interest in Oncor. Accordingly, the Sempra Merger Agreement provides for the acquisition by Sempra of the 80.03% of Oncor’s membership interests owned indirectly by EFH Corp. and EFIH.

Following the execution and delivery of the Sempra Merger Agreement, EFIH requested, pursuant to the Sempra Merger Agreement, that Oncor Holdings and Oncor enter into a letter agreement (Sempra Letter Agreement) with the Sempra Parties. The Sempra Letter Agreement was executed on August 25, 2017 and sets forth certain rights and obligations of the Oncor Ring-Fenced Entities and the Sempra Parties to cooperate in the manner set forth therein with respect to initial steps to be taken in connection with the acquisition of Reorganized EFH and the other transactions described in the Sempra Merger Agreement. Pursuant to the terms of the Sempra Letter Agreement, the Oncor Ring-Fenced Entities are to conduct, in all material respects, their businesses in the ordinary course of business and materially consistent with the plan for 2017 and 2018 contained in Oncor’s long-range business plan. The Sempra Letter Agreement also provides that the Oncor Ring-Fenced Entities will cooperate with the Sempra Parties to prepare and file all necessary applications for governmental approvals of the transactions contemplated by the Sempra Merger Agreement, including PUCT and FERC approvals. The Sempra Letter Agreement is not intended to give the Sempra Parties, directly or indirectly, the right to control or direct the operations of any of the Oncor Ring-Fenced Entities.

In connection with the execution of the Sempra Merger Agreement, on September 5, 2017, the EFH Debtors filed an amended joint plan of reorganization (Sempra Plan) and a related disclosure statement (Sempra Disclosure Statement). On September 6, 2017, the bankruptcy court authorized the EFH Debtors’ entry into the Sempra Merger Agreement, approved the Sempra Disclosure Statement and authorized the EFH Debtors to solicit votes on the Sempra Plan. The Sempra Merger Agreement contemplates that Oncor and the Sempra Parties will file a joint application with the PUCT seeking certain regulatory approvals with respect to the transactions contemplated by the Sempra Plan, and that filing was made on October 5, 2017 in PUCT Docket No. 47675. The EFH Debtors have indicated that they will not seek bankruptcy court confirmation of the Sempra Plan unless and until the PUCT approves the transactions contemplated by the Sempra Plan.

We cannot predict the ultimate outcome of the EFH Bankruptcy Proceedings, including whether the transactions contemplated by the Sempra Plan, including the Sempra Merger Agreement, will (or when they will) close. There remain conditions and uncertainties relating to the Sempra Plan becoming effective and the consummation of the transactions contemplated by the Sempra Merger Agreement, including, without limitation, the ability to obtain required regulatory approvals from the PUCT, as described below under “Regulatory Matters Related to EFH Bankruptcy Proceedings.” As a result, we remain unable to predict how any reorganization of the EFH Debtors ultimately will impact Oncor or what form any change in indirect ownership of Oncor may take. In this regard, we are unable to predict the ultimate impact of the termination of the NEE Merger Agreement and matters relating to the PUCT NEE Plan Order or the TTI Merger Agreement, including the ultimate disposition, if any, of Texas Transmission’s 19.75% equity stake in Oncor.

Regulatory Matters Related to EFH Bankruptcy Proceedings

In September 2015, Oncor and the Hunt Investor Group filed in PUCT Docket No. 45188 a joint application with the PUCT seeking certain regulatory approvals with respect to the transactions contemplated by a plan of reorganization in the EFH Bankruptcy Proceedings. In March 2016, the PUCT issued an order conditionally approving the joint application. In April 2016, the Hunt Investor Group and certain interveners in PUCT Docket No. 45188 filed motions for rehearing and in May 2016, the PUCT denied such motions and the order became final. In May 2016, the plan of reorganization and related merger and purchase agreement that contemplated the transactions in PUCT Docket No. 45188 were terminated. The Hunt Investor Group filed a petition with the Travis County District Court in June 2016 seeking review of the order. We cannot predict the results of the review or the ultimate disposition of PUCT Docket No. 45188, particularly in light of the termination of the Hunt Merger Agreement.

In connection with PUCT Docket No. 45188, certain cities that have retained original jurisdiction over electric utility rates passed resolutions directing Oncor to file rate review proceedings. In connection with those resolutions, counsel for those cities notified Oncor that they expected Oncor to make a rate filing to comply with their resolutions on or before March 17, 2017. That filing was made with the PUCT and original jurisdiction cities on March 17, 2017 in PUCT Docket No. 46957. In July 2017, Oncor and certain parties to the rate review agreed to a settlement of that rate review, and on August 2, 2017 a settlement agreement was filed that settled all issues in the docket. On October 13, 2017, the PUCT issued an order approving the settlement agreement. For more information, see Note 3 — “2017 Rate Review (PUCT Docket No. 46957).”

The NEE Merger Agreement contemplated that Oncor and NEE file a joint application with the PUCT seeking certain regulatory approvals with respect to the transactions contemplated by the Amended EFH Debtor Plan. Oncor and NEE filed that joint application in PUCT Docket No. 46238 in October 2016. The PUCT denied the application on April 13, 2017. The PUCT issued an Order on Rehearing on June 7, 2017 and denied NEE’s Second Motion for Rehearing on June 29, 2017. On July 13, 2017, NEE filed a petition with the Travis County District Court seeking review of the PUCT order. We cannot predict the results of the review or the ultimate disposition of PUCT Docket No. 46238, particularly in light of the termination of the NEE Merger Agreement.

On July 28, 2017, Texas Transmission Holdings Corporation (TTHC) and NEE filed in PUCT Docket No. 47453 a joint application with the PUCT seeking certain regulatory approvals with respect to NEE’s proposed acquisition of the 19.75 percent minority interest in Oncor that is indirectly held by TTHC. The application requested that the PUCT issue an order disclaiming jurisdiction over the transaction or finding that the transaction is in the public interest and approved. On September 14, 2017, Oncor filed a motion to intervene as a party, but not an applicant, in PUCT Docket No. 47453. On October 26, 2017, the PUCT voted to dismiss the application without prejudice on jurisdictional grounds and ordered that any future filing of the application must include the affected utility (in this case Oncor) as an applicant. The PUCT further ordered that in any such filing Oncor is not required to seek approval of the application or any other specific relief. On October 30, 2017, TTHC notified the PUCT that it had terminated the merger agreement with NEE that was the subject of PUCT Docket No. 47453.

Oncor and the Sempra Parties filed a joint application with the PUCT seeking certain regulatory approvals with respect to the transactions contemplated by the Sempra Plan on October 5, 2017 in PUCT Docket No. 47675.

Settlement Agreement

In connection with the EFH Bankruptcy Proceedings, the EFH Debtors and various creditor parties entered into a settlement agreement (the Settlement Agreement) in August 2015 (as amended in September 2015) to compromise and settle, among other things (i) intercompany claims among the EFH Debtors, (ii) claims and causes of actions against holders of first lien claims against TCEH and the agents under the TCEH Senior Secured Facilities, (iii) claims and causes of action against holders of interests in EFH Corp. and certain related entities and (iv) claims and causes of action against each of the EFH Debtors’ current and former directors, the Sponsor Group, managers and officers and other related entities. The Settlement Agreement contemplates a release of such claims upon approval of the Settlement Agreement by the bankruptcy court, which approval was obtained in December 2015.

The Settlement Agreement settles substantially all inter-debtor claims through the effective date of the Settlement Agreement. These settled claims include potentially contentious inter-debtor claims, including various potential avoidance actions and claims arising under numerous debt agreements, tax sharing agreements, and contested property transfers. The release provisions of the Settlement Agreement took effect immediately upon the entry of the bankruptcy court order approving the Settlement Agreement. In this regard, substantially all of the potential affiliate claims, derivative claims and other types of disputes among affiliates (including claims against Oncor) have been resolved by bankruptcy court order. Accordingly, we believe the Settlement Agreement resolves all affiliate claims against Oncor and its assets existing as of the effective date of the Settlement Agreement.

3.	REGULATORY MATTERS

Change in Control Reviews

See “Regulatory Matters Related to EFH Bankruptcy Proceedings” in Note 2.

City Rate Reviews

Oncor received resolutions passed by 58 cities with original jurisdiction over electric utility rates directing Oncor to file rate review proceedings. The resolutions passed required Oncor to file a rate review with each city by September 1, 2016 based on a January 1, 2015 to December 31, 2015 test year. However, Oncor was subsequently notified by counsel representing these cities that these rate review proceedings had been suspended indefinitely, pending resolution of Oncor ownership issues. The notice provided that if and when the cities desire to proceed with a rate inquiry, cities would notify Oncor in writing and inform Oncor of a precise date of the rate case. On November 17, 2016, counsel representing these cities notified Oncor that the cities were lifting that suspension and expect Oncor to make a rate filing to comply with their resolutions on or before March 17, 2017. The notice requires that Oncor’s rate filing be based on an historical test year consisting of the most recent period for which data is available.

Subsequent Events — 2017 Rate Review (PUCT Docket No. 46957)

In response to resolutions passed by numerous cities with original jurisdiction over electric utility rates in 2016, Oncor filed rate review proceedings with the PUCT and original jurisdiction cities in our service territory on March 17, 2017 based on a January 1, 2016 to December 31, 2016 test year. In July 2017, Oncor and certain parties to the rate review agreed to a settlement of that rate review, and on August 2, 2017 a settlement agreement was filed that settled all issues in the docket. On October 13, 2017, the PUCT issued an order approving the settlement of the rate review. The order became final and non-appealable on November 7, 2017. The order provides for new rates to take effect on November 27, 2017, contingent upon the closing of the transactions discussed below under “Sharyland Transaction.” The order further provides, among other items, that Oncor’s base rate revenue requirement before intercompany eliminations would be approximately $4.3 billion, Oncor’s authorized return on equity would be 9.8%, and Oncor’s authorized regulatory capital structure would be 57.5% debt and 42.5% equity. Oncor’s current authorized return on equity is 10.25% and the current authorized regulatory capital structure is 60% debt and 40% equity. The order provides for the use of a regulatory liability and bill credit mechanism until the new authorized regulatory capital structure is met following the effective date for new rates to reflect Oncor’s actual capitalization prior to achieving the authorized capital structure.

Subsequent Events — Sharyland Transaction

On July 21, 2017, Oncor entered into an agreement (Sharyland Agreement) with Sharyland Distribution & Transmission Services, L.L.C., a Texas limited liability company (SDTS), Sharyland Utilities, L.P., a Texas limited partnership (SU), and certain of their subsidiaries.

The Sharyland Agreement provides that pursuant to separate mergers (collectively, Sharyland Mergers), (i) Oncor will receive certain of the electricity distribution-related assets and liabilities of SDTS and SU (constituting substantially all of the electricity distribution business of SDTS and SU) and certain transmission assets (collectively, Sharyland Distribution Business and the portion held by SDTS, the SDTS Merger Assets), (ii) SDTS will receive portions of certain of Oncor’s electricity transmission-related assets and liabilities (Oncor Merger Assets) and cash, and (iii) SU will receive cash. The transaction for assets between Oncor and SDTS is structured to qualify, in part, as a simultaneous tax deferred like kind exchange of assets to the extent that the assets exchanged are of “like kind” (within the meaning of Section 1031 of the Internal Revenue Code).

On August 4, 2017, Oncor, SDTS and SU filed a joint application for sale, transfer, or merger in PUCT Docket No. 47469 requesting PUCT approvals of the transactions contemplated by the Sharyland Agreement. On October 13, 2017, the PUCT issued an order approving the Sharyland Agreement in Docket No. 47469. The transactions contemplated by the Sharyland Agreement closed on November 9, 2017. The actual assets exchanged and cash received pursuant to the Sharyland Mergers is based on the difference between the current net book value of the Oncor Merger Assets and/or the actual net book value of the Sharyland Distribution Business as of closing, as provided in the Sharyland Agreement. At closing of the transactions, the net book value of the Oncor Merger Assets was approximately $383 million and the net book value of the SDTS Merger Assets was approximately $401 million. Based on these net book values, Oncor paid SDTS approximately $18 million in cash and SU approximately $7 million in cash.

We do not expect the Sharyland transaction to have a material effect on our and Oncor’s results of operations, financial position or cash flows.

2008 Rate Review

In August 2009, the PUCT issued a final order with respect to Oncor’s June 2008 rate review filing with the PUCT and 204 cities based on a test year ended December 31, 2007 (PUCT Docket No. 35717), and new rates were implemented in September 2009. Oncor and four other parties appealed various portions of the rate review final order to a state district court. In January 2011, the district court signed its judgment reversing the PUCT with respect to two issues: the PUCT’s disallowance of certain franchise fees and the PUCT’s decision that PURA no longer requires imposition of a rate discount for state colleges and universities. Oncor filed an appeal with the Texas Third Court of Appeals (Austin Court of Appeals) in February 2011 with respect to the issues Oncor appealed to the district court and did not prevail upon, as well as the district court’s decision to reverse the PUCT with respect to discounts for state colleges and universities. In early August 2014, the Austin Court of Appeals reversed the district court and affirmed the PUCT with respect to the PUCT’s disallowance of certain franchise fees and the PUCT’s decision that PURA no longer requires imposition of a rate discount for state colleges and universities. The Austin Court of Appeals also reversed the PUCT and district court’s rejection of a proposed consolidated tax savings adjustment arising out of EFH Corp.’s ability to offset Oncor’s taxable income against losses from other investments and remanded the issue to the PUCT to determine the amount of the consolidated tax savings adjustment. In late August 2014, Oncor filed a motion on rehearing with the Austin Court of Appeals with respect to certain appeal issues on which it was not successful, including the consolidated tax savings adjustment. In December 2014, the Austin Court of Appeals issued its opinion, clarifying that it was rendering judgment on the rate discount for state colleges and universities issue (affirming that PURA no longer requires imposition of the rate discount) rather than remanding it to the PUCT, and dismissing the motions for rehearing regarding the franchise fee issue and the consolidated tax savings adjustment. Oncor filed a petition for review with the Texas Supreme Court in February 2015. The Texas Supreme Court granted the petition for review and heard oral arguments in September 2016. On January 6, 2017, the Texas Supreme Court issued its opinion, unanimously ruling as follows on the three issues before it:

•	Consolidated tax savings adjustment — The Supreme Court reversed the Court of Appeals and upheld the PUCT’s decision not to make a consolidated tax savings adjustment, concluding that the PUCT had properly applied PURA Section 36.060 and that Oncor no longer met the statutory criteria for imposition of such an adjustment.

•	State colleges and universities rate discount — The Supreme Court upheld the Court of Appeals’ and the PUCT’s decisions that no such discount was proper, concluding that PURA Section 36.351 requires a discount only for the provision of electric service and that, upon the start of retail competition, electric service is provided to end-use customers by REPs and not TDUs.

•	Municipal franchise fees — The Supreme Court reversed the Court of Appeals’ and the PUCT’s disallowance of certain franchise fees, ruling that the relevant PURA provision did not limit negotiated franchise fees to a one-time opportunity upon the expiration of a franchise that was in effect on September 1, 1999, but that such renegotiations may take place at any time.

The Texas Supreme Court issued its mandate on February 16, 2017. On February 17, 2017, Oncor filed a tariff modification with the PUCT to immediately remove the state colleges and universities discount rider, and on February 23, 2017, the PUCT opened Docket No. 46884 to consider the remand from the Texas Supreme Court. That docket considered recovery of municipal franchise fees, as well as a cash working capital issue that Oncor prevailed upon at the Court of Appeals and which was not appealed to the Texas Supreme Court, and in September 2017, the PUCT approved the recovery of those items.

Oncor is involved in various other regulatory proceedings in the normal course of business, the ultimate resolution of which, in the opinion of management, should not have a material effect upon our and Oncor’s financial position, results of operations or cash flows.

4.	INCOME TAXES

The components of our income tax expense (benefit) are as follows:

Year Ended December 31, 2016
Reported in operating expenses:
Current:
US federal	$60
State	20
Deferred:
US federal	181
State	—
Amortization of investment tax credits	(2)

Total reported in operating expenses	259

Reported in other income and deductions:
Current:
US federal	20
State	—
Deferred federal	(12)

Total reported in other income and deductions	8

Total provision in lieu of income taxes	$267

Reconciliation of income taxes computed at the U.S. federal statutory rate to income taxes:

Year Ended December 31, 2016
Income before income taxes	$685

Income taxes at the US federal statutory rate of 35%	$239
Amortization of investment tax credits — net of deferred tax effect	(2)
Amortization (under regulatory accounting) of statutory tax rate changes	(1)
Amortization of Medicare subsidy regulatory asset	—
Texas margin tax, net of federal tax benefit	13
Nondeductible losses (gains) on benefit plan investments	—
Other, including audit settlements	18

Income tax expense	$267

Effective rate	39.0%

At December 31, 2016, a net amount of $2.1 billion was reported in the balance sheet as accumulated deferred income taxes. This amount includes $2.2 billion related to our 80.03% investment in the Oncor partnership. Additionally, at December 31, 2016, we have net deferred tax asset of $126 million related to our outside basis differences in the partnership and $3 million related to our other temporary differences.

Accounting For Uncertainty in Income Taxes

EFH Corp. and its subsidiaries file or have filed income tax returns in US federal, state and foreign jurisdictions and are subject to examinations by the IRS and other taxing authorities. The examination and appeals process of EFH Corp. and its subsidiaries’ federal income tax returns for the years ending prior to January 1, 2016 are complete. Texas margin tax returns are open for examination for tax years beginning after 2014.

There were no changes to the uncertain tax positions, reported in other noncurrent liabilities in our consolidated balance sheet, during the year ended December 31, 2016. The $3 million balance represents tax positions for which the uncertainty relates to the timing of recognition for tax purposes. The disallowance of such positions would not affect the effective tax rate, but would accelerate the payment of cash under the tax sharing agreement to an earlier period. Noncurrent liabilities included no accrued interest related to uncertain tax positions at December 31, 2016 and there were no amounts recorded related to interest and penalties in the year ended December 31, 2016. Federal income tax benefits on interest accrued on uncertain tax positions, if any, is recorded as accumulated deferred income taxes. In the first quarter 2017, EFH Corp. settled all open tax claims with the IRS. As a result, we reduced the liability for uncertain tax positions by $3 million. This reduction is reported as a decrease in income taxes in 2017.

5.	REGULATORY ASSETS AND LIABILITIES

Recognition of regulatory assets and liabilities and the periods which they are to be recovered or refunded through rate regulation are determined by the PUCT. Components of the regulatory assets and liabilities and the remaining periods as of December 31, 2016 are provided in the table below. Amounts not earning a return through rate regulation are noted.

	Remaining Rate Recovery/Amortization Period at December 31, 2016	Carrying Amount At December 31, 2016
Regulatory assets:
Employee retirement costs being amortized	3 years	$23
Unrecovered employee retirement costs incurred since the last rate review period (b)	To be determined	327
Employee retirement liability (a)(b)(c)	To be determined	849
Self-insurance reserve (primarily storm recovery costs) being amortized	3 years	64
Unrecovered self-insurance reserve incurred since the last rate review period (b)	To be determined	367
Securities reacquisition costs (post-industry restructure)	Lives of related debt	13
Recoverable amounts in lieu of deferred income taxes	Life of related asset or liability	2
Deferred conventional meter and metering facilities depreciation	Largely 4 years	78
Under-recovered AMS costs	To be determined	205
Energy efficiency performance bonus (a)	1 year or less	10
Other regulatory assets	Various	36

Total regulatory assets		1,974

Regulatory liabilities:
Estimated net removal costs	Lives of related assets	819
Investment tax credit and protected excess deferred taxes	Various	10
Over-recovered wholesale transmission service expense (a)	1 year or less	10
Other regulatory liabilities	Various	17

Total regulatory liabilities		856

Net regulatory asset (d)		$1,118

(a)	Not earning a return in the regulatory rate-setting process.
(b)	Recovery is specifically authorized by statute or by the PUCT, subject to reasonableness review.
(c)	Represents unfunded liabilities recorded in accordance with pension and OPEB accounting standards.
(d)	For year-end 2016, regulatory assets and liabilities are presented gross on the balance sheet.

In August 2011, the PUCT issued a final order in Oncor’s rate review filed in January 2011. The rate review included a determination of the recoverability of regulatory assets at June 30, 2010, including the recoverability period of those assets deemed allowable by the PUCT.

In accordance with the PUCT’s August 2009 order in Oncor’s rate review, the remaining net book value and the approved amount of removal cost of existing conventional meters that were replaced by advanced meters are being charged to depreciation and amortization expense over an 11-year cost recovery period.

In September 2008, the PUCT approved a settlement for Oncor to recover our estimated future investment for advanced metering deployment. We began billing the AMS surcharge in the January 2009 billing month cycle. The surcharge is expected to total $1.023 billion over the 11-year recovery period and includes a cost recovery factor of $2.19 per month per residential retail customer and $2.39 to $5.15 per month for non-residential retail customers. Oncor accounts for the difference between the surcharge billings for advanced metering facilities and the allowable revenues under the surcharge provisions, which are based on expenditures and an allowed return, as a regulatory asset or liability. Such differences arise principally as a result of timing of expenditures or cost increases. As indicated in the table above, the regulatory asset at December 31, 2016 totaled $205 million .

As a result of acquisition accounting, in 2007 the carrying value of certain generation-related regulatory assets securitized by transition bonds, which have been reviewed and approved by the PUCT for recovery but without earning a rate of return, was reduced by $213 million. This amount was being accreted to other income over the recovery period that was remaining at October 10, 2007 (approximately nine years) which ended in 2016.

6.	SHORT-TERM BORROWINGS

At December 31, 2016, Oncor had a $2.0 billion secured revolving credit facility to be used for working capital and general corporate purposes, issuances of letters of credit and support for any commercial paper issuances. In October 2016, Oncor exercised the second of two one-year extensions available to them and extended the term of the revolving credit facility to October 2018. The terms of the revolving credit facility allow Oncor to request an increase in borrowing capacity of $100 million in the aggregate provided certain conditions are met, including lender approval.

Borrowings under the revolving credit facility are classified as short-term on the balance sheet and are secured equally and ratably with all of Oncor’s other secured indebtedness by a first priority lien on property Oncor acquired or constructed for the transmission and distribution of electricity. The property is mortgaged under the Deed of Trust.

At December 31, 2016, Oncor had outstanding borrowings under the revolving credit facility totaling $789 million with an interest rate of 1.72% and outstanding letters of credit totaling $7 million.

Borrowings under the revolving credit facility bear interest at per annum rates equal to, at Oncor’s option, (i) LIBOR plus a spread ranging from 1.00% to 1.75% depending on credit ratings assigned to Oncor’s senior secured non-credit enhanced long-term debt or (ii) an alternate base rate (the highest of (1) the prime rate of JPMorgan Chase, (2) the federal funds effective rate plus 0.50%, and (3) daily one-month LIBOR plus 1.00%) plus a spread ranging from 0.00% to 0.75% depending on credit ratings assigned to Oncor’s senior secured non-credit enhanced long-term debt. At December 31, 2016, all outstanding borrowings bore interest at LIBOR plus 1.00%. Amounts borrowed under the revolving credit facility, once repaid, can be borrowed again from time to time.

An unused commitment fee is payable quarterly in arrears and upon termination or commitment reduction at a rate equal to 0.100% to 0.275% (such spread depending on certain credit ratings assigned to Oncor’s senior secured debt) of the daily unused commitments under the revolving credit facility. Letter of credit fees on the stated amount of letters of credit issued under the revolving credit facility are payable to the lenders quarterly in arrears and upon termination at a rate per annum equal to the spread over adjusted LIBOR. Customary fronting and administrative fees are also payable to letter of credit fronting banks. At December 31, 2016, letters of credit bore interest at 1.20%, and a commitment fee (at a rate of 0.10% per annum) was payable on the unfunded commitments under the revolving credit facility, each based on Oncor’s current credit ratings.

Under the terms of the revolving credit facility, the commitments of the lenders to make loans to Oncor are several and not joint. Accordingly, if any lender fails to make loans to us, our available liquidity could be reduced by an amount up to the aggregate amount of such lender’s commitments under the facility.

Subject to the limitations described below, borrowing capacity available under the revolving credit facility at December 31, 2016 was $1.204 billion. Generally, Oncor’s indentures and revolving credit facility limit the incurrence of other secured indebtedness except for indebtedness secured equally and ratably with the indentures and revolving credit facility and certain permitted exceptions. As described further in Note 7, the Deed of Trust permits Oncor to secure indebtedness (including borrowings under its revolving credit facility) with the lien of the Deed of Trust. At December 31, 2016, the available borrowing capacity of the revolving credit facility could be fully drawn.

The revolving credit facility contains customary covenants for facilities of this type, restricting, subject to certain exceptions, Oncor and its subsidiaries from, among other things: incurring additional liens; entering into mergers and consolidations; and sales of substantial assets. In addition, the revolving credit facility requires that Oncor maintain a consolidated senior debt-to-capitalization ratio of no greater than 0.65 to 1.00 and observe certain customary reporting requirements and other affirmative covenants. For purposes of the ratio, debt is calculated as indebtedness defined in the revolving credit facility (principally, the sum of long-term debt, any capital leases, short-term debt and debt due currently in accordance with GAAP). The debt calculation excludes any transition bonds issued by Bondco, but includes any unamortized fair value discount related to Bondco. Capitalization is calculated as membership interests determined in accordance with GAAP plus indebtedness described above. At December 31, 2016, Oncor was in compliance with this covenant and with all other covenants.

7.	LONG-TERM DEBT

Oncor’s long-term debt at December 31, 2016 was secured by a first priority lien on certain transmission and distribution assets equally and ratably with all of Oncor’s other secured indebtedness. See “Deed of Trust” below for additional information. According to our organizational documents, Oncor Holdings (parent) is prohibited from directly incurring indebtedness for borrowed money. At December 31, 2016, long-term debt consisted of the following:

December 31, 2016
5.000% Fixed Senior Notes due September 30, 2017	$324
6.800% Fixed Senior Notes due September 1, 2018	550
2.150% Fixed Senior Notes due June 1, 2019	250
5.750% Fixed Senior Notes due September 30, 2020	126
4.100% Fixed Senior Notes due June 1, 2022	400
7.000% Fixed Debentures due September 1, 2022	800
2.950% Fixed Senior Notes due April 1, 2025	350
7.000% Fixed Senior Notes due May 1, 2032	500
7.250% Fixed Senior Notes due January 15, 2033	350
7.500% Fixed Senior Notes due September 1, 2038	300
5.250% Fixed Senior Notes due September 30, 2040	475
4.550% Fixed Senior Notes due December 1, 2041	400
5.300% Fixed Senior Notes due June 1, 2042	500
3.750% Fixed Senior Notes due April 1, 2045	550
Unamortized discount and debt issuance costs	(36)
Less amount due currently	(324)

Long-term debt, less amounts due currently	$5,515

Debt-Related Activity in 2016

Debt Repayments

Repayments of long-term debt in 2016 totaled $41 million, representing the final transition bond principal payment at the scheduled maturity date.

Issuance of Senior Secured Notes

In August 2016, we completed the sale of $175 million aggregate principal amount of 3.75% senior secured notes maturing in April 2045 (Additional 2045 Notes). The Additional 2045 Notes were an additional issuance of our 3.75% senior secured notes maturing in April 2045, $375 million aggregate principal amount of which were previously issued in March 2015 (2045 Notes). The Additional 2045 Notes were issued as part of the same series as the 2045 Notes. We used the net proceeds of approximately $185 million from the sale of the Additional 2045 Notes to repay borrowings under our revolving credit facility and for general corporate purposes. The Additional 2045 Notes and 2045 Notes are secured by the first priority lien and are secured equally and ratably with all of our other secured indebtedness as discussed below.

Interest on the Additional 2045 Notes is payable in cash semiannually in arrears on April 1 and October 1 of each year, beginning on October 1, 2016. We may at our option redeem the Additional 2045 Notes, in whole or in part, at any time, at a price equal to 100% of their principal amount, plus accrued and unpaid interest and, until October 1, 2044, a make-whole premium. The Additional 2045 Notes also contain customary events of default, including failure to pay principal or interest on the notes when due.

The Additional 2045 Notes were issued in a private placement. In January 2017, we completed an offering with the holders of the Additional 2045 Notes to exchange their respective Additional 2045 Notes for notes that have terms identical in all material respects to the Additional 2045 Notes (Exchange Notes), except that the Exchange Notes do not contain terms with respect to transfer restrictions, registration rights and payment of additional interest for failure to observe certain obligations in a certain registration rights agreement. The Exchange Notes were registered on a Form S-4, which was declared effective in December 2016.

Deed of Trust

Oncor’s secured indebtedness, including the revolving credit facility described in Note 6, is secured equally and ratably by a first priority lien on property Oncor acquired or constructed for the transmission and distribution of electricity. The property is mortgaged under the Deed of Trust. The Deed of Trust permits Oncor to secure indebtedness (including borrowings under our revolving credit facility) with the lien of the Deed of Trust up to the aggregate of (i) the amount of available bond credits, and (ii) 85% of the lower of the fair value or cost of certain property additions that could be certified to the Deed of Trust collateral agent. At December 31, 2016, the amount of available bond credits was approximately $2.625 billion and the amount of future debt Oncor could secure with property additions, subject to those property additions being certified to the Deed of Trust collateral agent, was $1.739 billion.

Maturities

Long-term debt maturities at December 31, 2016, are as follows:

Year	Amount
2017	$324
2018	550
2019	250
2020	126
2021	—
Thereafter	4,625
Unamortized discount and debt issuance costs	(36)

Total	$5,839

Fair Value of Long-Term Debt

At December 31, 2016, the estimated fair value of our long-term debt (including current maturities) totaled $6.751 billion and the carrying amount totaled $5.839 billion. The fair value is estimated using observable market data, representing Level 2 valuations under accounting standards related to the determination of fair value.

Subsequent Events- Debt-Related Activity in 2017

Debt Repayments

On September 29, 2017, we redeemed $324 million aggregate principal amount of 5.00% senior secured notes due September 30, 2017 (2017 Notes).

Issuance of Senior Secured Notes

In September 2017, Oncor issued $325 million aggregate principal amount of 3.80% senior secured notes due September 2047 (2047 Notes). Oncor used the proceeds (net of the initial purchasers’ discount, fees and expenses) of $321 million from the sale of the 2047 Notes for general corporate purposes, including repayment of borrowings under the revolving credit facility, and payment of a portion of the redemption price for the 2017 Notes. The 2047 Notes are secured by a first priority lien, and are secured equally and ratably with all of our other secured indebtedness.

Interest on the 2047 Notes is payable in cash semiannually on March 30 and September 30 of each year, beginning on March 30, 2018. Prior to March 30, 2047, Oncor may at its option at any time redeem all or part of the 2047 Notes at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a make-whole premium. On and after March 30, 2047, Oncor may redeem the 2047 Notes at any time, in whole or in part, at a redemption price equal to 100% of the principal amount of such 2047 Notes, plus accrued and unpaid interest. The 2047 Notes also contain customary events of default, including failure to pay principal or interest on the Notes when due.

The 2047 Notes were issued in a private placement and were not registered under the Securities Act. Oncor has agreed, subject to certain exceptions, to register with the SEC notes having substantially identical terms as the 2047 Notes (except for provisions relating to the transfer restriction and payment of additional interest) as part of an offer to exchange freely tradable exchange notes for the 2047 Notes. Oncor has agreed to use commercially reasonable efforts to cause the exchange offer to be completed within 315 days after the issue date of the 2047 Notes. If a registration statement for the exchange offer is not declared effective by the SEC within 270 days after the issue date of the 2047 Notes or the exchange offer is not completed within 315 days after the issue date of the 2047 Notes (an exchange default), then the annual interest rate on the 2047 Notes will increase 50 basis points per annum until the earlier of the expiration of the exchange default or the second anniversary of the issue date of the Notes.

Term Loan Credit Agreement

On September 26, 2017, Oncor entered into a term loan credit agreement that provides for a springing-lien term loan credit facility in an aggregate principal amount of $275 million. On December 31, 2017, if (i) the obligations under the term loan credit agreement are outstanding as of such date and (ii) the obligations under Oncor’s our revolving credit facility (as amended, restated, supplemented, refinanced, replaced or otherwise modified) are secured as of such date, then the obligations under the term loan credit agreement will become secured indebtedness under the lien of our Deed of Trust.

The term loan credit agreement has an 18 month term maturing on March 26, 2019, and contains optional prepayment provisions as well as mandatory prepayment provisions that require prepayment in the event of certain specified debt issuances or certain specified asset dispositions.

At November 13, 2017, Oncor had outstanding borrowings of $275 million under the term loan credit agreement with an interest rate of 2.140%.

Loans under the term loan credit agreement bear interest at per annum rates equal to, at our option, (i) LIBOR plus a spread ranging from 0.80%-0.90%, depending on whether the loan has become secured, or (ii) an alternate base rate (the highest of (1) the prime rate of Wells Fargo Bank, National Association, (2) the federal funds effective rate plus 0.50%, and (3) daily one-month LIBOR plus 1.00%).

The term loan credit agreement contains customary covenants for facilities of this type, restricting, subject to certain exceptions, Oncor and its subsidiaries from, among other things, incurring additional liens, entering into mergers and consolidations, and sales of substantial assets.

In addition, the term loan credit agreement requires that Oncor maintain a consolidated senior debt to capitalization ratio of no greater than 0.65 to 1.00 and observe certain customary reporting requirements and other affirmative covenants.

The term loan credit agreement also contains customary events of default for facilities of this type the occurrence of which would allow the lenders to accelerate all outstanding loans and terminate their commitments, including certain changes in control of Oncor that are not permitted transactions under the term loan credit agreement, cross-default provisions in the event Oncor or any of its subsidiaries defaults on indebtedness in a principal amount in excess of $100 million or receives judgments for the payment of money in excess of $50 million that are not discharged within 60 days.

8.	COMMITMENTS AND CONTINGENCIES

EFH Bankruptcy Proceedings

On the EFH Petition Date, the Debtors commenced the EFH Bankruptcy Proceedings. The Oncor Ring-Fenced Entities are not parties to the EFH Bankruptcy Proceedings. See Notes 2 and 13 for a discussion of the potential impacts on us as a result of the EFH Bankruptcy Proceedings and our related-party transactions involving members of the Texas Holdings Group, respectively.

Leases

At December 31, 2016, future minimum lease payments under operating leases (with initial or remaining noncancelable lease terms in excess of one year) were as follows:

Year	Amount
2017	$6
2018	1
2019	1
2020	—
2021	—
Thereafter	—

Total future minimum lease payments	$8

Rent charged to operation and maintenance expense totaled $9 million for the year ended December 31, 2016.

Efficiency Spending

Oncor is required to annually invest in programs designed to improve customer electricity demand efficiencies to satisfy ongoing regulatory requirements. The 2017 requirement is $49 million which is recoverable in rates.

Legal/Regulatory Proceedings

We are involved in other various legal and administrative proceedings in the normal course of business, the ultimate resolution of which, in the opinion of management, should not have a material effect upon our financial position, results of operations or cash flows. See Note 3 for additional information regarding contingencies.

Labor Contracts

At December 31, 2016, approximately 19% of Oncor’s full time employees were represented by a labor union. Such employees are covered by a collective bargaining agreement with an expiration date of October 25, 2018.

Environmental Contingencies

Oncor must comply with environmental laws and regulations applicable to the handling and disposal of hazardous waste. Oncor is in compliance with all current laws and regulations; however, the impact, if any, of changes to existing regulations or the implementation of new regulations is not determinable. The costs to comply with environmental regulations can be significantly affected by the following external events or conditions:

•	changes to existing state or federal regulation by governmental authorities having jurisdiction over control of toxic substances and hazardous and solid wastes, and other environmental matters, and

•	the identification of additional sites requiring clean-up or the filing of other complaints in which Oncor may be asserted to be a potential responsible party.

9.	MEMBERSHIP INTERESTS

While there are no direct restrictions on our ability to distribute our net income that are currently material, substantially all of our net income is derived from Oncor. Our board of directors and Oncor’s board of directors, which are composed of a majority of independent directors, can withhold distributions to the extent such board determines that it is necessary to retain such amounts to meet the respective company’s expected future requirements. The PUCT has the authority to determine what types of debt and equity are included in a utility’s debt-to-equity ratio. For purposes of this ratio, debt is calculated as long-term debt including capital leases plus unamortized gains on reacquired debt less unamortized issuance expenses, premiums and losses on reacquired debt. The debt calculation excludes any transition bonds issued by Bondco. Equity is calculated as membership interests determined in accordance with US GAAP, excluding the effects of acquisition accounting (which included recording the initial goodwill and fair value adjustments and subsequent related impairments and amortization).

Oncor’s distributions are limited by its required regulatory capital structure to be at or below the assumed debt-to-equity ratio established periodically by the PUCT for ratemaking purposes, which is currently set at 60% debt to 40% equity. At December 31, 2016, of its total net assets, $103 million was available for distribution to Oncor’s members as Oncor’s regulatory capitalization ratio was 59.4% debt and 40.6% equity, of which approximately 80% relates to our ownership interest. The PUCT authorized capital structure will be 57.5% debt and 42.5% equity effective November 27, 2017 contingent upon the PUCT order issued in PUCT Docket No. 46957 becoming final and taking effect (see Note 3 for more details). To obtain the additional 2.5% equity capitalization, Oncor anticipates that approximately $250 million of equity will be needed. The PUCT order provides for the use of a regulatory liability and bill credit mechanism until the new authorized regulatory capital structure is met following the effective date for new rates to reflect Oncor’s actual capitalization prior to achieving the authorized capital structure.

During 2016, our board of directors declared, and we paid the following cash distributions to EFIH:

Declaration Date	Payment Date	Amount
October 26, 2016	October 27, 2016	$28
July 27, 2016	August 11, 2016	$49
April 27, 2016	May 11, 2016	$46
February 24, 2016	February 25, 2016	$40

Accumulated Other Comprehensive Income (Loss)

The following tables present the changes to accumulated other comprehensive income (loss) for the year ended December 31, 2016:

	Cash Flow Hedges – Interest Rate Swap	Defined Benefit Pension and OPEB Plans	Accumulated Other Comprehensive Income (Loss)
Balance at December 31, 2015	$(18)	$(73)	$(91)
Defined benefit pension plans (net of tax)	—	—	—
Amounts reclassified from accumulated other comprehensive income (loss) and reported in interest expense and related charges	2	—	2

Balance at December 31, 2016	$(16)	$(73)	$(89)

10.	NONCONTROLLING INTERESTS

At December 31, 2016, Oncor’s ownership was as follows: 80.03% held by us, 19.75% held by Texas Transmission and 0.22% held indirectly by certain current and former members of Oncor’s management team and board of directors. The book value of the noncontrolling interests exceeds its ownership percentage due to the portion of Oncor’s deferred taxes not attributable to the noncontrolling interests.

11.	PENSION AND OTHER POSTRETIREMENT EMPLOYEE BENEFITS (OPEB) PLANS

Regulatory Recovery of Pension and OPEB Costs

PURA provides for Oncor’s recovery of pension and OPEB costs applicable to services of its active and retired employees, as well as services of other EFH Corp. active and retired employees prior to the deregulation and disaggregation of EFH Corp.’s electric utility businesses effective January 1, 2002 (recoverable service). Accordingly, Oncor entered into an agreement with EFH Corp. whereby we assumed responsibility for applicable pension and OPEB costs related to those personnel’s recoverable service.

Oncor is authorized to establish a regulatory asset or liability for the difference between the amounts of pension and OPEB costs approved in current billing rates and the actual amounts that would otherwise have been recorded as charges or credits to earnings related to recoverable service. Amounts deferred are ultimately subject to regulatory approval. At December 31, 2016, Oncor had recorded regulatory assets totaling $1.199 billion related to pension and OPEB costs, including amounts related to deferred expenses as well as amounts related to unfunded liabilities that otherwise would be recorded as other comprehensive income.

Oncor has also assumed primary responsibility for pension benefits of a closed group of retired and terminated vested plan participants not related to our regulated utility business (non-recoverable service) in a 2012 transaction. Any retirement costs associated with non-recoverable service is not recoverable through rates.

Pension Plans

Oncor sponsors the Oncor Retirement Plan and also has liabilities under the Vistra Retirement Plan (formerly EFH Retirement Plan), both of which are qualified pension plans under Section 401(a) of the Internal Revenue Code of 1986, as amended (Code), and are subject to the provisions of ERISA. Employees do not contribute to either plan. These pension plans provide benefits to participants under one of two formulas: (i) a Cash Balance Formula under which participants earn monthly contribution credits based on their compensation and a combination of their age and years of service, plus monthly interest credits or (ii) a Traditional Retirement Plan Formula based on years of service and the average earnings of the three years of highest earnings. The interest component of the Cash Balance Formula is variable and is determined using the yield on 30-year Treasury bonds. Under the Cash Balance Formula, future increases in earnings will not apply to prior service costs.

All eligible employees hired after January 1, 2001 participate under the Cash Balance Formula. Certain employees, who, prior to January 1, 2002, participated under the Traditional Retirement Plan Formula, continue their participation under that formula. It is the sponsors’ policy to fund the plans on a current basis to the extent required under existing federal tax and ERISA regulations.

Oncor also has the Oncor Supplemental Retirement Plan for certain employees whose retirement benefits cannot be fully earned under the qualified retirement plan, the information for which is included below.

OPEB Plan

Until July 1, 2014, Oncor participated with EFH Corp. and other subsidiaries of EFH Corp. to offer certain health care and life insurance benefits to eligible employees and their eligible dependents upon the retirement of such employees (EFH OPEB Plan). As discussed below, Oncor ceased participation in the EFH OPEB Plan and established its own OPEB plan for Oncor’s eligible retirees, certain eligible retirees of EFH Corp. for whom we have OPEB liability with respect to their regulated service, and their dependents (Oncor OPEB Plan). For employees retiring on or after January 1, 2002, the retiree contributions required for such coverage vary based on a formula depending on the retiree’s age and years of service.

In April 2014, Oncor entered into an agreement with EFH Corp. (subsequently assigned to Vistra) in which it agreed to transfer to the Oncor OPEB Plan effective July 1, 2014, the assets and liabilities related to its eligible current and future retirees as well as certain eligible retirees of EFH Corp. whose employment included service with both Oncor (or a predecessor regulated electric business) and a non-regulated business of EFH Corp. Pursuant to the agreement, Vistra will retain its portion of the liability for retiree benefits related to those retirees. As Oncor is not responsible for Vistra’s portion of the Oncor OPEB Plan’s unfunded liability totaling $85 million as of December 31, 2016, that amount is not reported on our balance sheet.

Pension and OPEB Costs

Pension and OPEB amounts provided herein include amounts related only to Oncor’s portion of the various plans based on actuarial computations and reflect Oncor’s employee and retiree demographics as described above. Oncor’s net costs related to pension and OPEB plans for the year ended December 31, 2016 were comprised of the following:

Year Ended December 31, 2016
Pension costs	$76
OPEB costs	62

Total benefit costs	138
Less amounts recognized principally as property or a regulatory asset	(100)

Net amounts recognized as expense	$38

The calculated value method is used to determine the market-related value of the assets held in the trust for purposes of calculating pension costs. Realized and unrealized gains or losses in the market-related value of assets are included over a rolling four-year period. Each year, 25% of such gains and losses for the current year and for each of the preceding three years is included in the market-related value. Each year, the market-related value of assets is increased for contributions to the plan and investment income and is decreased for benefit payments and expenses for that year.

The fair value method is used to determine the market-related value of the assets held in the trust for purposes of calculating OPEB cost.

Detailed Information Regarding Pension and OPEB Benefits

The following pension and OPEB information is based on a December 31, 2016 measurement date:

	Pension Plans	OPEB Plan
	Year Ended December 31, 2016	Year Ended December 31, 2016
Assumptions Used to Determine Net Periodic Pension and OPEB Costs:
Discount rate	4.30%	4.60%
Expected return on plan assets	5.54%	6.30%
Rate of compensation increase	3.29%	—
Components of Net Pension and OPEB Costs:
Service cost	$23	$7
Interest cost	134	49
Expected return on assets	(122)	(9)
Amortization of prior service cost (credit)	—	(20)
Amortization of net loss	41	35

Net periodic pension and OPEB costs	$76	$62

Other Changes in Plan Assets and Benefit Obligations Recognized as Regulatory Assets or in Other Comprehensive Income:
Net loss (gain)	$41	$10
Amortization of net loss	(41)	(35)
Amortization of prior service (cost) credit	—	20

Total recognized as regulatory assets or other comprehensive income	—	(5)

Total recognized in net periodic pension and OPEB costs and as regulatory assets or other comprehensive income	$76	$57

	Pension Plans	OPEB Plan
	Year Ended December 31, 2016	Year Ended December 31, 2016
Assumptions Used to Determine Benefit Obligations at Period End:
Discount rate	4.05%	4.35%
Rate of compensation increase	3.33%	—

	Pension Plans	OPEB Plan
	Year Ended December 31, 2016	Year Ended December 31, 2016
Change in Projected Benefit Obligation:
Projected benefit obligation at beginning of year	$3,201	$1,088
Service cost	23	7
Interest cost	134	49
Participant contributions	—	17
Assumption of liabilities	—	7
Actuarial (gain) loss	106	10
Benefits paid	(157)	(62)

Projected benefit obligation at end of year	$3,307	$1,116

Accumulated benefit obligation at end of year	$3,213	$—
Change in Plan Assets:
Fair value of assets at beginning of year	$2,252	$141
Actual return (loss) on assets	188	9
Employer contributions	4	31
Assets related to assumed liabilities	—	7
Participant contributions	—	17
Benefits paid	(157)	(62)

Fair value of assets at end of year	$2,287	$143

Funded Status:
Projected benefit obligation at end of year	$(3,307)	$(1,116)
Fair value of assets at end of year	2,287	143

Funded status at end of year	$(1,020)	$(973)

	Pension Plans	OPEB Plan
	Year Ended December 31, 2016	Year Ended December 31, 2016
Amounts Recognized in the Balance Sheet Consist of:
Liabilities:
Other current liabilities	$(4)	$—
Other noncurrent liabilities	(1,016)	(973)

Net liability recognized	$(1,020)	$(973)

Regulatory assets:
Net loss	$583	$296
Prior service cost (credit)	—	(30)

Net regulatory asset recognized	$583	$266

Accumulated other comprehensive net loss	$136	$4

The following tables provide information regarding the assumed health care cost trend rates.

Year Ended December 31, 2016
Assumed Health Care Cost Trend Rates — Not Medicare Eligible:
Health care cost trend rate assumed for next year	5.80%
Rate to which the cost trend is expected to decline (the ultimate trend rate)	5.00%
Year that the rate reaches the ultimate trend rate	2024
Assumed Health Care Cost Trend Rates — Medicare Eligible:
Health care cost trend rate assumed for next year	5.70%
Rate to which the cost trend is expected to decline (the ultimate trend rate)	5.00%
Year that the rate reaches the ultimate trend rate	2024

1-Percentage Point Increase
Sensitivity Analysis of Assumed Health Care Cost Trend Rates:
Effect on accumulated postretirement obligation	$152
Effect on postretirement benefits cost	8

The following table provides information regarding pension plans with projected benefit obligations (PBO) and accumulated benefit obligations (ABO) in excess of the fair value of plan assets.

At December 31, 2016
Pension Plan with PBO and ABO in Excess of Plan Assets:
Projected benefit obligations	$3,137
Accumulated benefit obligations	3,051
Plan assets	2,112

Pension and OPEB Plans Investment Strategy and Asset Allocations

Oncor’s investment objective for the retirement plans is to invest in a suitable mix of assets to meet the future benefit obligations at an acceptable level of risk, while minimizing the volatility of contributions. Equity securities are held to achieve returns in excess of passive indexes by participating in a wide range of investment opportunities. International equity, real estate securities and credit strategies (high yield bonds, emerging market debt and bank loans) are used to further diversify the equity portfolio. International equity securities may include investments in both developed and emerging international markets. Fixed income securities include primarily corporate bonds from a diversified range of companies, U.S.Treasuries and agency securities and money market instruments. The investment strategy for fixed income investments is to maintain a high grade portfolio of securities, which assists Oncor in managing the volatility and magnitude of plan contributions and expense while maintaining sufficient cash and short-term investments to pay near-term benefits and expenses.

The Oncor Retirement Plan’s investments are managed in two pools: one pool associated with the recoverable service portion of plan obligations related to Oncor’s regulated utility business, and a second pool associated with the non-recoverable service portion of plan obligations not related to Oncor’s regulated utility business. Each pool is invested in a broadly diversified portfolio as shown below. The second pool represents about 34% of total investments at December 31, 2016.

The target asset allocation ranges of the pension plans investments by asset category are as follows:

Target Allocation Ranges
Asset Category	Recoverable	Nonrecoverable
International equities	14% - 18%	5% - 9%
U.S. equities	17% - 21%	6% - 10%
Real estate	4% - 5%	—
Credit strategies	6% - 8%	4% - 6%
Fixed income	48% - 60%	76% -84%

The investment objective for the OPEB plan primarily follows the objectives of the pension plans discussed above, while maintaining sufficient cash and short-term investments to pay near-term benefits and expenses. The actual amounts at December 31, 2016 provided below are consistent with the asset allocation targets.

Fair Value Measurement of Pension Plans Assets

At December 31, 2016, pension plans assets measured at fair value on a recurring basis consisted of the following:

	At December 31, 2016
Asset Category	Level 1	Level 2	Level 3	Total
Interest-bearing cash	$—	$14	$—	$14
Equity securities:
U.S.	193	3	—	196
International	225	—	—	225
Fixed income securities:
Corporate bonds (a)	—	1,089	—	1,089
U.S. Treasuries	—	223	—	223
Other (b)	—	40	—	40
Real estate	—	—	5	5

Total assets in the fair value hierarchy	$418	$1,369	$5	1,792

Total assets measured at net asset value (c)				495

Total fair value of plan assets				$2,287

(a)	Substantially all corporate bonds are rated investment grade by a major ratings agency such as Moody’s.
(b)	Other consists primarily of municipal bonds, emerging market debt, bank loans and fixed income derivative instruments.
(c)	Fair value was measured using the net asset value (NAV) per share as a practical expedient as the investments did not have a readily determinable fair value and are not required to be classified in the fair value hierarchy. The NAV fair value amounts presented here are intended to permit a reconciliation to the total fair value of plan assets.

There was no significant change in the fair value of Level 3 assets in the periods presented.

Fair Value Measurement of OPEB Plan Assets

At December 31, 2016, OPEB plan assets measured at fair value on a recurring basis consisted of the following:

	At December 31, 2016
Asset Category	Level 1	Level 2	Level 3	Total
Interest-bearing cash	$2	$—	$—	$2
Equity securities:
U.S.	41	—	—	41
International	28	—	—	28
Fixed income securities:
Corporate bonds (a)	—	28	—	28
U.S. Treasuries	—	2	—	2
Other (b)	28	—	—	28

Total assets in the fair value hierarchy	$99	$30	$—	129

Total assets measured at net asset value (c)				14

Total fair value of plan assets				$143

(a)	Substantially all corporate bonds are rated investment grade by a major ratings agency such as Moody’s.
(b)	Other consists primarily of diversified bond mutual funds.
(c)	Fair value was measured using the net asset value (NAV) per share as a practical expedient as the investments did not have a readily determinable fair value and are not required to be classified in the fair value hierarchy. The NAV fair value amounts presented here are intended to permit a reconciliation to the total fair value of plan assets.

Expected Long-Term Rate of Return on Assets Assumption

The retirement plans’ strategic asset allocation is determined in conjunction with the plans’ advisors and utilizes a comprehensive Asset-Liability modeling approach to evaluate potential long-term outcomes of various investment strategies. The modeling incorporates long-term rate of return assumptions for each asset class based on historical and future expected asset class returns, current market conditions, rate of inflation, current prospects for economic growth, and taking into account the diversification benefits of investing in multiple asset classes and potential benefits of employing active investment management.

Pension Plans		OPEB Plan
Asset Class	Expected Long- Term Rate of Return	Asset Class	Expected Long- Term Rate of Return
International equity securities	6.98%	401(h) accounts	6.60%
U.S. equity securities	6.40%	Life insurance VEBA	6.01%
Real estate	5.00%	Union VEBA	6.01%
Credit strategies	5.22%	Non-union VEBA	2.20%

Fixed income securities	4.50%	Weighted average	6.10%

Weighted average (a)	5.46%

(a)	The 2017 expected long-term rate of return for the nonregulated portion of the Oncor Retirement Plan is 4.62% and 5.13% for Oncor’s portion of the Vistra Retirement Plan.

Significant Concentrations of Risk

The plans’ investments are exposed to risks such as interest rate, capital market and credit risks. Oncor seeks to optimize return on investment consistent with levels of liquidity and investment risk which are prudent and reasonable, given prevailing capital market conditions and other factors specific to participating employers. While Oncor recognizes the importance of return, investments will be diversified in order to minimize the risk of large losses unless, under the circumstances, it is clearly prudent not to do so. There are also various restrictions and guidelines in place including limitations on types of investments allowed and portfolio weightings for certain investment securities to assist in the mitigation of the risk of large losses.

Assumed Discount Rate

For the Oncor retirement plans at December 31, 2016, Oncor selected the assumed discount rate using the Aon Hewitt AA-AAA Bond Universe yield curve, which is based on corporate bond yields and at December 31, 2016 consisted of 1,217 corporate bonds with an average rating of AA and AAA using Moody’s, S&P and Fitch ratings. For the Oncor OPEB Plan at December 31, 2016, Oncor selected the assumed discount rate using the Aon Hewitt AA Above Median yield curve, which is based on corporate bond yields and at December 31, 2016 consisted of 489 corporate bonds with an average rating of AA using Moody’s, S&P and Fitch ratings.

Amortization in 2017

In 2017, amortization of the net actuarial loss and prior service credit for the defined benefit pension plans from regulatory assets and other comprehensive income into net periodic benefit cost is expected to be $46 million and zero, respectively. Amortization of the net actuarial loss and prior service credit for the OPEB plan from regulatory assets into net periodic benefit cost is expected to be $32 million and a $20 million credit, respectively.

Pension and OPEB Plans Cash Contributions

Oncor’s contributions to the benefit plans were as follows:

Year Ended December 31, 2016
Pension plans contributions	$4
OPEB plan contributions	31

Total contributions	$35

Oncor’s funding for the pension plans and the Oncor OPEB Plan is expected to total $149 million and $31 million, respectively, in 2017 and approximately $564 million and $153 million, respectively, in the 2017 to 2021 period.

Future Benefit Payments

Estimated future benefit payments to participants are as follows:

	2017	2018	2019	2020	2021	2022-26
Pension plans	$173	$179	$184	$190	$195	$1,032
OPEB plan	$52	$55	$57	$60	$63	$338

Thrift Plan

Oncor employees are eligible to participate in a qualified savings plan, a participant-directed defined contribution plan intended to qualify under Section 401(a) of the Code, and is subject to the provisions of

ERISA. Under the plan, employees may contribute, through pre-tax salary deferrals and/or after-tax applicable payroll deductions, a portion of their regular salary or wages as permitted under law. Employer matching contributions are made in an amount equal to 100% of the first 6% of employee contributions for employees who are covered under the Cash Balance Formula of the Oncor Retirement Plan, and 75% of the first 6% of employee contributions for employees who are covered under the Traditional Retirement Plan Formula of the Oncor Retirement Plan. Employer matching contributions are made in cash and may be allocated by participants to any of the plan’s investment options.

Contributions to the Oncor Thrift Plan totaled $15 million for the year ended December 31, 2016.

12.	STOCK-BASED COMPENSATION

Oncor currently does not offer stock-based compensation to its employees or directors. In 2008, Oncor established the SARs Plan under which certain of its executive officers and key employees were granted stock appreciation rights payable in cash, or in some circumstances, Oncor membership interests. In February 2009, Oncor established the Oncor Electric Delivery Company LLC Director Stock Appreciation Rights Plan (the Director SARs Plan) under which certain non-employee members of its board of directors and other persons having a relationship with Oncor were granted SARs payable in cash, or in some circumstances, Oncor membership interests.

In November 2012, Oncor accepted the early exercise of all outstanding SARs (both vested and unvested) issued to date pursuant to both SARs Plans. As part of the 2012 early exercise of SARs Oncor began accruing interest on dividends declared with respect to the SARs. Under both SARs plans, dividends that were paid in respect of Oncor membership interests while the SARs were outstanding were credited to the SARs holder’s account as if the SARs were units, payable upon the earliest to occur of death, disability, separation from service, unforeseeable emergency, a change in control, or the occurrence of an event triggering SAR exercisability pursuant to Section 5(c)(ii) of the SARs Plan. As a result, at December 31, 2016, Oncor has recorded a liability of approximately $11 million relating to SARS dividend accruals. For accounting purposes, the liability is discounted based on an employee’s or director’s expected retirement date. Oncor recognized approximately $1 million in accretion and interest with respect to such dividends in 2016.

13.	RELATED-PARTY TRANSACTIONS

The following represent our significant related-party transactions and related matters. See Note 2 for additional information regarding related-party contingencies resulting from the EFH Bankruptcy Proceedings and information regarding the Vistra Spin-Off. As a result of the Vistra Spin-Off, Vistra and its subsidiaries, including Luminant and TXU Energy, ceased to be related parties as of October 3, 2016.

•	Oncor recorded revenue from TCEH, principally for electricity delivery fees, which totaled $715 million for the period ended January 1, 2016 through October 2, 2016. The fees are based on rates regulated by the PUCT that apply to all REPs.

Trade accounts and other receivables from affiliates at December 31, 2016 was zero as a result of the Vistra Spin-Off.

•	EFH Corp. subsidiaries charge Oncor for certain administrative services at cost. Oncor’s payments to EFH Corp. subsidiaries for administrative services, which are primarily reported in operation and maintenance expenses, totaled $1 million for the year ended December 31, 2016. Oncor and EFH Corp. also charge each other for shared facilities at cost. Oncor’s payments to EFH Corp. for shared facilities totaled $3 million for the year ended December 31, 2016. Payments Oncor received from EFH Corp. subsidiaries related to shared facilities totaled $1 million for the year ended December 31, 2016.

•	We are a member of EFH Corp.’s consolidated tax group, though Oncor is not, and EFH Corp.’s consolidated federal income tax return includes our results. Under the terms of a tax sharing agreement,

we are obligated to make payments to EFH Corp. in an aggregate amount that is substantially equal to the amount of federal income taxes that we would have been required to pay if we were filing our own corporate income tax return. Also under the terms of the tax sharing agreement, Oncor makes similar payments to Texas Transmission and Investment LLC, pro rata in accordance with their respective membership interests in Oncor, in an aggregate amount that is substantially equal to the amount of federal income taxes that Oncor would have been required to pay if it were filing its own corporate income tax return. EFH Corp. also includes Oncor’s results in its consolidated Texas state margin tax return, and consistent with the tax sharing agreement, Oncor remits to EFH Corp. Texas margin tax payments, which are accounted for as income taxes and calculated as if Oncor was filing its own return. Our results are also included in the consolidated Texas state margin tax return filed by EFH Corp. See discussion in Note 1 to Financial Statements under “Income Taxes.”

Amounts payable to (receivable from) EFH Corp. related to income taxes under the agreement and reported on our balance sheet consisted of the following:

At December 31, 2016
Federal income taxes payable (receivable)	$(57)
Texas margin taxes payable	20

Total payable (receivable)	$(37)

Cash payments made to (received from) EFH Corp. related to income taxes consisted of the following:

Year Ended December 31, 2016
Federal income taxes	$21
Texas margin taxes	20

Total payments (receipts)	$41

•	Certain transmission and distribution utilities in Texas have tariffs in place to assure adequate credit worthiness of any REP to support the REP’s obligation to collect transition bond-related charges on behalf of the utility. Under these tariffs, as a result of TCEH’s credit rating being below investment grade, TCEH was required to post collateral support in an amount equal to estimated transition charges over specified time periods. No letters of credit were posted at December 31, 2016 since the transition bonds were paid in full in May 2016.

•	Related parties of the Sponsor Group have (1) sold, acquired or participated in the offerings of Oncor’s debt or debt securities in open market transactions or through loan syndications, and (2) performed various financial advisory, dealer, commercial banking and investment banking services for us and certain of our affiliates for which they have received or will receive customary fees and expenses, and may from time to time in the future participate in any of the items in (1) and (2) above. Also, since March 31, 2015, approximately 16% of the equity in an existing vendor of the company has been owned by a member of the Sponsor Group. During 2016, this vendor performed transmission and distribution system construction and maintenance services for us. Cash payments were made for such services to this vendor totaling $188 million for 2016, of which approximately $180 million was capitalized and $8 million recorded as an operation and maintenance expense. At December 31, 2016, we had outstanding trade payables to this vendor of $5 million.

See Notes 9 and 10 for information regarding distributions to EFIH and noncontrolling interests and Oncor’s participation in previous EFH Corp. pension and OPEB plans, respectively.

14.	SUPPLEMENTARY FINANCIAL INFORMATION

Variable Interest Entities

Through December 29, 2016, Oncor was the primary beneficiary and consolidated a wholly-owned VIE, Bondco, which was organized for the limited purpose of issuing specific transition bonds and purchasing and owning transition property acquired from Oncor that is pledged as collateral to secure the bonds. Oncor acted as the servicer for this entity to collect transition charges authorized by the PUCT. These funds were remitted to the trustee and used for interest and principal payments on the transition bonds and related costs. Bondco was dissolved effective December 29, 2016.

Bondco had issued an aggregate $1.3 billion principal amount of transition bonds during 2003 and 2004. The 2003 Series transition bonds matured and were paid in full in 2015 and the 2004 Series transition bonds matured and were paid in full in May 2016.

Oncor did not provide any financial support to Bondco during the year ended December 31, 2016.

Major Customers

Revenues from subsidiaries of Vistra (formerly subsidiaries of TCEH) represented 23% of our total operating revenues for the year ended December 31, 2016. Revenues from REP subsidiaries of another nonaffiliated entity, collectively represented 17% of total operating revenues for the year ended December 31, 2016. No other customer represented 10% or more of our total operating revenues.

Other Income and (Deductions)

Year Ended December 31, 2016
Accretion of fair value adjustment (discount) to regulatory assets due to acquisition accounting	$1
Professional fees	(15)
Non-recoverable pension and OPEB (Note 11)	(2)
Interest income	2
Other	(1)

Total other income and (deductions) — net	$(15)

Interest Expense and Related Charges

Year Ended December 31, 2016
Interest	$341
Amortization of debt issuance costs and discounts	3
Less allowance for funds used during construction — capitalized interest portion	(8)

Total interest expense and related charges	$336

Trade Accounts and Other Receivables

Trade accounts and other receivables reported on our balance sheet consisted of the following:

At December 31, 2016
Gross trade accounts and other receivables	$548
Trade accounts and other receivables from TCEH (affiliated)	—
Allowance for uncollectible accounts	(3)

Trade accounts receivable from nonaffiliates — net	$545

At December 31, 2016, REP subsidiaries of Vistra collectively represented approximately 15% of the nonaffiliated trade accounts receivable amount. Also, at December 31, 2016, REP subsidiaries of another nonaffiliated entity collectively represented approximately 12% of the nonaffiliated trade accounts receivable amount.

Under a PUCT rule relating to the Certification of Retail Electric Providers, write-offs of uncollectible amounts owed by nonaffiliated REPs are deferred as a regulatory asset.

Investments and Other Property

Investments and other property reported on our balance sheet as part of property, plant and equipment consisted of the following:

At December 31, 2016
Assets related to employee benefit plans, including employee savings programs	$98
Land	2

Total investments and other property	$100

The majority of these assets represent cash surrender values of life insurance policies that are purchased to fund liabilities under deferred compensation plans. At December 31, 2016, the face amount of these policies totaled $153 million and the net cash surrender values (determined using a Level 2 valuation technique) totaled $76 million for the year ended December 31, 2016. Changes in cash surrender value are netted against premiums paid. Other investment assets held to satisfy deferred compensation liabilities are recorded at market value.

Property, Plant and Equipment

Property, plant and equipment reported on our balance sheet consisted of the following:

	Composite Depreciation Rate/Avg. Life at December 31, 2016	At December 31, 2016
Assets in service:
Distribution	3.9% / 25.5 years	$11,369
Transmission	2.8% / 35.2 years	7,734
Other assets	9.0% / 11.1 years	1,131

Total		20,234
Less accumulated depreciation		6,836

Net of accumulated depreciation		13,398
Construction work in progress		416
Held for future use		15

Property, plant and equipment — net		$13,829

Depreciation expense as a percent of average depreciable property approximated 3.5% for the year ended December 31, 2016.

Intangible Assets

Intangible assets (other than goodwill) reported on our balance sheet consisted of the following:

	At December 31, 2016
	Gross Carrying Amount	Accumulated Amortization	Net
Identifiable intangible assets subject to amortization included in property, plant and equipment:
Land easements	$491	$94	$397
Capitalized software	470	326	144

Total	$961	$420	$541

Aggregate amortization expense for intangible assets totaled $61 million for the year ended December 31, 2016. At December 31, 2016, the weighted average remaining useful life of capitalized land easements and software was 84 years. The estimated aggregate amortization expense for each of the next five fiscal years is as follows:

Year	Amortization Expense
2017	$56
2018	37
2019	34
2020	33
2021	33

At December 31, 2016, goodwill totaling $4.1 billion was reported on our balance sheet. None of this goodwill is being deducted for tax purposes. See Note 1 regarding goodwill impairment assessment and testing.

Employee Benefit Obligations and Other

Employee benefit obligations and other reported on our balance sheet consisted of the following:

At December 31, 2016
Retirement plans and other employee benefits	$2,092
Liabilities related to subsidiary tax sharing agreement	229
Uncertain tax positions (including accrued interest)	3
Investment tax credits	12
Other	63

Total employee benefit obligations and other	$2,399

In the first quarter of 2017, EFH Corp. settled all open tax claims with the IRS. As a result, we reduced the liability for uncertain tax positions by $3 million. This reduction was reported as a decrease in provision in lieu of income taxes.

Supplemental Cash Flow Information

Year Ended December 31, 2016
Cash payments related to:
Interest	$336
Less capitalized interest	(8)

Interest payments (net of amounts capitalized)	$328

Income taxes:
Federal	$21
State	20

Total income taxes	$41

Noncash construction expenditures (a)	$122

(a)	Represents end-of-period accruals.

15.	CONDENSED FINANCIAL INFORMATION

ONCOR ELECTRIC DELIVERY HOLDINGS COMPANY LLC (Parent Co.)

PARENT ONLY FINANCIAL INFORMATION

(millions of dollars)

CONDENSED STATEMENT OF COMPREHENSIVE INCOME

Year Ended December 31, 2016
Income tax expense	$(12)
Equity in earnings of subsidiary	344

Net Income	332
Other comprehensive income (net of tax benefit of $1)	2

Comprehensive income	$334

CONDENSED STATEMENT OF CASH FLOWS

Year Ended December 31, 2016
Cash provided by operating activities	$162
Cash used in financing activities — distributions paid to parent	(162)

Net change in cash and cash equivalents	—
Cash and cash equivalents — beginning balance	—

Cash and cash equivalents — ending balance	$—

CONDENSED BALANCE SHEET

At December 31, 2016
ASSETS
Cash and cash equivalents	$—
Investments — noncurrent	6,340
Accumulated deferred income taxes	129

Total assets	$6,469

LIABILITIES AND MEMBERSHIP INTERESTS
Income taxes payable to EFH Corp. — current	$8
Other noncurrent liabilities and deferred credits	230

Total liabilities	238
Membership interests	6,231

Total liabilities and membership interests	$6,469

See Notes to Financial Statements.

ONCOR ELECTRIC DELIVERY HOLDINGS COMPANY LLC (Parent Co.)

CONDENSED FINANCIAL INFORMATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

Basis of Presentation

References herein to “we,” “our,” “us” and “the company” are to Oncor Holdings (Parent Co.) and/or its direct or indirect subsidiaries as apparent in the context.

The accompanying condensed balance sheet is presented at December 31, 2016, and the accompanying condensed statements of income and cash flows are presented for the year ended December 31, 2016. We are a Delaware limited liability company wholly-owned by EFIH, which is a wholly owned subsidiary of EFH Corp. As of December 31, 2016, we own approximately 80% of the membership interests in Oncor. Certain information and footnote disclosures normally included in financial statements prepared in accordance with US GAAP have been omitted pursuant to the rules of the US Securities and Exchange Commission. Because the condensed financial statements do not include all of the information and footnotes required by US GAAP, they should be read in conjunction with the consolidated financial statements and Notes 1 through 14. Our subsidiary has been accounted for under the equity method. All dollar amounts in the financial statements are stated in millions of US dollars unless otherwise indicated.

Distribution Restrictions

While there are no direct restrictions on our ability to distribute our net income that are currently material, substantially all of our net income is derived from Oncor. Our board of directors and Oncor’s board of directors, which are composed of a majority of independent directors, can withhold distributions to the extent the boards determine that it is necessary to retain such amounts to meet our expected future requirements. The PUCT has the authority to determine what types of debt and equity are included in a utility’s debt-to-equity ratio. For purposes of this ratio, debt is calculated as long-term debt including capital leases plus unamortized gains on reacquired debt less unamortized issuance expenses, premiums and losses on reacquired debt. The debt calculation excludes any transition bonds issued by Bondco. Equity is calculated as membership interests determined in accordance with GAAP, excluding the effects of acquisition accounting (which included recording the initial goodwill and fair value adjustments and the subsequent related impairments and amortization).

Oncor’s distributions are limited by its required regulatory capital structure to be at or below the assumed debt-to-equity ratio established periodically by the PUCT for ratemaking purposes, which is currently set at 60% debt to 40% equity. At December 31, 2016, Oncor’s regulatory capitalization ratio was 59.4% debt and 40.6% equity. At December 31, 2016, of its total net assets, $103 million was available for distribution to Oncor’s members under the capital structure restriction, of which approximately 80% relates to our ownership interest.

During 2016, Oncor’s board of directors declared, and Oncor paid to us the following cash distributions:

Year Ended December 31, 2016
(millions of dollars)
Distributions received subsequently paid to EFH Corp. as federal income taxes recognized as operating activities	$21
Distributions received subsequently paid to EFIH recognized as financing activities	162

Total distributions from Oncor	$183

ONCOR ELECTRIC DELIVERY HOLDINGS COMPANY LLC

AN ENERGY FUTURE HOLDINGS CORP. ENTERPRISE

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2017

GLOSSARY

When the following terms and abbreviations appear in the text of this report, they have the meanings indicated below.

2016 Audited Financial Statements	Oncor Holdings’ audited financial statements for the year ended December 31, 2016.

acquisition accounting	The acquisition method of accounting for a business combination as prescribed by GAAP, whereby the cost or “acquisition price” of a business combination, including the amount paid for the equity and direct transaction costs, are allocated to identifiable assets and liabilities (including intangible assets) based upon their fair values. The excess of the purchase price over the fair values of assets and liabilities is recorded as goodwill.

AMS	advanced metering system

Bondco	Refers to Oncor Electric Delivery Transition Bond Company LLC, a former wholly-owned consolidated bankruptcy-remote financing subsidiary of Oncor that had issued securitization (transition) bonds to recover certain regulatory assets and other costs. Bondco was dissolved effective December 29, 2016.

Contributed EFH Debtors	Certain EFH Debtors that became subsidiaries of Vistra and emerged from Chapter 11 at the time of the Vistra Spin-Off.

Debtors	EFH Corp. and the majority of its direct and indirect subsidiaries, including EFIH, EFCH and TCEH but excluding the Oncor Ring-Fenced Entities. Prior to the Vistra Spin-Off, also included the TCEH Debtors.

Deed of Trust	Deed of Trust, Security Agreement and Fixture Filing, dated as of May 15, 2008, made by Oncor to and for the benefit of The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Mellon, formerly The Bank of New York), as collateral agent, as amended

EFCH	Refers to Energy Future Competitive Holdings Company LLC, a direct, wholly-owned subsidiary of EFH Corp. and, prior to the Vistra Spin-Off, the parent of TCEH, and/or its subsidiaries, depending on context.

EFH Bankruptcy Proceedings	Refers to voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code filed in U.S. Bankruptcy Court for the District of Delaware on April 29, 2014 (EFH Petition Date) by EFH Corp. and the substantial majority of its direct and indirect subsidiaries, including EFIH, EFCH and TCEH. The Oncor Ring-Fenced Entities are not parties to the EFH Bankruptcy Proceedings.

EFH Corp.	Refers to Energy Future Holdings Corp., a holding company, and/or its subsidiaries, depending on context. Its major subsidiaries include Oncor and TCEH.

EFH Debtors	EFH Corp. and its subsidiaries that are Debtors in the EFH Bankruptcy Proceedings, excluding the TCEH Debtors

EFH Petition Date	April 29, 2014. See EFH Bankruptcy Proceedings above.

EFIH	Refers to Energy Future Intermediate Holding Company LLC, a direct, wholly-owned subsidiary of EFH Corp. and the direct parent of Oncor Holdings.

GAAP	generally accepted accounting principles of the U.S.

Investment LLC	Refers to Oncor Management Investment LLC, a limited liability company and minority membership interest owner (approximately 0.22%) of Oncor, whose managing member is Oncor and whose Class B Interests are owned by certain members of the management team and independent directors of Oncor.

LIBOR	London Interbank Offered Rate, an interest rate at which banks can borrow funds, in marketable size, from other banks in the London interbank market

Luminant	Refers to subsidiaries of Vistra (which, prior to the Vistra Spin-Off, were subsidiaries of TCEH) engaged in competitive market activities consisting of electricity generation and wholesale energy sales and purchases as well as commodity risk management and trading activities, all largely in Texas.

Oncor	Refers to Oncor Electric Delivery Company LLC, a direct, majority-owned subsidiary of Oncor Holdings, and/or its former wholly-owned consolidated bankruptcy-remote financing subsidiary, Bondco, depending on context.

Oncor Holdings	Refers to Oncor Electric Delivery Holdings Company LLC, a direct, wholly-owned subsidiary of EFIH and the direct majority owner (approximately 80.03%) of Oncor, and/or its subsidiaries, depending on context.

Oncor OPEB Plan	Refers to a plan sponsored by Oncor that offers certain postretirement health care and life insurance benefits to eligible current and former Oncor employees, certain eligible current and former EFH Corp. employees, and their eligible dependents.

Oncor Retirement Plan	Refers to a defined benefit pension plan sponsored by Oncor.

Oncor Ring-Fenced Entities	Refers to Oncor Holdings and its direct and indirect subsidiaries, including Oncor.

OPEB	other postretirement employee benefits

PUCT	Public Utility Commission of Texas

REP	retail electric provider

Sponsor Group	Refers collectively to certain investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P., TPG Global, LLC (together with its affiliates, TPG) and GS Capital Partners, an affiliate of Goldman, Sachs & Co., that have an ownership interest in Texas Holdings.

TCEH	Refers to Texas Competitive Electric Holdings Company LLC, a direct, wholly-owned subsidiary of EFCH and, prior to the Vistra Spin-Off, the parent company of the TCEH Debtors (other than the Contributed EFH Debtors), depending on the context, that were engaged in electricity generation and wholesale and retail energy market activities, and whose major subsidiaries included Luminant and TXU Energy. Subsequent to the Vistra Spin-Off, Vistra continued substantially the same operations as TCEH.

TCEH Debtors	Refers to the subsidiaries of TCEH that were Debtors in the EFH Bankruptcy Proceedings (including Luminant and TXU Energy) and the Contributed EFH Debtors

Texas Holdings	Refers to Texas Energy Future Holdings Limited Partnership, a limited partnership controlled by the Sponsor Group that owns substantially all of the common stock of EFH Corp.

Texas Holdings Group	Refers to Texas Holdings and its direct and indirect subsidiaries other than the Oncor Ring-Fenced Entities.

Texas margin tax	A privilege tax imposed on taxable entities chartered/organized or doing business in the State of Texas that, for accounting purposes, is reported as an income tax.

Texas Transmission	Refers to Texas Transmission Investment LLC, a limited liability company that owns a 19.75% equity interest in Oncor. Texas Transmission is an entity indirectly owned by a private investment group led by OMERS Administration Corporation, acting through its infrastructure investment entity, OMERS Infrastructure Management Inc. (formerly Borealis Infrastructure Management Inc.), and the Government of Singapore Investment Corporation, acting through its private equity and infrastructure arm, GIC Special Investments Pte Ltd. Texas Transmission is not affiliated with EFH Corp., any of EFH Corp.’s subsidiaries or any member of the Sponsor Group.

TXU Energy	Refers to TXU Energy Retail Company LLC, a direct, wholly-owned subsidiary of Vistra (and, prior to the Vistra Spin-Off, a direct subsidiary of TCEH) engaged in the retail sale of electricity to residential and business customers. TXU Energy is a REP in competitive areas of ERCOT.

U.S.	United States of America

Vistra	Refers to Vistra Energy Corp. (formerly TCEH Corp.), and/or its subsidiaries, depending on context. On October 3, 2016, the TCEH Debtors emerged from bankruptcy and became subsidiaries of TCEH Corp. Subsequent to the Vistra Spin-Off, Vistra continued substantially the same operations as TCEH.

Vistra Retirement Plan	Refers to the Vistra Energy Retirement Plan (formerly EFH Retirement Plan), a defined benefit pension plan sponsored by a subsidiary of Vistra, in which Oncor participates. See Oncor Retirement Plan above.

Vistra Spin-Off	Refers to the completion of the TCEH Debtors’ reorganization under the Bankruptcy Code and emergence from the EFH Bankruptcy Proceedings effective October 3, 2016.

These condensed consolidated financial statements occasionally make references to Oncor Holdings or Oncor when describing actions, rights or obligations of their respective subsidiaries. References to “we,” “our,” “us” and “the company” are to Oncor Holdings and/or its direct or indirect subsidiaries as apparent in the context. These references reflect the fact that the subsidiaries are consolidated with their respective parent companies for financial reporting purposes. However, these references should not be interpreted to imply that the parent company is actually undertaking the action or has the rights or obligations of the relevant subsidiary company or that the subsidiary company is undertaking an action or has the rights or obligations of its parent company or any other affiliate.

ONCOR ELECTRIC DELIVERY HOLDINGS COMPANY LLC

CONDENSED STATEMENTS OF CONSOLIDATED INCOME

(Unaudited)

	Nine Months Ended September 30,
	2017	2016
	(millions of dollars)
Operating revenues:
Nonaffiliates	$2,967	$2,262
Affiliates	—	700

Total operating revenues	2,967	2,962

Operating expenses:
Wholesale transmission service	690	663
Operation and maintenance (Note 10)	552	543
Depreciation and amortization	581	593
Income taxes (Note 10)	200	211
Taxes other than amounts related to income taxes	340	338

Total operating expenses	2,363	2,348

Operating income	604	614
Other income and (deductions) — net (Note 11)	(12)	(11)
Nonoperating income taxes	2	6
Interest expense and related charges (Note 11)	257	252

Net income	333	345
Net income attributable to noncontrolling interests	(68)	(71)

Net income attributable to Oncor Holdings	$265	$274

See Notes to Financial Statements.

ONCOR ELECTRIC DELIVERY HOLDINGS COMPANY LLC

CONDENSED STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME

(Unaudited)

	Nine Months Ended September 30,
	2017	2016
	(millions of dollars)
Net income	$333	$345
Other comprehensive income (loss):
Cash flow hedges — derivative value net loss recognized in net income (net of tax expense of $— and $—) (Note 1)	1	1
Defined benefit pension plans (net of tax benefit of $1 and $—)	2	1

Total other comprehensive income (loss)	3	2

Comprehensive income	336	347
Comprehensive income attributable to noncontrolling interests	(69)	(71)

Comprehensive income attributable to Oncor Holdings	$267	$276

See Notes to Financial Statements.

ONCOR ELECTRIC DELIVERY HOLDINGS COMPANY LLC

CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2017	2016
	(millions of dollars)
Cash flows — operating activities:
Net income	$333	$345
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	618	629
Deferred income taxes — net	243	157
Other — net	(2)	(3)
Changes in operating assets and liabilities:
Regulatory accounts related to reconcilable tariffs (Note 4)	30	(60)
Other operating assets and liabilities:	(192)	(124)

Cash provided by operating activities	1,030	944

Cash flows — financing activities:
Issuances of long-term debt (Note 6)	600	175
Repayments of long-term debt (Note 6)	(324)	(41)
Net increase in short-term borrowings (Note 5)	128	40
Distributions to parent (Note 8)	(170)	(135)
Distributions to noncontrolling interests (Note 8)	(47)	(38)
Debt discount, premium, financing and reacquisition costs — net	(4)	11

Cash provided by financing activities	183	12

Cash flows — investing activities:
Capital expenditures (Note 10)	(1,234)	(1,004)
Other — net	10	47

Cash used in investing activities	(1,224)	(957)

Net change in cash and cash equivalents	(11)	(1)
Cash and cash equivalents — beginning balance	16	26

Cash and cash equivalents — ending balance	$5	$25

See Notes to Financial Statements.

ONCOR ELECTRIC DELIVERY HOLDINGS COMPANY LLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	At September 30, 2017	At December 31, 2016
	(millions of dollars)
ASSETS
Current assets:
Cash and cash equivalents	$5	$16
Trade accounts receivable — net (Note 11)	634	545
Income taxes receivable from EFH Corp. (Note 10)	26	57
Materials and supplies inventories — at average cost	92	89
Prepayments and other current assets	97	100

Total current assets	854	807
Investments and other property (Note 11)	109	100
Property, plant and equipment — net (Note 11)	14,587	13,829
Goodwill (Note 11)	4,064	4,064
Regulatory assets (Note 4)	1,967	1,974
Other noncurrent assets	16	14

Total assets	$21,597	$20,788

LIABILITIES AND MEMBERSHIP INTERESTS
Current liabilities:
Short-term borrowings (Note 5)	$917	$789
Long-term debt due currently (Note 6)	550	324
Trade accounts payable (Note 10)	216	231
Income taxes payable to EFH Corp. (Note 10)	16	20
Accrued taxes other than income taxes	156	182
Accrued interest	85	83
Other current liabilities	159	144

Total current liabilities	2,099	1,773
Long-term debt, less amounts due currently (Note 6)	5,566	5,515
Accumulated deferred income taxes	2,290	2,102
Regulatory liabilities (Note 4)	1,009	856
Employee benefit obligations and other (Note 11)	2,292	2,399

Total liabilities	13,256	12,645

Commitments and contingencies (Note 7)
Membership interests (Note 8):
Capital account	6,413	6,320
Accumulated other comprehensive loss	(87)	(89)

Oncor Holdings membership interest	6,326	6,231

Noncontrolling interests in subsidiary	2,015	1,912

Total membership interests	8,341	8,143

Total liabilities and membership interests	$21,597	$20,788

See Notes to Financial Statements.

ONCOR ELECTRIC DELIVERY HOLDINGS COMPANY LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1.	BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Description of Business

References in this report to “we,” “our,” “us” and “the company” are to Oncor Holdings and/or its direct or indirect subsidiaries as apparent in the context. The financial statements are comprised almost entirely of the operations of Oncor; consequently, there are no separate reportable business segments. See “Glossary” for definition of terms and abbreviations.

We are a Dallas, Texas-based holding company whose financial statements are comprised almost entirely of the operations of our direct, majority (approximately 80%) owned subsidiary, Oncor. Oncor is a regulated electricity transmission and distribution company principally engaged in providing delivery services to REPs that sell power in the north-central, eastern and western parts of Texas. Revenues from subsidiaries of Vistra (subsidiaries of TCEH until October 3, 2016) represented 23% and 24% of our total operating revenues for the nine months ended September 30, 2017 and 2016, respectively. We are a direct, wholly-owned subsidiary of EFIH, a direct, wholly-owned subsidiary of EFH Corp. EFH Corp. is a subsidiary of Texas Holdings, which is controlled by the Sponsor Group.

Our consolidated financial statements include our former indirect, bankruptcy-remote financing subsidiary, Bondco, a variable interest entity through December 29, 2016, at which time it was dissolved. This financing subsidiary was organized for the limited purpose of issuing certain transition bonds to recover generation-related regulatory asset stranded costs and other qualified costs under an order issued by the PUCT in 2002.

Various “ring-fencing” measures have been taken to enhance the separateness between the Oncor Ring-Fenced Entities and the Texas Holdings Group and our credit quality. These measures serve to mitigate our and Oncor’s credit exposure to the Texas Holdings Group and to reduce the risk that our assets and liabilities or those of Oncor would be substantively consolidated with the assets and liabilities of the Texas Holdings Group in connection with a bankruptcy of one or more of those entities. Such measures include, among other things: Oncor’s sale of a 19.75% equity interest to Texas Transmission in November 2008; maintenance of separate books and records for the Oncor Ring-Fenced Entities; our board of directors and Oncor’s board of directors being comprised of a majority of independent directors; and prohibitions on the Oncor Ring-Fenced Entities providing credit support to, or receiving credit support from, any member of the Texas Holdings Group. The assets and liabilities of the Oncor Ring-Fenced Entities are separate and distinct from those of the Texas Holdings Group. None of the assets of the Oncor Ring-Fenced Entities are available to satisfy the debt or contractual obligations of any member of the Texas Holdings Group. We and Oncor do not bear any liability for debt or contractual obligations of the Texas Holdings Group, and vice versa. Accordingly, our operations are conducted, and our cash flows are managed, independently from the Texas Holdings Group.

EFH Corp. Bankruptcy Proceedings

On the EFH Petition Date, the Debtors commenced proceedings under Chapter 11 of the U.S. Bankruptcy Code. The Oncor Ring-Fenced Entities are not parties to the EFH Bankruptcy Proceedings. We believe the “ring-fencing” measures discussed above mitigate our and Oncor’s potential exposure to the EFH Bankruptcy Proceedings. See Note 2 for a discussion of the potential impacts of the EFH Bankruptcy Proceedings on our financial statements.

Basis of Presentation

These unaudited condensed financial statements should be read in conjunction with the audited financial statements and related notes included in our 2016 Audited Financial Statements. In the opinion of Oncor

Holdings management, all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the results of operations and financial position have been made. All intercompany items and transactions have been eliminated in consolidation. The results of operations for an interim period may not give a true indication of results for a full year due to seasonality. All dollar amounts in the financial statements and tables in the notes are stated in millions of U.S. dollars unless otherwise indicated. Subsequent events have been evaluated through November 13, 2017, the date these consolidated financial statements were available to be issued.

Use of Estimates

Preparation of our financial statements requires management to make estimates and assumptions about future events that affect the reporting of assets and liabilities at the balance sheet dates and the reported amounts of revenue and expense, including fair value measurements. In the event estimates and/or assumptions prove to be different from actual amounts, adjustments are made in subsequent periods to reflect more current information.

Revenue Recognition

General

Oncor’s revenue is billed under tariffs approved by the PUCT and the majority of revenues are related to providing electric delivery service to consumers. Tariff rates are designed to recover the cost of providing electric delivery service including a reasonable rate of return on invested capital. Revenues are generally recognized when the underlying service has been provided in an amount prescribed by the related tariff.

Reconcilable Tariffs

The PUCT has designated certain tariffs (TCRF, EECRF surcharges, AMS surcharges and charges related to transition bonds) as reconcilable, which means the differences between amounts billed under these tariffs and the related incurred costs are deferred as either regulatory assets or regulatory liabilities. Accordingly, at prescribed intervals, future tariffs are adjusted to either repay regulatory liabilities or collect regulatory assets.

Contingencies

We evaluate and account for contingencies using the best information available. A loss contingency is accrued and disclosed when it is probable that an asset has been impaired or a liability incurred and the amount of the loss can be reasonably estimated. If a range of probable loss is established, the minimum amount in the range is accrued, unless some other amount within the range appears to be a better estimate. If the probable loss cannot be reasonably estimated, no accrual is recorded, but the loss contingency is disclosed to the effect that the probable loss cannot be reasonably estimated. A loss contingency will be disclosed when it is reasonably possible that an asset has been impaired or a liability incurred. If the likelihood that an impairment or incurrence is remote, the contingency is neither accrued nor disclosed. Gain contingencies are recognized upon realization.

Changes in Accounting Standards

In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2016-2 which created FASB Topic 842, Leases (Topic 842). Topic 842 amends previous GAAP to require the balance sheet recognition of lease assets and liabilities for operating leases. Operating lease liabilities will not be classified as debt for GAAP purposes under Topic 842 and will not be treated as debt for regulatory purposes. At this time, all of Oncor’s existing leases meet the definition of an operating lease liability. Under the new rules, the recognition of any finance leases (currently known as capital leases) on the balance sheet would be classified as debt for GAAP purposes and are expected to be defined as debt for our regulatory capital structure purposes (see Note 8 for details) similar to the current capital lease treatment. We will be required to adopt Topic 842 by

January 1, 2019 and do not expect to early adopt. Retrospective application to the 2017 and 2018 comparative periods presented will be required in the year of adoption. The initial adoption of Topic 842 will affect our balance sheet, as leased buildings and vehicles are recognized as operating lease liabilities. Subsequent to adoption, to the extent Oncor enters into finance leases, its credit facility covenants and capitalization ratios could be impacted. We continue to evaluate the potential impact of Topic 842 on our financial statements.

Since May 2014, the FASB has issued ASU No. 2014-09, Revenue from Contracts with Customers along with other supplemental guidance (together, Topic 606). Topic 606 introduces new, increased requirements for disclosure of revenue in financial statements and guidance that are intended to eliminate inconsistencies in the recognition of revenue. We are required to adopt Topic 606 by January 1, 2018 and expect to adopt at that time using the modified retrospective approach. Our revenues from customers are tariff-based and are designed to recover the cost of providing electric delivery service to customers including a reasonable rate of return on invested capital. Revenues are generally recognized when the underlying service has been provided in an amount prescribed by the related tariff. At this time, we do not expect the new guidance to change this pattern of recognition and therefore it is not expected to have a material effect on our reported results of operations, financial position or cash flows. We continue to evaluate the application of the new guidance.

In March 2017, the FASB issued ASU 2017-07 Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, an amendment to Topic 715, Compensation — Retirement Benefits (Topic 715). Topic 715, as amended, will require the non-service cost components of net retirement benefit plan costs be presented as non-operating in the income statement. In addition, only the service cost component of net retirement benefit plan cost will be eligible for capitalization as part of inventory or property, plant and equipment. We are required to adopt the amendment effective January 1, 2018. The income statement presentation requirement must be applied on a retrospective basis while the capitalization eligibility requirement is applied on a prospective basis. For cash flow purposes on a prospective basis, non-service costs will be reflected as a reduction to operating cash flows, offset by lower cash used in investing activities (lower capital expenditures). At this time, we do not expect the new guidance to have a material effect on our rate-making process, our results of operations, financial position or net change in total cash flows but continue to evaluate for potential impacts.

2.	EFH BANKRUPTCY PROCEEDINGS

On the EFH Petition Date, EFH Corp. and the substantial majority of its direct and indirect subsidiaries at the time, including EFIH, EFCH and TCEH, commenced proceedings under Chapter 11 of the U.S. Bankruptcy Code. The Oncor Ring-Fenced Entities are not parties to the EFH Bankruptcy Proceedings. We believe the “ring-fencing” measures discussed above mitigate our and Oncor’s potential exposure to the EFH Bankruptcy Proceedings. See Note 1 and below for further information regarding the EFH Bankruptcy Proceedings and the proposed change in control of our indirect majority owner in connection with such proceedings.

The U.S. Bankruptcy Code automatically enjoined, or stayed, us from judicial or administrative proceedings or filing of other actions against our affiliates or their property to recover, collect or secure our claims arising prior to the EFH Petition Date. Following the EFH Petition Date, EFH Corp. received approval from the bankruptcy court to pay or otherwise honor certain prepetition obligations generally designed to stabilize its operations. Included in the approval were the obligations owed to Oncor representing prepetition electricity delivery fees. Oncor has collected substantially all of the prepetition receivables from the Texas Holdings Group. As discussed below, the 2016 Plan of Reorganization (defined below) provided for a spin-off of the TCEH Debtors from EFH Corp. As a result of this spin-off (Vistra Spin-Off), Vistra and its subsidiaries, including Luminant and TXU Energy, ceased to be affiliates of ours as of October 3, 2016.

The EFH Bankruptcy Proceedings continue to be a complex litigation matter and the full extent of potential impacts on us remain unknown. Bankruptcy courts have broad equitable powers, and as a result, outcomes in bankruptcy proceedings are inherently difficult to predict. We will continue to evaluate our affiliate transactions and contingencies throughout the EFH Bankruptcy Proceedings to determine any risks and resulting impacts on our and Oncor’s results of operations, financial statements and cash flows.

See Note 10 for details of Oncor’s related-party transactions with members of the Texas Holdings Group.

Potential Change in Indirect Ownership of Oncor and Oncor Holdings

Below is a summary of certain matters relating to the potential change in indirect ownership of us and Oncor that may arise as a result of the EFH Bankruptcy Proceedings.

In May 2016, the Debtors filed a joint Plan of Reorganization (2016 Plan of Reorganization) pursuant to Chapter 11 of the U.S. Bankruptcy Code and a related disclosure statement with the bankruptcy court. The 2016 Plan of Reorganization provided that the confirmation and effective date of the 2016 Plan of Reorganization with respect to the TCEH Debtors may occur separate from, and independent of, the confirmation and effective date of the 2016 Plan of Reorganization with respect to the EFH Debtors. In this regard, the bankruptcy court confirmed the 2016 Plan of Reorganization with respect to the TCEH Debtors in August 2016, and it became effective by its terms, and the Vistra Spin-Off occurred, effective October 3, 2016.

Prior Merger Agreements

The following merger agreements relating to a potential change in indirect ownership of us and Oncor were entered into in connection with the EFH Bankruptcy Proceedings. Each of these prior merger agreements has been terminated in accordance with their respective terms.

•	In December 2015, the EFH Debtors filed their sixth amended plan of reorganization (Sixth Amended Plan of Reorganization) and entered into a merger and purchase agreement (Hunt Merger Agreement) with an investor group consisting of certain unsecured creditors of TCEH and an affiliate of Hunt Consolidated, Inc., as well as certain other investors designated by Hunt Consolidated, Inc. (collectively, the Hunt Investor Group), that would have led to a significant change in the indirect equity ownership of us and Oncor. In September 2015, Oncor and the Hunt Investor Group filed a joint application with the PUCT seeking certain regulatory approvals with respect to the transactions contemplated by the Sixth Amended Plan of Reorganization. The PUCT issued an order conditionally approving the joint application in March 2016 and in April 2016 the Hunt Investor Group and certain intervenors filed motions for rehearing. As discussed under “Regulatory Matters Related to the EFH Bankruptcy Proceedings” below, in May 2016, the PUCT denied the motions for rehearing in PUCT Docket No. 45188 and the Hunt Merger Agreement was terminated, and in June 2016 the Hunt Investor Group filed a petition with the Travis County District Court seeking review of the order.

•

Following the termination of the Hunt Merger Agreement, in July 2016, the EFH Debtors entered into a Plan Support Agreement (NEE Plan Support Agreement) with NextEra Energy, Inc. (NEE) to effect an agreed upon restructuring of the EFH Debtors pursuant to an amendment (NEE Amendment) to the 2016 Plan of Reorganization (as amended by the NEE Amendment and as subsequently amended, NEE Plan) and EFH Corp. and EFIH entered into an Agreement and Plan of Merger (NEE Merger Agreement) with NEE and EFH Merger Co., LLC, a wholly-owned subsidiary of NEE. Additionally, in October 2016, an affiliate of NEE entered into an Agreement and Plan of Merger (the TTI Merger Agreement) with Texas Transmission Holdings Corporation (the parent of Texas Transmission) and certain of its affiliates to purchase Texas Transmission’s 19.75% equity interest in Oncor for approximately $2.4 billion. The bankruptcy court approved EFH Corp. and EFIH’s entry into the NEE Merger Agreement and the NEE Plan Support Agreement in September 2016 and confirmed the NEE Plan in February 2017. The consummation of the transactions contemplated by the NEE Plan, the NEE Merger Agreement and the TTI Merger Agreement was subject to various conditions precedent, including the approval of the PUCT. Oncor and NEE filed a joint application seeking certain regulatory approvals with respect to the NEE Merger Agreement and the TTI Merger Agreement in October 2016.

The PUCT denied the application in April 2017, issued an order on rehearing in June 2017 and denied NEE’s second motion for rehearing in June 2017. Following these developments, on July 6, 2017, EFH and EFIH delivered a notice terminating the NEE Merger Agreement, which caused the NEE Plan to be null and void. As discussed under “Regulatory Matters Related to the EFH Bankruptcy Proceedings” below, on July 13, 2017, NEE filed a petition with the Travis County District Court seeking review of the PUCT order (PUCT NEE Plan Order). We cannot assess the impact of the termination of the NEE Merger Agreement on the results of the review or ultimate disposition of the PUCT NEE Plan Order, or any associated impacts of such termination and matters relating to the PUCT NEE Plan Order on the TTI Merger Agreement and the transactions contemplated thereby.

•	Following the termination of the NEE Merger Agreement, on July 7, 2017, EFH Corp. and EFIH executed a merger agreement (BHE Merger Agreement) with Berkshire Hathaway Energy Company (BHE ) and certain of its subsidiaries. The BHE Merger Agreement provided for the acquisition by BHE of the 80.03% of Oncor’s membership interests owned indirectly by EFH Corp. and EFIH. In connection with the execution of the BHE Merger Agreement, on July 7, 2017, the EFH Debtors filed their joint plan of reorganization (BHE Plan) and a related disclosure statement. The EFH Debtors terminated the BHE Merger Agreement on August 21, 2017 in connection with their entry into the Sempra Merger Agreement (as defined below), which caused the BHE Plan to become null and void. Further, by order dated September 7, 2017, the bankruptcy court ordered that the BHE Merger Agreement was terminated and not approved.

Sempra Merger Agreement

On August 15, 2017, the EFH Debtors received an alternative proposal from Sempra Energy (Sempra) that largely followed the structure of the BHE Plan. Following negotiations, on August 21, 2017, EFH Corp. and EFIH entered into an Agreement and Plan of Merger (Sempra Merger Agreement) with Sempra and one of its wholly-owned subsidiaries (collectively, the Sempra Parties). Similar to the BHE Merger Agreement, the Sempra Merger Agreement does not impose any conditions on the EFH Debtors regarding TTI’s minority interest in Oncor. Accordingly, the Sempra Merger Agreement provides for the acquisition by Sempra of the 80.03% of Oncor’s membership interests owned indirectly by EFH Corp. and EFIH.

Following the execution and delivery of the Sempra Merger Agreement, EFIH requested, pursuant to the Sempra Merger Agreement, that Oncor Holdings and Oncor enter into a letter agreement (Sempra Letter Agreement) with the Sempra Parties. The Sempra Letter Agreement was executed on August 25, 2017 and sets forth certain rights and obligations of the Oncor Ring-Fenced Entities and the Sempra Parties to cooperate in the manner set forth therein with respect to initial steps to be taken in connection with the acquisition of Reorganized EFH and the other transactions described in the Sempra Merger Agreement. Pursuant to the terms of the Sempra Letter Agreement, the Oncor Ring-Fenced Entities are to conduct, in all material respects, their businesses in the ordinary course of business and materially consistent with the plan for 2017 and 2018 contained in Oncor’s long-range business plan. The Sempra Letter Agreement also provides that the Oncor Ring-Fenced Entities will cooperate with the Sempra Parties to prepare and file all necessary applications for governmental approvals of the transactions contemplated by the Sempra Merger Agreement, including PUCT and FERC approvals. The Sempra Letter Agreement is not intended to give the Sempra Parties, directly or indirectly, the right to control or direct the operations of any of the Oncor Ring-Fenced Entities.

In connection with the execution of the Sempra Merger Agreement, on September 5, 2017, the EFH Debtors filed an amended joint plan of reorganization (Sempra Plan) and a related disclosure statement (Sempra Disclosure Statement). On September 6, 2017, the bankruptcy court authorized the EFH Debtors’ entry into the Sempra Merger Agreement, approved the Sempra Disclosure Statement and authorized the EFH Debtors to solicit votes on the Sempra Plan. The Sempra Merger Agreement contemplates that Oncor and the Sempra Parties will file a joint application with the PUCT seeking certain regulatory approvals with respect to the transactions contemplated by the Sempra Plan, and that filing was made on October 5, 2017 in PUCT Docket

No. 47675. The EFH Debtors have indicated that they will not seek bankruptcy court confirmation of the Sempra Plan unless and until the PUCT approves the transactions contemplated by the Sempra Plan.

We cannot predict the ultimate outcome of the EFH Bankruptcy Proceedings, including whether the transactions contemplated by the Sempra Plan, including the Sempra Merger Agreement, will (or when they will) close. There remain conditions and uncertainties relating to the Sempra Plan becoming effective and the consummation of the transactions contemplated by the Sempra Merger Agreement, including, without limitation, the ability to obtain required regulatory approvals from the PUCT, as described below under “Regulatory Matters Related to EFH Bankruptcy Proceedings.” As a result, we remain unable to predict how any reorganization of the EFH Debtors ultimately will impact Oncor or what form any change in indirect ownership of Oncor may take. In this regard, we are unable to predict the ultimate impact of the termination of the NEE Merger Agreement and matters relating to the PUCT NEE Plan Order or the TTI Merger Agreement, including the ultimate disposition, if any, of Texas Transmission’s 19.75% equity stake in Oncor.

Regulatory Matters Related to EFH Bankruptcy Proceedings

In September 2015, Oncor and the Hunt Investor Group filed in PUCT Docket No. 45188 a joint application with the PUCT seeking certain regulatory approvals with respect to the transactions contemplated by a plan of reorganization in the EFH Bankruptcy Proceedings. In March 2016, the PUCT issued an order conditionally approving the joint application. In April 2016, the Hunt Investor Group and certain interveners in PUCT Docket No. 45188 filed motions for rehearing and in May 2016, the PUCT denied such motions and the order became final. In May 2016, the plan of reorganization and related merger and purchase agreement that contemplated the transactions in PUCT Docket No. 45188 were terminated. The Hunt Investor Group filed a petition with the Travis County District Court in June 2016 seeking review of the order. We cannot predict the results of the review or the ultimate disposition of PUCT Docket No. 45188, particularly in light of the termination of the Hunt Merger Agreement.

In connection with PUCT Docket No. 45188, certain cities that have retained original jurisdiction over electric utility rates passed resolutions directing Oncor to file rate review proceedings. In connection with those resolutions, counsel for those cities notified Oncor that they expected Oncor to make a rate filing to comply with their resolutions on or before March 17, 2017. That filing was made with the PUCT and original jurisdiction cities on March 17, 2017 in PUCT Docket No. 46957. In July 2017, Oncor and certain parties to the rate review agreed to a settlement of that rate review, and on August 2, 2017 a settlement agreement was filed that settled all issues in the docket. On October 13, 2017, the PUCT issued an order approving the settlement agreement. For more information, see Note 3 — “2017 Rate Review (PUCT Docket No. 46957).”

The NEE Merger Agreement contemplated that Oncor and NEE file a joint application with the PUCT seeking certain regulatory approvals with respect to the transactions contemplated by the Amended EFH Debtor Plan. Oncor and NEE filed that joint application in PUCT Docket No. 46238 in October 2016. The PUCT denied the application on April 13, 2017. The PUCT issued an Order on Rehearing on June 7, 2017 and denied NEE’s Second Motion for Rehearing on June 29, 2017. On July 13, 2017, NEE filed a petition with the Travis County District Court seeking review of the PUCT order. We cannot predict the results of the review or the ultimate disposition of PUCT Docket No. 46238, particularly in light of the termination of the NEE Merger Agreement.

On July 28, 2017, Texas Transmission Holdings Corporation (TTHC) and NEE filed in PUCT Docket No. 47453 a joint application with the PUCT seeking certain regulatory approvals with respect to NEE’s proposed acquisition of the 19.75 percent minority interest in Oncor that is indirectly held by TTHC. The application requested that the PUCT issue an order disclaiming jurisdiction over the transaction or finding that the transaction is in the public interest and approved. On September 14, 2017, Oncor filed a motion to intervene as a party, but not an applicant, in PUCT Docket No. 47453. On October 26, 2017, the PUCT voted to dismiss the application without prejudice on jurisdictional grounds and ordered that any future filing of the application must include the affected utility (in this case Oncor) as an applicant. The PUCT further ordered that in any such filing Oncor is not required to seek approval of the application or any other specific relief. On October 30, 2017, TTHC notified the PUCT that it had terminated the merger agreement with NEE that was the subject of PUCT Docket No. 47453.

Oncor and the Sempra Parties filed a joint application with the PUCT seeking certain regulatory approvals with respect to the transactions contemplated by the Sempra Plan on October 5, 2017 in PUCT Docket No. 47675.

Settlement Agreement

In connection with the EFH Bankruptcy Proceedings, the EFH Debtors and various creditor parties entered into a settlement agreement (the Settlement Agreement) in August 2015 (as amended in September 2015) to compromise and settle, among other things (i) intercompany claims among the EFH Debtors, (ii) claims and causes of actions against holders of first lien claims against TCEH and the agents under the TCEH Senior Secured Facilities, (iii) claims and causes of action against holders of interests in EFH Corp. and certain related entities and (iv) claims and causes of action against each of the EFH Debtors’ current and former directors, the Sponsor Group, managers and officers and other related entities. The Settlement Agreement contemplates a release of such claims upon approval of the Settlement Agreement by the bankruptcy court, which approval was obtained in December 2015.

The Settlement Agreement settles substantially all inter-debtor claims through the effective date of the Settlement Agreement. These settled claims include potentially contentious inter-debtor claims, including various potential avoidance actions and claims arising under numerous debt agreements, tax sharing agreements, and contested property transfers. The release provisions of the Settlement Agreement took effect immediately upon the entry of the bankruptcy court order approving the Settlement Agreement. In this regard, substantially all of the potential affiliate claims, derivative claims and other types of disputes among affiliates (including claims against Oncor) have been resolved by bankruptcy court order. Accordingly, we believe the Settlement Agreement resolves all affiliate claims against Oncor and its assets existing as of the effective date of the Settlement Agreement.

3.	REGULATORY MATTERS

Change in Control Reviews

See “Regulatory Matters Related to EFH Bankruptcy Proceedings” in Note 2.

2017 Rate Review (PUCT Docket No. 46957)

In response to resolutions passed by numerous cities with original jurisdiction over electric utility rates in 2016, Oncor filed rate review proceedings with the PUCT and original jurisdiction cities in our service territory on March 17, 2017 based on a January 1, 2016 to December 31, 2016 test year. In July 2017, Oncor and certain parties to the rate review agreed to a settlement of that rate review, and on August 2, 2017 a settlement agreement was filed that settled all issues in the docket. On October 13, 2017, the PUCT issued an order approving the settlement of the rate review. The order became final and non-appealable on November 7, 2017. The order provides for new rates to take effect on November 27, 2017, contingent upon the closing of the transactions discussed below under “Sharyland Transaction.” The order further provides, among other items, that Oncor’s base rate revenue requirement before intercompany eliminations would be approximately $4.3 billion, Oncor’s authorized return on equity would be 9.8%, and Oncor’s authorized regulatory capital structure would be 57.5% debt and 42.5% equity. Oncor’s current authorized return on equity is 10.25% and the current authorized regulatory capital structure is 60% debt and 40% equity. The order provides for the use of a regulatory liability and bill credit mechanism until the new authorized regulatory capital structure is met following the effective date for new rates to reflect Oncor’s actual capitalization prior to achieving the authorized capital structure.

Sharyland Transaction

On July 21, 2017, Oncor entered into an agreement (Sharyland Agreement) with Sharyland Distribution & Transmission Services, L.L.C., a Texas limited liability company (SDTS), Sharyland Utilities, L.P., a Texas limited partnership (SU), and certain of their subsidiaries.

The Sharyland Agreement provides that pursuant to separate mergers (collectively, Sharyland Mergers), (i) Oncor will receive certain of the electricity distribution-related assets and liabilities of SDTS and SU (constituting substantially all of the electricity distribution business of SDTS and SU) and certain transmission assets (collectively, Sharyland Distribution Business and the portion held by SDTS, the SDTS Merger Assets), (ii) SDTS will receive portions of certain of Oncor’s electricity transmission-related assets and liabilities (Oncor Merger Assets) and cash, and (iii) SU will receive cash. The transaction for assets between Oncor and SDTS is structured to qualify, in part, as a simultaneous tax deferred like kind exchange of assets to the extent that the assets exchanged are of “like kind” (within the meaning of Section 1031 of the Internal Revenue Code).

On August 4, 2017, Oncor, SDTS and SU filed a joint application for sale, transfer, or merger in PUCT Docket No. 47469 requesting PUCT approvals of the transactions contemplated by the Sharyland Agreement. On October 13, 2017, the PUCT issued an order approving the Sharyland Agreement in Docket No. 47469. The transactions contemplated by the Sharyland Agreement closed on November 9, 2017. The actual assets exchanged and cash received pursuant to the Sharyland Mergers is based on the difference between the current net book value of the Oncor Merger Assets and/or the actual net book value of the Sharyland Distribution Business as of closing, as provided in the Sharyland Agreement. At closing of the transactions, the net book value of the Oncor Merger Assets was approximately $383 million and the net book value of the SDTS Merger Assets was approximately $401 million. Based on these net book values, Oncor paid SDTS approximately $18 million in cash and SU approximately $7 million in cash.

We do not expect the Sharyland transaction to have a material effect on our and Oncor’s results of operations, financial position or cash flows.

We are involved in various other regulatory proceedings in the normal course of business, the ultimate resolution of which, in the opinion of management, should not have a material effect upon our and Oncor’s financial position, results of operations or cash flows.

See Note 3 to the Financial Statements in our 2016 Audited Financial Statements for additional information regarding regulatory matters.

4.	REGULATORY ASSETS AND LIABILITIES

Recognition of regulatory assets and liabilities and the periods which they are to be recovered or refunded through rate regulation are determined by the PUCT. Components of the regulatory assets and liabilities and the remaining periods as of September 30, 2017 are provided in the table below. Amounts not earning a return through rate regulation are noted.

	Remaining Rate Recovery/Amortization Period at September 30, 2017	Carrying Amount At
		September 30, 2017	December 31, 2016
Regulatory assets:
Employee retirement costs being amortized	2 years	$11	$23
Unrecovered employee retirement costs incurred since the last rate review period (b)	To be determined	352	327
Employee retirement liability (a)(b)(c)	To be determined	804	849
Self-insurance reserve (primarily storm recovery costs) being amortized	2 years	40	64
Unrecovered self-insurance reserve incurred since the last rate review period (b)	To be determined	424	367
Securities reacquisition costs (post-industry restructure)	Lives of related debt	12	13
Deferred conventional meter and metering facilities depreciation	Largely 3 years	62	78
Under-recovered AMS costs	To be determined	213	205
Energy efficiency performance bonus (a)	1 year or less	14	10
Other regulatory assets	Various	35	38

Total regulatory assets		1,967	1,974

Regulatory liabilities:
Estimated net removal costs	Lives of related assets	933	819
Investment tax credit and protected excess deferred taxes	Various	9	10
Over-recovered wholesale transmission service expense (a)	1 year or less	46	10
Other regulatory liabilities	Various	21	17

Total regulatory liabilities		1,009	856

Net regulatory assets		$958	$1,118

(a)	Not earning a return in the regulatory rate-setting process.
(b)	Recovery is specifically authorized by statute or by the PUCT, subject to reasonableness review.
(c)	Represents unfunded liabilities recorded in accordance with pension and OPEB accounting standards.

5.	SHORT-TERM BORROWINGS

At September 30, 2017, Oncor had a $2.0 billion secured revolving credit facility to be used for working capital and general corporate purposes, issuances of letters of credit and support for any commercial paper issuances. In October 2016, Oncor exercised the second of two one-year extensions available to them and extended the term of the revolving credit facility to October 2018. The terms of the revolving credit facility allow Oncor to request an increase in borrowing capacity of $100 million in the aggregate provided certain conditions are met, including lender approval.

Borrowings under the revolving credit facility are classified as short-term on the balance sheet and are secured equally and ratably with all of Oncor’s other secured indebtedness by a first priority lien on property Oncor acquired or constructed for the transmission and distribution of electricity. The property is mortgaged under the Deed of Trust.

At September 30, 2017, Oncor had outstanding borrowings under the revolving credit facility totaling $917 million with an interest rate of 2.22% and outstanding letters of credit totaling $9 million. At December 31, 2016, Oncor had outstanding borrowings under the revolving credit facility totaling $789 million with an interest rate of 1.72% and outstanding letters of credit totaling $7 million.

Borrowings under the revolving credit facility bear interest at per annum rates equal to, at Oncor’s option, (i) LIBOR plus a spread ranging from 1.00% to 1.75% depending on credit ratings assigned to Oncor’s senior secured non-credit enhanced long-term debt or (ii) an alternate base rate (the highest of (1) the prime rate of JPMorgan Chase, (2) the federal funds effective rate plus 0.50%, and (3) daily one-month LIBOR plus 1.00%) plus a spread ranging from 0.00% to 0.75% depending on credit ratings assigned to Oncor’s senior secured non-credit enhanced long-term debt. At September 30, 2017, substantially all outstanding borrowings bore interest at LIBOR plus 1.00%. Amounts borrowed under the revolving credit facility, once repaid, can be borrowed again from time to time.

An unused commitment fee is payable quarterly in arrears and upon termination or commitment reduction at a rate equal to 0.100% to 0.275% (such spread depending on certain credit ratings assigned to Oncor’s senior secured debt) of the daily unused commitments under the revolving credit facility. Letter of credit fees on the stated amount of letters of credit issued under the revolving credit facility are payable to the lenders quarterly in arrears and upon termination at a rate per annum equal to the spread over adjusted LIBOR. Customary fronting and administrative fees are also payable to letter of credit fronting banks. At September 30, 2017, letters of credit bore interest at 1.20%, and a commitment fee (at a rate of 0.10% per annum) was payable on the unfunded commitments under the revolving credit facility, each based on Oncor’s current credit ratings.

Subject to the limitations described below, borrowing capacity available under the revolving credit facility at September 30, 2017 and December 31, 2016 was $1.074 billion and $1.204 billion, respectively. Generally, Oncor’s indentures and revolving credit facility limit the incurrence of other secured indebtedness except for indebtedness secured equally and ratably with the indentures and revolving credit facility and certain permitted exceptions. As described further in Note 6, the Deed of Trust permits Oncor to secure indebtedness (including borrowings under its revolving credit facility) with the lien of the Deed of Trust. At September 30, 2017, the available borrowing capacity of the revolving credit facility could be fully drawn.

The revolving credit facility contains customary covenants for facilities of this type, restricting, subject to certain exceptions, Oncor and its subsidiaries from, among other things: incurring additional liens; entering into mergers and consolidations; and sales of substantial assets. In addition, the revolving credit facility requires that Oncor maintain a consolidated senior debt-to-capitalization ratio of no greater than 0.65 to 1.00 and observe certain customary reporting requirements and other affirmative covenants. For purposes of the ratio, debt is calculated as indebtedness defined in the revolving credit facility (principally, the sum of long-term debt, any capital leases, short-term debt and debt due currently in accordance with GAAP). Capitalization is calculated as membership interests determined in accordance with GAAP plus indebtedness described above. At September 30, 2017, Oncor was in compliance with this covenant and with all other covenants.

6.	LONG-TERM DEBT

Senior notes are secured by a first priority lien on certain transmission and distribution assets equally and ratably with all of Oncor’s other secured indebtedness. See “Deed of Trust” below for additional information. At September 30, 2017 and December 31, 2016, our long-term debt consisted of the following:

	September 30, 2017	December 31, 2016
Secured:
5.000% Fixed Senior Notes due September 30, 2017	$—	$324
6.800% Fixed Senior Notes due September 1, 2018	550	550
2.150% Fixed Senior Notes due June 1, 2019	250	250
5.750% Fixed Senior Notes due September 30, 2020	126	126
4.100% Fixed Senior Notes due June 1, 2022	400	400
7.000% Fixed Debentures due September 1, 2022	800	800
2.950% Fixed Senior Notes due April 1, 2025	350	350
7.000% Fixed Senior Notes due May 1, 2032	500	500
7.250% Fixed Senior Notes due January 15, 2033	350	350
7.500% Fixed Senior Notes due September 1, 2038	300	300
5.250% Fixed Senior Notes due September 30, 2040	475	475
4.550% Fixed Senior Notes due December 1, 2041	400	400
5.300% Fixed Senior Notes due June 1, 2042	500	500
3.750% Fixed Senior Notes due April 1, 2045	550	550
3.800% Fixed Senior Notes due September 30, 2047	325	—

Secured long-term debt	5,876	5,875
Unsecured:
Term loan credit agreement due no later than March 26, 2019	275	—

Total long-term debt	6,151	5,875
Unamortized discount and debt issuance costs	(35)	(36)
Less amount due currently	(550)	(324)

Long-term debt, less amounts due currently	$5,566	$5,515

Debt-Related Activity in 2017

Debt Repayments

Repayments of long-term debt in the nine months ended September 30, 2017 consisted of $324 million aggregate principal amount of 5.00% senior secured notes due September 30, 2017 (2017 Notes) that Oncor redeemed on September 29, 2017.

Issuance of Senior Secured Notes

In September 2017, Oncor issued $325 million aggregate principal amount of 3.80% senior secured notes maturing in September 2047 (2047 Notes). Oncor used the proceeds (net of the initial purchasers’ discount, fees and expenses) of $321 million from the sale of the 2047 Notes for general corporate purposes, including repayment of borrowings under the revolving credit facility, and payment of a portion of the redemption price for the 2017 Notes. The 2047 Notes are secured by a first priority lien, and are secured equally and ratably with all of our other secured indebtedness.

Interest on the 2047 Notes is payable in cash semiannually on March 30 and September 30 of each year, beginning on March 30, 2018. Prior to March 30, 2047, Oncor may at its option at any time redeem all or part of the 2047 Notes at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a make-whole premium. On and after March 30, 2047, Oncor may redeem the 2047 Notes at any time, in whole or in part, at a redemption price equal to 100% of the principal amount of such 2047 Notes, plus accrued and unpaid interest. The 2047 Notes also contain customary events of default, including failure to pay principal or interest on the Notes when due.

The 2047 Notes were issued in a private placement and were not registered under the Securities Act. Oncor has agreed, subject to certain exceptions, to register with the SEC notes having substantially identical terms as the 2047 Notes (except for provisions relating to the transfer restriction and payment of additional interest) as part of an offer to exchange freely tradable exchange notes for the 2047 Notes. Oncor has agreed to use commercially reasonable efforts to cause the exchange offer to be completed within 315 days after the issue date of the 2047 Notes. If a registration statement for the exchange offer is not declared effective by the SEC within 270 days after the issue date of the 2047 Notes or the exchange offer is not completed within 315 days after the issue date of the 2047 Notes (an exchange default), then the annual interest rate on the 2047 Notes will increase 50 basis points per annum until the earlier of the expiration of the exchange default or the second anniversary of the issue date of the Notes.

Term Loan Credit Agreement

On September 26, 2017, Oncor entered into a term loan credit agreement that provides for a springing-lien term loan credit facility in an aggregate principal amount of $275 million. On December 31, 2017, if (i) the obligations under the term loan credit agreement are outstanding as of such date and (ii) the obligations under our revolving credit facility (as amended, restated, supplemented, refinanced, replaced or otherwise modified) are secured as of such date, then the obligations under the term loan credit agreement will become secured indebtedness under the lien of our Deed of Trust.

The term loan credit agreement has an 18 month term maturing on March 26, 2019, and contains optional prepayment provisions as well as mandatory prepayment provisions that require prepayment in the event of certain specified debt issuances or certain specified asset dispositions.

At September 30, 2017, Oncor had outstanding borrowings of $275 million under the term loan credit agreement with an interest rate of 2.138%.

Loans under the term loan credit agreement bear interest at per annum rates equal to, at our option, (i) LIBOR plus a spread ranging from 0.80%-0.90%, depending on whether the loan has become secured, or (ii) an alternate base rate (the highest of (1) the prime rate of Wells Fargo Bank, National Association, (2) the federal funds effective rate plus 0.50%, and (3) daily one-month LIBOR plus 1.00%).

The term loan credit agreement contains customary covenants for facilities of this type, restricting, subject to certain exceptions, Oncor and its subsidiaries from, among other things, incurring additional liens, entering into mergers and consolidations, and sales of substantial assets.

In addition, the term loan credit agreement requires that Oncor maintain a consolidated senior debt to capitalization ratio of no greater than 0.65 to 1.00 and observe certain customary reporting requirements and other affirmative covenants.

The term loan credit agreement also contains customary events of default for facilities of this type the occurrence of which would allow the lenders to accelerate all outstanding loans and terminate their commitments, including certain changes in control of Oncor that are not permitted transactions under the term loan credit agreement, cross-default provisions in the event Oncor or any of its subsidiaries defaults on indebtedness in a principal amount in excess of $100 million or receives judgments for the payment of money in excess of $50 million that are not discharged within 60 days.

Deed of Trust

Secured indebtedness, including the revolving credit facility described in Note 5, is secured equally and ratably by a first priority lien on property Oncor acquired or constructed for the transmission and distribution of electricity. The property is mortgaged under the Deed of Trust. The Deed of Trust permits Oncor to secure indebtedness (including borrowings under our revolving credit facility) with the lien of the Deed of Trust up to the aggregate of (i) the amount of available bond credits, and (ii) 85% of the lower of the fair value or cost of certain property additions that could be certified to the Deed of Trust collateral agent. At September 30, 2017, the amount of available bond credits was $2.495 billion and the amount of future debt Oncor could secure with property additions, subject to those property additions being certified to the Deed of Trust collateral agent, was $2.109 billion.

Fair Value of Long-Term Debt

At September 30, 2017 and December 31, 2016, the estimated fair value of Oncor’s long-term debt (including current maturities, if any) totaled $7.093 billion and $6.751 billion, respectively, and the carrying amount totaled $6.116 billion and $5.839 billion, respectively. The fair value is estimated using observable market data, representing Level 2 valuations under accounting standards related to the determination of fair value.

7.	COMMITMENTS AND CONTINGENCIES

EFH Bankruptcy Proceedings

On the EFH Petition Date, the Debtors commenced the EFH Bankruptcy Proceedings. The Oncor Ring-Fenced Entities are not parties to the EFH Bankruptcy Proceedings. See Notes 2 and 10 for a discussion of the potential impacts on us as a result of the EFH Bankruptcy Proceedings and our related-party transactions involving members of the Texas Holdings Group, respectively.

Legal/Regulatory Proceedings

We are involved in various legal and administrative proceedings in the normal course of business, the ultimate resolution of which, in the opinion of management, should not have a material effect upon our financial position, results of operations or cash flows. See Note 3 in this report and Note 8 to Financial Statements in our 2016 Audited Financial Statements for additional information regarding our legal and regulatory proceedings.

8.	MEMBERSHIP INTERESTS

While there are no direct restrictions on our ability to distribute our net income that are currently material, substantially all of our net income is derived from Oncor. Our board of directors and Oncor’s board of directors, which are composed of a majority of independent directors, can withhold distributions to the extent such board determines that it is necessary to retain such amounts to meet the respective company’s expected future requirements. The PUCT has the authority to determine what types of debt and equity are included in a utility’s debt-to-equity ratio. For purposes of this ratio, debt is calculated as long-term debt including capital leases plus unamortized gains on reacquired debt less unamortized issuance expenses, premiums and losses on reacquired debt. Equity is calculated as membership interests determined in accordance with GAAP, excluding the effects of acquisition accounting (which includes recording any initial goodwill and fair value adjustments and subsequent related impairments and amortization).

Oncor’s distributions are limited by its required regulatory capital structure to be at or below the assumed debt-to-equity ratio established periodically by the PUCT for ratemaking purposes, which was 60% debt to 40% equity as of September 30, 2017. At September 30, 2017, of its total net assets, $25 million was available for distribution to Oncor’s members as Oncor’s regulatory capitalization ratio was 59.9% debt to 40.1% equity, of which approximately 80% relates to our ownership interest. The PUCT authorized capital structure will be 57.5% debt and 42.5% equity effective November 27, 2017 contingent upon the PUCT order issued in PUCT Docket No. 46957 becoming final and taking effect (see Note 3 for more details). To obtain the additional 2.5% equity capitalization, Oncor anticipates that approximately $250 million of equity will be needed. The order in PUCT

Docket No. 46957 provides for the use of a regulatory liability and bill credit mechanism until the new authorized regulatory capital structure is met following the effective date for new rates to reflect Oncor’s actual capitalization prior to achieving the authorized capital structure. On October 25, 2017, Oncor’s board of directors declared a contingent cash distribution of $32 million to be paid to its members as of October 25, 2017 within one business day after an additional equity contribution is made to Oncor from members totaling approximately $250 million. In the event the additional equity contribution is not made on or before the date of the closing of the Sempra Merger Agreement, no distribution shall be payable. For more information on the Sempra Merger Agreement, see Note 2.

On October 25, 2017, our board of directors declared a contingent cash distribution to be paid to EFIH upon receipt of our portion of the contingent Oncor distribution described above, in an amount equal to the amount received from Oncor minus our expected tax liability to EFH Corp. for the quarter ended September 30, 2017 under the tax sharing agreement discussed in Note 10. No distribution is payable in the event the Oncor distribution is not received.

During the nine months ended September 30, 2017, our board of directors declared, and we paid, the following cash distributions to EFIH:

Declaration Date	Payment Date	Amount
July 26, 2017	August 1, 2017	$46
April 26, 2017	April 27, 2017	$62
March 22, 2017	March 24, 2017	$62

Noncontrolling Interests

At September 30, 2017, Oncor’s ownership was as follows: 80.03% held by us, 19.75% held by Texas Transmission and 0.22% held indirectly by certain current and former members of Oncor’s management team and board of directors. The book value of the noncontrolling interests exceeds its ownership percentage due the portion of Oncor’s deferred taxes not attributable to the noncontrolling interests.

Membership Interests

The following table presents the changes to membership interests during the nine months ended September 30, 2017 and 2016:

	Capital Accounts	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interests	Total Membership Interests
Balance at December 31, 2016	$6,320	$(89)	$1,912	$8,143
Net income	265	—	68	333
Distributions paid to parent	(170)	—	—	(170)
Distributions to noncontrolling interests	—	—	(47)	(47)
Change related to future tax distributions from Oncor	—	—	81	81
Other	(2)	2	1	1

Balance at September 30, 2017	$6,413	$(87)	$2,015	$8,341

Balance at December 31, 2015	$6,150	$(91)	$1,803	$7,862
Net income	274	—	71	345
Distributions paid to parent	(135)	—	—	(135)
Distributions to noncontrolling interests	—	—	(38)	(38)
Change related to future tax distributions from Oncor	—	—	55	55
Other	—	2	—	2

Balance at September 30, 2016	$6,289	$(89)	$1,891	$8,091

Accumulated Other Comprehensive Income (Loss)

The following table presents the changes to accumulated other comprehensive income (loss) for the nine months ended September 30, 2017 and 2016:

	Cash Flow Hedges – Interest Rate Swap	Defined Benefit Pension and OPEB Plans	Accumulated Other Comprehensive Income (Loss)
Balance at December 31, 2016	$(16)	$(73)	$(89)
Defined benefit pension plans (net of tax)	—	1	1
Amounts reclassified from accumulated other comprehensive income (loss) and reported in interest expense and related charges	1	—	1

Balance at September 30, 2017	$(15)	$(72)	$(87)

Balance at December 31, 2015	$(18)	$(73)	$(91)
Defined benefit pension plans (net of tax)	—	1	1
Amounts reclassified from accumulated other comprehensive income (loss) and reported in interest expense and related charges	1	—	1

Balance at September 30, 2016	$(17)	$(72)	$(89)

9.	PENSION AND OPEB PLANS

Pension Plans

Oncor sponsors the Oncor Retirement Plan and also has liabilities under the Vistra Retirement Plan, both of which are qualified pension plans under Section 401(a) of the Internal Revenue Code of 1986, as amended, and are subject to the provisions of ERISA. Employees do not contribute to either plan. Oncor also has a supplemental pension plan for certain employees whose retirement benefits cannot be fully earned under the qualified retirement plans. See Note 11 to Financial Statements in our 2016 Audited Financial Statements for additional information regarding pension plans.

Oncor OPEB Plan

The Oncor OPEB Plan covers their eligible current and future retirees as well as certain eligible retirees of EFH Corp./Vistra whose employment service was assigned to both Oncor (or a predecessor regulated electric business) and a non-regulated business of EFH Corp. Vistra is solely responsible for its portion of the liability for retiree benefits related to those retirees. As Oncor is not responsible for Vistra’s portion of the Oncor OPEB Plan’s unfunded liability, that amount is not reported on our balance sheet. See Note 10 to Financial Statements in our 2016 Audited Financial Statements for additional information.

Pension and OPEB Costs

Oncor’s net costs related to pension plans and the Oncor OPEB Plan for the nine months ended September 30, 2017 and 2016 were comprised of the following:

	Nine Months Ended September 30,
	2017	2016
Components of net allocated pension costs:
Service cost	$18	$18
Interest cost	98	101
Expected return on assets	(86)	(92)
Amortization of net loss	33	30

Net pension costs	63	57

Components of net OPEB costs:
Service cost	5	6
Interest cost	36	36
Expected return on assets	(6)	(6)
Amortization of prior service cost	(15)	(15)
Amortization of net loss	24	26

Net OPEB costs	44	47

Total net pension and OPEB costs	107	104
Less amounts deferred principally as property or a regulatory asset	(76)	(75)

Net amounts recognized as expense	$31	$29

The discount rates reflected in net pension and OPEB costs in 2017 are 4.04%, 4.28% and 4.35% for the Oncor Retirement Plan, the Vistra Retirement Plan and the Oncor OPEB Plan, respectively. The expected return on pension and OPEB plan assets reflected in the 2017 cost amounts are 5.17%, 5.13% and 6.10% for the Oncor Retirement Plan, the Vistra Retirement Plan and the Oncor OPEB Plan, respectively.

Pension and OPEB Plans Cash Contributions

Oncor made cash contributions to the pension plans and Oncor OPEB Plan of $128 million and $25 million, respectively, during the nine months ended September 30, 2017. Oncor expects to make additional cash contributions to the pension plans and Oncor OPEB Plan of $21 million and $6 million, respectively, during the remainder of 2017. Our aggregate pension plans and Oncor OPEB Plan funding is expected to total approximately $564 million and $153 million, respectively, in the 2017 to 2021 period based on the latest actuarial projections.

10.	RELATED-PARTY TRANSACTIONS

The following represent our significant related-party transactions at September 30, 2017. See Note 2 for additional information regarding related-party contingencies resulting from the EFH Bankruptcy Proceedings and information regarding the Vistra Spin-Off. As a result of the Vistra Spin-Off, Vistra and its subsidiaries, including Luminant and TXU Energy, ceased to be related parties as of October 3, 2016.

•	Oncor recorded revenue from TCEH, principally for electricity delivery fees, which totaled $700 million for the nine months ended September 30, 2016. The fees are based on rates regulated by the PUCT that apply to all REPs.

•	EFH Corp. subsidiaries charge Oncor for certain administrative services at cost. Oncor’s payments to EFH Corp. subsidiaries for administrative services, which are primarily reported in operation and maintenance expenses, totaled less than $1 million for the nine months ended September 30, 2016. Oncor and EFH Corp. also charge each other for shared facilities at cost. Oncor’s payments to EFH Corp. for shared facilities totaled $3 million for the nine months ended September 30, 2016. Payments Oncor received from EFH Corp. subsidiaries related to shared facilities totaled less than $1 million for the nine months ended September 30, 2016.

•	We are a member of EFH Corp.’s consolidated tax group, though Oncor is not, and EFH Corp.’s consolidated federal income tax return includes our results. Under the terms of a tax sharing agreement, we are obligated to make payments to EFH Corp. in an aggregate amount that is substantially equal to the amount of federal income taxes that we would have been required to pay if we were filing our own corporate income tax return. Also under the terms of the tax sharing agreement, Oncor makes similar payments to Texas Transmission and Investment LLC, pro rata in accordance with their respective membership interests in Oncor, in an aggregate amount that is substantially equal to the amount of federal income taxes that Oncor would have been required to pay if it were filing its own corporate income tax return. EFH Corp. also includes Oncor’s results in its consolidated Texas state margin tax return, and consistent with the tax sharing agreement, Oncor remits to EFH Corp. Texas margin tax payments, which are accounted for as income taxes and calculated as if Oncor was filing its own return. Our results are also included in the consolidated Texas state margin tax return filed by EFH Corp. See discussion in Note 1 to Financial Statements in our 2016 Audited Financial Statements under “Income Taxes.”

Amounts payable to (receivable from) EFH Corp. related to income taxes under the agreement and reported on our balance sheet consisted of the following:

	At September 30, 2017	At December 31, 2016
Federal income taxes payable (receivable)	$(26)	$(57)
Texas margin taxes payable	16	20

Total payable (receivable)	$(10)	$(37)

Cash payments made to (received from) EFH Corp. related to income taxes consisted of the following:

	Nine Months Ended September 30,
	2017	2016
Federal income taxes	$(83)	$16
Texas margin taxes	20	20

Total payments (receipts)	$(63)	$36

•	Related parties of the Sponsor Group have (1) sold, acquired or participated in the offerings of our debt or debt securities in open market transactions or through loan syndications, and (2) performed various financial advisory, dealer, commercial banking and investment banking services for us and certain of our affiliates for which they have received or will receive customary fees and expenses, and may from time to time in the future participate in any of the items in (1) and (2) above. Also, as of September 30, 2017, approximately 16% of the equity in an existing vendor of Oncor was held by a member of the Sponsor Group. During 2017 and 2016, this vendor performed transmission and distribution system construction and maintenance services for us. Cash payments were made for such services to this vendor totaling $166 million dollars for the nine months ended September 30, 2017, of which approximately $157 million was capitalized and $9 million recorded as an operation and maintenance expense. At September 30, 2017, we had outstanding trade payables to this vendor of $5 million.

See Notes 8 and 9 for information regarding distributions to EFIH and noncontrolling interests and Oncor’s participation in EFH Corp. pension plans, respectively.

11.	SUPPLEMENTARY FINANCIAL INFORMATION

Major Customers

Revenues from subsidiaries of Vistra (subsidiaries of TCEH until October 3, 2016) represented 23% and 24% of our total operating revenues for the nine months ended September 30, 2017 and 2016, respectively. Revenues from REP subsidiaries of another nonaffiliated entity, collectively represented 18% and 17% of our total operating revenues for the nine months ended September 30, 2017 and 2016, respectively. No other customer represented 10% or more of our total operating revenues.

Other Income and (Deductions)

	Nine Months Ended September 30,
	2017	2016
Accretion of fair value adjustment (discount) to regulatory assets due to acquisition accounting	$—	$1
Professional fees	(12)	(11)
Non-recoverable pension and OPEB (Note 9)	(4)	(1)
Interest income and other	4	—

Total other income and (deductions) — net	$(12)	$(11)

Interest Expense and Related Charges

	Nine Months Ended September 30,
	2017	2016
Interest	$263	$256
Amortization of debt issuance costs and discounts	2	2
Less allowance for funds used during construction — capitalized interest portion	(8)	(6)

Total interest expense and related charges	$257	$252

Trade Accounts and Other Receivables

Trade accounts and other receivables reported on our balance sheet consisted of the following:

	At September 30, 2017	At December 31, 2016
Gross trade accounts and other receivables	$638	$548
Allowance for uncollectible accounts	(4)	(3)

Trade accounts receivable — net	$634	$545

At September 30, 2017 and December 31, 2016, REP subsidiaries of a nonaffiliated entity collectively represented approximately 16% and 15% of the trade accounts receivable amount, respectively. At both September 30, 2017 and December 31, 2016, REP subsidiaries of another nonaffiliated entity collectively represented approximately 12% of the trade accounts receivable amount.

Under a PUCT rule relating to the Certification of Retail Electric Providers, write-offs of uncollectible amounts owed by nonaffiliated REPs are deferred as a regulatory asset.

Investments and Other Property

Investments and other property reported on our balance sheet consisted of the following:

	At September 30, 2017	At December 31, 2016
Assets related to employee benefit plans, including employee savings programs	$107	$98
Land and other investments	2	2

Total investments and other property	$109	$100

Property, Plant and Equipment

Property, plant and equipment reported on our balance sheet consisted of the following:

	At September 30, 2017	At December 31, 2016
Total assets in service	$20,920	$20,234
Less accumulated depreciation	7,130	6,836

Net of accumulated depreciation	13,790	13,398
Construction work in progress	782	416
Held for future use	15	15

Property, plant and equipment — net	$14,587	$13,829

Intangible Assets

Intangible assets (other than goodwill) reported on our balance sheet as part of property, plant and equipment consisted of the following:

	At September 30, 2017			At December 31, 2016
	Gross Carrying Amount	Accumulated Amortization	Net	Gross Carrying Amount	Accumulated Amortization	Net
Identifiable intangible assets subject to amortization:
Land easements	$502	$98	$404	$491	$94	$397
Capitalized software	482	366	116	470	326	144

Total	$984	$464	$520	$961	$420	$541

Aggregate amortization expense for intangible assets totaled $44 million and $46 million for the nine months ended September 30, 2017 and 2016, respectively. The estimated aggregate amortization expense for each of the next five fiscal years is as follows:

Year	Amortization Expense
2017	$56
2018	37
2019	34
2020	33
2021	33

At both September 30, 2017 and December 31, 2016, goodwill totaling $4.1 billion was reported on our balance sheet. None of this goodwill is being deducted for tax purposes.

Employee Benefit Obligations and Other

Employee benefit obligations and other reported on our balance sheet consisted of the following:

	At September 30, 2017	At December 31, 2016
Retirement plans and other employee benefits	$1,995	$2,092
Liabilities related to subsidiary tax sharing agreement	220	229
Uncertain tax positions (including accrued interest)	—	3
Investment tax credits	10	12
Other	67	63

Total employee benefit obligations and other	$2,292	$2,399

In the first quarter of 2017, EFH Corp. settled all open tax claims with the IRS. As a result, we reduced the liability for uncertain tax positions by $3 million. This reduction is reported as a decrease in provision in lieu of income taxes.

Supplemental Cash Flow Information

	Nine Months Ended September 30,
	2017	2016
Cash payments (receipts) related to:
Interest	$256	$266
Less capitalized interest	(8)	(6)

Interest payments (net of amounts capitalized)	$248	$260

Income taxes (a):
Federal	$(95)	$16
State	20	20

Total amount of income taxes	$(75)	$36

Noncash construction expenditures (b)	$103	$104

(a)	See Note 10 for income taxes detail.
(b)	Represents end-of-period accruals.

PROSPECTUS

SEMPRA ENERGY

Common Stock

Preferred Stock

Debt Securities

Purchase Contracts

Units

We may offer and sell our common stock, preferred stock, debt securities, purchase contracts and units from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Sempra Energy’s common stock is listed on the New York Stock Exchange under the symbol “SRE.” On December 27, 2017, the last reported sale price of our common stock on the New York Stock Exchange was $107.83 per share.

Investing in our securities involves risks. See the information under the heading “Risk Factors” on page 5 of this prospectus, and any similar section contained in the applicable prospectus supplement, concerning factors you should consider before investing in our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 2, 2018.

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ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the U.S. Securities and Exchange Commission, or the “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described herein. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectus), together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market and industry data and forecasts that are based on or derived from independent industry publications, publicly available information and other information from third parties or that have been compiled or prepared by our management or employees. Although we believe that these third party sources are reliable, we do not guarantee the accuracy or completeness of information provided by or derived from these third party sources, and we have not independently verified this information. In addition, market, demographic and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus may involve estimates, assumptions and other uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Sempra,” “we,” “our” and “us” in this prospectus, we mean Sempra Energy and its consolidated subsidiaries, unless otherwise specified or unless the context otherwise requires. When we refer to “you,” we mean the potential holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Sempra Energy’s common stock is listed on the New York Stock Exchange under the symbol “SRE,” and reports, proxy statements and other information concerning Sempra Energy can also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

Our web site address is http://www.sempra.com. The information on, or that can be accessed through, our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are not complete and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 28, 2017.

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, filed with the SEC on October 30, 2017.

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed with the SEC on August 4, 2017.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 9, 2017.

•	Our Current Reports on Form 8-K, filed with the SEC on February 7, 2017, February 27, 2017, March 14, 2017 (both reports), May 11, 2017, May 16, 2017, June 9, 2017, July 17, 2017, August 24, 2017, August 25, 2017, August 28, 2017, September 12, 2017, October 6, 2017, October 10, 2017, October 13, 2017, December 15, 2017, December 19, 2017 and January 2, 2018.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Sempra Energy

488 8th Avenue

San Diego, California 92101

Attention: Corporate Secretary

Telephone: (619) 696-2000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

SEMPRA ENERGY

Sempra Energy, based in San Diego, California, is a Fortune 500 energy-services holding company whose operating units invest in, develop and operate energy infrastructure, and provide gas and electricity services to their customers in North and South America. Our operating units are Sempra Utilities, which includes our Southern California Gas Company, San Diego Gas & Electric Company and Sempra South American Utilities reportable segments; and Sempra Infrastructure, which includes our Sempra Mexico, Sempra LNG & Midstream and Sempra Renewables reportable segments.

Our California utility subsidiaries, Southern California Gas Company and San Diego Gas & Electric Company, serve a population of approximately 25 million. Natural gas service is provided throughout Southern California and portions of Central California through approximately 6.8 million meters. Electric service is provided throughout San Diego County and an adjacent portion of Orange County, both in Southern California, through approximately 1.4 million meters.

We originally filed our articles of incorporation with the Secretary of State of the State of California on October 11, 1996.

Our principal executive offices are located at 488 8th Avenue, San Diego, California 92101, and our telephone number is (619) 696-2000.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth the ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends for Sempra and its consolidated subsidiaries for the periods indicated. For information regarding how these ratios were calculated, please see Exhibit 12.1 to Sempra’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017.

	Nine Months Ended September 30, 2017	Year Ended December 31,
		2016	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges	2.98x	3.53x	3.37x	3.29x	3.26x	3.05x
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	2.98x	3.53x	3.37x	3.29x	3.26x	3.05x

No shares of Sempra’s preferred stock were outstanding during any of the periods reflected in the foregoing table and, as a result, the ratios of earnings to combined fixed charges and preferred stock dividends are identical to the ratios of earnings to fixed charges for those periods.

DESCRIPTION OF CAPITAL STOCK

Unless indicated differently in a prospectus supplement or free writing prospectus, this section describes some of the terms of our common stock and preferred stock, articles of incorporation and bylaws. The following description is not complete and is qualified in its entirety by reference to our articles of incorporation and bylaws. Therefore, you should read carefully the more detailed provisions of our articles of incorporation (including any certificate of determination filed thereunder with respect to any series of preferred stock) and bylaws, which are incorporated by reference herein and are filed or will be filed as exhibits to the registration statement of which this prospectus is a part and may be obtained as described under “Where You Can Find More Information.” Unless otherwise expressly stated herein or in a document incorporated or deemed to be incorporated by reference herein or the context otherwise requires, references to “we,” “us,” “our,” “Sempra Energy” and similar references under this caption “Description of Capital Stock” mean Sempra Energy, excluding its subsidiaries.

The authorized capital stock of Sempra Energy consists of (i) 750,000,000 shares of Sempra Energy common stock, without par value, and (ii) 50,000,000 shares of preferred stock. As of December 27, 2017, there were 251,358,077 issued and outstanding shares of our common stock and no outstanding shares of our preferred stock. No other classes of capital stock are authorized under our articles of incorporation.

Common Stock

The holders of our common stock are entitled to receive, ratably, such dividends as our board of directors may from time to time declare, subject to any rights of holders of outstanding shares of our preferred stock to receive dividends before dividends may be paid on our common stock. Except as otherwise provided by law, each holder of our common stock is entitled to one vote per share on each matter submitted to a vote of our shareholders, subject to the voting rights, if any, of holders of outstanding shares of any series of our preferred stock, which could include the right to vote separately as a class or series, or the right to vote together with the common stock as a single class.

At each annual meeting of our shareholders, directors shall be elected to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. Pursuant to our bylaws, directors standing for election in an “uncontested election” (as defined below) shall be elected by the affirmative vote of a majority of the shares entitled to vote for them represented and voting at a duly held meeting at which a quorum is present (and such affirmative votes must also represent more than 25% of the outstanding shares entitled to vote in the election of such directors). In any election of directors that is not an uncontested election, the candidates receiving the highest number of affirmative votes of the shares entitled to vote for them, up to the number of directors to be elected by those shares, shall be elected and votes against a director and votes withheld shall have no effect. The rights of holders of our common stock to elect directors are subject to the voting rights, if any, of holders of outstanding shares of any series of our preferred stock, which could include: (1) voting as a separate class or series, the right to elect one or more directors, or (ii) voting together with our common stock as a single class, the right to vote in the election of directors generally. Our bylaws define an “uncontested election” as, in general, an election of directors in which the number of candidates for election does not exceed the number of directors to be elected by our shareholders at that election, determined at the times specified in our bylaws. Our articles of incorporation provide that none of our shareholders may cumulate votes in the election of directors.

Our bylaws require us to include in our proxy materials for an annual meeting of stockholders the name of any person nominated for election to our board of directors by a shareholder or group of up to 20 shareholders who owned and have owned, or are acting on behalf of up to 20 beneficial owners who owned and have owned, in each case continuously for at least three years, at least 3% (determined as provided in our bylaws) of the aggregate voting power of our outstanding common stock and any other capital stock entitled to vote generally in the election of directors; provided that such shareholders give us written notice of such request within the time period set forth in our bylaws and such shareholders and their nominees satisfy the other requirements specified in our bylaws; and provided, further, that the number of such nominees whose names appear in our proxy materials shall not exceed the greater of (x) two nominees and (y) the largest whole number of nominees that does not exceed 20% of the number of our directors then in office, subject to possible reduction as provided in our bylaws.

In the event of any liquidation, dissolution or winding up of Sempra Energy, whether voluntary or involuntary, the holders of shares of our common stock are entitled, subject to any rights of the holders of outstanding shares of our preferred stock to receive distributions in such event before any distributions are made to holders of our common stock, to receive, ratably, any of our remaining assets after the discharge of our liabilities.

Holders of our common stock are not entitled to preemptive rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. Our common stock does not contain any redemption provisions, sinking fund provisions or conversion rights.

Preferred Stock

The board of directors of Sempra Energy is authorized, without the need for a vote or other action of our shareholders, to cause the issuance of shares of our preferred stock from time to time in one or more series and to determine the number of shares and designation of the preferred stock of any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series, and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon such series, which may include, among other things, dividend and liquidation rights and preferences, rights to convert such shares into common stock, voting rights and other rights. Accordingly, our board of directors could cause the issuance of one or more series of our preferred stock ranking senior to the common stock with respect to dividends or distributions in the event of our liquidation, dissolution or winding up or with voting or other rights that could dilute or otherwise adversely affect the voting or other rights and economic interests of holders of our common stock. Likewise, our board of directors could cause the issuance of one or more series of our preferred stock ranking on a parity with or senior to one or more other series of our preferred stock (subject to the terms of any one or more other series of our preferred stock, if any, then outstanding) with respect to dividends or distributions in the event of our liquidation, dissolution or winding up or with voting or other rights that could dilute or otherwise adversely affect the voting rights (if any) and other rights and economic interests of the holders of any such other series of preferred stock.

In the event that we issue any series of preferred stock pursuant to this prospectus, we will describe the terms of such series of preferred stock in a supplement to this prospectus and, if applicable, a free writing prospectus.

Anti-Takeover Effects of our Articles of Incorporation and Bylaws

Certain provisions of our articles of incorporation and bylaws could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of us. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage anyone seeking to acquire control of us to negotiate first with our board of directors. However, these provisions could also delay, deter or prevent a change of control or other takeover of our company that our shareholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market prices of our common stock and any outstanding preferred stock, and may also limit the price that investors are willing to pay in the future for our common stock and any outstanding preferred stock. These provisions may also have the effect of preventing changes in our management. Our articles of incorporation and bylaws include anti-takeover provisions that:

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authorize our board of directors, without a vote or other action by our shareholders, to cause the issuance of preferred stock in one or more series and, with respect to each series, to fix the number of shares constituting that series and to establish the rights, preferences, privileges and restrictions of that series, which may include, among other things, dividend and liquidation rights and preferences, rights to convert such shares into common stock, voting rights and other rights which may dilute or otherwise adversely affect the voting or other rights and the economic interests of holders of our common stock or one or more other series of our preferred stock, if any, then outstanding;

•	establish advance notice requirements and procedures for shareholders to submit nominations of candidates for election to our board of directors and to propose other business to be brought before a shareholders meeting;

•	provide that vacancies in our board of directors, including vacancies created by the removal of any director, may be filled by a majority of the directors then in office or by the sole remaining director;

•	provide that no shareholder may cumulate votes in the election of directors, which means that the holders of a majority of our outstanding shares of common stock can elect all directors standing for election by our common shareholders;

•	require that any action to be taken by our shareholders must be taken either (1) at a duly called annual or special meeting of shareholders or (2) by the unanimous written consent of all of our shareholders, unless our board of directors, by resolution adopted by two-thirds of the authorized number of directors, waives the foregoing provision in any particular circumstance; and

•	require action by shareholders holding not less than 1/10th of the voting power of our capital stock in order for our shareholders to call a special meeting of shareholders.

Limitation on Liability of Directors; Indemnification of Directors and Officers

Our articles of incorporation provide that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under California law. Section 317 of the Corporations Code of the State of California permits a corporation to provide indemnification to its directors, officers and agents under certain circumstances. Our bylaws provide for mandatory indemnification of our directors and officers, subject to the limitations set forth therein. In addition, our articles of incorporation provide us with the power, by bylaw, agreement or otherwise, to indemnify our directors, officers and other agents to the fullest extent permissible under California law and, subject to certain limitations, in excess of the indemnification otherwise expressly permitted by Section 317 of the Corporations Code. We believe that this limitation of liability and these indemnification provisions are useful to attract and retain qualified directors and officers.

Listing of our Common Stock

Our common stock is listed on the New York Stock Exchange under the symbol “SRE.”

Registrar and Transfer Agent

The registrar and transfer agent for our common stock is American Stock Transfer & Trust Company LLC.

DESCRIPTION OF DEBT SECURITIES

Unless indicated differently in a prospectus supplement or a free writing prospectus, the following description sets forth some of the general terms and provisions of the debt securities that Sempra Energy may offer by this prospectus. The debt securities may be issued as senior debt securities or subordinated debt securities. Unless otherwise expressly stated or the context otherwise requires, references to “we,” “us,” “our,” “Sempra Energy” and similar references under this caption “Description of Debt Securities” mean Sempra Energy excluding its subsidiaries.

The senior debt securities will be governed by an indenture (the “senior indenture”) between us and the trustee named therein and the subordinated debt securities will be governed by an indenture (the “subordinated indenture”) between us and the trustee named therein. The senior indenture and the subordinated indenture are hereinafter sometimes called, collectively, the “indentures” and individually, an “indenture.” Each indenture gives us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the series modify the terms of the applicable indenture will be described in the accompanying prospectus supplement, or a free writing prospectus, relating to such series of debt securities.

Each indenture contains the full legal text of the matters described in this section. The following description of certain provisions of the indentures and our debt securities is not complete and is subject to and qualified in its entirety by reference to all the provisions of the applicable indenture, including definitions of terms used in such indenture, and by the certificates evidencing the debt securities of each series, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or to a document incorporated by reference in this prospectus and which may be obtained as described under “Where You Can Find More Information.” We also include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indentures in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference into this prospectus and the applicable prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or free writing prospectus.

General

Sempra Energy may issue an unlimited amount of debt securities under the indentures in one or more series. Sempra Energy is not required to issue all debt securities of one series at the same time and, unless otherwise provided in a prospectus supplement, may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

The debt securities of Sempra Energy will be its unsecured obligations.

Before the issuance of each series of debt securities, the terms of the debt securities of the applicable series will be specified in either a supplemental indenture or in one or more officers’ certificates of Sempra Energy. We refer you to the applicable prospectus supplement for a description of the following terms of each series of debt securities:

(a)	the title of the debt securities;

(b)	any limit upon the aggregate principal amount of the debt securities;

(c)	the person to whom any interest on a security of the series shall be payable, if other than the person in whose name that security is registered;

(d)	the date or dates on which principal will be payable or how to determine the dates;

(e)	the rate or rates or method of determination of interest; the date or dates from which interest will accrue; the dates on which interest will be payable, which we refer to as the “interest payment dates”; and any record dates for the interest payable on the interest payment dates;

(f)	the right, if any, to extend the interest payment periods, and the terms of any such extensions;

(g)	the place or places where principal of and any premium and interest on the debt securities will be payable and whether, if acceptable to the trustee, any principal of such securities will be payable without presentation or surrender thereof;

(h)	the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which Sempra Energy may redeem the debt securities, in whole or in part, and the manner in which any election by Sempra Energy to redeem the debt securities shall be evidenced;

(i)	any obligation of Sempra Energy to redeem or purchase debt securities pursuant to any sinking fund, purchase fund or similar provision, or any option of the registered holder to require us to redeem or purchase debt securities, and the terms and conditions upon which the debt securities will be redeemed or purchased, in whole or in part;

(j)	the denominations in which the debt securities will be issuable (if other than denominations of $1,000 and any integral multiple thereof);

(k)	if the amount of principal or any premium or interest on any debt securities may be determined with reference to an index or pursuant to a formula and the manner in which such amounts will be determined;

(l)	the currency, currencies or currency units in which the principal of and any premium or interest on the debt securities will be payable, if other than United States dollars, and the manner of determining the equivalent thereof in United States dollars;

(m)	if at the election of Sempra Energy or the holder, the payments of principal of or any premium or interest on the debt securities will be payable in one or more currencies or currency units other than those in which the debt securities are stated to be payable, the terms and conditions upon which such election is to be made and the manner in which such amounts shall be determined;

(n)	the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

(o)	the amount which will be deemed to be the principal amount of the debt securities as of any date or dates before the stated maturity date, if the principal amount will not be determinable as of any such date or dates prior to the stated maturity date, including the amount which will be due and payable or outstanding as of any such date;

(p)	if the sections of the indenture providing for defeasance do not apply to any debt securities;

(q)	whether the debt securities are to be issued in whole or in part in the form of one or more global debt securities and, if so, the identity of the depositary for the global debt securities;

(r)	any addition, modification or deletion of any Events of Default or covenants provided in the indenture with respect to debt securities and any change in the acceleration provisions with respect to the debt securities;

(s)	any addition to or change in the covenants set forth in the indenture with respect to the debt securities; and

(t)	any other terms of the debt securities.

(See Section 301.)

Ranking

The senior debt securities will be the unsecured and unsubordinated obligations of Sempra Energy. The indebtedness represented by the senior debt securities will rank equally in right of payment with all other unsecured and unsubordinated debt of Sempra Energy. The indebtedness represented by the subordinated debt securities will rank junior and subordinate in right of payment to the prior payment in full of the senior debt of Sempra Energy, to the extent and in the manner set forth under the caption “—Subordination” below and as may be set forth in a prospectus supplement. The debt securities are obligations of Sempra Energy exclusively, and are not the obligations of any of its subsidiaries. Because Sempra Energy conducts its operations primarily through its subsidiaries and substantially all of its consolidated assets are held by its subsidiaries, the debt securities will be effectively subordinated to all existing and future indebtedness and other liabilities of Sempra Energy’s subsidiaries.

Holding Company Structure

Sempra Energy conducts its operations primarily through its subsidiaries and substantially all of its consolidated assets are held by its subsidiaries. Accordingly, Sempra Energy’s cash flow and its ability to meet its obligations under its debt securities are dependent upon the earnings of its subsidiaries and the distribution or other payment of these earnings to Sempra Energy in the form of dividends or loans or advances and repayment of loans and advances from Sempra Energy. The subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the Sempra Energy debt securities or to make any funds available for payment of amounts due on these debt securities.

Because Sempra Energy is a holding company, its obligations under the debt securities will be structurally subordinated to all existing and future liabilities of its subsidiaries. Therefore, Sempra Energy’s rights and the rights of its creditors, including the rights of the holders of the debt securities issued by Sempra Energy, to participate in the assets of any subsidiary upon the liquidation or reorganization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors. To the extent that Sempra Energy may itself be a creditor with recognized claims against any of its subsidiaries, Sempra Energy’s claims would still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinated to any indebtedness or other liabilities of the subsidiary that are senior to the claims held by Sempra Energy. Sempra Energy expects to incur, and expects that its subsidiaries will incur, substantial additional amounts of indebtedness.

Payment of Debt Securities—Interest

Unless indicated differently in a prospectus supplement, Sempra Energy will pay interest on the debt securities on each interest payment date to the persons in whose name the debt securities are registered as of the close of business on the regular record date relating to the interest payment date.

However, if we default in paying interest on a debt security, we will pay defaulted interest in either of the two following ways:

(a)	We will first propose to the trustee a payment date for the defaulted interest. Next, the trustee will choose a special record date for determining which registered holders are entitled to the payment. The special record date will be between ten and 15 days before the proposed payment date. Finally, we will pay the defaulted interest on the payment date to the registered holder of the debt security as of the close of business on the special record date.

(b)	Alternatively, we can propose to the trustee any other lawful manner of payment that is consistent with the requirements of any securities exchange on which the debt securities are listed for trading. If the trustee thinks the proposal is practicable, payment will be made as proposed.

(See Section 307.)

Payment of Debt Securities—Principal

Sempra Energy will pay principal of and any premium on the debt securities at stated maturity, upon redemption or otherwise, upon presentation of the debt securities at the office of the paying agent, which initially will be the trustee or such other paying agent designated in accordance with the applicable indenture. Any other paying agent initially designated for the debt securities of a particular series will be named in the applicable prospectus supplement.

If any interest payment date, redemption date or the maturity date of the debt securities is not a business day at any place of payment, then payment of the principal, premium, if any, and interest may be made on the next business day at that place of payment. In that case, no interest will accrue on the amount payable for the period from and after the applicable interest payment date, redemption date or maturity date, as the case may be.

In its discretion, Sempra Energy may appoint one or more additional paying agents and security registrars and designate one or more additional places for payment and for registration of transfer, but must at all times maintain a place of payment of the debt securities and a place for registration of transfer of the debt securities in the Borough of Manhattan, the City of New York. (See Section 1002.)

Form; Transfers; Exchanges

Unless otherwise provided in the applicable prospectus supplement or free writing prospectus, the debt securities will be issued:

(a)	only in fully registered form;

(b)	without interest coupons; and

(c)	in denominations that are even multiples of $1,000.

You may have your debt securities divided into debt securities of smaller authorized denominations or combined into debt securities of larger authorized denominations, as long as the total principal amount is not changed. This is called an “exchange.” (See Section 305.)

You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. Sempra Energy may appoint another agent or act as its own agent for this purpose. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also perform transfers. (See Section 305.)

In our discretion, we may change the place for registration of transfer of the debt securities and may remove and/or appoint one or more additional security registrars. (See Sections 305 and 1002.)

There will be no service charge for any transfer or exchange of the debt securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange.

We may block the transfer or exchange of (a) debt securities during a period of 15 days before giving any notice of redemption or (b) any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (See Section 305.)

Events of Default

Unless indicated differently in a prospectus supplement, an “event of default” occurs with respect to the debt securities of any series if:

(a)	Sempra Energy does not pay any interest on any debt securities of the applicable series within 30 days of the due date;

(b)	Sempra Energy does not pay any principal of or premium on any debt securities of the applicable series on the due date;

(c)	Sempra Energy does not make a sinking fund payment with respect to any debt securities of the applicable series when due;

(d)	Sempra Energy remains in breach of a covenant or warranty (excluding covenants and warranties solely applicable to another series of debt securities issued under the applicable indenture) in the applicable indenture or the debt securities of the applicable series for 60 days after there has been given to Sempra Energy, by registered or certified mail, a written notice of default specifying such default or breach and requiring remedy of the default or breach; the notice must be sent by either the trustee or registered holders of at least 25% of the principal amount of the outstanding debt securities of the applicable series;

(e)	default occurs under any bond, note, debenture or other instrument evidencing any indebtedness for money borrowed by Sempra Energy (including a default with respect to any other series of debt securities issued under the applicable indenture), or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by Sempra Energy (or the payment of which is guaranteed by Sempra Energy), whether such indebtedness or guarantee exists on the date of the applicable indenture or is issued or entered into following the date of the applicable indenture, if:

(1)	either:

•	such default results from the failure to pay any such indebtedness when due; or

•	as a result of such default the maturity of such indebtedness has been accelerated prior to its expressed maturity; and

(2)	the principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay any such indebtedness when due or the maturity of which has been so accelerated, aggregates at least $25 million;

(f)	Sempra Energy files for bankruptcy, or other specified events in bankruptcy, insolvency, receivership or reorganization occur with respect to Sempra Energy; or

(g)	any other event of default specified in the applicable prospectus supplement for such series occurs.

(See Section 501.)

No event of default with respect to a series of debt securities necessarily constitutes an event of default with respect to the debt securities of any other series issued under the applicable indenture.

As of September 30, 2017, the terms of approximately $1.75 billion aggregate principal amount of outstanding senior debt securities that we previously issued under the senior indenture (the “prior senior debt securities”) included the event of default described in clause (e) of the first paragraph under the above heading “Events of Default” (a so-called “cross-default” event of default), with a threshold amount of at least $25 million. However, Sempra Energy anticipates that the senior debt securities offered hereby will not include the event of default described in clause (e) of the first paragraph under the above heading “Events of Default” or any other “cross-default” event of default. Accordingly, if a series of debt securities offered hereby does not include a “cross-default” event of default, then the principal of and interest on the prior senior debt securities may be declared due and payable immediately upon the occurrence of a “cross-default” event of default, while the holders of the senior debt securities of such series offered hereby will not be entitled to accelerate such debt securities as a result of such event.

Remedies

Acceleration

If an event of default occurs and is continuing with respect to any series of debt securities, then either the trustee or the registered holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series, together with accrued and unpaid interest thereon, to be due and payable immediately. (See Section 502.)

Rescission of Acceleration

After the declaration of acceleration has been made with respect to any series of debt securities and before the trustee has obtained a judgment or decree for payment of the money due, the declaration and its consequences will be rescinded and annulled, if:

(a)	Sempra Energy pays or deposits with the trustee a sum sufficient to pay:

(1)	all overdue interest on the debt securities of that series, other than interest which has become due by declaration of acceleration;

(2)	the principal of and any premium on the debt securities of that series which have become due, otherwise than by the declaration of acceleration, and overdue interest on these amounts;

(3)	interest on overdue interest, other than interest which has become due by declaration of acceleration, on the debt securities of that series to the extent lawful; and

(4)	all amounts due to the trustee under the applicable indenture; and

(b)	all events of default with respect to the debt securities of that series, other than the nonpayment of the principal and interest which has become due solely by the declaration of acceleration, have been cured or waived as provided in the applicable indenture.

(See Section 502.)

For more information as to waiver of defaults, see “—Waiver of Default and of Compliance” below.

Control by Registered Holders; Limitations

If an event of default with respect to the debt securities of any series occurs and is continuing, the registered holders of a majority in principal amount of the outstanding debt securities of that series, voting as a single class, without regard to the holders of outstanding debt securities of any other series that may also be in default, will have the right to direct the time, method and place of:

(a)	conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series; and

(b)	exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

These rights of registered holders to give directions are subject to the following limitations:

(a)	the registered holders’ directions do not conflict with any law or the applicable indenture; and

(b)	the direction is not unduly prejudicial to the rights of holders of the debt securities of that series who do not join in that action.

The trustee may also take any other action it deems proper which is consistent with the registered holders’ direction. (See Sections 512 and 603.)

In addition, each indenture provides that no registered holder of debt securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the applicable indenture or for the appointment of a receiver or for any other remedy thereunder unless:

(a)	that registered holder has previously given the trustee written notice of a continuing event of default;

(b)	the registered holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute proceedings in respect of that event of default and have offered the trustee reasonable indemnity against costs and liabilities incurred in complying with the request; and

(c)	for 60 days after receipt of the notice, the trustee has failed to institute a proceeding and no direction inconsistent with the request has been given to the trustee during the 60-day period by the registered holders of a majority in aggregate principal amount of outstanding debt securities of that series.

Furthermore, no registered holder will be entitled to institute any action if and to the extent that the action would disturb or prejudice the rights of other registered holders of debt securities. (See Section 507.)

However, each registered holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. (See Section 508.)

Notice of Default

The trustee is required to give the registered holders of debt securities of the affected series notice of any default under the applicable indenture to the extent required by the Trust Indenture Act, unless the default has been cured or waived; except that in the case of an event of default of the character specified above in clause (d) under “—Events of Default,” no notice shall be given to such registered holders until at least 30 days after the occurrence of the default. The Trust Indenture Act currently permits the trustee to withhold notices of default (except for certain payment defaults) if the trustee in good faith determines the withholding of the notice to be in the interests of the registered holders. (See Section 602.)

We will furnish the trustee with an annual statement as to our compliance with the conditions and covenants in the applicable indenture.

Waiver of Default and of Compliance

The registered holders of a majority in aggregate principal amount of the outstanding debt securities of any series, voting as a single class, without regard to the holders of outstanding debt securities of any other series, may waive, on behalf of all registered holders of the debt securities of that series, any past default under the applicable indenture, except a default in the payment of principal, premium or interest, or with respect to compliance with certain provisions of the applicable indenture that cannot be amended without the consent of the registered holder of each outstanding debt security of that series. (See Section 513.)

Unless indicated differently in a prospectus supplement, compliance with certain covenants in the applicable indenture or otherwise provided with respect to debt securities of any series may be waived before the time specified for compliance by the registered holders of a majority in aggregate principal amount of the debt securities of such series. (See Section 1006.)

Consolidation, Merger and Conveyance of Assets as an Entirety; No Financial Covenants

Sempra Energy has agreed not to consolidate or merge with or into any other entity, or to sell, transfer, lease or otherwise convey its properties and assets as an entirety or substantially as an entirety to any entity, unless:

(a)

(i) it is the continuing entity (in the case of a merger), or (ii) the successor entity formed by such consolidation or into which it is merged or which acquires by sale, transfer, lease or other conveyance its properties and assets, as an entirety or substantially as an entirety, is a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal, premium and interest on all the debt securities and the performance of all of the covenants under the indenture; and

(b)	immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default under the applicable indenture, has or will have occurred and be continuing.

Neither the applicable indenture nor the debt securities contain any financial or other similar restrictive covenants.

(See Section 801.)

Modification of Indenture

Without Registered Holder Consent. Without the consent of any registered holders of debt securities outstanding under an indenture, Sempra Energy and the trustee may enter into one or more supplemental indentures to such indenture for any of the following purposes:

(a)	to evidence the succession of another entity to Sempra Energy; or

(b)	to add one or more covenants for the benefit of the holders of all or any series of debt securities issued under such indenture or to surrender any right or power conferred upon Sempra Energy; or

(c)	to add any additional events of default for all or any series of debt securities issued under such indenture; or

(d)	to add or change any of the provisions of such indenture to the extent necessary to permit or facilitate the issuance of debt securities in bearer form or to facilitate the issuance of debt securities in uncertificated form; or

(e)	to change or eliminate any provision of such indenture so long as the change or elimination does not apply to any debt securities entitled to the benefit of such provision or to add any new provision to such indenture provided that any such addition does not apply to any outstanding debt securities issued under such indenture; or

(f)	to provide security for the debt securities of any series issued under such indenture; or

(g)	to establish the form or terms of debt securities of any series issued under such indenture, as permitted by such indenture; or

(h)	to evidence and provide for the acceptance of appointment of a separate or successor trustee; or

(i)	to cure any ambiguity, defect or inconsistency, or to make any other changes that do not adversely affect the interests of the holders of debt securities of any series under such indenture in any material respect.

(See Section 901.)

With Registered Holder Consent. Subject to the following sentence, Sempra Energy and the trustee may, with some exceptions, amend or modify the applicable indenture with the consent of the registered holders of at least a majority in aggregate principal amount of the debt securities of each series affected by the amendment or modification. However, no amendment or modification may, without the consent of the registered holder of each outstanding debt security affected thereby:

(a)	change the stated maturity of the principal or interest on any debt security or reduce the principal amount, interest or premium payable or change any place of payment where or the currency in which any debt security is payable, or impair the right to bring suit to enforce any payment;

(b)	reduce the percentages of registered holders whose consent is required for any supplemental indenture or waiver; or

(c)	modify certain provisions in the applicable indenture relating to supplemental indentures and waivers of certain covenants and past defaults.

A supplemental indenture which changes or eliminates any provision of the applicable indenture expressly included solely for the benefit of holders of debt securities of one or more particular series will be deemed not to affect the interests under the applicable indenture of the holders of debt securities of any other series.

(See Section 902.)

Defeasance

The indentures provide, unless the terms of the particular series of debt securities provide otherwise, that Sempra Energy may, upon satisfying several conditions, cause it to be discharged from its obligations, with some exceptions, with respect to any series of debt securities, which we refer to as “defeasance.”

One condition Sempra Energy must satisfy is the irrevocable deposit with the trustee, in trust, of money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient moneys to pay the principal of and any premium and interest on those debt securities on the maturity dates of the payments or upon redemption.

In addition, Sempra Energy will be required to deliver an opinion of counsel to the effect that a holder of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts, at the same times and in the same manner as if that defeasance had not occurred. The opinion of counsel must be based upon a ruling of the Internal Revenue Service or a change in law after the date of the applicable indenture.

(See Article XIII.)

Satisfaction and Discharge

The applicable indenture will cease to be of further effect with respect to any series of debt securities, and we will be deemed to have satisfied and discharged all of our obligations under the applicable indenture, except as noted below, when:

•	all outstanding debt securities of such series have become due or will become due within one year at their stated maturity or on a redemption date; and

•	Sempra Energy deposits with the trustee, in trust, funds that are sufficient to pay and discharge all remaining indebtedness on the outstanding debt securities of such series.

Sempra Energy will remain obligated to pay all other amounts due under the applicable indenture and to perform certain ministerial tasks as described in the applicable indenture.

(See Section 401.)

Resignation and Removal of the Trustee; Deemed Resignation

The trustee with respect to any series of debt securities may resign at any time by giving written notice to us. The trustee may also be removed with respect to the debt securities of any series by act of the registered holders of a majority in principal amount of the then outstanding debt securities of such series. No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the applicable indenture. Under certain circumstances, Sempra Energy may appoint a successor trustee with respect to such series of debt securities, and if the successor trustee accepts, the trustee will be deemed to have resigned. (See Section 610.)

Subordination

Unless indicated differently in a prospectus supplement, Sempra Energy’s subordinated debt securities of each series will be subordinated in right of payment to the prior payment in full of all its senior debt. This means that upon:

(a)	any payment by, or distribution of the assets of, Sempra Energy upon its dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings; or

(b)	a failure to pay any senior debt or interest thereon when due and continuance of that default beyond any applicable grace period; or

(c)	acceleration of the maturity of any senior debt as a result of a default;

the holders of all of Sempra Energy’s senior debt will be entitled to receive:

•	in the case of clause (a) above, payment of all amounts due or to become due on all senior debt; and

•	in the case of clauses (b) and (c) above, payment of all amounts due on all senior debt,

before the holders of any of the subordinated debt securities are entitled to receive any payment. So long as any of the events in clauses (a), (b), or (c) above has occurred and is continuing, any amounts payable on the subordinated debt securities will instead be paid directly to the holders of all senior debt to the extent necessary to pay the senior debt in full and, if any payment is received by the subordinated indenture trustee under the subordinated indenture or the holders of any of the subordinated debt securities before all senior debt is paid in full, the payment or distribution must be paid over to the holders of the unpaid senior debt. Subject to paying the senior debt in full, the holders of the subordinated debt securities will be subrogated to the rights of the holders of the senior debt to receive payments applicable to the senior debt until the subordinated debt securities are paid in full. (See Sections 1401 and 1403.)

“senior debt” means with respect to the subordinated debt securities, the principal of, and premium, if any, and interest on and any other payment in respect of indebtedness due pursuant to any of the following, whether outstanding on the date the subordinated indenture is executed or thereafter incurred, created or assumed:

(a)	all of the indebtedness of Sempra Energy evidenced by notes, debentures, bonds or other securities sold by it for money or other obligations for money borrowed;

(b)	all indebtedness of others of the kinds described in the preceding clause (a) assumed by or guaranteed in any manner by Sempra Energy or in effect guaranteed by Sempra Energy through an agreement to purchase, contingent or otherwise, as applicable; and

(c)	all renewals, extensions or refundings of indebtedness of the kinds described in either of the preceding clauses (a) and (b),

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same by its terms provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with such securities. (See Section 101.)

Due to the subordination, if assets of Sempra Energy are distributed upon insolvency, certain of its general creditors may recover more, ratably, than holders of subordinated debt securities. The subordination provisions will not apply to money and securities held in trust under the satisfaction and discharge provisions or under the defeasance provisions of the applicable subordinated indenture. (See Section 1307.)

The subordinated debt securities and the subordinated indenture do not limit Sempra Energy or any of its subsidiaries’ ability to incur additional indebtedness, including indebtedness that will rank senior to subordinated debt securities. Sempra Energy expects that it will incur, and that its subsidiaries will incur, substantial additional amounts of indebtedness in the future. (See Section 301.)

Conversion Rights

The terms and conditions of any series of debt securities being offered that are convertible into common stock of Sempra Energy will be set forth in a prospectus supplement. These terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or Sempra Energy, the events requiring an adjustment of the conversion price and provisions affecting conversion if such series of debt securities are redeemed.

Miscellaneous Provisions

Each indenture provides that certain debt securities, including those for which payment or redemption money has been deposited or set aside in trust as described under “—Satisfaction and Discharge” above, will not be deemed to be “outstanding” in determining whether the registered holders of the requisite principal amount of the outstanding debt securities have given or taken any demand, direction, consent or other action under the indenture as of any date, or are present at a meeting of registered holders for quorum purposes. (See Section 101.)

Sempra Energy will be entitled to set any day as a record date for the purpose of determining the registered holders of outstanding debt securities of any series entitled to give or take any demand, direction, consent or other action under the applicable indenture, in the manner and subject to the limitations provided in the applicable indenture. In certain circumstances, the trustee also will be entitled to set a record date for action by registered holders of any series of outstanding debt securities. If a record date is set for any action to be taken by registered holders of particular debt securities, the action may be taken only by persons who are registered holders of the respective debt securities on the record date. (See Section 104.)

Governing Law

Each indenture and the related debt securities will be governed by and construed in accordance with the laws of the State of New York. (See Section 112.)

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any purchase contracts or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES

Unless otherwise expressly stated or the context otherwise requires, under this caption “Global Securities,” references to “we,” “us,” “our,” “Sempra Energy” and similar references mean Sempra Energy excluding its subsidiaries, and references to the “securities” mean the debt securities offered by this prospectus and the applicable prospectus supplement or free writing prospectus.

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the debt securities of each series initially will be issued in book-entry form and represented by one or more global debt securities (“global securities”). The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC” or the “depositary”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for definitive debt securities in certificated form registered in the names of persons other than the depositary or its nominee (“certificated securities”) under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others, which we sometimes refer to as “indirect participants,” that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants (collectively, “participants”) through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of

Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency for the applicable series of securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. (or such other DTC nominee) to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If certificated securities are issued under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment as such addresses shall appear in the security register or by wire transfer at such places and to such accounts at such banking institutions in the United States as may be designated in writing to the applicable trustee at least 15 days before the applicable payment date by the persons entitled to payment.

DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of the principal of, premium, if any, and interest on the securities to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such series of securities represented by one or more global securities; or

•	an event of default (as defined) has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee, nor any broker, dealer, underwriter or agent of ours involved in the offer or sale of any securities, has any control over those entities and none of us or them takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor the trustee nor any agent of ours or of the trustee, nor any broker, dealer, underwriter or agent of ours involved in the offer or sale of any securities, will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

•	through agents;

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through a combination of any of the foregoing methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Sempra Energy. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated by reference in this prospectus from Sempra Energy’s Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of Sempra Energy’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Energy Future Holdings Corp. and subsidiaries as of and for the year ended December 31, 2016, incorporated by reference in this prospectus from Sempra Energy’s Current Report on Form 8-K dated January 2, 2018, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph that describes that the financial statements do not purport to reflect or provide for the consequences of the bankruptcy proceedings and an emphasis-of-matter paragraph that describes substantial doubt regarding the company’s ability to continue as a going concern, both items discussed in Note 2 of the consolidated financial statements), which is incorporated by reference herein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Oncor Electric Delivery Holdings Company LLC and subsidiary as of and for the year ended December 31, 2016, incorporated by reference in this prospectus from Sempra Energy’s Current Report on Form 8-K dated January 2, 2018, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph that describes the ring-fencing measures implemented by the company), which is incorporated by reference herein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$1,500,000,000

    % Mandatory Convertible Preferred Stock, Series A

PRELIMINARY PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Morgan Stanley

RBC Capital Markets

Barclays

                     , 2018